UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a‑101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the registrant         ☒

Filed by a party other than the registrant         ☐

Check the appropriate box:

☒         Preliminary proxy statement

☐         Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐         Definitive proxy statement

☐         Definitive additional materials

☐         Soliciting material pursuant to Section 240.14a‑12

SONIC FOUNDRY, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☐         No fee required.

☐         Fee paid previously with preliminary materials.

☒         Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SPECIAL MEETING OF STOCKHOLDERS – YOUR VOTE IS VERY IMPORTANT

SONIC FOUNDRY, INC.
222 W. Washington Avenue
Madison, WI 53703

Dear Fellow Stockholder:

We cordially invite you to attend a special meeting of the stockholders of Sonic Foundry, Inc. to be held virtually, over the Internet, on [●], 2024, at 9:00 a.m. local time.

As previously announced, Sonic Foundry entered into a Stock and Asset Purchase Agreement on January 2, 2024 (the “Purchase Agreement”) providing for the sale of the assets (the “Mediasite Asset Sale”) of Sonic Foundry’s Mediasite business (the “Mediasite Business”) to Enghouse Interactive, Inc., Enghouse Holdings (UK) Limited and Enghouse (Netherlands) Holdings B.V. (collectively, the “Buyer”) on the terms and subject to the conditions set forth in the Purchase Agreement. As consideration for the Mediasite Asset Sale, the Buyer has agreed to pay Sonic Foundry a cash payment of $15.5 million, subject to adjustment as described in the accompanying proxy statement, and assume certain specified liabilities relating to the Mediasite Business.

At the special meeting, you will be asked to consider and vote upon:

1.

A proposal to approve the Purchase Agreement, the sale of the Mediasite Business as contemplated by the Purchase Agreement and the other transactions contemplated by the Purchase Agreement (the “Mediasite Sale Proposal”);

2.	A non-binding, advisory proposal to approve compensation that will or may become payable to Sonic Foundry’s named executive officers in connection with the Mediasite Asset Sale; and

3.	A proposal to adjourn or postpone the special meeting of stockholders, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the Mediasite Sale Proposal.

The accompanying proxy statement contains important information concerning the special meeting, the transactions contemplated by the Purchase Agreement and related matters, including information as to how to cast your vote. We encourage you to read the accompanying proxy statement and the Purchase Agreement and other annexes to the proxy statement carefully and in their entirety.

After careful consideration, our board of directors has determined that the Purchase Agreement and the transactions contemplated thereby, including the sale of the Mediasite Business, are advisable and in the best interests of Sonic Foundry and recommends that stockholders vote “FOR” all of the proposals to be considered at the special meeting.

Your vote is very important. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing to us the enclosed proxy card or by granting your proxy by telephone or through the Internet. You may also cast your vote at the special meeting. If your shares are held in “street name,” you must instruct your broker, bank or other nominee to vote.

The Mediasite Sale Proposal must be approved by the holders of at least two-thirds of the outstanding shares of our common stock entitled to vote at the special meeting. Therefore, if you do not vote by proxy or attend the special meeting and vote during the special meeting or, if you hold your shares in “street name,” properly instruct your broker, bank or other nominee with respect to voting your shares, it will have the same effect as if you voted “AGAINST” the Mediasite Sale Proposal.

On behalf of your management team and board of directors, we thank you for your support and urge you to vote “FOR” approval of all of the proposals at the special meeting.

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the asset sale, passed upon the merits or fairness of the asset sale or passed upon the adequacy or accuracy of the accompanying proxy statement. Any representation to the contrary is a criminal offence.

This proxy statement is dated [●], 2024 and is first being mailed to stockholders on or about [●], 2024.

Sincerely,

Mark D. Burish

Chairman of the Board

2

SONIC FOUNDRY, INC.
222 W. Washington Avenue
Madison, WI 53703

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On [●], 2024

To the Stockholders of Sonic Foundry, Inc.:

Notice is hereby given that a special meeting of the stockholders of Sonic Foundry, Inc., a Maryland corporation, which we refer to as the “Company,” “Sonic Foundry,” “we,” “us” or “our,” will be held virtually, over the Internet, on [●], 2024, at 9:00 a.m. local time, for the following purposes:

1.

To consider and vote on a proposal to approve the Stock and Asset Purchase Agreement, dated as of January 2, 2024 (the “Purchase Agreement”), by and among Enghouse Interactive, Inc., Enghouse Holdings (UK) Limited, Enghouse (Netherlands) Holdings B.V., Enghouse Systems Limited, Sonic Foundry Media Systems, Inc. and Sonic Foundry, the sale the assets (the “Mediasite Asset Sale”) of our Mediasite business (the “Mediasite Business”) as contemplated by the Purchase Agreement and the other transactions contemplated by the Purchase Agreement (the “Mediasite Sale Proposal”);

2.

To consider and vote upon a non-binding, advisory proposal to approve compensation that will or may become payable to Sonic Foundry’s named executive officers in connection with Mediasite Asset Sale (the “Advisory Compensation Proposal”);

3.

To consider and vote upon a proposal to approve the adjournment or postponement of the special meeting if necessary or appropriate in the view of the Company's board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Mediasite Sale Proposal (the “Adjournment Proposal”); and

4.	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

The Company's Board of Directors recommends that the stockholders vote “FOR” the Mediasite Sale Proposal, “FOR” the Advisory Compensation Proposal and, if necessary, “FOR” the proposal for an adjournment of the special meeting.

Only stockholders of record of our common stock at the close of business on December 29, 2023, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof.

The special meeting will be a virtual meeting held over the Internet via Mediasite at www.sonicfoundry.com/investors/special-meeting. You will be able to vote your shares electronically at proxyvote.com by entering your sixteen-digit control number located on your proxy card or in the email you have consented to receive from your bank/broker that retains your shares.

The Company has also arranged for space in our offices located at 222 West Washington Avenue, Suite 100, Madison, Wisconsin 53703 from which you can access the Internet and attend the meeting. Should you wish to do so, please contact Laura Delis at laura.delis@sonicfoundry.com no later than seven days prior to the virtual special meeting. This is an option we are providing for your convenience, as required by Maryland law. YOU DO NOT HAVE TO UTILIZE THIS SPACE IN ORDER TO ACCESS THE VIRTUAL MEETING. YOU MAY ACCESS THE VIRTUAL MEETING FROM ANY CONVENIENT LOCATION.

Sonic Foundry stockholders may object to the Mediasite Asset Sale and, upon complying with the requirements of Maryland law, may demand payment from Sonic Foundry of the fair value of their shares of common stock. See “ PROPOSAL NO. 1: APPROVAL OF MEDIASITE ASSET SALE --Appraisal Rights” in the accompanying proxy statement for additional information.

YOUR VOTE IS VERY IMPORTANT. YOU MAY VOTE BY MAIL, THROUGH THE INTERNET, BY TELEPHONE OR BY ATTENDING THE SPECIAL MEETING AND VOTING DURING THE MEETING, ALL AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE SPECIAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER. IF YOU FAIL TO VOTE ON THE MEDIASITE SALE PROPOSAL OR FAIL TO INSTRUCT YOUR BROKER, BANK OR OTHER NOMINEE ON HOW TO VOTE FOR SUCH PROPOSALS, THE EFFECT WILL BE THE SAME AS A VOTE AGAINST THE APPROVAL OF THE Mediasite SALE PROPOSAL

The accompanying proxy statement provides a detailed description of the Proposals. We urge you to read the accompanying proxy statement, including the annexes, carefully and in their entirety. If you have any questions concerning the Proposals or the accompanying proxy statement of which this notice forms a part, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact please contact Laura Delis at Sonic Foundry, Inc., 222 West Washington Avenue, Madison, WI 53703, Email: laura.delis@sonicfoundry.com.

By Order of the Board of Directors

Ken Minor Secretary

Madison, WI
[●], 2024

You are cordially invited to attend the special meeting. Whether or not you expect to attend the special meeting, please complete, date, sign and return the enclosed proxy card, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible to ensure your representation at the special meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote if you attend the special meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you must obtain a proxy issued in your name from that record holder.

Important Notice Regarding the Availability of Proxy Materials for the special meeting of Stockholders to be Held on [●], 2024:

This Proxy Statement for the special meeting is available at www.proxyvote.com.

VOTING ELECTRONICALLY, BY TELEPHONE OR BY MAIL

Stockholders of the Company at the close of business on December 29, 2023, the record date for the special meeting of stockholders, may submit their proxies:

●	through the Internet by visiting a website established for that purpose at www.proxyvote.com and following the instructions;
●	by telephone by calling the toll-free number 1-800-690-6903 in the United States, Puerto Rico or Canada on a touch-tone phone and following the recorded instructions; or
●	by returning the enclosed proxy card in the provided return envelope (which is postage paid if mailed in the United States).

To vote via telephone or Internet, please have your proxy card in front of you. A phone number and an Internet website address are contained on your proxy card. Upon entering either the phone number or the Internet website address, you will be instructed on how to proceed.

If a stockholder holds shares registered in the name of a broker, bank or other nominee, that broker, bank or other nominee will enclose or provide a voting instruction card for use in directing that broker, bank or other nominee how to vote those shares.

SUMMARY VOTING INSTRUCTIONS

YOUR VOTE IS VERY IMPORTANT

Ensure that your shares of common stock are voted at the special meeting by submitting your proxy or, if your shares of common stock are held in the name of a broker, bank or other nominee, by contacting your broker, bank or other nominee. If you do not vote or do not instruct your broker, bank or other nominee how to vote, it will have the same effect as voting “AGAINST” the approval of the Mediasite Sale Proposal.

If your shares of common stock are registered in your name: submit your proxy as soon as possible by signing, dating and returning the enclosed proxy card in the enclosed postage‑paid envelope, so that your shares of common stock can be voted in favor of the proposals at the special meeting. You may also submit your proxy by using a toll‑free number or the Internet. We have provided instructions on the proxy card for using these convenient services.

If your shares of common stock are registered in the name of a broker, bank or other nominee: check the voting instruction card forwarded by your broker, bank or other nominee or contact your broker, bank or other nominee in order to obtain directions as to how to ensure that your shares of common stock are voted in favor of the proposals at the special meeting.

ANNEXES

Annex A	–	Stock and Asset Purchase Agreement
Annex B	–	Form of Support Agreement
Annex C	–	Opinion of Financial Advisor
Annex D	–	Audited Consolidated Financial Statements of the Sonic Foundry
Annex E	–	Maryland General Corporation Law–Rights of Objecting Stockholders

i

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●], 2024

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sonic Foundry Inc. to be voted at the special meeting of stockholders to be held on [●], 2024, at 9:00 a.m. local time. This proxy statement, along with a Notice of the special meeting and either a proxy card or a voting instruction card, are being mailed to our stockholders beginning on or about [●], 2024.

All references in this proxy statement to:

●	“Sonic Foundry,” the “Company,” “we,” “us,” or “our” refers to Sonic Foundry, Inc. and includes, unless the context indicates otherwise, Sonic Foundry’s direct and indirect subsidiaries,

●	“SF Media Systems” refers to Sonic Foundry Media Systems, Inc., a wholly owned subsidiary of Sonic Foundry,

●	The “Sellers” refers, collectively, to Sonic Foundry and SF Media Systems,

●	The “Buyer” refers, collectively, to Enghouse Interactive, Inc., Enghouse Holdings (UK) Limited, Enghouse (Netherlands) Holdings B.V. in their capacity as the Buyer under the Purchase Agreement,

●	“Parent” refers to Enghouse Systems Limited, the parent company of the Buyer,

●

the “Purchase Agreement” refers to the Stock and Asset Purchase Agreement, dated as of January 2, 2024, by and among Sonic Foundry, SF Media Systems, the Buyer and Parent, a copy of which is attached as Annex A,

●

“Sonic Foundry International” refers to Sonic Foundry International B.V. (formerly Media Mission B.V.) located in the Netherlands whose stock is to be sold to the Buyer pursuant to the Purchase Agreement in order to transfer the European operations of the Mediasite Business,

●	“MSKK” refers to Mediasite K.K., located in Japan whose stock is to be sold to the Buyer pursuant to the Purchase Agreement in order to transfer the East Asian operations of the Mediasite Business,

●

the “Mediasite Business” refers to Sonic Foundry’s business of developing, manufacturing and selling software and providing implementation, integration, training, support and maintenance services including without limitation comprehensive video recording and streaming solutions to educational institutions, corporations, health organizations and government entities through its Mediasite Video Platform which automates the recording and live streaming of video content,

●

the “Mediasite Asset Sale” refers to the sale of the assets of the Mediasite Business as contemplated by the Purchase Agreement, together with the other transactions contemplated by the Purchase Agreement, and

●	“common stock” means shares of the Company’s common stock, par value $0.01 per share.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

The following are some questions that you, as a stockholder of the Company, may have regarding the special meeting, together with brief answers to those questions. We urge you to read carefully the remainder of this proxy statement, including the annexes and other documents referred to in this proxy statement, because the information in this section may not provide all of the information that might be important to you with respect to the special meeting.

Q:	Why am I receiving these materials?

A:

We have entered into the Purchase Agreement, which provides for the Mediasite Asset Sale. You are receiving these proxy materials in connection with the solicitation by our board of proxies from our stockholders in favor of the Mediasite Sale Proposal and the other matters to be voted on at the special meeting.

Q:	What matters will stockholders vote on at the special meeting?

A:	At the special meeting, you will be asked to consider and vote upon the following proposals:

●	the Mediasite Sale Proposal;

●	the Advisory Compensation Proposal;

●	the Adjournment Proposal; and

●	such other business as may properly come before the special meeting or any adjournments or postponements thereof.

Q:	What stockholder approvals are required to approve the proposals at the special meeting?

A:	The following approvals are required to approve the Proposals:

●	approval of the Mediasite Sale Proposal requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock;

●

approval, by non-binding, advisory vote, of the Advisory Compensation Proposal requires the affirmative vote of the majority of votes cast on the subject matter at the special meeting at which a quorum is present; and

●	approval of the Adjournment Proposal requires the affirmative vote of the majority of votes cast on the subject matter at the special meeting at which a quorum is present.

If you do not vote your shares as instructed in the enclosed proxy card, or if you do not instruct your broker how to vote any shares held for you in “street name,” the effect will be a vote against the Mediasite Sale Proposal.

Q:	What is the Mediasite Sale Proposal?

A:	The Mediasite Sale Proposal is a proposal to sell the assets of the Mediasite Business to the Buyer pursuant to terms, and subject to the conditions of, the Purchase Agreement.

Q:	What happens if the Mediasite Sale Proposal is not approved?

A:	If the Mediasite Sale Proposal is not approved by the requisite vote of our stockholders, the Mediasite Asset Sale will not close.

Q:	If the Mediasite Sale Proposal is approved, when will the Mediasite Asset Sale close?

A:

We currently anticipate that the Mediasite Asset Sale will close promptly after the special meeting if the Mediasite Sale Proposal is approved, subject to the satisfaction or waiver of the various other closing conditions discussed elsewhere in this proxy statement.

Q:	What compensation is covered in the Advisory Compensation Proposal?

A:

Two of the executive officers named in the “Summary Compensation Table” in the proxy statement for our 2023 annual meeting of stockholders (the “named executive officers”) may have the right to receive severance benefits under their employment agreements in connection with the closing of the Mediasite Asset Sale as the Mediasite Asset Sale may be deemed a “change of control” under such employment agreements. The Advisory Compensation Proposal is an advisory proposal to approve such compensation that will or may become payable to the named executive officers in connection with Mediasite Asset Sale. See “APPROVAL OF MEDIASITE ASSET SALE — Interests of our Directors and Executive Officers in the Mediasite Asset Sale” for more information.

Q:	What will happen if stockholders do not approve the Advisory Compensation Proposal in connection with the Mediasite Asset Sale?

A:

The approval of the non-binding, advisory proposal to approve compensation that will or may become payable to the Company’s named executive officers in connection with the Mediasite Asset Sale is not a condition to the completion of the Mediasite Asset Sale. The vote on this proposal is an advisory vote and will not be binding on Sonic Foundry. Therefore, regardless of whether our stockholders approve this proposal, if the Mediasite Asset Sale is completed, the specified compensation will likely still be paid to our named executive officers to the extent payable in accordance with the terms of the applicable compensation arrangement.

Q:	What is the Adjournment Proposal?

A:

The Adjournment Proposal is a proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate in the view of the Company's Board of Directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Mediasite Sale Proposal.

Q:	How does the Company's Board of Directors recommend that the Company's stockholders vote with respect to the proposals?

A:

The Company's Board of Directors, which we refer to as the “Board,” recommends that the Company's stockholders vote “FOR” the Mediasite Sale Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal.

Q:	How do the Company’s directors intend to vote their shares of common stock with respect to the proposals?

A:

Pursuant to support agreements entered into by each of our executive officers and directors and one other significant stockholder who beneficially owns greater than 5% of the outstanding common stock, which we collectively refer to as the “Support Agreements,” such individuals have agreed to vote in favor of the Mediasite Sale Proposal and any related matter submitted to our stockholders in connection with the transactions contemplated by the Purchase Agreement and will vote all of their shares of common stock “FOR” the approval of all of the Proposals at the special meeting. As of December 29, 2023, the record date for the special meeting, the total number of shares of common stock covered by the Support Agreements equaled approximately 48.0% of the total outstanding shares of common stock. See the section entitled “Proposal No. 1: Approval of Mediasite Asset Sale—Support Agreements” beginning on page 40 of this proxy statement for additional information with respect to the Support Agreements.

Q:	Am I entitled to objecting stockholders' rights of appraisal in connection with the Mediasite Sale Proposal?

A:

The Company's stockholders who do not vote in favor of the Mediasite Sale Proposal are entitled to objecting stockholders’ rights of appraisal with respect to that sale under Maryland law. For holders of the Company's common stock, you can vote against approval of the Mediasite Sale Proposal by (i) indicating a vote against approval of the Mediasite Sale Proposal on your proxy card and signing and mailing your proxy card in accordance with the instructions provided, (ii) authorizing your proxy by telephone or the Internet and indicating a vote against approval of the Mediasite Sale Proposal or (iii) voting against approval of the Mediasite Sale Proposal at the Company's special meeting. If a properly executed proxy card is returned or properly submitted by telephone or over the Internet and the stockholder has abstained from voting on the Mediasite Sale Proposal, the shares of common stock represented by the proxy will not be considered to have been voted on the Mediasite Sale Proposal. Abstentions will have the same effect as a vote against approval of the Mediasite Sale Proposal. To qualify as an objecting stockholder, you must deliver to the Company's corporate secretary, at or prior to the Company's special meeting, your written objection to the Mediasite Sale Proposal. The written objection must be separate from and in addition to any proxy or vote against the Mediasite Sale Proposal. In addition, if you wish to exercise your right to demand payment of the fair value of your common stock, within 20 days following the date on which the Mediasite Asset Sale closes, you must make a written demand on the Company for the payment of your shares of common stock, stating the number and class of shares for which you demand payment. Strict compliance with statutory procedures is necessary in order to perfect your rights to an appraisal and to receive fair value for your shares of common stock. A stockholder who demands payment for such stockholder’s common stock under Maryland law ceases to have any rights of a stockholder with respect to that common stock, except the right to receive payment of its fair value in accordance with Maryland law. A copy of the relevant provisions of Maryland law appears as Annex E to this proxy statement.

Q:	When and where will the special meeting take place?

A:

The special meeting will be held on [●], 2024 at 9:00 a.m., local time, over the Internet via Mediasite at www.sonicfoundry.com/investors/special-meeting. The Company has also arranged for space in our offices located at 222 West Washington Avenue, Suite 100, Madison, Wisconsin 53703 from which you can access the Internet and attend the meeting. Should you wish to do so, please contact Laura Delis at laura.delis@sonicfoundry.com no later than seven days prior to the virtual special meeting. This is an option we are providing for your convenience, as required by Maryland law. YOU DO NOT HAVE TO UTILIZE THIS SPACE IN ORDER TO ACCESS THE VIRTUAL MEETING. YOU MAY ACCESS THE VIRTUAL MEETING FROM ANY CONVENIENT LOCATION.

Q:	Who can attend and vote at the special meeting?

A:

The Company's stockholders of record as of the close of business on December 29, 2023, the record date for the special meeting, are entitled to receive notice of, attend, and vote at the special meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you must obtain a proxy issued in your name from that record holder.

Q:	What do I need to do now and how do I vote?

A:	The Company urges you to read this proxy statement carefully, including its annexes, and to consider how the proposals described in this proxy statement may affect you and the Company as a whole.

To vote, you may provide your proxy instructions in three different ways. First, you can mail your signed proxy card in the enclosed return envelope. Alternatively, you can provide your proxy instructions by calling the toll-free call center set up for this purpose indicated on the enclosed proxy card and following the instructions provided. Please have your proxy card available when you call. Finally, you can provide your proxy instructions over the Internet by accessing the website indicated on the enclosed proxy card and following the instructions provided. Please have your proxy card available when you access the web page. Please provide your proxy instructions only once and as soon as possible so that your shares can be voted at the special meeting.

Q:	What happens if I do not return a proxy card or otherwise provide proxy instructions or if I elect to abstain from voting?

A:

If you do not submit a proxy card, provide proxy instructions by telephone or over the Internet or vote at the special meeting, your shares will not be counted as present for the purpose of determining the presence of a quorum, which is required to transact business at the special meeting, and your actions will have the same effect as a vote “AGAINST” the Mediasite Sale Proposal.

If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as present for the purpose of determining the presence of a quorum for the special meeting and all of your shares will be voted “FOR” the proposals. However, if you submit a proxy card or provide proxy instructions by telephone or over the Internet and affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum for the special meeting and your abstention will have the same effect as a vote “AGAINST” the Mediasite Sale Proposal.

Q:	If my shares are held in “street name” by a broker or other nominee, will my broker or nominee vote my shares for me?

A:

If your shares are held in “street name” in a stock brokerage account or by another nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to the Company or by voting at the special meeting unless you provide a “legal proxy,” which you must obtain from your broker or other nominee.

If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Each of the Mediasite Sale Proposal and the Advisory Compensation Proposal is expected to be a non-discretionary matter. Therefore, if you do not instruct your broker or other nominee on how to vote your shares then:

●

your broker or other nominee may not vote your shares on such proposals, and the resulting broker non-vote will have the effect of a vote “AGAINST” the Mediasite Sale Proposal and the Advisory Compensation Proposal; and

●	your broker or other nominee may vote your shares on the Adjournment Proposal.

Q:	May I vote at the virtual special meeting?

A:

If you hold shares of our common stock that are registered directly in your name with the Company's transfer agent, you are considered, with respect to those shares, the “stockholder of record,” and the proxy materials and proxy card are being sent directly to you. If you are the stockholder of record, you may login to attend the virtual special meeting and vote your shares during the special meeting, rather than signing and returning your proxy card or otherwise providing proxy instructions by telephone or over the Internet.

If your shares of common stock are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the special meeting. However, since a beneficial owner is not the stockholder of record, you may not vote these shares at the virtual special meeting unless you obtain a “legal proxy” from the broker or other nominee that holds your shares giving you the right to vote the shares at the virtual special meeting.

Q:	May I revoke or change my vote after I have provided proxy instructions?

A:

Yes. You may revoke or change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can send a written notice to the Company stating that you would like to revoke your proxy. Second, you can submit new proxy instructions either on a new proxy card, by telephone or over the Internet, as and if applicable. Third, you can attend the special meeting and vote at the special meeting as described above. Your attendance at the special meeting will not, by itself, revoke your proxy. If you have instructed a broker or other nominee to vote your shares, you must follow directions received from your broker or other nominee to change those instructions.

Q:	What constitutes a quorum?

A:

Stockholders who hold a majority of the shares of common stock outstanding as of the close of business on the record date for the special meeting must be present either in person or by proxy to constitute a quorum to conduct business at the special meeting.

Q:	Who is paying for this proxy solicitation?

A:

The Company will pay for the cost and expense of preparing, filing, assembling, printing and mailing this proxy statement, and any amendments thereto, the proxy card and any additional information furnished to the Company's stockholders. The Company may also reimburse brokers, custodians, nominees and fiduciaries for their costs of soliciting and obtaining proxies from beneficial owners, including the costs of reimbursing brokers, custodians, nominees and fiduciaries for their costs of forwarding this proxy statement and other solicitation materials to beneficial owners. In addition, proxies may be solicited without extra compensation by directors, officers and employees of the Company by mail, telephone, fax or other methods of communication.

Q:	Where can I find the voting results of the special meeting?

A:

The Company intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8‑K that will be filed with the Securities and Exchange Commission (the “SEC”) following the special meeting. All reports the Company files with the SEC are publicly available when filed.

Q:	Whom should I contact if I have any questions about the Proposals or the special meeting?

A:	Stockholders may direct questions to Laura Delis at Sonic Foundry, Inc., 222 West Washington Avenue, Madison, WI 53703, Email: laura.delis@sonicfoundry.com.

Q:	What happens if I sell my shares after the record date but before the special meeting?

A:	If you transfer any of your shares of common stock after the record date but before the date of the special meeting, you will retain your right to vote at the special meeting.

Q:	What do I do if I receive more than one proxy statement or set of voting instructions?

A:

If you hold shares directly as a record holder and also in “street name” or otherwise through a nominee, you may receive more than one proxy statement and/or set of voting instructions relating to the special meeting. These should each be voted and/or returned separately to ensure that all of your shares are voted.

SUMMARY TERM SHEET

This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the Purchase Agreement, the transactions contemplated by the Purchase Agreement and the other matters being considered at the special meeting of the Sonic Foundry stockholders to which this proxy statement relates. We urge you to read carefully the remainder of this proxy statement, including the attached annexes, and the other documents to which we have referred you. We have included page references in this summary to direct you to a more complete description of the topics presented below.

Information about the Parties (see page 21)

The Company

We are a global leader for video capture, management, and streaming solutions as well as virtual and hybrid events. Trusted by thousands of educational institutions, corporations, health organizations and government entities in over 65 countries with solutions that transform communication, training, and learning, our brands include Mediasite®, Mediasite Connect, Vidable™ and Global Learning Exchange™ (which we also refer to herein as “GLX”).

Founded in 1991, Sonic Foundry was incorporated in Wisconsin in March 1994 and merged into a Maryland corporation of the same name in October 1996. Our executive offices are located at 222 West Washington Ave., Madison, Wisconsin 53703 and our telephone number is (608) 443-1600. Our Sonic Foundry International office is located in the Netherlands, and our MSKK office is located in Japan. Our corporate website is www.sonicfoundry.com.

Our common stock is traded on the OTC Pink Market under the symbol “SOFO.”

Buyer

Each of Enghouse Interactive, Inc., Enghouse Holdings (UK) Limited and Enghouse (Netherlands) Holdings B.V. is a direct or indirect wholly owned subsidiary of Parent. Pursuant to the Purchase Agreement, subject to the terms and conditions therein, Enghouse Interactive, Inc. will purchase the assets of the Mediasite business, Enghouse Holdings (UK) Limited will purchase the equity interests of MSKK and Enghouse (Netherlands) Holdings B.V. will purchase the equity interests of Sonic Foundry International.

Parent

Parent is a Canadian publicly traded company (TSX: ENGH) that provides vertically focused enterprise software solutions focusing on contact centers, video communications, healthcare, telecommunications, public safety and the transit market. Parent has a two-pronged growth strategy that focuses on internal growth and acquisitions, which are funded through operating cash flows. Parent is organized around two business segments: the Interactive Management Group and the Asset Management Group.

The Purchase Agreement (see Annex A)

We have entered into the Purchase Agreement with the Buyer pursuant to which we have agreed, subject to certain conditions, including the approval of the Mediasite Sale Proposal by our stockholders at the special meeting to which this proxy statement relates, to sell to the Buyer the stock of Sonic Foundry International and MSKK and the assets of the Mediasite Business directly held by the Sellers and the Buyer has agreed to assume certain specified liabilities of the Sellers relating to the Mediasite Business. Under the terms of the Purchase Agreement, we will retain all assets not transferred to the Buyer, including our cash at closing and all assets exclusively relating to our Vidable and Global Learning Exchange businesses, and we will retain all liabilities of the Sellers not assumed by the Buyer.

A copy of the Purchase Agreement is attached as Annex A to this proxy statement. You are encouraged to read the Purchase Agreement carefully and in its entirety.

Consideration for the Mediasite Asset Sale (see page 22)

As consideration for the Mediasite Asset Sale, the Buyer has agreed to:

●	pay the Sellers $14.5 million in cash at closing, subject to adjustment based on the amount of Net Cash Assets (which we refer to as the “Closing Consideration”); and

●

pay the Sellers $1.0 million on the one year anniversary of closing to the extent such amount is not reduced by purchase price adjustments or indemnity or other claims under the Purchase Agreement (which we refer to as the “Holdback Amount”).

The Purchase Agreement generally defines “Net Cash Assets” as (1) the amount as of the closing of the current assets of the Sellers being transferred and the amount of the current assets of MSKK and Sonic Foundry International, minus (2) the amount as of the closing of any short- or long-term deferred revenue included within the liabilities being assumed by the Buyer and all liabilities of MSKK and Sonic Foundry International. The Purchase Agreement contains provisions governing how the amount of Net Cash Assets will be determined.

Repayment of Outstanding Debt (see page 22)

The Company will use part of the proceeds of the Mediasite Asset Sale to repay approximately $5.9 million of outstanding debt as of the date of this proxy statement owed to Neltjeberg Bay Enterprises, LLC (“NBE”), a company affiliated with Frederick H. Kopco, Jr., a former member of the Board (such debt is referred to in this proxy statement as the “NBE Debt”). The Company also owes approximately $6.4 million as of the date of this proxy statement to Mark Burish, Chairman of the Board (such debt is referred to in this proxy statement as the “Burish Debt”). While Mr. Burish has consented to the release of his security interest in the assets to be transferred to the Buyer in the Mediasite Asset Sale, there is insufficient proceeds from the Mediasite Asset Sale to repay the Burish Debt in full. Accordingly, there will be a significant balance on the Burish Debt following the closing of the Mediasite Asset Sale. All transactions with Mr. Burish and NBE were unanimously approved by the Board.

Special Meeting (see page 17)

Date, Time and Place

The special meeting will be held on [●], 2024 at 9:00 a.m., local time, over the Internet via Mediasite at www.sonicfoundry.com/investors/special-meeting.

Purpose

The special meeting is being held to consider and vote on:

●	a proposal to approve the Purchase Agreement, the Mediasite Asset Sale and the other transactions contemplated by the Purchase Agreement (which we refer to as the “Mediasite Sale Proposal”);

●

A non-binding, advisory proposal to approve compensation that will or may become payable to Sonic Foundry’s named executive officers in connection with the Mediasite Asset Sale (which we refer to as the “Advisory Compensation Proposal”); and

●

a proposal to the adjournment or postponement of the special meeting if necessary or appropriate in the view of the Board, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Mediasite Sale Proposal (which we refer to as the “Adjournment Proposal”).

Our stockholders must vote to approve the Mediasite Sale Proposal as a condition for the Mediasite Asset Sale to occur. If our stockholders fail to approve the Mediasite Sale Proposal, the Mediasite Asset Sale will not occur.

Record Date, Stockholders Entitled to Vote and Voting Power

Only holders of our common stock as of the close of business on December 29, 2023, the record date for the special meeting, will be entitled to receive notice of, and vote at, the special meeting or any adjournments or postponements of the special meeting, unless a new record date is fixed in connection with any such adjournment or postponement. At the close of business on the record date, there were 12,139,360 shares of our common stock outstanding and entitled to vote at the special meeting.

Each holder of our common stock will be entitled to one vote for each share of our common stock held by such holder as of the close of business on the record date.

Quorum

The presence at the special meeting, in person or by proxy, of at least a majority of the issued and outstanding shares of our common stock entitled to vote at the special meeting is necessary to constitute a quorum for transacting business at the special meeting. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement of the special meeting and will subject us to additional cost and expense.

Required Vote

The approval of the Mediasite Sale Proposal requires the affirmative vote of at least two-thirds of our common stock outstanding as of the close of business on the record date.

The approval of the Advisory Compensation Proposal requires the affirmative vote of the majority of votes cast on the subject matter at the special meeting at which a quorum is present.

The approval of the Adjournment Proposal requires the affirmative vote of the majority of votes cast on the subject matter at the special meeting at which a quorum is present.

Voting

If your shares are registered directly in your name with our transfer agent, you are considered a “stockholder of record” and you may vote your shares at the special meeting or you may vote your shares by proxy by mail, over the internet or by telephone using the instructions provided elsewhere in this proxy statement and on the proxy card provided with this proxy statement.

If you hold shares in “street name” through your broker, bank or other nominee, you are considered the beneficial owner of these shares and, in order to vote, will need to instruct your broker, bank or other nominee on how to vote your shares using the instructions provided to you by your broker, bank or other nominee. If you are a beneficial owner of shares held by a broker, bank or other nominee and would like to vote at the special meeting, you must bring to the special meeting a proxy from the broker, bank or other nominee that holds your shares authorizing you to vote at the special meeting.

Your vote is very important, regardless of the number of shares of our common stock that you own. Accordingly, whether or not you plan to attend the special meeting, we encourage you to vote as soon as possible:

●	by proxy over the Internet or by telephone or by completing and mailing the proxy card provided with this proxy statement, if you are a stockholder of record; or

●	by providing proper instructions to your broker, bank or other nominee if you hold your shares in “street name.”

Solicitation of Proxies

We are soliciting proxies on behalf of the Board. We will bear the costs of soliciting proxies. The solicitation of proxies will initially be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of our common stock, in which case such parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by certain of our directors, officers or employees. Any of our directors, officers or employees participating in the solicitation will not receive additional compensation for their efforts.

Support Agreements

In connection with the execution of the Purchase Agreement, solely in their respective capacities as stockholders of the Company, each of our executive officers and directors and one other significant stockholder who beneficially owns greater than 5% of the outstanding common stock (each, a “Supporting Stockholder” and, collectively, the “Supporting Stockholders”) entered into support agreements with the Buyer (the “Support Agreements”). Each Supporting Stockholder has agreed, among other things, to vote all of their beneficially owned shares of common stock in favor of (i) the approval of the Purchase Agreement and the Mediasite Asset Sale and (ii) the approval of any proposal to adjourn or postpone the special meeting to a later date if there are not sufficient votes to approve the Purchase Agreement on the date on which the special meeting is held. As of the record date, the Supporting Stockholders beneficially owned, in the aggregate, 5,826,839 shares of the common stock, all of which are subject to the Support Agreements, representing approximately 48.0% of the shares of the common stock outstanding as of the record date. The form of Support Agreement is attached to this proxy statement as Annex B. For further details, see the section of this proxy statement captioned “The Mediasite Asset Sale—Support Agreements.

Recommendation of our Board (see page 17)

After careful consideration, the Board recommends that you vote:

●	“FOR” the Mediasite Sale Proposal;

●	“FOR” the Advisory Compensation Proposal; and

●	“FOR” the Adjournment Proposal.

In reaching its decision to approve the Purchase Agreement and the Mediasite Asset Sale and to recommend that you vote in the manner noted above, our Board considered a wide range of material factors relating to the Purchase Agreement and the Mediasite Asset Sale and consulted with management and outside financial and legal advisors. For more information on these factors, see “Proposal 1: Mediasite Proposal – Reasons for the Mediasite Asset Sale and Recommendation of our Board” beginning on page 28 below.

Opinion of our Financial Advisor (see page 29 and Annex C)

At a meeting held on December 22, 2023, our financial advisor, Silverwood Partners LLC (“Silverwood Partners”), presented its analysis and oral opinion to our Board, and subsequently confirmed in a written opinion dated December 22, 2023, that, as of that date and based upon and subject to the assumptions, procedures, matters and limitations stated in such written opinion, the consideration to be received by us in connection with the Mediasite Asset Sale pursuant to the terms of the Purchase Agreement, was fair to us from a financial point of view.

The full text of the written opinion dated December 22, 2023, which includes the assumptions, procedures, matters and limitations referred to above, is attached to this proxy statement as Annex C. You should carefully review the opinion in its entirety. The opinion was provided for the information and assistance of our Board and does not address the merits of the underlying decision by us to enter into the Purchase Agreement, the merits of the Mediasite Asset Sale as compared to other alternatives potentially available to us or the relative effects of any alternative transaction in which we might engage, nor is the opinion intended to be a recommendation to any person as to how to vote on the Mediasite Sale Proposal.

Interests of our Directors and Executive Officers in the Mediasite Asset Sale (see page 37)

In considering the recommendation of our Board to vote “FOR” the Mediasite Sale Proposal, you should be aware that, aside from their interests as Sonic Foundry stockholders, our directors and executive officers have interests in the Mediasite Asset Sale that are different from, or in addition to, the interests of our stockholders generally.

Burish Debt. If the Mediasite Asset Sale is completed, we will use part of the net proceeds to repay the NBE Debt in full. As a result, the majority of the approximately $6.4 million of Burish Debt that we owe as of the date of this proxy statement to Mark Burish, Chairman of the Board, will have a first priority security interest in our remaining assets and will no longer be subordinated to the NBE Debt. Any additional amounts we borrow from Mr. Burish will also have such a first priority security interest.

Executive Employment Agreements. The Company has an employment agreement each of Joseph P. Mozden, Jr., our Chief Executive Officer, and Robert M. Lipps, our Executive Vice President - Sales. Pursuant to his employment agreement, in connection with a “change of control,” Mr. Mozden will have the right to voluntarily terminate his employment within 60 days of such change of control and, in such case, receive immediate vesting of all previously unvested stock options and cash severance is equal to his base compensation earned over the previous year payable in a lump sum within 30 days of such termination. Pursuant to his employment agreement, in connection with a “change of control,” Mr. Lipps if within two years after a “change of control” good reason occurs, which is defined as (i) a material diminution of his title, authority, status, duties or responsibilities; (ii) a material breach by the Company of the employment agreement; or (iii) a change in the location of the Company’s principal office to a location more than 50 miles outside of the Madison metropolitan area and Mr. Lipps gives notice of termination within 90 days thereafter, he will receive immediate vesting of all previously unvested stock options and cash severance equal to his total cash compensation (including base compensation and incentive/bonus) paid to him in the fiscal year immediately prior to his termination. The Mediasite Asset Sale may be deemed a “change of control” under such employment agreements. Mr. Mozden has stated his intent to remain with Sonic Foundry after the completion of the Mediasite Asset Sale.

Use of Proceeds and Future Operations (see page 37)

Sonic Foundry, and not its stockholders, will receive the proceeds from the Mediasite Asset Sale. We do not intend to liquidate following the Mediasite Asset Sale. As described under “-Repayment of Outstanding Debt” above, part of the proceeds will be used to repay the outstanding obligations under the NBE Debt. In addition, we estimate that approximately $0.8 million of the proceeds will be used to pay transaction and other expenses. After the repayment of the NBE Debt and payment of transaction and other expenses, we expect net proceeds at closing of approximately $1.7 million. We expect to use the remaining cash proceeds for working capital and general corporate purposes.

No Solicitation of Competing Acquisition Proposals (see page 48)

Under the terms of the Purchase Agreement, we are generally not permitted to, and may not authorize or permit our representatives to, directly or indirectly, solicit, initiate or knowingly take any action to encourage or facilitate the submission of an “acquisition proposal,” as defined in the Purchase Agreement, or any inquiries relating to a potential “acquisition proposal.”

We may, prior to the approval of the Mediasite Sale Proposal by our stockholders, respond to, and engage in discussions and negotiations concerning, a written unsolicited bona fide acquisition proposal submitted, and not withdrawn, by a party other than the Buyer that our Board believes, in good faith and after consultation with its outside legal counsel and its financial advisor, constitutes, or could reasonably be expected to lead to, a proposal that is superior to the Mediasite Asset Sale as provided in more detail in the Purchase Agreement.

If the Purchase Agreement were to be terminated in connection with or as a result of our adoption of a superior proposal or entry into a competing acquisition agreement or upon our Board changing its recommendation that stockholders vote “FOR” the Mediasite Sale Proposal, we would be required to pay a termination fee to Buyer of $450,000. See “Purchase Agreement – Termination” and “Purchase Agreement – Termination Fees” beginning on page 51 for more information.

Expected Timing of the Mediasite Asset Sale

We expect to complete the Mediasite Asset Sale promptly following the special meeting if the Mediasite Sale Proposal is approved by our stockholders and the various other conditions to closing are satisfied or waived. However, there can be no assurance that the Mediasite Asset Sale will be completed as currently anticipated. Certain factors, including factors outside of our control and the control of the Buyer, could result in the Mediasite Asset Sale being delayed or not occurring at all.

Conditions to Closing (see page 50)

The completion of the Mediasite Asset Sale is dependent upon the satisfaction of a number of conditions, including:

●	receipt of stockholder approval of the Mediasite Sale Proposal at the special meeting or any adjournment or postponement thereof;

●	the accuracy of the parties’ representations and warranties in the Purchase Agreement as of closing, subject, in certain circumstances, to certain materiality and other thresholds;

●	the performance by the parties of their obligations and covenants under the Purchase Agreement;

●	the delivery by each party of certain certificates and other documentation; and

●	the absence of any injunction or other legal prohibitions preventing consummation of the Mediasite Asset Sale.

Termination of the Purchase Agreement (see page 51)

The Purchase Agreement may be terminated prior to the closing of the Mediasite Asset Sale in certain specified circumstances.

Either party may terminate the Purchase Agreement if the Mediasite Asset Sale has not closed by March 29, 2024, subject to extension in certain circumstances, or if the Company’s stockholders fail to approve the Mediasite Sale Proposal.

The Buyer may terminate the Purchase Agreement if we breach or fail to perform, in any material respect, our representations and warranties or covenants under the Purchase Agreement. The Buyer may also terminate the Purchase Agreement if our Board changes its recommendation to stockholders to vote “FOR” the Mediasite Sale Proposal or adopts or approves an acquisition proposal or if we enter into a competing acquisition agreement. See “Purchase Agreement – Covenants – No Solicitation and Change in Board Recommendation” in Annex A for more information.

We may terminate the Purchase Agreement if our Board changes its recommendation as discussed above or if we enter into a competing acquisition agreement. We may also terminate the Purchase Agreement if the Buyer breaches, or fails to perform, in any material respect, its representations and warranties or covenants under the Purchase Agreement.

If the Purchase Agreement is terminated in certain specified circumstances, we may owe the Buyer a termination fee of $450,000 or $100,000. See “The Stock and Asset Purchase Agreement – Termination Fee” in Annex A for more information.

Regulatory Approvals

We are not aware of any material federal, state or foreign regulatory requirements or approvals in connection with the Mediasite Asset Sale.

Appraisal Rights (see page 39)

If you hold Company common stock and do not vote in favor of the Mediasite Sale Proposal, you are entitled to obtain payment of the fair value of your shares in cash if you follow the applicable requirements of the MGCL. In that case, your shares will then be known as “objecting shares.” In order to receive payment for objecting shares, you must file a written objection to the Mediasite Asset Sale at or before the special meeting, you must not vote in favor of the Mediasite Asset Sale, and within 20 days following the date on which the Mediasite Asset Sale closes, you must make a written demand on the Company for the payment of your shares of common stock, stating the number and class of shares for which you demand payment. Strict compliance with statutory procedures is necessary in order to perfect your rights to an appraisal and to receive fair value for your shares of common stock. A copy of the relevant sections of the MGCL is attached to this proxy statement as Annex E.

Once a demand for cash payment is filed, holders of objecting shares will cease to have any rights of a stockholder, except the right to receive payment of the fair value of their shares. Once you make a demand for payment, you may withdraw that demand only with the consent of the Company. If you do not properly file a written objection to the Mediasite Asset Sale, if you vote in favor of the Mediasite Asset Sale, or if you otherwise fail to comply with the requirements of the MGCL, then you will not have appraisal rights.

If you object to the Mediasite Asset Sale and demand payment of the fair value of your shares, the fair value will be determined by a court. How the court will value shares of the common stock cannot be predicted.

Risk Factors (see page 14)

In evaluating the Mediasite Sale Proposal, in addition to the other information provided elsewhere in this proxy statement and the annexes hereto, you should carefully consider the risk factors relating to the Mediasite Asset Sale and our future operations that are discussed beginning on page 41 below.

RISK FACTORS

In addition to the other information included in this proxy statement, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 16 of this proxy statement, you should carefully consider the following risk factors before deciding how to vote your shares of common stock at the special meeting. These factors should be considered in conjunction with the other information included in this proxy statement. If any of the risks described below actually materialize, the businesses, financial condition, results of operations, prospects or stock prices of Sonic Foundry could be materially and adversely affected.

Risks Related to the Mediasite Asset Sale

The announcement and pendency of the Mediasite Asset Sale, whether or not consummated, may adversely affect our business.

The announcement and pendency of the Mediasite Asset Sale, whether or not consummated, may adversely affect the trading price of our common stock, our business or our relationships with customers, suppliers and employees. In addition, pending the completion of the Mediasite Asset Sale, we may be unable to attract and retain key personnel and the focus and attention of our management and employee resources may be diverted from operational matters during the pendency of the Mediasite Asset Sale.

We cannot be sure if or when the Mediasite Asset Sale will be completed.

The consummation of the Mediasite Asset Sale is subject to the satisfaction or waiver of various conditions, including the approval of the Mediasite Sale Proposal by our stockholders. We cannot guarantee that the closing conditions set forth in the Purchase Agreement will be satisfied. If we are unable to satisfy the closing conditions in the Buyer’s favor or if other mutual closing conditions are not satisfied, the Buyer will not be obligated to complete the Mediasite Asset Sale. In the event that the Mediasite Asset Sale is not completed, the announcement of the termination of the Purchase Agreement may adversely affect the trading price of our common stock, our business and operations or our relationships with customers, suppliers and employees and may also cause NBE, our senior secured lender, to declare an event of default under its debt and to pursue its available legal remedies.

The Purchase Agreement limits our ability to pursue alternatives to the Mediasite Asset Sale.

The Purchase Agreement contains provisions that make it more difficult for us to sell our assets or engage in another type of acquisition transaction with a party other than the Buyer. These provisions include a non-solicitation provision and a provision obligating us to pay the Buyer a termination fee of $450,000 or $100,000 under certain circumstances. These provisions could discourage a third party that might have an interest in acquiring Sonic Foundry or the Mediasite Business from considering or proposing such an acquisition, even if that party were prepared to pay consideration with a higher value than the consideration to be paid by the Buyer.

Our stockholders will not receive any of the proceeds of the Mediasite Asset Sale.

The proceeds from the Mediasite Asset Sale will be paid directly to us. As discussed elsewhere in this proxy statement, we intend to use the proceeds of the Mediasite Asset Sale, after repaying the NBE Debt and paying transaction and other expenses, for working capital and general corporate purposes.

We will incur significant expenses in connection with the Mediasite Asset Sale, regardless of whether the Mediasite Asset Sale is completed and, in certain circumstances, may be required to pay a termination fee to the Buyer.

We expect to incur significant expenses related to the Mediasite Asset Sale. These expenses include, but are not limited to, financial advisory and opinion fees and expenses, legal fees, accounting fees and expenses, certain employee expenses, filing fees, printing expenses and other related fees and expenses. Many of these expenses will be payable by us regardless of whether the Mediasite Asset Sale is completed. In addition, if the Purchase Agreement is terminated in certain circumstances, we will be required to pay Buyer a termination fee.

The purchase price for the Mediasite Asset Sale is subject to adjustment provisions in the Purchase Agreement which may reduce the total amount we actually receive.

Although the Purchase Agreement provides for a total purchase price of up to $15.5 million, the Purchase Agreement includes a number of provisions for adjustment that are expected to reduce the total amount of proceeds we actually receive from the Mediasite Asset Sale. The Holdback Amount of $1 million will be deducted from the purchase price payable at closing and payable on the first anniversary of the closing date, but will be subject to claims for indemnification and based on the collectability of accounts receivable and the sale of inventory after closing. In addition, the amount of the purchase price is subject to adjustment based on the amount by which our net cash assets at closing is less than $0. We currently estimate that the net cash asset adjustment will reduce the purchase price by approximately $4.3 million.

We must use a significant portion of the Closing Consideration to repay the NBE Debt.

We are required to repay the NBE Debt upon the closing of the Mediasite Asset Sale. We estimate that the amount to repay the NBE Debt will be approximately $5.9 million, which will reduce the Closing Consideration that we receive pursuant to the Purchase Agreement.

Even after repaying the NBE Debt we will have a significant amount of debt.

Although we will repay the NBE Debt upon the closing of the Mediasite Asset Sale, we do not expect to use a significant portion of the proceeds of the Mediasite Asset Sale to repay the Burish Debt. The Company owes approximately $6.4 million as of the date of this proxy statement to Mark Burish, and we may borrow additional amounts from Mr. Burish if he agrees in order to provide funds for the Company’s business. Following the closing of the Mediasite Asset Sale, our business operations will be limited to the Vidable and GLX businesses, both of which generate limited revenues, negative cash flow and significant losses. As a result, our ability to make scheduled payments of the principal of, to pay interest on or to refinance the Burish Debt will be limited. Our business likely will not be able to generate cash flow from operations sufficient to service the Burish Debt under its current terms and fund the Company’s operating and other expenses. We may be required to adopt one or more alternatives, such as selling assets (including as a potential sale of the GLX business to Mr. Burish in exchange for debt relief), restructuring the Burish Debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to raise equity capital will depend on the capital markets and our financial condition at such time, and will be challenging due to the reduced size of our operations and the recent delisting of our common stock from the NASDAQ Capital Market. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations, our inability to continue as a going concern and the loss of all or a substantial part of the value of our common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the attached annexes contain or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Statements that include words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “pursue,” “possible” or “potential” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement and relate to a variety of matters, including but not limited to statements regarding the closing of the Mediasite Asset Sale and the expected net proceeds from the sale, the expected use of the net proceeds of the Mediasite Asset Sale and the Company’s operations and strategies after the closing of the Mediasite Asset Sale. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the Company's management, are not guarantees of performance and are subject to significant risks and uncertainty. Important factors that could cause actual results to differ materially from those described in forward-looking statements contained herein include, but are not limited to:

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement;
•	our stockholders failing to approve the Mediasite Sale Proposal;
•	the failure of one or more conditions to the closing of the Mediasite Asset Sale to be satisfied or waived by the applicable party;
•	an increase in the amount of costs, fees, expenses and other charges related to the Purchase Agreement or Mediasite Asset Sale;
•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement;
•	risks arising from the diversion of management’s attention from our ongoing business operations; and
•	risks relating to plans for the Company after the closing of the Mediasite Asset Sale, the Company’s high level of debt and its ability to continue as a going concern.

Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth under “Risk Factors” above and in the Company's Annual Report on Form 10-K for the year ended September 30, 2023, which was filed with the SEC on January 4, 2024, under the heading “Item 1A-Risk Factors,” and in subsequent reports on Forms 10-Q and 8-K.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. The Company undertakes no obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this proxy statement or to reflect the occurrence of unanticipated events, except as required by law.

THE SPECIAL MEETING

General

The Company is furnishing this proxy statement to its stockholders in connection with the solicitation of proxies by the Board for use at the special meeting of the Company's stockholders with respect to the Mediasite Sale and the Adjournment Proposal.

Date, Time and Place

The special meeting will be held on [●], 2024 at 9:00 a.m., local time, over the Internet via Mediasite at www.sonicfoundry.com/investors/special-meeting. The Company has also arranged for space in our offices located at 222 West Washington Avenue, Suite 100, Madison, Wisconsin 53703 from which you can access the Internet and attend the meeting. Should you wish to do so, please contact Laura Delis at laura.delis@sonicfoundry.com no later than seven days prior to the virtual special meeting. This is an option we are providing for your convenience, as required by Maryland law. YOU DO NOT HAVE TO UTILIZE THIS SPACE IN ORDER TO ACCESS THE VIRTUAL MEETING. YOU MAY ACCESS THE VIRTUAL MEETING FROM ANY CONVENIENT LOCATION.

Purpose of the special meeting

At the special meeting, and any adjournments or postponements thereof, the Company's stockholders will be asked to:

●	approve the Mediasite Sale Proposal;
●	approve the Advisory Compensation Proposal; and
●	approve the Adjournment Proposal

THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE COMPANY'S STOCKHOLDERS. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT.

Recommendation of the Board

The Board, by a unanimous vote, recommends that the stockholders of the Company vote:

●

“FOR” the Mediasite Sale Proposal, which is a proposal to approve the Purchase Agreement, the sale of the Mediasite Business as contemplated by the Purchase Agreement and the other transactions contemplated by the Purchase Agreement;

●

“FOR” the Advisory Compensation Proposal, which is a non-binding, advisory proposal to approve compensation that will or may become payable to Sonic Foundry’s named executive officers in connection with the Mediasite Asset Sale; and

●

“FOR” the Adjournment Proposal, which is a proposal to approve the adjournment or postponement of the special meeting if necessary or appropriate in the view of the Board, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Mediasite Sale Proposal.

Record Date; Shares Entitled to Vote

The Board has fixed December 29, 2023 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Only holders of record of shares of our common stock at the close of business on the record date are entitled to receive notice of, attend, and vote at the special meeting. A stockholder whose shares are held of record by a broker, bank or other nominee as of the record date, should check the voting instruction card forwarded by the stockholder's broker, bank or other nominee in order to obtain directions on how to vote the stockholder's shares, and such a stockholder must obtain a proxy issued in such stockholder's name from that record holder in order to attend and vote at the special meeting.

At the close of business on the record date, the Company had outstanding and entitled to vote 12,139,360 shares of common stock.

Each share of common stock outstanding on the record date outstanding on the record date entitles the holder thereof to one vote on each matter properly brought before the special meeting, exercisable in person or by proxy. For each matter scheduled for a vote at the special meeting, you may vote “For” or “Against” or you may “Abstain” from voting.

Quorum

To conduct the business described above at the special meeting, the Company must have a quorum present. Stockholders who hold a majority of the shares of our common stock outstanding as of the close of business on the record date for the special meeting must be present either in person or by proxy to constitute a quorum to conduct business at the special meeting.

Required Vote

The Proposals being submitted for approval by the Company's stockholders at the special meeting will be approved or rejected on the basis of certain specific voting thresholds. In particular:

●	the Mediasite Sale Proposal requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock;
●	the Advisory Compensation Proposal requires the affirmative vote of the majority of votes cast on the subject matter at the special meeting at which a quorum is present; and
●	the Adjournment Proposal requires the affirmative vote of the majority of votes cast on the subject matter at the special meeting at which a quorum is present.

If you do not vote your shares as instructed in the enclosed proxy card, or if you do not instruct your broker how to vote any shares held for you in “street name,” the effect will be a vote against the Mediasite Sale Proposal.

Counting of Votes; Treatment of Abstentions and Incomplete Proxies; Broker Non-Votes

Stockholder of Record: Shares Registered in Your Name

The transfer agent for the common stock is Equiniti Group Ltd. If, as of the record date, your shares of common stock were registered directly in your name with the transfer agent, then you are a stockholder of record.

If you are a stockholder of record, you may vote at the special meeting, vote by proxy by telephone, vote by proxy over the Internet, or vote by completing and returning the enclosed proxy card. Whether or not you plan to attend the special meeting, the Company urges you to vote by proxy to ensure that your vote is counted. You may still attend the special meeting and vote during the special meeting even if you have already voted by proxy.

Stockholders of at the close of business on December 29, 2023, the record date for the special meeting, may vote as follows:

●	by attending the virtual special meeting and voting during the meeting;
●	voting prior to the special meeting by proxy through the Internet by visiting a website established for that purpose at www.proxyvote.com and following the instructions;

●	by telephone by calling the toll-free number 1-800-690-6903 in the United States, Puerto Rico or Canada on a touch-tone phone and following the recorded instructions; or
●	by returning the enclosed proxy card in the provided return envelope (which is postage paid if mailed in the United States).

To vote via telephone or Internet, please have your proxy card in front of you. A phone number and an Internet website address is contained on your proxy card. Upon entering either the phone number or the Internet website address, you will be instructed on how to proceed.

If a stockholder does not submit a proxy card, provide proxy instructions by telephone or over the Internet or vote at the special meeting, such stockholder's shares will not be counted as present for the purpose of determining the presence of a quorum, which is required to transact business at the special meeting, and will have the same effect as a vote “AGAINST” the Mediasite Sale Proposal.

If a stockholder signs, dates and mails a proxy card without indicating how such stockholder wishes to vote, such proxy card will be counted as present for the purpose of determining the presence of a quorum for the special meeting and all of such stockholder's shares will be voted “FOR” each proposal. However, if a stockholder submits a proxy card or provides proxy instructions by telephone or over the Internet and affirmatively elects to abstain from voting, such proxy will be counted as present for the purpose of determining the presence of a quorum for the special meeting and the abstention will have the same effect as a vote “AGAINST” the Mediasite Sale Proposal.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If, on the record date, your shares of common stock were held in an account at a broker, bank or other nominee, rather than in your name, then you are the beneficial owner of shares of common stock held in “street name” and a voting instruction card is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the special meeting. Since you are not the stockholder of record, you may not vote your shares of common stock at the special meeting unless you request and obtain a valid proxy from your broker or other agent.

Simply follow the voting instructions in the voting instruction card to ensure your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote at the special meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

If you do not give instructions to your broker, your broker can vote your shares of common stock with respect to “discretionary” items, but not with respect to “non-discretionary” items. Non-discretionary matters include director elections and other matters like those involving a matter that may substantially affect the rights or privileges of stockholders, such as mergers, acquisitions, share issuances or stockholder proposals. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions.

Each of the Mediasite Sale Proposal and the Advisory Compensation Proposal is expected to be a non-discretionary matter. Therefore, if you do not instruct your broker or other nominee on how to vote your shares then:

●

your broker or other nominee may not vote your shares of common stock on such proposal, and the resulting broker non-vote will have the effect of a vote “AGAINST” the Mediasite Sale Proposal and the Advisory Compensation Proposal; and

●	your broker or other nominee may vote your shares of common stock on the Adjournment Proposal.

Counting Votes

Votes will be counted by the inspector of election appointed for the special meeting, who will separately count “For,” “Against,” “Abstain” and broker non-votes.

Revoking Your Proxy

If you wish to change your vote with respect to any proposal, you may do so by revoking your proxy at any time prior to the commencement of voting with respect to that Proposal at the special meeting.

If you are the record holder of your shares, you can revoke your proxy by:

●	sending a written notice stating that you would like to revoke your proxy to Laura Delis at laura.delis@sonicfoundry.com;
●	submitting new proxy instructions with a later date either on a new proxy card, by telephone or over the Internet, as and if applicable; or
●	attending the special meeting and voting during the special meeting (but note that your attendance alone will not revoke your proxy).

If you are a stockholder of record, revocation of your proxy or voting instructions by written notice must be received by 11:59 p.m., Eastern Time, on [●], 2024, although you may also revoke your proxy by attending the special meeting and voting during the meeting. Simply attending the special meeting will not, by itself, revoke your proxy. Your most current proxy card or telephone or Internet proxy is the one that will be counted. If your shares are held in street name by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank to revoke your proxy.

Solicitation of Proxies

The Company will pay for the cost and expense of preparing, filing, assembling, printing and mailing this proxy statement, any amendments thereto, the proxy card and any additional information furnished to the Company's stockholders. The Company may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their costs of soliciting and obtaining proxies from beneficial owners, including the costs of reimbursing brokerage houses and other custodians, nominees and fiduciaries for their costs of forwarding this proxy statement and other solicitation materials to beneficial owners. In addition, proxies may be solicited without extra compensation by directors, officers and employees of the Company by mail, telephone, email, fax or other methods of communication.

Delivery of Proxy Materials to Households Where Two or More Stockholders Reside

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost-savings for companies.

In connection with the special meeting, a number of brokers with account holders who are the Company's stockholders will be householding the proxy materials. As a result, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the applicable stockholders. Once a stockholder receives notice from its broker that they will be householding communications to such stockholder's address, householding will continue until such stockholder is notified otherwise or until such stockholder revokes its consent. If, at any time, a stockholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement, such stockholder should notify its broker or contact the Company at Laura Delis at laura.delis@sonicfoundry.com. Stockholders who currently receive multiple copies of this proxy statement at their address and would like to request householding of their communications should contact their broker.

Attending the special meeting

The special meeting will be a virtual meeting held over the Internet via Mediasite at www.sonicfoundry.com/investors/special-meeting. All the stockholders as of the record date, or their duly appointed proxies, may attend the special meeting. If you are a registered stockholder (that is, if you hold your stock in your own name) and you wish to attend the special meeting, please have your proxy card available to access the special meeting.

If your shares are held in street name in a stock brokerage account or by another nominee and you wish to attend the special meeting, you need to contact Laura Delis at laura.delis@sonicfoundry.com.

PROPOSAL NO. 1: APPROVAL OF MEDIASITE ASSET SALE

Information about the Parties

The Company

We are a global leader for video capture, management, and streaming solutions as well as virtual and hybrid events. Trusted by thousands of educational institutions, corporations, health organizations and government entities in over 65 countries with solutions that transform communication, training, and learning, our brands include Mediasite®, Mediasite Connect, Vidable™ and Global Learning Exchange™.

Founded in 1991, Sonic Foundry was incorporated in Wisconsin in March 1994 and merged into a Maryland corporation of the same name in October 1996. Our executive offices are located at 222 West Washington Ave., Madison, Wisconsin 53703 and our telephone number is (608) 443-1600. Our Sonic Foundry International office is located in the Netherlands, and our MSKK office is located in Japan. Our corporate website is www.sonicfoundry.com.

Our common stock is traded on the OTC Pink Market under the symbol “SOFO.”

Buyer

Each of Enghouse Interactive, Inc., Enghouse Holdings (UK) Limited and Enghouse (Netherlands) Holdings B.V. is a direct or indirect wholly owned subsidiary of Parent. Pursuant to the Purchase Agreement, subject to the terms and conditions therein, Enghouse Interactive, Inc. will purchase the assets of the Mediasite business, Enghouse Holdings (UK) Limited will purchase the equity interests of MSKK and Enghouse (Netherlands) Holdings B.V. will purchase the equity interests of Sonic Foundry International.

Parent

Parent is a Canadian publicly traded company (TSX: ENGH) that provides vertically focused enterprise software solutions focusing on contact centers, video communications, healthcare, telecommunications, public safety and the transit market. Parent has a two-pronged growth strategy that focuses on internal growth and acquisitions, which are funded through operating cash flows. Parent is organized around two business segments: the Interactive Management Group and the Asset Management Group. As of October 31, 2023, Parent had total assets of $784 million (reflected in Canadian dollars) and cash and cash equivalents of $240 million (reflected in Canadian dollars).

General Description of the Mediasite Asset Sale

Subject to the terms and conditions of the Purchase Agreement, including the approval of the Mediasite Sale Proposal by our stockholders, the Sellers have agreed to sell to the Buyer the equity interests of Sonic Foundry International and MSKK and the assets of the Mediasite Business held directly by the Sellers and the Buyer has agreed to assume certain specified liabilities of the Sellers relating to the Mediasite Business. Under the terms of the Purchase Agreement, we will retain all assets not transferred to the Buyer, including our cash at closing and all assets exclusively relating to our Vidable and Global Learning Exchange businesses, and we will retain all liabilities of Sonic Foundry not assumed by the Buyer.

For more information on the above, please see “The Stock and Asset Purchase Agreement – Purchase and Sale of Assets” and “The Stock and Asset Purchase Agreement – Assumption and Transfer of Liabilities” beginning on pages [●] and [●], respectively.

A copy of the Purchase Agreement is attached as Annex A to this proxy statement. You are encouraged to read the Purchase Agreement carefully and in its entirety.

Consideration for the Asset Sale Transaction

As consideration for the Mediasite Asset Sale, the Buyer has agreed to:

●	pay the Sellers the Closing Consideration of $14.5 million in cash at closing, subject to adjustment based on the amount of Net Cash Assets as of the closing; and

●

pay the Sellers the Holdback Amount of $1.0 million on the one year anniversary of closing to the extent such amount is not reduced by purchase price adjustments or indemnity or other claims under the Purchase Agreement.

Repayment of Outstanding Debt

On November 16, 2022, the Company entered into a Loan and Security Agreement (the “NBE Loan Agreement”) with NBE whereby NBE loaned the Company $5,500,000 at a rate of 12% interest per annum due in 30 equal installments beginning on June 1, 2023. The facility also includes a 2% facility fee and a loan premium due at maturity equal to 20% of the amount loaned which is earned monthly based on the number of months the loan remains outstanding. The loan is secured by all assets of the Company and carries certain restrictions and financial covenants including (1) a debt coverage ratio of cash and accounts receivable to the NBE loan of not less than 1.15:1.0; (2) trailing six-month billings requirement of at least $12,000,000 for the September and December 2022 quarters, $11,000,000 for the March and June 2023 quarters and $12,000,000 for the September 2023 quarter and (3) a trailing six-month EBITDA burn requirement of less than $6,000,000 for the quarter ended September 2022, $6,500,000 for the quarter ending December 2022 and $7,000,000 for each of the quarters ending March, June and September 2023. As of October 31, 2023, we were in breach of certain financial covenants in the NBE Loan Agreement. In December 2023, the Company received a Conditional Consent Agreement from NBE whereby NBE agreed not to call its loan in default due to breaches of certain financial covenants. NBE has the right to reconsider its consent and withdraw such conditional agreement at any time. If NBE were to do so, it could declare an event of default under the loan and pursue its available legal remedies. The Managing Director of NBE is Frederick H. Kopko, Jr., a former member of the Board. Pursuant to the Purchase Agreement, we must repay our obligations under the Credit Agreement in order to deliver the assets relating to the Mediasite Business to the Buyer free and clear of any liens. As of the date of this Proxy Statement, approximately $5.9 million is outstanding under the NBE loan.

On November 16, 2022, the Company also entered into a Security Agreement and Promissory Note (as amended, the “Burish Note”) with Mark Burish, who is Chairman of our Board, whereby Mr. Burish loaned the Company $3,000,000, which amount has subsequently been increased to $6,000,000 through three amendments to the Burish Note. The note carries the same interest rate and fees as the note with NBE and is secured by all assets of the Company but is subordinate to the NBE Loan Agreement. As of the date of this Proxy Statement, approximately $6.4 million is outstanding under the Burish Note. While Mr. Burish has consented to the release of his security interest in the assets to be transferred to the Buyer in the Mediasite Asset Sale, we do not expect to use a significant portion of the proceeds of the Mediasite Asset Sale to repay the Burish Debt.

All transactions with Mr. Burish and NBE were unanimously approved by the Board.

Background of the Mediasite Asset Sale

The following chronology summarizes the key meetings and events that led to the Sellers’ signing of the Purchase Agreement. In this process, Sonic Foundry held many conversations, both by telephone and in-person, about possible strategic alternatives. The chronology below covers only the key events leading up to the Purchase Agreement and does not purport to catalogue every conversation or meeting among representatives of Sonic Foundry or between Sonic Foundry and other parties.

The Board has from time to time evaluated strategies for enhancing stockholder value and has periodically evaluated various strategic alternatives. While Sonic Foundry has worked steadily at improving the results of its Mediasite business, it recognized growth constraints in the Mediasite business based on Sonic Foundry’s size and began to shift its focus toward building its Vidable and Global Learning Exchange businesses. As a result, Sonic Foundry’s Board and management began to evaluate a potential sale of the Mediasite Business in 2022.

At the November 17, 2022, meeting of the Board, the Board discussed conversations that management had with two parties potentially interested in acquiring Sonic Foundry’s Mediasite business. The Board encouraged management to continue such discussions.

On January 24, 2023, Sonic Foundry engaged Silverwood Partners to assist in the process of selling Sonic Foundry’s Mediasite business.

Over the period from January 24, 2023 to February 22, 2023, management and Silverwood Partners developed a list of potential bidders for Sonic Foundry's Mediasite business. From February 22, 2023 to June 14, 2023, approximately 349 potential bidders were contacted by Silverwood Partners. Of that group, approximately 37 of the potential bidders expressed an interest in obtaining more information about Mediasite and received a confidential information memorandum (“CIM”) after executing a non-disclosure agreement for the benefit of Sonic Foundry. Five potential bidders eventually submitted an initial oral or written indication of interest as a result of this process.

Sonic Foundry entered into a Non-Disclosure Agreement with Bidder A on January 23, 2023. Silverwood Partners provided Bidder A with a copy of the CIM on February 28, 2023. On May 17, 2023, Bidder A submitted an initial indication of interest.

Sonic Foundry entered into a Non-Disclosure Agreement with Bidder B on March 1, 2023, and on that same day Silverwood Partners provided Bidder B with a copy of the CIM. On May 8, 2023, Bidder B submitted an initial indication of interest.

Sonic Foundry entered into a Non-Disclosure Agreement with Bidder C on March 2, 2023, and on that same day Silverwood Partners provided Bidder C with a copy of the CIM.

At the March 10, 2023 meeting of the Board, Silverwood Partners updated the Board on the potential bidders and the Board discussed the sale process, timing and related topics.

Sonic Foundry entered into a Non-Disclosure Agreement with Parent on March 29, 2023, and on that same day Silverwood Partners provided Parent with a copy of the CIM. Parent submitted a verbal initial indication of interest on April 19, 2023.

On March 14, 2023, management of Sonic Foundry met with Bidder A to introduce Sonic Foundry, discuss process and answer diligence questions.

On March 20, 2023, representatives of Silverwood Partners had an introductory call with representatives of Bidder C. Bidder C submitted an initial indication of interest on March 22, 2023.

On each of March 23, 2023, and March 24, 2023, management of Sonic Foundry and representatives of Silverwood Partners again spoke with Bidder A to discuss valuation matters. Further diligence calls between management of Sonic Foundry and Bidder A took place on April 3, 2023 and April 4, 2023.

On April 5, 2023, management of Sonic Foundry met with representatives of Bidder C to introduce Sonic Foundry, discuss process and answer diligence questions. Management had similar calls with Bidder B on April 6, 2023, and on April 12, 2023.

On April 6, 2023, management of Sonic Foundry met with representatives of Bidder C to introduce Sonic Foundry, discuss process, and answer diligence questions. Management had similar calls with Bidder B on April 6, 2023, and April 12, 2023.

On April 19, 2023, management and Silverwood Partners met again with Bidder A to discuss due diligence matters. Management again met with Bidder A on April 26, 2023 to further discuss due diligence matters.

On April 20, 2023, Bidder C communicated to Silverwood Partners that it had no interest in submitting a formal bid and dropped out of the process.

Management and/or Silverwood Partners had additional meetings with Bidder C on each of April 19, 2023, April 20, 2023, April 21, 2023, and April 26, 2023. During these meetings, management and Silverwood Partners answered diligence questions and the parties discussed valuation.

On April 26, 2023, management of Sonic Foundry met with representatives of Parent to introduce Sonic Foundry, discuss process, and answer diligence questions.

On April 26, 2023, senior management of Sonic Foundry again met with representatives of Bidder B. During the meeting, the parties reviewed and discussed Sonic Foundry’s annual billings data, including with respect to revenues booking categorization and reconciliation.

On May 2, 2023, Silverwood Partners met with representatives of Bidder B to discuss due diligence matters. On May 2, 2023, management of Sonic Foundry also met with representatives of Bidder A to discuss due diligence matters. Silverwood Partners also had an introductory call with representatives of Bidder D.

On May 8, 2023, Bidder B submitted a written letter of intent with a purchase price of $14.5 million, but with purchase price adjustments that Sonic Foundry’s management estimated would result in a net purchase price of approximately $13.4 million.

Sonic Foundry entered into a Non-Disclosure Agreement with Bidder D on May 8, 2023, and on that same day Silverwood Partners provided Bidder D with a CIM. On June 5, 2023, Bidder D submitted an initial indication of interest.

On May 26, 2023, management of Sonic Foundry met separately with representatives of each of Bidder C and Parent to answer diligence questions and discuss valuation.

On May 26, 2023, Silverwood Partners also asked for Bidder B’s final and best offer. The parties further discussed valuation on May 31, 2023, June 2, 2023, and June 5, 2023.

On May 31, 2023, Bidder B communicated orally that it would increase its purchase price to $17.5 million.

On May 31, 2023, the Board met along with representatives of Silverwood Partners to receive an update on the sale process, as well as a status update on the various bidders.

On June 2, 2023, the Board met to discuss the sale process. Specifically, the Board was given an update on the status of various bidders, and the Board discussed alternatives to selling the Mediasite business.

On June 5, 2023, Bidder D indicated that it wished to exit the process as it believed its bid would not be competitive.

On June 7, 2023, Bidder B delivered a draft of a non-binding letter of intent to purchase the Mediasite Business.

On June 8, 2023, management provided pre-exclusivity calls to each of Bidder A and Parent. There was also a call with Bidder B to discuss potential transaction structure.

On June 9, 2023, the Board met to discuss the letter of intent received from Bidder B, as well as the status of the other active bidders. The Board formally authorized proceeding with the negotiation of the letter of intent with Bidder B concurrent with management reaching out to the other potential bidders to solicit their final and best offers.

The Company’s management and Silverwood Partners communicated with the other bidders between June 9, 2023, and June 14, 2023, and none made a superior offer to the offer made by Bidder B.

On June 14, 2023, Bidder B submitted a signed non-binding letter of intent, which the Company countersigned on June 16, 2023. The letter of intent provided for a total purchase price of $19 million, subject to a working capital adjustment that management estimated would result in a purchase price of approximately $13.8 million. The letter of intent also provided for an exclusive negotiation period with Bidder B through July 15, 2023.

Following the execution of the letter of intent with Bidder B, Bidder B performed more extensive due diligence regarding the Mediasite business.

On June 20, 2023, the Board met to discuss alternatives for the Company after the completion of the proposed Mediasite sale transaction. Among the alternatives considered by the Board were retaining both the Vidable and Global Learning Exchange businesses and seeking to sell one or both of these businesses. The Board recognized that Mark Burish, Chairman of the Board and a significant stockholder of the Company, had expressed an interest in purchasing one or both of these businesses. As a result, Reinhart Boerner Van Deuren s.c. (“Reinhart”), the Company’s counsel, recommended that the Board form a special committee of independent directors to act in the interests of the Company’s stockholders other than Mr. Burish. William St. Lawrence and Nelson A. Murphy were discussed as possible members of the special committee.

Subsequently on June 20, 2023, the Board approved resolutions by unanimous written consent forming a special committee (the “Special Committee”) of the Board and designating William St. Lawrence and Nelson A. Murphy as the members of the Special Committee. The Special Committee was delegated the authority to (1) review, evaluate and establish the terms and conditions, and determine the advisability, of a possible sale of the Vidable and/or Global Learning Exchange businesses to Mr. Burish and any alternative thereto, (2) negotiate with Mr. Burish or any other party the Special Committee deems appropriate with respect to the terms and conditions of a possible sale of the Vidable and/or Global Learning Exchange businesses or any alternative thereto, (3) determine whether a possible sale of the Vidable and/or Global Learning Exchange businesses to Mr. Burish or any alternative thereto is advisable, fair to, and in the best interests of the Company and its stockholders, and (4) recommend to the full Board what action, if any, should be taken by the Board with respect to a possible sale of the Vidable and/or Global Learning Exchange businesses to Mr. Burish or any alternative thereto, or to decide not to recommend a possible sale of the Vidable and/or Global Learning Exchange businesses to Mr. Burish or any alternative thereto. The Board further provided that it would not recommend any potential sale of the Vidable and/or Global Learning Exchange businesses to Mr. Burish or other alternatives for approval by Sonic Foundry’s stockholders or otherwise approve such a transaction without a prior favorable recommendation of the Special Committee. The Special Committee determined to engage Reinhart as its legal counsel.

On June 26, 2023, the Special Committee held its first meeting during which it approved the engagement of Silverwood Partners as its financial advisor to assist with exploring alternatives for a possible sale of the Vidable and/or Global Learning Exchange businesses.

On June 28, 2023, the Special Committee met with representatives of management and Silverwood Partners to discuss potential bidders for each of the Vidable business and the Global Learning Exchange business and the process to solicit bidders. Representatives of Silverwood Partners also made a presentation to the Special Committee without management present regarding the process and valuation of the Vidable and Global Learning Exchange businesses, including challenges in finding bidders given the early stage of each of these businesses and the challenging M&A market environment.

On July 6, 2023, Bidder B indicated on a call that it was concerned with the customer churn for the Mediasite Business based on the cloud usage data that Company management had provided and Bidder B indicated that it would be stepping away.

On July 11, 2023, Mr. Mozden and another Company employee had a call with Bidder B to review a presentation providing more context on the cloud usage data as well as a revised churn analysis.

On July 12, 2023, the Company sent additional usage data to Bidder B.

On July 15, 2023, Bidder B allowed its letter of intent to expire by its terms.

On July 20, 2023, Silverwood Partners met with representatives of Bidder B, and Bidder B confirmed that it was no longer pursuing the transaction.

On July 21, 2023, the Special Committee and the Company entered into an engagement letter with Silverwood Partners formally engaging Silverwood Partners as financial advisor to the Special Committee.

On July 21, 2023, Mr. Mozden spoke with representatives of Bidder B, and Bidder B indicated that it may still have interest in a transaction but not at the price reflected in the letter of intent.

On July 26, 2023, Silverwood Partners spoke with representatives of Bidder B during which Bidder B indicated that it would consider the transaction at a purchase price of $9.5 million. Silverwood Partners and the Board discussed whether this price was fair and reasonable. Bidder B was told that this price was not acceptable. Bidder B asked for a call the next day to discuss with Silverwood Partners.

On July 27, 2023, Bidder B did not participate in the planned call. Bidder B sent an e-mail which indicated that it would be willing to pursue the transaction at a purchase price of $10 million.

On July 28, 2023, Silverwood Partners informed Bidder B that its $10 million proposed price was also unacceptable to the Company.

On July 31, 2023, Bidder B confirmed to Silverwood Partners that it could not offer a higher price at that time.

Over the period from July 24, 2023 to July 25, 2023, management and Silverwood Partners developed a list of potential bidders for Sonic Foundry's Vidable business and/or Global Learning Exchange business. From late July 2023 through August 2023, approximately 15 potential bidders for the Vidable business or Global Learning Exchange business were contacted by Silverwood Partners. Two of these potential bidders expressed an interest in obtaining more information about Vidable, and representatives of Silverwood Partners spoke with these potential bidders on August 2, 2023, and August 3, 2023, respectively. After these initial calls, both of the potential bidders expressed no further interest in acquiring Vidable and no other potential bidder expressed an interest in acquiring Vidable or Global Learning Exchange, other than Mark Burish. From late July 2023 through August 2023, Mr. Mozden separately contacted nine potential bidders for Sonic Foundry's Vidable business and/or Global Learning Exchange business and none of these bidders ultimately were interested in submitting an indication of interest for either business.

On July 27, 2023, Mark Burish received a copy of a confidential information memorandum relating to the Vidable and Global Learning Exchange businesses.

From August 1, 2023 to August 31, 2023, Silverwood Partners contacted approximately 35 potential bidders for the Mediasite business, including 23 potential bidders previously involved in the process and 12 new potential bidders. Of that group, three potential bidders expressed an interest in the Mediasite business and eventually submitted an initial oral or written indication of interest as a result of this process, consisting of Parent, Bidder B and Bidder E.

On August 10, 2023, Mark Burish sent an email with an initial indication of interest to purchase both the Vidable business and Global Learning Exchange business for a combined value of $4 million to $6 million.

On August 16, 2023, Mr. St. Lawrence sent an email to Mark Burish on behalf of the Special Committee acknowledging receipt of his indication of interest for the Vidable business and Global Learning Exchange business.

On August 16, 2023, Bidder E entered into a Non-Disclosure Agreement and Silverwood Partners provided Bidder E with a copy of the CIM on that same day.

On September 22, 2023, at a meeting of the Board, management summarized the status of discussions with Parent and Bidder E. Each would be requested to provide a proposed draft letter of intent by the end of the following week.

On October 2, 2023, Bidder E submitted an initial indication of interest.

On October 4, 2023, at a meeting of the Board, Mr. Mozden summarized the status of discussions with Parent and Bidder E, including their most recent indications of interest. The Board directed Mr. Mozden to go back to Bidder E and ask it to provide a more competitive bid.

On October 27, 2023, Bidder E submitted a written letter of intent with a purchase price of $10 million, including $8 million payable at closing and $2 million payable one year after closing and with purchase price adjustments that Sonic Foundry’s management estimated would result in net proceeds of approximately $8 million.

On November 8, 2023, Silverwood Partners sent Bidder E comments to its proposed letter of intent. Issues with its letter of intent included the proposed purchase price and timing to sign.

On November 11, 2023, Parent submitted a written letter of intent with a purchase price of $15.0 million, including a $1.5 million holdback amount and subject to adjustment substantially consistent with the final terms of the Purchase Agreement.

On November 14, 2023, Mr. Mozden spoke with Parent’s Chief Executive Officer to discuss Parent’s letter of intent and its ability to increase its proposed purchase price.

Between November 15, 2023 and December 14, 2023, Mr. Mozden held further conversations with Mark Burish regarding his interest in acquiring the Vidable business and Global Learning Exchange business. Mr. Burish indicated a preference for acquiring the Global Learning Exchange business.

On November 15, 2023, Bidder E communicated to Sonic Foundry that it was not willing to change its proposed terms.

On November 17, 2023, Sonic Foundry sent its comments to Parent’s proposed letter of intent.

On November 18, 2023, Bidder B submitted a written letter of intent, which it revised on November 19, 2023. Sonic Foundry did not view its proposal as competitive.

On November 20, 2023, Parent submitted a revised letter of intent, which it revised again on November 21, 2023, in response to feedback from Sonic Foundry.

On November 21, 2023, the Company entered into a letter of intent with Parent. The letter of intent provided for a total purchase price of $15.5 million, subject to adjustment substantially consistent with the final terms of the Purchase Agreement. The letter of intent also provided for an exclusive negotiation period with Parent through December 22, 2023.

Following the execution of the letter of intent with Parent, Parent performed more extensive due diligence regarding the Mediasite business.

On December 4, 2023, Reinhart sent Parent’s counsel an initial draft of the Purchase Agreement and the Transition Services Agreement.

Between December 4, 2023, and December 22, 2023, Reinhart and Sonic Foundry negotiated the terms of the Purchase Agreement and other transaction documents with Parent and its counsel.

On December 17, 2023, Mark Burish sent an email expressing an interest in acquiring the Global Learning Exchange business for a purchase price of $1.5 million, to be paid through the exchange of debt, and expressed an interest in potentially converting additional debt into equity and restructuring additional debt.

On December 22, 2023, the Special Committee communicated to Mark Burish its preference that the Company focus on getting the Purchase Agreement with Parent signed and closing the Mediasite Asset Sale, and proposed that discussions regarding a potential sale of the Global Learning Exchange business to Mr. Burish and potential related modifications to the Burish Debt resume promptly after the closing of the Mediasite Asset Sale.

The Board held a meeting on December 22, 2023, with representatives of Silverwood Partners and Reinhart attending. Reinhart reviewed the material proposed terms of the Purchase Agreement. Representatives of Silverwood Partners made a presentation to the Board, and responded to questions from members of the Board with respect to this information and the financial aspects of the transaction. At the conclusion of its presentation, Silverwood Partners delivered an oral opinion, confirmed in writing by an opinion dated December 22, 2023, as to the fairness, from a financial point of view, to Sonic Foundry of the consideration to be received by Sonic Foundry pursuant to the Purchase Agreement, as of December 22, 2023, and based upon and subject to the assumptions, limitations, qualifications and factors contained in its written opinion. The members of the Board then conducted further discussion and evaluation of the terms and conditions of the Purchase Agreement. By a unanimous vote, the Board determined that the Purchase Agreement and the transactions contemplated thereby, including the Mediasite Asset Sale, were advisable, fair to, and in the best interests of Sonic Foundry, and approved the Purchase Agreement and the transactions contemplated thereby.

After December 22, 2023, Reinhart and Sonic Foundry continued to negotiate the remaining open terms of the Purchase Agreement and other transaction documents with Parent and its counsel.

On January 2, 2024, Sonic Foundry, Sonic Foundry Media Systems, the Buyer, and Parent executed and delivered the Purchase Agreement. On January 4, 2024, before the opening of trading, Sonic Foundry issued a press release announcing the execution of the Purchase Agreement.

Reasons for the Mediasite Asset Sale and Recommendation of our Board

In reaching its decision to approve the Purchase Agreement and the Mediasite Asset Sale, and to recommend that our stockholders vote to approve the Mediasite Asset Sale, the Board consulted with management and outside financial and legal advisors. Our Board considered a wide range of material factors relating to the Purchase Agreement and the proposed Mediasite Asset Sale, many of which our board believed supported its decision, including the following:

●	the value of the consideration (including the liabilities to be assumed by the Buyer) to be received by us pursuant to the Purchase Agreement;

●

the Mediasite Asset Sale is the result of an active, lengthy and thorough evaluation of strategic alternatives in which we had contact with numerous potential strategic and financial buyers for the Mediasite Business;

●

the Mediasite Asset Sale will allow us to focus on our Vidable and Global Learning Exchange businesses, which our Board believes have significant growth potential and potentially greater access to capital;

●

our Board’s belief that the Mediasite Asset Sale was more favorable to our stockholders than any other alternative reasonably available to Sonic Foundry and our stockholders, including the alternative of retaining our the Mediasite Business, based upon our Board’s knowledge of the current and prospective environment in which the Mediasite Business operates, the competitive environment and our overall strategic position;

●

structuring the transaction as a sale of assets by the Sellers provides the potential for us to use our net operating loss carryforwards, which at September 30, 2023 were approximately $50 million for U.S. Federal and $49 million for state tax purposes;

●

the consideration we receive in the Mediasite Asset Sale would provide us with approximately $1.7 million of cash at closing after repayment of the NBE Debt and estimated expenses relating to the transaction;

●

the financial analyses of Silverwood Partners as well as the opinion of Silverwood Partners that, as of the date of the opinion and based upon and subject to the factors and assumptions set forth in such opinion, the consideration to be received by us in connection with the Mediasite Asset Sale pursuant to the terms of the Purchase Agreement, was fair to us from a financial point of view (see “Proposal 1: Mediasite Sale Proposal – Opinion of Our Financial Advisor” beginning on page 29);

●	the anticipated time to close of the Mediasite Asset Sale and the risk that if we did not accept the Buyer’s offer at the time that we did, our Board might not have had another opportunity to do so;

●	completion of the Mediasite Asset Sale will require the approval of the holders of at least two-thirds of the outstanding shares of our common stock; and

●	the terms of the Purchase Agreement were negotiated at arms-length and believed by our Board to be fair to us and our stockholders.

Our Board also considered and balanced against the potential benefits of the Mediasite Asset Sale a number of potentially adverse factors concerning the Mediasite Asset Sale, including the following:

●

the likelihood of the completion of the Mediasite Asset Sale in light of the conditions in the Purchase Agreement to the obligations of the Sonic Foundry and the Buyer to complete the Mediasite Asset Sale, including the requirement for approval of the Mediasite Sale Proposal by the holders of at least two-thirds of the outstanding shares of common stock;

●

under the terms of the Purchase Agreement, Sonic Foundry agreed that it will carry on the Mediasite business in all material respects in the ordinary course consistent with past practice and, subject to specified exceptions, that Sonic Foundry will not take a number of actions related to the conduct of the Mediasite business without the prior written consent of the Buyer;

●

the conditions placed on our ability to solicit or respond to acquisition proposals, as defined in the Purchase Agreement and as described under “Purchase Agreement – Covenants – No Solicitation and Change of Board Recommendation” in Annex A;

●	the requirement that we pay the Buyer a termination fee of $450,000 or $100,000 if the Purchase Agreement is terminated under certain circumstances; and

●	the risk of disruption to our business as a result of the public announcement of the Mediasite Asset Sale.

The foregoing discussion of the factors considered by our Board is not intended to be exhaustive, but does set forth the principal factors considered by our Board. Our Board collectively reached the conclusion to approve the Purchase Agreement and the Mediasite Asset Sale in light of the various factors described above, as well as other factors that our Board felt were appropriate. In view of the wide variety of factors considered by our Board in connection with its evaluation of the Mediasite Asset Sale and the complexity of these matters, our Board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Rather, our Board made its recommendation based on the totality of the information presented to, and the investigation conducted by, the Board. In considering the factors discussed above, individual directors may have given different weights to different factors.

After evaluating these factors and consulting with its outside legal counsel and financial advisor, our Board unanimously approved the Purchase Agreement and the Mediasite Asset Sale and determined that the Mediasite Asset Sale is advisable, fair to and in the best interests of Sonic Foundry. Accordingly, our Board unanimously recommends that stockholders vote “FOR” the Mediasite Sale Proposal.

Opinion of Our Financial Advisor

On December 22, 2023, Silverwood Partners rendered its oral opinion to the Board (which was subsequently confirmed in writing by delivery of a written opinion by Silverwood Partners, dated the same date), stating that, as of the date of the letter and subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications in such letter, the consideration (the “Consideration”) of $15,500,000, subject to adjustment, to be received by Sonic Foundry in connection with the sale of the Mediasite Business pursuant to the terms of the Purchase Agreement is fair, from a financial point of view, to Sonic Foundry.

The full text of the Silverwood Partners written opinion letter, dated as of December 22, 2023, is attached as Annex C. You should read the Silverwood Partners opinion letter carefully and in its entirety for a discussion of, among other things, the scope of the review undertaken, and the assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by Silverwood Partners in connection with its opinion. This summary is qualified in its entirety by reference to the full text of the opinion letter. The Silverwood Partners opinion letter was directed to the Board, in its capacity as the board of directors of Sonic Foundry, and addressed only the fairness from a financial point of view, as of the date of the opinion, of the Consideration to be received under the Purchase Agreement. Silverwood’s opinion and opinion letter do not constitute a recommendation as to whether or how any Sonic Foundry stockholder should vote or otherwise act in relation to the proposed Mediasite Asset Sale or any other matter.

In connection with rendering its opinion, Silverwood Partners, among other things:

(i)	reviewed a draft of the Purchase Agreement, dated December 22, 2023, provided to Silverwood Partners on December 22, 2023;

(ii)	reviewed certain financial, operating, and business information related to the Mediasite Business provided to Silverwood Partners by the management of Sonic Foundry;

(iii)

reviewed the unaudited financial statements of the Mediasite Business for the years ended September 30, 2022, and 2021 and unaudited preliminary financial statements of the Mediasite Business for the year ended September 30, 2023;

(iv)

reviewed a detailed financial projection model for the Mediasite Business, assuming standalone operations and no acquisition or benefit from operating within a larger company, for the year ended September 30, 2023, through the year ending September 30, 2026, provided to Silverwood Partners by the management of Sonic Foundry;

(v)

reviewed other internal documents, including the data room for the Mediasite Business prepared by Sonic Foundry, relating to the history, past and current operations, financial conditions, and expected future outlook of the Mediasite Business, provided to Silverwood Partners by the management of Sonic Foundry;

(vi)	reviewed various internal presentations, analyses and marketing materials relating to the Mediasite Business prepared by the management of Sonic Foundry;

(vii)

discussed the information above with members of Sonic Foundry management and had discussions concerning the information referred to above and the background and other elements of the transactions contemplated by the Purchase Agreement and the financial condition, current operating results, and business outlook for the Mediasite Business;

(viii)

reviewed certain publicly available financial terms of certain acquisition transactions involving companies operating in industries deemed similar to that in which the Mediasite Business operates and certain selected public companies deemed comparable to the Mediasite Business; and

(viii)

performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including an analysis of comparable public companies that Silverwood Partners deemed relevant, an analysis of comparable acquisition transactions that Silverwood Partners deemed relevant, and a discounted cash flow analysis.

In addition, Silverwood Partners conducted such other analyses, examinations, and inquiries and considered such other financial, economic and market criteria as it deemed necessary in arriving at its opinion.

In its review and analysis, and in arriving at its opinion, Silverwood Partners assumed and relied on the accuracy and completeness of all of the financial, business, and other information provided to or otherwise discussed with Silverwood Partners or publicly available. Silverwood Partners was not engaged to, and did not independently attempt to, verify any of such information. Silverwood Partners also relied upon information provided by Sonic Foundry management as to the reasonableness and achievability of the financial projections for the Mediasite Business (and the assumptions and bases therefor) provided to Silverwood Partners, and, with Sonic Foundry’s consent, Silverwood Partners assumed that the projections were reasonably prepared and reflect the best currently available estimates and judgments of Sonic Foundry’s management. Silverwood Partners was not engaged to assess the reasonableness or achievability of the projections or the assumptions on which they were based, and Silverwood Partners expressed no view as to such projections or assumptions. In addition, Silverwood Partners did not conduct a physical inspection or appraisal of any of the assets, properties or facilities owned relating to the Mediasite Business, and Silverwood Partners was not furnished with any such evaluation or appraisal. Silverwood Partners also assumed that all governmental, regulatory, or other consents and approvals necessary for the consummation of the transactions contemplated by the Purchase Agreement would be obtained without any material adverse effect on the Mediasite Business or the transactions contemplated by the Purchase Agreement.

Silverwood Partners was not asked to, nor did Silverwood Partners, offer any opinion as to the material terms of the Purchase Agreement or the form of the transactions contemplated by the Purchase Agreement. In rendering its opinion, Silverwood Partners assumed, with Sonic Foundry’s consent, that the final executed form of the Purchase Agreement would not differ in any material respect from the drafts that Silverwood Partners examined, and that the conditions in the Purchase Agreement will be satisfied and that the transactions contemplated by the Purchase Agreement will be consummated on a timely basis in the manner contemplated by the Purchase Agreement.

The opinion of Silverwood Partners was based on economic and market conditions and other circumstances existing on, and information made available to Silverwood Partners as of, December 22, 2023, and does not address any matters subsequent to such date. The opinion of Silverwood Partners was limited to the fairness from a financial point of view, as of the date of the opinion, of the Consideration to be received by Sonic Foundry for the sale of the Mediasite Business under the Purchase Agreement. Silverwood Partners’ opinion does not address the underlying business decision to effect the transactions contemplated by the Purchase Agreement or any other terms of the Purchase Agreement or the relative merits of the transactions contemplated by the Purchase Agreement as compared to any alternative business strategies or transactions that might be available to Sonic Foundry or the Mediasite Business. Although subsequent developments may affect the Silverwood Partners opinion, Silverwood Partners does not have any obligation to update, revise, or reaffirm its opinion.

The following is a summary of the material financial analyses performed by Silverwood Partners in arriving at its opinion. The Silverwood Partners opinion letter was only one of many factors considered by the Board in evaluating the transactions contemplated by the Purchase Agreement. Neither the Silverwood Partners opinion nor its financial analyses were determinative of the Consideration or of the views of the Board or Sonic Foundry’s management with respect to the Consideration or the transactions contemplated by the Purchase Agreement. Some of the summaries in the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Silverwood Partners’ financial analyses. The summary text describing each financial analysis does not constitute a complete description of Silverwood Partners’ financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Silverwood Partners. The summary text set forth below does not represent and should not be viewed by anyone as constituting conclusions reached by Silverwood Partners with respect to any of the analyses performed by it in connection with its opinion. Rather, Silverwood Partners made its determination as to the fairness to us, from a financial point of view, of the Consideration to be paid under the Purchase Agreement based on its analyses as a whole.

Analysis of Comparable Publicly Traded Companies

Silverwood Partners reviewed and compared certain publicly available financial data, ratios and trading multiples for seven comparable publicly traded companies that Silverwood Partners determined, based on its professional judgment, to be reasonably comparable to the Mediasite Business. The comparable publicly traded companies Silverwood Partners selected were 2U, Inc., Vantiva (Technicolor S.A), Vimeo, Inc., Brightcove, Inc., ON24, Inc., Haivision Systems, Inc., and AI-Media Technologies, Ltd. Although none of the seven selected publicly traded companies are directly comparable to the Mediasite Business, Silverwood Partners reviewed these companies because, among other things, Silverwood Partners determined that their businesses, financial information, service offerings, and operating profiles are reasonably comparable to those of the Mediasite Business for purposes of this analysis. In selecting comparable public companies, Silverwood Partners focused on businesses that provide video solutions with product or service offerings comparable to the Mediasite Business. Financial data of the selected companies was based on publicly available information. Silverwood Partners reviewed data, including stock price, market capitalization, enterprise value, revenue and earnings before interest, taxes, depreciation and amortization (EBITDA) multiples based on the last publicly available trailing twelve months revenues and EBITDA, for each of the selected publicly traded companies. The multiples for each of the selected companies were calculated using their respective closing prices on December 15, 2023 and were based on the most recent publicly available information and information collected from PitchBook Data, Inc.

The following table reflects the results of this analysis:

Financial Data Presented in $M
			Current	% of						Enterprise Value /
	Stock		Share	52-wk.	Market	Enterprise	TTM	TTM	TTM	TTM	TTM
Company	Exchange	Ticker	Price	High	Cap	Value	Sales	EBITDA	Net Income	Sales	EBITDA

2U	NAS:	TWOU	$1.2	9%	$94.4	$1,029.3	$926.3	$138.0	$(16.6)	1.11x	7.5x
Vantiva (Formerly Technicolor)	PAR:	VANTI	$0.1	40%	$45.2	$484.2	$2,742.5	$143.4	$(577.6)	0.18x	3.4x
Vimeo	NAS:	VMEO	$3.9	74%	$645.3	$354.8	$417.2	$10.2	$13.4	0.85x	34.6x
Brightcove	NAS:	BCOV	$2.5	34%	$108.2	$114.4	$200.3	$8.5	$(4.6)	0.57x	13.5x
ON24	NYS:	ONTF	$7.6	68%	$314.2	$106.6	$170.9	$4.2	$(0.2)	0.62x	25.3x
Haivision Systems	TSE:	HAI	$2.7	79%	$77.2	$84.5	$105.7	$9.9	$(0.7)	0.80x	8.5x
Ai-Media	ASX:	AIM	$0.2	71%	$37.8	$26.7	$41.5	$2.3	$(2.7)	0.64x	11.8x

Mean										0.68x	14.9x
Median										0.64x	11.8x

High										1.11x	34.6x
Low										0.18x	3.4x

Source: PitchBook Data, Inc.; Public Market Information is as of December 15, 2023; TTM EBITDA and TTM Net Income Numbers are Analyst Normalized; 2U, Vimeo, Brightcove, and ON24 TTM Revenue, EBITDA, and Net Income as of
Sep’23; Vantiva and AI Media TTM Revenue, EBITDA, and Net Income as of Jun’23; Haivision TTM Revenue, EBITDA, and Net Income, and EBITDA as of Jul’23.

No company used in the comparable company analysis is identical to the Mediasite Business. In evaluating selected publicly traded companies, Silverwood Partners made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters which are beyond Sonic Foundry’s control, such as the impact of competition on the Mediasite Business and the industry generally, industry growth, and financial conditions and prospects of the industry or the financial markets in general.

Analysis of Comparable Acquisition Transactions

Silverwood Partners performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms for selected acquisition transactions.

Silverwood Partners reviewed and compared certain publicly available transaction valuation metrics that Silverwood Partners determined, based on its professional judgment, were reasonably comparable to the proposed Mediasite Asset Sale.

Silverwood Partners reviewed and selected precedent acquisition transactions that, in the exercise of its professional judgment, were deemed to be relevant to its analysis after meeting the following criteria: (i) the target company operated in media, education, event, or enterprise technology, (ii) primarily transactions that closed in 2022 or 2023 with publicly available financial terms, certain transactions were included from 2020 and 2021, (iii) the target company’s implied enterprise value was less than $60 million, and (iv) the acquisition was not of a minority interest. The following table reflects the results of these analyses with respect to comparable acquisition transactions:

No transaction used in the analysis of comparable acquisition transactions is identical to the Mediasite Business or the transactions contemplated by the Purchase Agreement. In evaluating the precedent acquisition transactions, Silverwood Partners made judgments and assumptions with regard to general business, market and financial conditions and other matters, which are beyond Sonic Foundry’s control. These include, among other things, the impact of competition on the Mediasite Business or the industry generally, industry growth, and the absence of any adverse material change in the financial condition of the Mediasite Business or the industry or in the financial markets in general.

Discounted Cash Flow Analysis

Silverwood Partners performed a discounted cash flow analysis of the Mediasite Business, using financial projections for the Mediasite Business provided by Sonic Foundry management. Silverwood Partners calculated a range of potential enterprise values of the Mediasite Business based on forecasts of future unlevered free cash flows for the fiscal year ended September 30, 2023, through the fiscal year ending September 30, 2026. Silverwood Partners first calculated unlevered free cash flows (calculated as earnings before interest and taxes, less taxes, plus depreciation and amortization, less the amount of any increase or plus the amount of any decrease in net working capital, less capital expenditures) of the Mediasite Business for fiscal years 2023 to 2026.

Silverwood Partners then calculated terminal values for the Mediasite Business using the terminal value method based on revenue multiples. The terminal value based on revenue multiples was calculated by applying a range of terminal year revenue multiples of 0.8x to 1.0x (selected based on the professional judgment of Silverwood Partners after consideration of the precedent M&A transactions multiples and comparable public company multiples) to Sonic Foundry management’s revenue forecast for fiscal year 2026. These unlevered free cash flows and the terminal values were then discounted to their respective present values as of September 30, 2023, using a range of discount rates of 11.9% to 13.9% (selected based on the professional judgment of Silverwood Partners, and derived from an analysis of the estimated weighted average cost of capital using the Mediasite Business’s comparable company data) to calculate a range of potential enterprise values for the Mediasite Business.

Although discounted cash flow analysis is a widely accepted and practiced valuation methodology, it relies on a number of assumptions, discount rates, and can be disproportionately affected by assumptions related to “terminal value”. The valuation derived from the discounted cash flow analysis is not necessarily indicative of the Mediasite Business’s present or future value or results. Discounted cash flow analysis in isolation from other analyses is a less effective method of evaluating transactions than when discounted cash flow is considered together with other analyses used for valuation purposes.

Determination of Reference Value Range

Silverwood Partners derived a reference valuation range for the Consideration on a weighted basis in consideration of the following factors: (i) Mediasite Business projections assume a continued revenue decline and no expectation of profitability for the Mediasite Business on a standalone basis throughout the projection period, or at the end of the projection period; (ii) the companies referenced in the comparable public companies analysis all had positive EBITDA and, while comparable from an industry perspective, the analysis is less relevant in overall considerations of value as the negative Mediasite Business circumstances render less comparable a valuation analysis of public companies that have positive EBITDA; (iii) the companies referenced in the comparable precedent acquisitions analysis were comparable from an industry perspective, and several comparable acquisitions were of companies that had negative business circumstances (Lifesize and Qumu); (iv) discounted cash flow analysis was considered to be the most useful valuation methodology as it includes the impact of expected losses on the overall present value; (iv) a deficiency of the discounted cash flow analysis was that the terminal value is calculated solely off a revenue multiple as an EBITDA-based terminal value estimate is not possible given the expectation of negative EBITDA in the fiscal year ending September 30, 2026; (v) it is challenging to select an appropriate terminal value revenue multiple for the discounted cash flow analysis that is reflective of four years of revenue decline, a consistent lack of profitability, and no expectation of profitability for the Mediasite Business as a standalone business. After considering the above factors and other considerations deemed relevant to the valuation of the Mediasite Business, Silverwood Partners indicated the reference value range to be USD $8,000,000 to $10,000,000. Silverwood Partners then compared this to the Consideration to be paid for the Mediasite Business of USD $15,500,000, plus estimated net debt as of September 30, 2023, for the Japanese and Dutch subsidiaries being assumed by the purchaser of USD $150,000, less certain estimated trade liabilities of the Mediasite Business to be retained by Sonic Foundry of $1,800,000, resulting in an adjusted consideration of USD $13,850,000. Such adjusted consideration represents a 38.5% to 73.1% premium to the reference valuation range.

These analyses indicated the following implied multiples for the Mediasite Business:

Summary Valuation Analysis – Mediasite

($USD millions)	Enterprise Value Multiple of Sales:	Mediasite Sales FY 24F	Implied Enterprise Value
Comparable Public Media Technology Companies	0.64x - 0.68x	$20.5	$13.2 - $14.0
Comparable Media Technology Acquisitions	0.63x - 0.67x	$20.5	$12.9 - $13.7
Discounted Cash Flow Analysis – Revenue Multiple			$5.3 - $6.4
Reference Valuation Range	0.39x 0.49x	$20.5	$8.00 - $10.00

Mediasite Asset Sale Aggregate Consideration			$15.5

Net Debt in Aggregate of Sonic Foundry International and MSKK Assumed by Parent			$0.15

Less Trade Liabilities Retained by Sonic Foundry (Not Assumed by Parent)			$1.80

Adjusted Mediasite Asset Sale Aggregate Consideration			$13.8
Premium to Reference Valuation Range			$73.1% - 38.5%

Summary Valuation Analysis – Mediasite

Miscellaneous

The summary set forth above does not contain a complete description of the analyses performed by Silverwood Partners but does summarize the material analyses performed by Silverwood Partners in rendering its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Silverwood Partners did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Silverwood Partners made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses. Silverwood Partners based its analyses on assumptions that it deemed reasonable, including those concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which Silverwood Partners based its analysis have been described under the description of each analysis in the foregoing summary. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by Silverwood Partners are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, Silverwood Partners’ analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which securities may trade at the present time or at any time in the future or at which businesses actually could be bought or sold.

The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis, unless specifically referenced in the summary. In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be Silverwood Partners’ view of the actual value of the Mediasite Business.

Under the terms of an engagement letter dated January 24, 2023, Sonic Foundry has agreed to pay Silverwood Partners a fee of $65,000 for rendering its opinion, which was payable upon the delivery of the Silverwood Partners opinion, and is not contingent on the closing of the transaction. Of such amount, $20,000 has been paid as of the date hereof and $45,000 will be paid in full prior to the closing of the transaction. No part of Silverwood Partners’ opinion fee is conditioned upon the conclusion expressed in its opinion. In addition, Sonic Foundry has paid Silverwood Partners monthly financial advisory fees, all of which have been paid in full as of the date hereof, and no amount of which is or will be outstanding or contingent on the closing of the transaction. If the Mediasite Asset Sale is completed, Silverwood Partners will be paid a fee of $620,000. In addition, Sonic Foundry has agreed to reimburse Silverwood Partners for certain of its expenses and to indemnify Silverwood Partners and related persons against various potential liabilities, including certain liabilities that may arise in connection with Silverwood Partners’ engagement.

Silverwood Partners has been retained by the Special Committee of the Board in connection with exploring strategic alternatives for the Vidable and Global Learning Exchange businesses, and may be paid a fee or fees in connection with any transaction(s) related thereto.

Silverwood Partners has in the past provided investment banking and financial advisory services to Sonic Foundry and has received fees for the rendering of such services. These services include acting as financial advisor in connection with (i) the sale of the Sonic Foundry Media Services business to Deluxe Entertainment Services in May 2003, (ii) the sale of the Sonic Foundry Desktop Software Business to Sony Pictures Digital in July 2003, and (iii) the conversion of approximately $5.6 million of debt into common stock in May 2020. Silverwood Partners may also, in the future, provide investment banking and financial advisory services to Sonic Foundry, or entities that are affiliated with Sonic Foundry, for which Silverwood Partners would expect to receive compensation.

Silverwood Partners has not provided any financial advisory services to Parent during the past two years.

Silverwood Partners’ analyses were prepared solely as part of Silverwood Partners’ analysis of whether the Consideration to be received by Sonic Foundry in connection with the sale of Sonic Foundry’s Mediasite Business pursuant to the terms of the Purchase Agreement is fair, from a financial point of view, to Sonic Foundry, as of December 22, 2023. The opinion of Silverwood Partners was only one of the factors taken into consideration by the Board in making its determination to approve the Asset Purchase Agreement and the transactions contemplated by the Purchase Agreement.

Certain Unaudited Financial Projections for the Mediasite Business

Sonic Foundry does not, as a matter of course, for Sonic Foundry or the Mediasite Business, publicly disclose long-term forecasts or internal projections as to future performance, revenues, earnings, financial condition or other results due to, among other reasons, the inherent difficulty of predicting financial performance for future periods and the likelihood that the underlying assumptions and estimates may not be realized. However, in connection with the potential sale of its Mediasite Business, Sonic Foundry senior management prepared certain risk-adjusted non-public, unaudited prospective financial information for the Mediasite Business for fiscal years 2023 to 2026 (the “Management Projections”).

The Management Projections were provided to the Board in considering, analyzing and evaluating the potential sale of the Mediasite Business. In addition, the Management Projections were provided to Silverwood Partners, Sonic Foundry’s financial advisor, and were relied upon by Silverwood Partners in connection with the rendering of Silverwood Partners’ fairness opinion to the Board and in performing the related financial analyses as described in “ – Opinion of Our Financial Advisor” and were the only financial projections with respect to the Mediasite Business used by Silverwood Partners in performing such financial analyses.

In light of the foregoing factors and the uncertainties inherent in the Management Projections, holders of common stock are cautioned not to place undue, if any, reliance on the Management Projections. The Management Projections were not prepared with a view toward public disclosure. The inclusion of the Management Projections should not be regarded as an indication that Sonic Foundry or any of its affiliates, advisors or representatives considered or consider the Management Projections to be predictive of actual future events, and the Management Projections should not be relied upon as such or construed as financial guidance. Neither Sonic Foundry nor any of its affiliates, advisors (including its financial advisor) or representatives assumes any responsibility for the accuracy of this information. Neither Sonic Foundry nor any of its respective affiliates, advisors (including its financial advisor), officers, directors or representatives can give any assurance that actual results will not differ from the Management Projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the Management Projections to reflect circumstances existing after the date the Management Projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Management Projections are shown to be in error. Sonic Foundry does not intend to make publicly available any update or other revision to the Management Projections, except as may otherwise be required by law. Neither Sonic Foundry nor any of its respective affiliates, advisors (including its financial advisor), officers, directors or representatives has made or makes any representation or warranty to any holders of Shares or other person regarding the ultimate performance of the Mediasite Business compared to the information contained in the Management Projections or the likelihood that the Management Projections will be achieved. The Management Projections were prepared based on the Mediasite Business’s continued operation as part of Sonic Foundry on a standalone basis, and do not take into account the Mediasite Asset Sale, including the effect of any business or strategic decision or action that has been or will be taken as a result of the execution of the Purchase Agreement.

The Management Projections were not prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or U.S. generally accepted accounting principles (“GAAP”). In addition, the Management Projections were not prepared with the assistance of, or reviewed, compiled or examined by, independent accountants. The Management Projections are not being included in this proxy statement to influence any stockholder’s decision whether to vote in favor of the Mediasite Sale Proposal, but instead because the Management Projections were provided to the Board and to Silverwood Partners. The Management Projections may differ from publicly available analyst estimates, and the Management Projections do not take into account any events or circumstances after the date they were prepared, including the announcement of the Mediasite Asset Sale. Further, the Management Projections cover multiple years and, by their nature, become subject to greater uncertainty with each successive year. Accordingly, there can be no assurance that the Management Projections will be realized, and actual results may vary materially from those shown.

Certain of the Management Projections may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used in the Management Projections may not be comparable to similarly titled measures used by other companies. Sonic Foundry has not provided reconciliations of the non-GAAP Projections to the comparable GAAP measure due to, among other reasons, no reasonably accessible or reliable comparable GAAP measures for these measures and because of the inherent difficulty in forecasting and quantifying these measures that are necessary for such reconciliation. In the view of Sonic Foundry’s management, the Management Projections were prepared on a reasonable basis based on the information available to Sonic Foundry’s management at the time of their preparation.

In light of the foregoing factors and the uncertainties inherent in the Management Projections, Sonic Foundry’s stockholders are cautioned not to place undue, if any, reliance on the Management Projections.

The Management Projections are forward-looking statements and are based on estimates and assumptions that are inherently subject to factors such as industry performance, competition, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operations of the Mediasite Business, including the factors described under “Cautionary Statement Regarding Forward-Looking Statements” and the risk factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023.

SONIC FOUNDRY HAS NOT UPDATED AND DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE MANAGEMENT PROJECTIONS, INCLUDING, WITHOUT LIMITATION, TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE SUCH INFORMATION WAS PREPARED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, INCLUDING, WITHOUT LIMITATION, CHANGES IN GENERAL ECONOMIC, REGULATORY OR INDUSTRY CONDITIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE MANAGEMENT PROJECTIONS ARE NO LONGER APPROPRIATE.

The following table presents a summary of selected metrics included in the Management Projections:

($Thousands)	Projection Period
	2023A	2024F	2025F	2026F
Revenues	$22,324	$20,538	$18,895	$17,384
Cost of Sales	5,273	5,062	4,860	4,665
Gross Profit:	$17,052	$15,476	$14,036	$12,719
Operating Expenses ⁽¹⁾	$17,169	$17,990	$17,630	$17,278
Operating Income:	($118)	($2,514)	($3,594)	($4,559)
Taxes ⁽²⁾	-	-	-	-
Unlevered Net Income:	($118)	($2,514)	($3,594)	($4,559)
Adjust Unlevered Net Income:
Plus: Depreciation & Amortization	$2,128	$1,233	$1,207	$1,181
Less: Capital Expenditures ⁽³⁾	($280)	($275)	$-	$-
Less: Inc./(Dec.) in Net Working Capital ⁽³⁾	($643)	($223)	($205)	($189)
Unlevered Free Cash Flow	$1,088	($1,779)	($2,593)	($3,557)

Statement of Net Income and Cash Flow

(1)	Operating expenses do not include interest expense or impairment charges;

(2)	Assumed Company has sufficient net operating losses to cover tax expenses in the projection period;

(3)	Assumptions provided by Sonic Foundry.

Use of Proceeds and Future Operations

Sonic Foundry, and not its stockholders, will receive the proceeds from the Mediasite Asset Sale. We do not intend to liquidate following the Mediasite Asset Sale. As described under “-Repayment of Outstanding Debt” above, part of the proceeds will be used to repay the outstanding obligations under the NBE Debt. In addition, approximately $0.8 million of the proceeds will be used to pay transaction and other expenses. After the repayment of the NBE Debt and payment of transaction and other expenses, we expect net proceeds at closing of approximately $1.7 million. We expect to use the remaining cash proceeds for working capital and general corporate purposes.

Interests of our Directors and Executive Officers in the Mediasite Asset Sale

In considering the recommendation of our Board to vote “FOR” the Mediasite Sale Proposal, you should be aware that, aside from their interests as Sonic Foundry stockholders, our directors and executive officers have interests in the Mediasite Asset Sale that are different from, or in addition to, the interests of our stockholders generally.

Burish Debt. If the Mediasite Asset Sale is completed, we will use part of the net proceeds to repay the NBE Debt in full. As a result, the approximately $6.4 million of Burish Debt that we owe as of the date of this proxy statement to Mark Burish, Chairman of the Board, will have a first priority security interest in our remaining assets and will no longer be subordinated to the NBE Debt. Any additional amounts we borrow from Mr. Burish will also have such a first priority security interest.

Executive Employment Agreements. The Company has an employment agreement each of Joseph P. Mozden, Jr., our Chief Executive Officer, and Robert M. Lipps, our Executive Vice President - Sales. Pursuant to his employment agreement, in connection with a “change of control,” Mr. Mozden will have the right to voluntarily terminate his employment within 60 days of such change of control and, in such case, receive immediate vesting of all previously unvested stock options and cash severance is equal to his base compensation earned over the previous year payable in a lump sum within 30 days of such termination. Pursuant to his employment agreement, in connection with a “change of control,” Mr. Lipps if within two years after a “change of control” good reason occurs, which is defined as (i) a material diminution of his title, authority, status, duties or responsibilities; (ii) a material breach by the Company of the employment agreement; or (iii) a change in the location of the Company’s principal office to a location more than 50 miles outside of the Madison metropolitan area and Mr. Lipps gives notice of termination within 90 days thereafter, he will receive immediate vesting of all previously unvested stock options and cash severance equal to his total cash compensation (including base compensation and incentive/bonus) paid to him in the fiscal year immediately prior to his termination. The Mediasite Asset Sale may be deemed a “change of control” under such employment agreements. Additional details regarding these potential benefits to the named executive officers are provided below. Mr. Mozden has stated his intent to remain with Sonic Foundry after the completion of the Mediasite Asset Sale.

Options Outstanding. Outstanding options held by each of Joe Mozden, Jr. and Robert Lipps that are outstanding immediately prior to the closing of the Mediasite Asset Sale may become fully vested following the closing as described in the previous section.

As of January 2, 2024, there were 322,160 outstanding unvested options held directly by such named executive officers. The following table sets forth the number of unvested options held by the named executive officers that are subject to such potential vesting after the closing of the Mediasite Asset Sale.

Name	Grant Date	Unvested Options	Option Price
Robert Lipps	12/1/2021	3,334	$3.70
Robert Lipps	1/2/2023	16,667	$0.81
Robert Lipps	10/31/2023	40,000	$0.45
Joseph Mozden, Jr.	12/21/2021	20,000	$2.95
Joseph Mozden, Jr.	12/21/2021	20,000	$2.95
Joseph Mozden, Jr.	12/21/2021	27,796	$2.95
Joseph Mozden, Jr.	12/21/2021	42,204	$2.95
Joseph Mozden, Jr.	1/2/2023	58,334	$0.81
Joseph Mozden, Jr.	1/2/2023	58,333	$0.81
Joseph Mozden, Jr.	10/31/2023	80,000	$0.45

Quantification of Benefits and Payments to the Company’s Named Executive Officers

The table below sets forth the amount of potential payments and benefits that each of Mr. Mozden and Mr. Lipps may receive in connection with Mediasite Asset Sale pursuant to their respective employment agreements, assuming that the Mediasite Asset Sale was consummated as of December 29, 2023. Our other named executive officer, Kenneth A. Minor, our Chief Financial Officer and Secretary, does not have any compensation arrangements that would result in potential payments or benefits in connection with the Mediasite Asset Sale.

Name	Cash ($)(1)	Equity ($)(2)	Tax Reimbursement ($)	Total ($)
Joseph Mozden, Jr.	$300,000	-	-	$300,000
Robert Lipps	$235,000	-	-	$235,000

(1)

The amounts in this column reflect potential cash severance payments to each of Messrs. Mozden and Lipps subject to closing of the Mediasite Asset Sale and a termination of employment under the applicable terms of their respective employment agreements.

(2)

All unvested options held by Messrs. Mozden and Lipps subject to potential accelerated vesting subject to closing of the Mediasite Asset Sale and a termination of employment under the applicable terms of their respective employment agreements have exercise prices significantly above the closing price of the common stock on December 29, 2023, which was $0.20 per share.

Appraisal Rights

Under Subtitle 2 of Title 3 of the MGCL, a copy of which appears as Annex E to this proxy statement, stockholders have the right to demand payment from the Company of the fair value of their shares of common stock.

To qualify as an objecting stockholder, you must deliver to the corporate secretary of the Company at 222 West Washington Avenue, Madison, Wisconsin 53703, at or prior to your special meeting, your written objection to the Mediasite Asset Sale. The written objection must be separate from and in addition to any proxy or vote against the Mediasite Asset Sale. A proxy or vote against the Mediasite Asset Sale does not by itself constitute your written objection or demand for appraisal.

In addition, if you are a stockholder and wish to exercise your right to demand payment of the fair value of your stock, within 20 days following the date on which the Mediasite Asset Sale closes, you must make a written demand on the Company for the payment of your common stock stating the number and class of shares for which you demand payment. In addition to making a written demand for the payment of your stock, you must not vote in favor of the Mediasite Asset Sale. Stockholders who return executed but unmarked proxies will be deemed to have voted in favor of the Mediasite Asset Sale. If a properly executed proxy card is returned or properly submitted by telephone or over the Internet and the stockholder has abstained from voting on the Mediasite Asset Sale, the shares of common stock represented by the proxy will not be considered to have been voted on the Mediasite Asset Sale. Abstentions will have the same effect as a vote against approval of the Mediasite Asset Sale.

Once you have filed a demand for payment, you cease to have any rights as a stockholder, including the right to receive the Closing Consideration or vote the common stock, as applicable, except the right to receive payment of the fair value of your shares. Once you make a demand for payment, you may withdraw that demand only with the consent of the Company. Provided that you do not vote in favor of the Mediasite Asset Sale, or return an executed but unmarked proxy, and assuming the stockholders approve the Mediasite Asset Sale, then, promptly after the Mediasite Asset Sale is effective, the Company must notify you in writing of the date on which the Mediasite Asset Sale closes. Within 50 days after the date on which the Mediasite Asset Sale closes, if you have not received from the Company the fair value of your shares, you may file a petition with a court of equity in the county where the principal office of the Company is located for an appraisal to determine the fair value of your shares.

IF YOU DO NOT COMPLY WITH THE PROCEDURES FULLY AND THE MEDIASITE ASSET SALE IS APPROVED, YOU MAY LOSE YOUR RIGHT TO DEMAND PAYMENT OF THE FAIR VALUE OF YOUR SHARES, AND YOU WILL BE REQUIRED TO ACCEPT THE CLOSING CONSIDERATION.

If the court finds you are entitled to an appraisal of your stock, it will appoint three disinterested appraisers to determine the fair value of your stock. Unless the court permits a longer period, the appraisers have 60 days after their appointment to determine the fair value of your stock and file their report with the court, and within 15 days after the appraisers file their report, any party may object to it and request a hearing. The court may, among other things, accept the report or set its own determination of the fair value, and then direct the Company to pay the appropriate amount.

The Company cannot predict how the court will value the respective shares of common stock, and the fair value may be higher, lower or equal in value to the Closing Consideration being paid in the Mediasite Asset Sale. Stockholders should note that opinions of investment banking firms as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the Mediasite Asset Sale, are not opinions as to, and do not otherwise address, fair value under the MGCL.

If the court finds that the failure of a stockholder to accept an offer for the stock was arbitrary and vexatious or not in good faith, the court has the right to apportion among all or some of the parties any expenses of any proceeding to demand the fair or appraised value of shares as it deems equitable.

The above description is a summary of the material provisions of Subtitle 2 of Title 3 of the MGCL. For complete information, you should review the text of Subtitle 2, which appears as Annex E to this proxy statement.

Support Agreements

In connection with the Purchase Agreement, at the specific request of the Buyer and as an inducement to the Buyer's willingness to enter into the Purchase Agreement, each member of the Board, each other executive officer of the Company and one significant stockholder who beneficially owns more than 5% of the outstanding shares of common stock entered into a Support Agreement with the Buyer (each such person is referred to in this proxy statement as a “Stockholder”). The full text of the form of Support Agreement is attached as Annex B to this proxy statement and is incorporated herein by reference. Pursuant to its Support Agreement, each Stockholder has agreed, subject to the terms of such Support Agreement, to vote all shares of common stock owned by the Stockholder (including shares of common stock acquired after January 2, 2024) (a) in favor of (1) the Purchase Agreement and the Mediasite Asset Sale and the other transactions contemplated by the Purchase Agreement, and (2) any proposal to adjourn or postpone the special meeting to a later date if there are not sufficient votes to approve the Mediasite Asset Sale; and (b) against (1) any Acquisition Proposal, (2) any action, proposal, transaction, or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty, or any other obligation or agreement of the Company under the Purchase Agreement or of the stockholder under the Support Agreement, and (3) any action, proposal, transaction, or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the timely consummation of the Mediasite Asset Sale or the fulfillment of Buyer's or the Company’s conditions under the Purchase Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company's organizational documents).

Further, during the term of its Support Agreement, each Stockholder has agreed not to transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber any such shares of common stock or enter into any contract, option or other agreement to do any of the foregoing with respect to any of any such shares, subject to certain exceptions specified in the Support Agreement.

Each Support Agreement will terminate upon the earlier to occur of the closing of the Mediasite Asset Sale and the date on which the Purchase Agreement is terminated in accordance with its terms.

As of December 29, 2023, the record date for the special meeting, the total number of shares of common stock covered by the Support Agreements equaled approximately 48.0% of the total outstanding shares of common stock.

The foregoing is a summary of the material provisions of the Support Agreements entered into in connection with or related to the Mediasite Asset Sale. This summary may not contain all of the information that is important to you. You should refer to the full text of form of Support Agreement which is attached hereto as Annex B and is incorporated by reference in this proxy statement. We encourage you to read it carefully and in its entirety for a complete understanding.

Material U.S. Federal Income Tax Consequences

The following discussion is a general summary of the anticipated material U.S. federal income tax consequences of the Mediasite Asset Sale. The following discussion is based upon the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), its legislative history, currently applicable and proposed Treasury Regulations under the Code and published rulings and decisions, all as currently in effect as of the date of this proxy statement, and all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws, or federal laws other than those pertaining to income tax, are not addressed in this proxy statement. No rulings have been requested or received from the Internal Revenue Service as to the tax consequences of the Mediasite Asset Sale and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of the Mediasite Asset Sale discussed below or, if it does challenge the tax treatment, that it will not be successful.

The Mediasite Asset Sale will be treated for U.S. federal income tax purposes as a taxable transaction upon which we will recognize gain or loss. The amount of gain or loss we recognize with respect to the sale of a particular asset will be measured by the difference between the amount realized by us on the sale of that asset and our tax basis in that asset. The amount realized by us on the Mediasite Asset Sale will include the amount of cash received, the fair market value of any other property received, and total liabilities assumed or taken by the Buyer. For purposes of determining the amount realized by us with respect to specific assets, the total amount realized by us will generally be allocated among the assets according to the rules set forth in Section 1060(a) of the Code. The basis in the assets is generally equal to its cost, as adjusted for certain items, such as depreciation. The determination of whether we will recognize gain or loss will be made with respect to each of the assets to be sold.

To the extent the Mediasite Asset Sale results in us recognizing a net gain for U.S. federal income tax purposes, it is anticipated that our available net operating loss carryforwards will offset all or a substantial part of such gain.

Financing of the Mediasite Asset Sale

We anticipate that the total amount of funds necessary to complete the Mediasite Asset Sale and the related transactions will be approximately $11.2 million. We understand that Parent and the Buyer expect to use cash on hand and/or funds available to them to fund their obligations under the Purchase Agreement.

Anticipated Accounting Treatment

Under generally accepted accounting principles, upon completion of the Mediasite Asset Sale, we will remove the net assets sold and liabilities assumed from our consolidated balance sheet and we anticipate recording a gain from the Mediasite Asset Sale.

Effects on our Company if the Mediasite Asset Sale is Completed and the Nature of our Business following the Mediasite Asset Sale

If the Mediasite Asset Sale is completed, our business operations will be limited to the Vidable and Global Learning Exchange businesses, both of which generate limited revenues, negative cash flow and significant losses. We will also have a significant amount of debt as we do not expect to use a significant portion of the proceeds of the Mediasite Asset Sale to repay the Burish Debt. The Company owes approximately $6.4 million as of the date of this proxy statement to Mark Burish, and we may borrow additional amounts from Mr. Burish if he agrees in order to provide funds for the Company’s business. Our Board will evaluate a number of alternatives for the Company’s business after the closing, which alternatives include selling assets (including as a potential sale of the GLX business to Mr. Burish in exchange for debt relief), restructuring the Burish Debt or seeking to obtain additional equity capital.

The Mediasite Asset Sale will not alter the rights, privileges or nature of the issued and outstanding shares of our common stock. A stockholder who owns shares of our common stock immediately prior to the closing of the Mediasite Asset Sale will continue to hold the same number of shares immediately following the closing. We do not intend to liquidate following the Mediasite Asset Sale or to otherwise distribute any of the proceeds of the Mediasite Asset Sale to our stockholders. Instead, we intend to use the proceeds of the Mediasite Asset Sale, after the repayment of the NBE Debt and part of the Burish Debt, the payment of transaction related expenses, for working capital and to support our remaining Vidable and Global Learning Exchange businesses.

THE STOCK AND ASSET PURCHASE AGREEMENT

The following is a summary of the material provisions of the Purchase Agreement but does not purport to describe all of the terms of the Purchase Agreement. The following summary is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference into this proxy statement. Terms used in this proxy statement, unless otherwise defined, have the meanings ascribed to them in the Purchase Agreement. This summary may not contain all of the information about the Purchase Agreement that is important to you. We encourage you to read the Purchase Agreement carefully and in its entirety, as it is the legal document governing the Mediasite Asset Sale.

Explanatory Note Regarding the Purchase Agreement

The Purchase Agreement has been included as Annex A to provide you with information regarding its terms, and we recommend that you read it carefully and in its entirety. The Purchase Agreement is a contractual document that is intended to govern the contractual rights and relationships, and to allocate risks, among the Company, SF Media Systems, the Buyer and Parent.

The Purchase Agreement contains representations and warranties made by the Sellers, on the one hand, and the Buyer and Parent, on the other hand, that are qualified in several important respects, which you should consider as you read them in the Purchase Agreement. The representations, warranties and covenants of the parties are qualified by the confidential disclosure schedules provided by the Company in connection with the signing of the Purchase Agreement on January 2, 2024. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties of the Sellers set forth in the Purchase Agreement.

In addition, certain of the representations and warranties made by the Sellers, on the one hand, and the Buyer and Parent, on the other hand, were made as of a specified date, and may have been used for the purpose of allocating risk between the parties to the Purchase Agreement rather than as establishing matters as facts. Moreover, certain of the representations, warranties and covenants of the parties may be subject to a contractual standard of materiality different from what might be viewed as material to the Sonic Foundry’s stockholders. The Purchase Agreement has been included to provide stockholders with information regarding its terms. It is not intended to provide any other factual information about the Sellers, the Buyer or Parent. Stockholders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Sellers, the Buyer, Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Sonic Foundry's public disclosures.

General

Under the terms of the Purchase Agreement, we have agreed, subject to certain conditions, including the approval of the Mediasite Sale Proposal by our stockholders at the special meeting to which this proxy statement relates, to sell to the Buyer the equity interests of Sonic Foundry International and MSKK and the assets of the Mediasite Business directly held by the Sellers, and the Buyer has agreed to assume certain specified liabilities of Sonic Foundry relating to the Mediasite Business.

Stock to be Sold

The Purchase Agreement provides that, at the closing, Sonic Foundry will sell to the Buyer all of the issued equity interests of Sonic Foundry International and MSKK. Sonic Foundry International is Sonic Foundry’s operating subsidiary in the Netherlands. MSKK is Sonic Foundry’s operating subsidiary in Japan. As a result of the transfer of the shares of Sonic Foundry International and MSKK to the Buyer at the closing, the Buyer would own all of Sonic Foundry’s international operations relating to the Mediasite Business.

Assets to be Sold

The Purchase Agreement provides that, at the closing, the Sellers will sell to the Buyer all right, title and interest of Sellers in, to and under all of the assets of Sellers relating to the Mediasite Business other than the Excluded Assets described below (the “Purchased Assets”), including the following:

●	all accounts receivable, notes receivable, and other receivables related to the Mediasite Business;

●	all inventory related to the Mediasite Business;

●	all customer purchase orders related to the Mediasite Business;

●	all supplier purchase orders related to the Mediasite Business;

●	all contracts set forth on a schedule to the Purchase Agreement;

●	all intellectual property that is owned by a Seller and related to the Mediasite Business;

●	all software that is owned by Sellers and used, held for use, or otherwise related to the Mediasite Business;

●	all tangible personal property, other than the excluded tangible personal property set forth on a schedule to the Purchase Agreement;

●	to the extent assignable under applicable law, all of each Seller’s rights in all governmental permits and licenses necessary to operate the Mediasite Business and issued to or held by such Seller;

●	all books and records related to the Mediasite Business;

●	all of Sellers' rights under warranties, indemnities and all similar rights against third parties;

●

all refunds (excluding Tax refunds), claims, causes of action (including claims for infringement), rights of recovery, rights of set off and rights of recoupment, in each case, arising out of the Purchased Assets;

●	any other assets of Sellers included in the calculation of the Closing Net Cash Assets;

●	all goodwill associated with any of the assets described in the foregoing clauses; and

●	any other assets of Sellers needed for operation of the Mediasite Business.

Excluded Assets

The Sellers will retain and not sell to the Buyer all assets not expressly included in the Purchased Assets (the “Excluded Assets”), including the following assets:

●	all cash or cash equivalents, government securities, or investment securities of Sellers;

●	all accounts receivable, notes receivable, and other receivables of Sellers exclusively related to Vidable and Global Learning Exchange businesses;

●	all raw materials, work-in-process, finished goods, other inventory, and related parts and supplies of Sellers exclusively related to the Vidable and Global Learning Exchange businesses;

●	all Intellectual Property that is owned by Sellers and exclusively used, exclusively held for use, or otherwise exclusively related to the Vidable and Global Learning Exchange businesses;

●

all corporate and trade names of Sonic Foundry (including, but not limited to the name, label, logo and mark of “Sonic Foundry” and any variation or derivation thereof), and all Uniform Resource Locators (or URLs), websites (including all content of such websites), social media accounts and internet domain names consisting of or containing any of such names; provided that the Company is granting Buyer a royalty-free license to use the Sonic Foundry name as it is currently used in the Mediasite Business for a period of five years;

●

all rights of Sellers under the Purchase Agreement and any other documents, instruments or certificates executed in connection with the Purchase Agreement and the transactions contemplated by the Purchase Agreement;

●	all other assets exclusively relating to Sonic Foundry’s Vidable and Global Learning Exchange, including only such software as is listed on a schedule to the Purchase Agreement;

●	all contracts not assigned to the Buyer;

●	all governmental licenses and permits that are not assigned by Buyer;

●	all employee benefit plans of a Seller;

●	all books and records not transferred to the Buyer;

●	all tax assets of a Seller;

●	all insurance policies of Sellers and all rights to applicable claims, proceeds, and refunds thereunder;

●	all personal laptops or other personal electronic devices primarily used by any employee to be retained by Sellers;

●

copies of customer lists relating to the Mediasite Business solely for use with respect to the Vidable and Global Learning Exchange businesses in a manner that is not competitive with the Mediasite Business;

●	the Company’s leased real property located at 222 West Washington Avenue, Madison, Wisconsin 53703; and

●	other tangible assets set forth on a schedule to the Purchase Agreement.

Assumed Liabilities

Pursuant to the Purchase Agreement, the Buyer will assume only the following liabilities of the Sellers at the closing (the “Assumed Liabilities”):

●	the liabilities of a Seller to the extent such items are included in the calculation of the Closing Net Cash Assets (See “-Post-Closing Purchase Price Adjustment” below);

●

all liabilities arising after the closing under the contracts assigned to the Buyer other than liabilities in respect of a breach by or default of a Seller accruing under such contracts with respect to any period on or before the Closing;

●

all liabilities of the Buyer or its affiliates relating to employee benefits, compensation or other arrangements with respect to any employee of the Mediasite Business arising after the closing with respect to their employment with the Buyer or its affiliates;

●

all liabilities for taxes arising from or relating to the Buyer’s operation of the Mediasite Business, ownership of the Purchased Assets or assumption of the Assumed Liabilities after the date of the closing; and

●	all other liabilities arising out of or relating to Buyer’s ownership or operation of the Mediasite Business and the Purchased Assets from and after the closing.

Excluded Liabilities

Except for the Assumed Liabilities, the Buyer will not assume and will not be responsible for any of the liabilities of Sellers arising out of, relating to or otherwise in respect of the Mediasite Business or the Purchased Assets prior to the closing (the “Excluded Liabilities”), including the following:

●	any liabilities relating to or arising out of the Excluded Assets;

●	any liability for taxes of a Seller;

●	any liabilities arising out of, under or in connection with any contracts that are not assigned to the Buyer;

●	any liabilities in respect of a breach by or default of a Seller accruing under any contracts assigned to the Buyer with respect to any period on or before the closing;

●	any liabilities in respect of any pending or threatened claim arising out of, relating to or otherwise in respect of the operation of the Mediasite Business prior to the closing or any Excluded Asset;

●	any liabilities of a Seller relating to the conduct or operation of any business of a Seller other than the Mediasite Business;

●	any liabilities of a Seller relating to any intercompany payables;

●

any liabilities of a Seller arising or incurred in connection with the negotiation, preparation, investigation and performance of the Purchase Agreement or any related transaction documents and the transactions contemplated thereby, including, without limitation, fees and expenses of counsel, accountants, consultants, advisers and others;

●	any liabilities relating to the currently ongoing trademark defense matter; and

●	any liabilities relating to the Company’s leased real property.

Purchase Price

In addition to assuming the Assumed Liabilities, as consideration for the Mediasite Asset Sale, the Buyer has agreed to:

●	pay the Sellers the Closing Consideration of $14.5 million in cash at closing, subject to adjustment as subject to adjustment as described below under the heading “Purchase Price Adjustment”; and

●

pay the Sellers the Holdback Amount of $1.0 million on the one year anniversary of closing to the extent such amount is not reduced by purchase price adjustments or indemnity or other claims under the Purchase Agreement.

Purchase Price Adjustments

Prior to the closing, we will deliver a statement of the estimated Net Cash Assets at the closing. At the closing, the Closing Consideration of $14.5 million will be decreased by the amount that $0 exceeds the Net Cash Assets estimate.

Within 120 days after closing, the Buyer will prepare and propose a statement of the final Net Cash Assets as of the closing. Sonic Foundry will have 45 days to review this proposed statement. If Sonic Foundry objects to any of the items set forth on the statement, the parties are required to use commercially reasonable efforts for a period of 15 days to negotiate and resolve their disputes. If the parties cannot resolve all of their disagreements during such 15-day period, such disagreements will be resolved by a nationally recognized firm of independent certified public accountants as to which the parties mutually agree. Upon the final determination of the Net Cash Assets as of the closing, the Closing Consideration will be subject to adjustment as follows:

●	if the Net Cash Assets, as finally determined, is greater than the preliminary Net Cash Assets estimate, the Buyer will pay the Sellers the amount of such excess; or

●	if the Net Cash Assets, as finally determined, is less than the preliminary Net Cash Assets estimate, the Sellers will pay the Buyer the amount of such deficit.

The Purchase Agreement also contains a provision for adjustment of the Closing Consideration based on the collection of the accounts receivable included in the transferred assets by the 180-day anniversary of the closing (or the one-year anniversary of the closing in the case of certain unbilled revenue prepaids Sonic Foundry International or MSKK). If the aggregate amount of uncollected accounts receivable as finally determined pursuant to the Purchase Agreement is greater than the Sellers’ allowance, the Buyer will have the right to recover from the Holdback Amount an amount in cash equal to such excess, and the Sellers must replenish the amount of such excess within 30 days.

The Purchase Agreement also contains a provision for adjustment of the Closing Consideration based on inventory included in the transferred assets that remains unsold by the one-year anniversary of the closing. If the aggregate amount of unsold inventory is greater than the Sellers’ obsolescence reserve, the Buyer will have the right to recover from the Holdback Amount an amount in cash equal to such excess, and Sellers must replenish the amount of such excess within 30 days.

Closing

The closing of the Mediasite Asset Sale will take place on the third business day after our stockholders approve the Mediasite Sale Proposal and the satisfaction or waiver of all of the other closing conditions or at such other time as the parties may otherwise agree.

Representations and Warranties

In the Purchase Agreement, the Sellers made representations and warranties relating to, among other things, the following:

●	corporate organization, existence and power and authority to own, operate and lease its assets and carry on its business;

●	authority to enter into the Purchase Agreement and related transaction documents and the recommendation of the Board that its stockholders approve the Mediasite Asset Sale;

●	absence of conflicts or violations;

●	financial statements of the Mediasite Business and absence of certain undisclosed liabilities;

●	accounts receivable and inventory of the Mediasite Business;

●	the absence of certain changes or events;

●	the absence of litigation;

●	tax matters;

●	employee benefit plans;

●	real property;

●	tangible personal property;

●	labor and employment matters;

●	certain contracts;

●	software and intellectual property;

●	environmental matters;

●	the absence of brokers or brokers’ fees relating to the Mediasite Asset Sale, other than those fees payable to Silverwood Partners;

●	insurance;

●	compliance with laws;

●	licenses and permits;

●	sufficiency and condition of assets;

●	the opinion of Silverwood Partners; and

●	customers and suppliers.

Certain of the Sellers’ representations and warranties are qualified by materiality, a Material Adverse Effect standard (as described below), and our disclosure schedules to the Purchase Agreement. Except for the representations and warranties contained in the Purchase Agreement (including the disclosure schedules), neither Sonic Foundry nor any other person has made or makes any representation or warranty, on behalf of Sonic Foundry or any of its affiliates, as to the Mediasite Business, the Purchased Assets, the Assumed Liabilities or any other matter related to the transactions contemplated by the Purchase Agreement.

In the Purchase Agreement, the Buyer made representations and warranties relating to, among other things

●	corporate organization, existence and power and authority to own, operate and lease its assets and carry on its business;

●	authority to enter into the Purchase Agreement and related transaction documents;

●	absence of conflicts or violations;

●	sufficiency of funds to pay the purchase price;

●	absence of litigation;

●	the absence of brokers or brokers’ fees relating to the Mediasite Asset Sale;

●	investment intent; and

●	Buyer’s independent investigation of the Mediasite Business.

Material Adverse Effect

Many of the Sellers’ representations and warranties, as well as other conditions or provisions in the Purchase Agreement, are qualified by a “Material Adverse Effect” standard. For purposes of the Purchase Agreement, “Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Mediasite Business, the Purchased Assets, the Transferred Equity Interests or the ability of Sellers to consummate the transactions contemplated by the Purchase Agreement. The definition of “Material Adverse Effect” does not include any event, occurrence, fact, condition or change resulting from:

●	the announcement or pendency of the transactions contemplated by the Purchase Agreement;

●	operating, business, regulatory or other conditions in the industry in which Sellers operate the Mediasite Business;

●

general economic conditions, including changes in the credit, debt or financial or capital markets (including changes in interest or exchange rates), in each case, in the United States or anywhere else in the world;

●	compliance with the terms of, or taking any action permitted by, the Purchase Agreement;

●	changes in GAAP or other accounting requirements or principles or any changes in applicable laws or the interpretation thereof;

●	the failure of Sellers to meet or achieve the results set forth in any projection or forecast;

●

global, national or regional political conditions, including hostilities, acts of war, sabotage or terrorism or military actions or any escalation, worsening or diminution of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date of the Purchase Agreement; and

●	natural disasters, including hurricanes, earthquakes, floods, pandemics, or epidemics.

Conduct of the Mediasite Business Prior to the Closing

Under the Purchase Agreement, the Sellers have agreed that, until the closing and except as otherwise contemplated by the Purchase Agreement, they will use commercially reasonable efforts to carry on the Mediasite Business in all material respects in the ordinary course, preserve the goodwill, reputation and present relationships of the Mediasite Business with suppliers, customers and others having significant business relationships with the Mediasite Business and keep the Mediasite Business substantially intact, including its present operations, facilities and other working conditions and not to take a number of restricted actions relating to the Mediasite Business detailed in the Purchase Agreement.

No Solicitation of Acquisition Proposals

In the Purchase Agreement, until the earlier of the closing of the Mediasite Asset Sale and the termination of the Purchase Agreement in accordance with its terms, Sonic Foundry has agreed that it will not, and it will cause its subsidiaries and its and their respective directors, officers, legal counsel and investment bankers not to:

●	initiate, solicit, knowingly facilitate or knowingly encourage the submission of any Acquisition Proposal (as defined below in this section);

●	engage in, continue or otherwise participate in any discussions or negotiations with respect thereto or that could reasonably be expected to lead to the submission of any Acquisition Proposal;

●	provide any non-public information to any person in connection with any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal; or

●	otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal.

Sonic Foundry was obligated upon the execution of the Purchase Agreement immediately to cease and cause to be terminated any and all existing discussions with any person that relate to any Acquisition Proposal.

Prior to the date that Sonic Foundry obtains the required vote of its stockholders approving the transactions contemplated by the Purchase Agreement, if (1) Sonic Foundry has received a bona fide written Acquisition Proposal from a third party, (2) Sonic Foundry has not breached the no solicitation provisions of the Purchase Agreement in any material respect with respect to such Acquisition Proposal and (3) the Board determines in good faith, after consultation with its financial advisors and outside counsel, based on information then available, that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal (as defined below), then Sonic Foundry may furnish information with respect to Sonic Foundry and its subsidiaries to the third party making such Acquisition Proposal, its representatives and potential sources of financing pursuant to one or more confidentiality agreements and Sonic Foundry may participate in discussions or negotiations with the third party making such Acquisition Proposal regarding such Acquisition Proposal.

Sonic Foundry must promptly, and in any event within 48 hours, notify Buyer in the event that Sonic Foundry receives any Acquisition Proposal, including the identity of such person making the Acquisition Proposal, and provide to Buyer a copy of the Acquisition Proposal. In addition, Sonic Foundry must promptly, and in any event within 48 hours after such determination, advise Buyer if Sonic Foundry determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal and thereafter must keep Buyer reasonably informed, on a current basis, and, in any event, within 24 hours of Buyer's reasonable request,, of the status and material terms of any such proposals and any material changes to the status of any such discussions or negotiations.

If Sonic Foundry receives a bona fide written Acquisition Proposal that the Board determines in good faith, after consultation with its financial advisors and outside counsel, constitutes a Superior Proposal, the Board may at any time prior to the approval of the Purchase Agreement by Sonic Foundry's stockholders, (i) effect a Change of Board Recommendation (as defined below under the heading “Changes in Board Recommendation”) with respect to such Superior Proposal and/or (ii) terminate the Purchase Agreement, in either case if the Board determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties to the stockholders of Sonic Foundry. Sonic Foundry will not be entitled to effect a Change of Board Recommendation or terminate the Purchase Agreement pursuant to this provision unless Sonic Foundry provides Buyer at least four business days' prior written notice of Sonic Foundry's intention to take such action, which notice must include a copy of the Superior Proposal and all related documentation to be entered into in respect of such Superior Proposal, and during such four business day period, if requested by Buyer, Sonic Foundry shall have, and shall have caused its legal and financial advisors to have, engaged in good faith negotiations with Buyer regarding any amendment to the Purchase Agreement proposed in writing by Buyer and intended to cause the relevant Acquisition Proposal to no longer constitute a Superior Proposal; and the Board considers in good faith any adjustments and/or proposed amendments to the Purchase Agreement and the other agreements contemplated hereby that may be irrevocably offered in writing by Buyer during such four business day period and shall have determined in good faith, after consultation with its financial advisors and outside counsel, that the Superior Proposal would continue to constitute a Superior Proposal and that the failure to take such action would continue to be inconsistent with its fiduciary duties to the stockholders of Sonic Foundry if any such change in terms were to be given effect.

As used in this proxy statement, the term “Acquisition Proposal” means any offer, inquiry, indication of interest or proposal from a third party concerning (1) a merger, consolidation or other business combination transaction or series of related transactions involving 25% or more of the voting power of Sonic Foundry, (2) any direct or indirect sale, lease or other disposition by merger, consolidation, business combination, share exchange, joint venture, recapitalization, spin-off or otherwise, of assets of Sonic Foundry (including equity interests of any subsidiary of Sonic Foundry) or its subsidiaries representing 25% or more of the consolidated assets of Sonic Foundry and its subsidiaries, based on their fair market value as determined in good faith by the Board, (3) any acquisition by any person or group (as defined under Section 13 of the Exchange Act), resulting in, or any proposal, offer, inquiry or indication of interest that if consummated would result in, any person or group (as defined under Section 13 of the Exchange Act) becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, any class of equity securities of Sonic Foundry representing 25% or more of the voting power or the common stock, or (4) any combination of the foregoing; provided that in no event will an Acquisition Proposal include any inquiry, offer or proposal, or any indication of interest, solely with respect to the sale or other disposition or acquisition of any of the Excluded Assets.

As used in this proxy statement, the term “Superior Proposal” means a bona fide written Acquisition Proposal that did not result from a breach by Sonic Foundry of the no solicitation provisions of the Purchase Agreement and that the Board determines in good faith, after consultation with its financial advisors and outside counsel, taking into account such factors as the Board considers in good faith to be appropriate, including the conditionality, timing and likelihood of consummation of such proposals, is more favorable from a financial point of view to Sonic Foundry's stockholders than the Purchase Agreement, taking into account any proposed changes with respect to such Superior Proposal; provided that an Acquisition Proposal shall not be more favorable from a financial point of view unless such Acquisition Proposal provides for aggregate consideration of at least $17,000,000.

Changes in the Board Recommendation

Under the Purchase Agreement, subject to certain exceptions, the Board has agreed to recommend that our stockholders vote in favor of the approval and adoption of the Purchaser Agreement and the transactions contemplated by the Purchase Agreement, and that, except as expressly permitted by the Purchase Agreement, until the termination of the Purchase Agreement in accordance with its terms, neither the Board nor any committee thereof may:

●	approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal or any offer or proposal that would reasonably be expected to lead to an Acquisition Proposal;

●	withdraw, change or qualify, in a manner adverse to Buyer, recommendation of the Board that Sonic Foundry's stockholders vote to approve the Mediasite Asset Sale;

●

approve or cause Sonic Foundry to enter into any asset sale agreement, letter of intent or other similar agreement relating to any Acquisition Proposal or that would reasonably be expected to lead to an Acquisition Proposal;

●	fail to include the Board's recommendation that Sonic Foundry's stockholder vote to approve the Mediasite Asset Sale in this Proxy Statement;

●	make any recommendation or public statement in connection with a tender offer or exchange offer for the equity securities of Sonic Foundry other than a recommendation against such offer; or

●	resolve or agree to do any of the foregoing (any action set forth in these bullet points is referred to as a “Change of Board Recommendation”).

Nothing contained in the Purchase Agreement prevents Sonic Foundry or the Board from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act or complying with Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A under the Exchange Act with respect to an acquisition proposal or from making any disclosure to our stockholders if the Board determines in good faith, after consultation with its outside counsel, that its failure to make such disclosure would be reasonably likely to be inconsistent with its fiduciary duties or violate applicable law; provided, however, Sonic Foundry may only make any such disclosure that constitutes a Change of Board Recommendation in compliance with the applicable provisions of the Purchase Agreement.

Conditions to Completion of the Mediasite Asset Sale

The obligations of Sellers and Buyer to complete the Mediasite Asset Sale are each subject to the satisfaction of a number of conditions set forth in the Purchase Agreement, including the following:

•	the required approval by Sonic Foundry's stockholders of the Purchase Agreement and the transactions contemplated by the Purchase Agreement;
•	absence of any law or other preventing consummation of the transactions contemplated by the Purchase Agreement;
•

accuracy of the representations and warranties made by Buyer (in the case of Sonic Foundry) or Sellers (in the case of Buyer), subject, in certain circumstances, to certain materiality and other thresholds.

•	performance by Buyer (in the case of Sellers) or Sellers (in the case of Buyer), in all material respects, of all of such party's obligations covenants under the Purchase Agreement;
•	for Buyer, Sellers will have duly executed and delivered transfer documents for the assets and stock;
•	execution and delivery of the Transition Services Agreement by Buyer (in the case of Sellers) and Sellers (in the case of Buyer); and
•	for Buyer, evidence in a form reasonably satisfactory to Buyer of release of outstanding encumbrances on the Purchased Assets.

Termination of the Purchase Agreement

The Purchase Agreement may be terminated, at any time prior to the closing of the Mediasite Asset Sale:

•	by mutual written consent of Sonic Foundry and Buyer;
•

by either Sellers or Buyer if the closing has not taken place on or before March 29, 2024 (the “End Date”), provided that that neither Sellers nor Buyer shall be permitted to terminate if the failure to close by such date results from, or is caused by, a material breach by such party of any of its representations, warranties, covenants or agreements contained in the Purchase Agreement;

•

by either Sellers or Buyer if a court of competent jurisdiction has issued a final and nonappealable order having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Purchase Agreement;

•

by Sellers or Buyer if Buyer (in the case of Sellers) or Sellers (in the case of Buyer) breaches or fails to perform any of its representations, warranties, covenants or other agreements contained in the Purchase Agreement that would give rise to the failure of an applicable condition to completion of the Mediasite Asset Sale and such breach is incapable of being cured with reasonable efforts or is not cured within 10 days of written notice thereof;

•

by Buyer, if the Board (i) makes a Change of Board Recommendation; or (ii) fails to reaffirm its approval or recommendation of the Purchase Agreement and the sale of the Mediasite Business as promptly as reasonably practicable (but in any event within five Business Days after receipt of any written request to do so from Buyer) at any time following the public disclosure of an Acquisition Proposal;

•	by Buyer if the required approval by Sonic Foundry's stockholders of the Purchase Agreement and the transactions contemplated by the Purchase Agreement is not obtained at the special meeting; or
•

by Sellers if Sellers (1) have received a bona fide written Acquisition Proposal that the Board determines in good faith, after consultation with its financial advisors and outside counsel, constitutes a Superior Proposal, and the Board determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties to the stockholders of Sonic Foundry, and Sellers have complied with the requirements described under “No Solicitation of Acquisition Proposals” above in regard thereto, and (2) Sellers, simultaneous with such termination, pay to Buyer in immediately available funds the fee required to be paid in connection with such termination as described under “Termination Fee and Expenses” below.

If the Purchase Agreement is validly terminated, the Purchase Agreement will become void with no liability on the part of any party or related party thereto, except as provided under the section entitled “Termination Fee and Expenses” below and for provisions relating to confidentiality matters and certain other specified general provisions and except in the case of a willful breach of the Purchase Agreement.

Termination and Fees

The Purchase Agreement provides that all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants incurred in connection with the Purchase Agreement and the transactions contemplated thereby will be borne by the party incurring such costs and expenses.

The Purchase Agreement provides that Sellers will be required to pay to Buyer a termination fee of $450,000 if:

•

the Purchase Agreement is terminated by Sellers if Sellers have received a bona fide written Acquisition Proposal that the Board determines in good faith, after consultation with its financial advisors and outside counsel, constitutes a Superior Proposal, and the Board determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties to the stockholders of Sonic Foundry, and Sellers have complied with the requirements described under “No Solicitation of Acquisition Proposals” above in regard thereto;

•

the Purchase Agreement is terminated by Buyer if the Board (i) makes a Change of Board Recommendation; or (ii) fails to reaffirm its approval or recommendation of the Purchase Agreement and the sale of the Mediasite Business as promptly as reasonably practicable (but in any event within five Business Days after receipt of any written request to do so from Buyer) at any time following the public disclosure of an Acquisition Proposal; or

•

either (x) the Purchase Agreement is validly terminated by either Sellers or Buyer because the closing has not taken place on or before the End Date (provided that Buyer has not rejected any requests by Sellers to extend the End Date to a date not later than June 30, 2024) or (y) the Purchase Agreement is validly terminated by Buyer because Sellers breach or fail to perform any of their representations, warranties, covenants or other agreements contained in the Purchase Agreement that would give rise to the failure of an applicable condition to completion of the Mediasite Asset Sale, and in either case within twelve months following the date of such termination, the Sellers enter into a definitive written agreement with respect to an Acquisition Proposal (except that references to “25%” shall be deemed to be replaced by “50%”).

The Purchase Agreement provides that Sellers will be required to pay to Buyer a termination fee of $100,000 if the Purchase Agreement is terminated by Buyer if the required approval by Sonic Foundry's stockholders of the Purchase Agreement and the transactions contemplated by the Purchase Agreement is not obtained at the special meeting.

In no event will Sellers be required to pay the termination fee in connection with the termination of the Purchase Agreement more than once. In the event that the termination fee is paid to Buyer, except with respect to remedies that cannot be waived as a matter of law: (1) the payment of such termination fee will be the sole and exclusive remedy of Buyer, its subsidiaries, stockholders, affiliates, officers, directors, employees and representatives against Sellers or any of their respective representatives or affiliates for, and (ii) in no event will Buyer or any other such person seek to recover any other money damages or seek any other remedy based on a claim in law or equity with respect to, in each case of clause (1) and (2), any loss suffered, directly or indirectly, as a result of the failure of the transactions contemplated by the Purchase Agreement to be consummated, the termination of the Purchase Agreement, any liabilities or obligations arising under the Purchase Agreement, or any claims or actions arising out of or relating to any breach, termination or failure of or under the Purchase Agreement, and (3) upon payment of the termination fee, neither Sellers nor any of their respective affiliates or representatives will have any further liability or obligation to Buyer relating to or arising out of the Purchase Agreement or the transactions contemplated hereby.

Post-Closing Indemnification and Holdback

Each of the Sellers and Parent and the Buyer has indemnification obligations in the Purchase Agreement.

The indemnification obligations of the Sellers cover any loss, damage, injury, settlement, judgment, award, fine, penalty, fee (including reasonable attorneys' fees), charge, cost or expense of any nature, but excluding consequential, punitive, special, indirect or exemplary damages or damages which are not the natural, probable and reasonably foreseeable result of the event giving rise to the loss, suffered, sustained, incurred or paid by the Buyer and certain related parties with respect to:

•	any breach of any representation or warranty made by the Sellers in Article V of the Purchase Agreement;
•	any breach by or failure of the Sellers to duly perform or observe any term, provision, covenant or agreement to be performed or observed by the Sellers contained in the Purchase Agreement; or
•	the Excluded Liabilities.

The indemnification obligations of Parent and the Buyer covers any loss, damage, injury, settlement, judgment, award, fine, penalty, fee (including reasonable attorneys' fees), charge, cost or expense of any nature, but excluding consequential, punitive, special, indirect or exemplary damages or damages which are not the natural, probable and reasonably foreseeable result of the event giving rise to the loss, suffered, sustained, incurred or paid by the Sellers and certain related parties with respect to:

•	any breach of any representation or warranty made by the Buyer in Article VI of the Purchase Agreement;
•	any breach by or failure of the Buyer to duly perform or observe any term, provision, covenant or agreement to be performed or observed by the Sellers contained in the Purchase Agreement; or
•	the Assumed Liabilities.

The Purchase Agreement contains certain limitations on indemnification obligations of the parties including a basket of $75,000 for claims relating to breaches of representations or warranties and a maximum limit on the amount of claims equal to the total purchase price under the Purchase Agreement.

The representations of Sellers and Buyer contained in the Purchase Agreement survive for a period of 12 months following the Closing Date, except that except that representations and warranties of the Sellers relating to organization, good standing and authority), the equity interests of MSKK and Sonic Foundry International, litigation, and software and intellectual property and the representations and warranties of the Buyer relating to organization, good standing and authority, solvency and the absence of brokers or brokers’ fees relating to the Mediasite Asset Sale survive for a period of three years following the Closing Date.

PROPOSAL NO. 2: APPROVAL OF ADVISORY COMPENSATION PROPOSAL

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, we are providing our stockholders with a separate non-binding, advisory vote to approve certain compensation that may be paid or become payable to our named executive officers in connection with the Mediasite Asset Sale, as described in the table under “Proposal No. 1 — Adoption of the Mediasite Asset Sale — Interests of our Directors and Executive Officers in the Mediasite Asset Sale — Quantification of Payments and Benefits to the Company’s Named Executive Officers ,” including the footnotes to the table and related narrative discussion. This vote is commonly referred to as a “say on golden parachute” vote. This non-binding, advisory proposal relates only to contractual obligations of the Company that may result in a payment to our named executive officers in connection with, or following, the consummation of the Mediasite Asset Sale. As such, this proposal applies only in the event that the Purchase Agreement is approved, the Mediasite Asset Sale is effected and the other conditions for payment under the applicable employment agreements are satisfied. Further, this proposal does not relate to any compensation arrangements that are or may become applicable to our directors or executive officers who are not named executive officers.

This proposal is an advisory vote and is not binding upon the Company or our Board. Approval of this proposal is not a condition to completion of the Mediasite Asset Sale, and this vote is separate from the other proposals at the special meeting. Accordingly, you may vote to approve such other proposals to be considered and vote not to approve the advisory compensation proposal, and vice versa. To the extent that we are contractually obligated to pay the compensation, such compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the advisory vote. These payments are a part of our comprehensive executive compensation program and are intended to align our named executive officers’ interests with yours as stockholders by ensuring their continued retention and commitment during critical events such as the Mediasite Asset Sale, which may create significant personal uncertainty for them.

The Board recommends that our stockholders vote “FOR” the following resolution, on a non-binding, advisory basis:

“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers, in connection with the Mediasite Asset Sale, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in ‘Proposal No. 1 — Approval of the Mediasite Asset Sale — Interests of our Directors and Executive Officers in the Mediasite Asset Sale— Quantification of Payments and Benefits to the Company’s Named Executive Officers’, including the footnotes to the table and the related narrative discussion, are hereby APPROVED.”

Assuming a quorum is present, the affirmative vote of a majority of the shares of Common Stock represented at the special meeting, either in person or by proxy, and entitled to vote is required to approve the above resolution approving the Mediasite Asset Sale-related compensation of our named executive officers on a non-binding, advisory basis.

Our Board recommends a vote “FOR” the Advisory Compensation Proposal.

PROPOSAL NO. 3: APPROVAL OF ADJOURNMENT PROPOSAL

Summary of Proposal

The Company's stockholders are being asked to approve a proposal providing for the adjournment or postponement of the special meeting if necessary or appropriate in the view of the Board to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve any of the other proposals described in this proxy statement and to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure to be disseminated to and reviewed by the stockholders of the Company prior to the special meeting.

In this proposal, the Company is asking the Company's stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the special meeting, and any subsequent adjournments or postponements, to another time and place. If the Company's stockholders approve the Adjournment Proposal, the Company could adjourn or postpone the special meeting, and any adjourned or postponed session of the special meeting, in any of the circumstances described above to a later date and use the additional time to, among other things, solicit additional proxies in favor of any of the other proposals described in this proxy statement, including the solicitation of proxies from holders of our common stock that have previously voted against any such proposal. Among other things, approval of the Adjournment Proposal could mean that, even if the Company had received proxies representing a sufficient number of votes against any proposal, the Company could adjourn or postpone the special meeting without a vote on any such proposal and seek to convince the holders of those shares of common stock to change their votes to votes in favor of any such proposal.

The Board believes that if the number of shares of common stock present in person or by proxy at the special meeting and voting in favor of any proposal is not sufficient to approve such proposal, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve any such proposal. If the special meeting is adjourned or postponed for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use.

Required Vote and Board Recommendation

The vote on the Adjournment Proposal is a vote separate and apart from the vote on the other proposals. Accordingly, a stockholder may vote to approve any proposal and vote not to approve the Adjournment Proposal and vice versa. Approval of the adjournment or postponement of the special meeting, if necessary, including for the purpose of soliciting additional proxies if a quorum is not present or if there are not sufficient votes in favor of any proposal, requires the votes cast favoring the action exceed the votes cast opposing the action. Abstentions and broker non-votes, if any, will have no effect on the approval of the Adjournment Proposal, while shares of common stock not in attendance will have no effect on the outcome of any vote on the Adjournment Proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of December 29, 2023 for (a) the named executive officers, (b) each of our directors, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of our common stock that may be acquired by an individual or group within 60 days of December 29, 2023 pursuant to the exercise of options or warrants to be outstanding, which we refer to as Presently Exercisable Options or Presently Exercisable Stock Warrants, for the purpose of computing the percentage ownership of such individual or group, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of our common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 12,139,360 shares of our common stock outstanding on December 29, 2023.

Name of Beneficial Owner(1)	Number of Shares of Class Beneficially Owned	Percent of Class
Mark D. Burish (2) 33 East Main St. Madison, WI 53703	4,929,402	40.4%

Ron W. Busslinger (3) 27901 Via Del Agua Laguna Niguel, CA 92677	1,358,673	11.2

Andrew D. Burish (4) 8020 Excelsior Drive Madison, WI, 53717	1,041,929	8.4

Joe Mozden, Jr. (5)	478,200	3.8

Robert M. Lipps (6)	125,568	1.0

Nelson A. Murphy (7) 1501 Glenmere Rd. Greeley, CO 80631	61,808	*

Brian T. Wiegand (8) 5574 Polo Ridge Waunakee, WI 53597	55,304	*

Kenneth A. Minor (9)	30,686	*

William St. Lawrence (10)	20,835	*

All current Executive Officers and Directors as a Group (7 persons)(11)	5,701,803	44.5

*         less than 1%

(1)

Sonic Foundry believes that the persons named in the table above, based upon information furnished by such persons, except as set forth in note (4) where such information is based on a Schedule 13G, have sole voting and dispositive power with respect to the number of shares indicated as beneficially owned by them.

(2)	Includes 18,000 shares subject to Presently Exercisable Options and 50,676 shares subject to Presently Exercisable Stock Warrants.
(3)	Based on Schedule 13G/A filed June 13, 2023.
(4)	Includes 232,558 shares subject to Presently Exercisable Common Stock Warrants. Information is based on information provided to the Company on January 18, 2022.

(5)	Includes 450,000 shares subject to Presently Exercisable Options.
(6)	Includes 123,493 shares subject to Presently Exercisable Options.
(7)	Includes 14,500 shares subject to Presently Exercisable Options.
(8)	Includes 20,000 shares subject to Presently Exercisable Options.
(9)	Includes 1,666 shares subject to Presently Exercisable Options.
(10)	Includes 6,000 shares subject to Presently Exercisable Options.
(11)	Includes an aggregate of 684,335 Presently Exercisable Options and Common Stock Warrants

INFORMATION ABOUT THE BUSINESS OF SONIC FOUNDRY

Who We Are

Sonic Foundry, Inc. (NASDAQ: SOFO) is dedicated to transforming how the world works and learns through innovative and scalable technology solutions. We help customers maximize the value of their video initiatives and infrastructure while leveraging our expertise and global footprint to help unlock a smarter, more connected world for learners, workers, and entrepreneurs everywhere. Sonic Foundry’s family of brands includes Mediasite®, Video Solutions, Vidable® and Global Learning Exchange™, which are trusted by thousands of educational institutions, students, corporations, and health care organizations in dozens of countries around the world.

Founded in 1991, Sonic Foundry, Inc. was incorporated in Wisconsin in March 1994 and merged into a Maryland corporation of the same name in October 1996. Our executive offices are located at 222 West Washington Ave., Madison, Wisconsin 53703 and our telephone number is (608) 443-1600. Our Sonic Foundry International B.V. (“Sonic Foundry International”) (formerly Media Mission B.V.) office is located in the Netherlands, and our Mediasite K.K. (“Mediasite KK” or “MSKK”) office is located in Japan. Our corporate website is www.sonicfoundry.com. In the “Investors” section of our website we make available, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to reports required to be filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as soon as reasonably practicable after the filing of such reports with the Securities and Exchange Commission.

Our Solutions Address Today's Communication and Education Challenges

In this digital-first world, video adoption and utilization are at the core of every in person and remote working or learning environment, helping to facilitate communication and collaboration. With Sonic Foundry’s 30-year reputation as a leader in video technology and deep relationships in higher education, the Company is well-positioned to capitalize on the fundamental needs for rapid and remote communication in the workplace and classroom. Sonic Foundry’s products and services help customers efficiently and cost-effectively address the challenge of sharing information whenever and wherever content is consumed.

Our Brands

Mediasite

Video Capture Solutions (Hardware)

Mediasite® is an integrated and scalable video management platform that quickly and cost-effectively automates the capture, management, and distribution of live and on-demand video content. Ideal for a wide spectrum of use cases from higher education classrooms, virtual lab experiences to corporate townhalls and online training modules, Mediasite is used by over 1,500 educational institutions, corporations, health organizations and government entities globally.

Mediasite provides the following primary flexible hardware and software solutions to record and upload any video-based content from anywhere, automatically:

•

Mediasite Recorder and Recorder Pro: The Recorder and Recorder Pro are built-in room appliances that use schedule-based capture and advanced audio/video integration to fully automate high-quality video and content recording in lecture halls, training rooms, simulation labs and auditoriums. The room can be scheduled to automatically record and publish to Mediasite, so instructors and speakers can focus on teaching and presenting, free from technological worries and confident that everything said and presented is being captured.

•

Mediasite Mobile Recorders: The Mobile Recorder is a portable recording device used to capture and stream broadcast-quality video from any environment when portability is key. Designed for on-the-go webcasting, hybrid events, guest speakers and conferences, the lightweight design moves easily from location to location and can be set up and ready to record in only a few minutes.

Video Capture Solutions (Software)

•

Mediasite Mosaic & Mosaic Pro: Mosaic allows instructors, employees, and students to create high quality videos, screencasts and slideshows from their computers or mobile devices with just one click. From demos and video training to flipped classes, lectures and assignments, everything needed to record, upload, manage and publish personal videos is in one simple-to-use tool, requiring no professional video skills.  Mosaic Pro extends those desktop software capabilities to multi-use PC’s commonly used in classrooms and training rooms by adding full automation workflows and administrative controls that allow presenters to effortlessly publish video content from shared learning spaces.

•

Mediasite Capture: Released in 2023, Mediasite Capture is a simple, browser-based recording application that provides users a quick, intuitive way to record their camera, microphone, and desktop to create high quality, rich media presentations independent of a desktop-based application.

Video is a critical communication and learning tool that has become part of everyday life for businesses and consumers. As part of Sonic Foundry’s end-to-end video solutions, Mediasite video management and delivery solutions ensure the rapid and efficient delivery of recorded and live content.

Video Management and Delivery Solutions

Mediasite is a scalable, reliable, and secure solution to manage, search, analyze, publish, and stream video content. With Mediasite, government, businesses, and educational institutions can:

•	Automatically publish video to a learning management system (LMS), content management system (CMS), training portal or any website
•	Centrally manage and secure any video
•	Create an enterprise or campus YouTube channel
•	Deepen engagement and improve learning with quizzing, annotations, comments, polls, surveys and other interactive tools
•	Analyze viewing metrics to measure learner engagement and outcomes
•	Search everything with fully indexed audio, video and slide content
•	Stream live and on-demand video to any device

Mediasite On-Premises or Mediasite Cloud

Mediasite is available as either an on-premises license or as a SaaS (Software as a Service) offering within our Mediasite Cloud. Customers can conveniently host and manage all their content with Mediasite Cloud, or use it as needed for large events to divert heavy viewing traffic from their on-premises Mediasite deployment. In 2020, the Company made an investment in a new dual redundant, high availability data center in the United Kingdom, which went online at the end of September 2020. The Company also upgraded its existing US data centers, which went online during the first calendar quarter of 2021 and in fiscal 2023 through early fiscal 2024 we are transitioning to a public cloud environment.

Vidable®

Vidable® is an AI powered solution that turns an organization’s video libraries into dynamic knowledge bases. Vidable is an integrated AI solution with 3 powerful features: Vidable Assistant which applies real-time search and content generation capabilities to single videos or entire libraries of video allowing users to quickly locate the content they need and create derivative content from any video. Vidable Insights is a video analytics tool that organizes video library data and delivers custom analytics through a customizable dashboard. Vidable Transformations is a set of AI tools used to enhance video content through automated workflow which improves production quality, accessibility and searchability of video. Vidable is delivered as a standalone platform or through integrations with Mediasite and other video platforms.

Global Learning Exchange™

Global Learning Exchange™ (GLX) provides students in emerging countries access to higher education in a flexible, cost effective, locally supported environment. GLX offers coursework, degree programs and certifications through partnerships with 7 US and EU Universities and 2 skill-based certification providers.

Global Learning Exchange opened its first GLX Hub in Nassau, Bahamas in July 2022 and has since opened Hubs in Abuja and Benin City, Nigeria and Johannesburg, South Africa. GLX Hubs are used as enrollment and admissions centers and act as support centers where enrolled students can study, network with other students, obtain Wi-Fi access and other technological resources, and receive educational and career support from local Hub advisors.

Video Solutions

Video Solutions specializes in comprehensive video services and is organized around a simple value proposition: Making video easy. Video Solutions technicians and project managers have decades of experience planning, managing, and executing video initiatives for event organizers and enterprise organizations around the world. Video Solutions plugs into organizations as needed – providing self-service tools or full-service offerings supported by expert technicians and project managers. From organizing video capture and distribution for an in person, live or hybrid event, to migrating an existing video content library to the cloud to planning and executing an organization's video strategy from start to finish, Video Solutions is a full service offering that is customized specifically to an organization’s needs and objectives.

Mediasite Professional Services

Customers can maximize the value of their Mediasite instance and their video library with additional Mediasite Professional Services including integration services, installation assistance, custom development, training, cloud migration support and monitoring services. The majority of professional services are completed remotely, allowing for uninterrupted year-round professional services support for new users and existing customers.

Mediasite Customer Care

Mediasite Customer Care plans include software upgrades for Mediasite and Mediasite capture solutions, technical support, warranty extensions and advanced replacement on hardware, as well as access to the Mediasite Community and other online resources. Nearly all our customers purchase a Customer Care plan when they purchase Mediasite or a Mediasite capture solutions. Annual service contracts for Mediasite Cloud include a standard Customer Care plan.

Segment Information

In accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 280-10, Segment Reporting, the Company has three operating segments; however, these segments meet the criteria for aggregation for reporting purposes as one reporting segment as of fiscal years ended September 30, 2023 and 2022.

Billings

Our services are typically billed and collected in advance of providing the service. Billings, which are a non-GAAP measure, are an important indicator of customer activity and cash flow, in addition to revenue, and is therefore used by management as a key operational indicator. Billings are computed by combining revenue with the change in unearned revenue.

Our largest individual customers can be either value added resellers (“VARs”) or end users in the case of large higher education institutions. No single customer represented over 10% of billings or revenue in 2023 or 2022.

Sales

We sell and market our offerings through a sales force that manages a channel of value-added resellers, system integrators, and consultants. These third-party representatives specialize in understanding both audio/video systems and IT networking. We also sell to over 200 resellers, and over 1,150 total end users.

Our GLX business sells directly to students.

Market expansion:

Historically, over two-thirds of our revenue has been realized from the education market. However, we have recently diversified our customer base due to the rapid adoption of video across verticals.

In recent years, the Company has made extensive investments in our cloud infrastructure which has resulted in an increase in multi-year agreements and the growth of annual recurring revenue as customers have migrated to our cloud environment.

Additionally, the Company has diversified its core offerings through the launch of Vidable® and Global Learning Exchange™ which has expanded the Company into new and adjacent markets where we have the opportunity to expand and leverage relationships with existing education and enterprise customers.

Operations

We do not own or operate any manufacturing facilities. Instead, we contract with a third party to build the hardware for our Mediasite Recorders and purchase quantities sufficient to fill specific customer orders, including purchases of inventory by resellers. Quantities are maintained in inventory by the third-party provider and shipped directly to the end customer or reseller. The hardware manufacturer provides a limited one-year warranty on the hardware, which is passed on to our customers who purchase a Mediasite Customer Care support and maintenance plan. While we have long-standing relationships with our contract manufacturer, there are other manufacturing alternatives if needed.

Research and Development

We believe that our future success will depend on our ability to deepen our relationship with current customers and attract new customers by offering a compelling value proposition that enhances their workplace and business objectives. Accordingly, we invest a significant amount of our resources in research and development activities, with a particular focus on our SaaS offerings. During the fiscal years ended September 30, 2023 and 2022, we spent $11.2 million and $7.6 million, respectively, on internal research and development activities in our business. These amounts represent 50% in 2023 and 28% in 2022 of total revenue.

Global Expansion

We continue to operate Sonic Foundry, International B.V.in the Netherlands and Mediasite KK in Japan which we acquired in 2014.  The investment in maintaining a local presence in these regions has allowed us to better serve the ongoing sales and support demands of our customers and prospective customers in those markets. Additionally, we’ve been able to deploy customer care and cloud hosting services more quickly in each of those markets to capitalize on the trend to move data intensive applications, such as video, to the cloud.

In 2022, our Global Learning Exchange business opened its first Hub in Nassau, Bahamas that provides students with local support resources and a physical space to connect with other students in the area. In 2023, GLX expanded its presence into Africa with the opening of GLX Hubs in Nigeria (2) and South Africa (1). These strategic locations were selected based upon the dramatic supply-demand imbalance in higher education that exists in these markets. The GLX Hub facilities are used for both student recruitment and for student support services, once students are enrolled in coursework or a degree program through one of GLX’s education partners.

Human Capital

At September 30, 2023 and 2022, we had 153 and 193 full-time employees, respectively. Our employees are not represented by a labor union, nor are they subject to a collective bargaining agreement.

We have a competitive compensation plan and benefits plan that is designed to attract, retain, and reward individuals and includes an employee stock purchase plan and a 401k plan with a matching contribution. We offer 6 weeks of PTO and flexible work arrangements that encourage employees to achieve a comfortable work-life balance.

Properties

Our principal office is located in Madison, Wisconsin in a leased facility of approximately 26,000 square feet. The building serves as our corporate headquarters, accommodating our general and administrative, product development and selling and marketing departments. We believe this facility is adequate for our needs. The current lease term for this office expires on June 30, 2024. The monthly rent for the remainder of the current lease period is approximately $58 thousand and $60 thousand for the calendar years 2023, and January to June 2024, respectively.

Our operations in Japan are managed in Tokyo, Japan in a leased facility of 7,870 square feet with a lease term that will expire on December 31, 2025. The facility includes sales, technical and administrative functions. The rent is approximately $22 thousand per month.

Our European operations are managed in Utrecht, Netherlands in a leased facility of approximately 540 square feet with a term expiring on June 30, 2025. The facility includes sales, technical and administrative functions with rent of approximately $7 thousand per month.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SONIC FOUNDRY

The financial and business analysis below provides information that Sonic Foundry believes is relevant to an assessment and understanding of the Company’s consolidated financial position and results of operations. This financial and business analysis should be read in conjunction with the consolidated financial statements and related notes.

Overview

Sonic Foundry, Inc. is the global leader for video capture, management, and streaming solutions as well as virtual and hybrid events. Trusted by thousands of educational institutions, corporations, health organizations and government entities in over 65 countries with solutions that transform communication, training, and learning.  Sonic Foundry’s brands include Mediasite®, Mediasite Connect, Vidable® and Global Learning Exchange™.

Mediasite Asset Sale

The information in this section does not give effect to the proposed Mediasite Asset Sale.

Critical Accounting Policies

We have identified the following as critical accounting policies to our Company and have discussed the development, selection of estimates and the disclosure regarding them with the audit committee of the board of directors:

•	Revenue recognition;
•	Inventory reserves;
•	Allowance for doubtful accounts;
•	Asset retirement obligations;
•	Valuation allowance for net deferred tax assets; and
•	Accounting for stock-based compensation.
•	Restructuring and exit activities

Revenue recognition

We recognize revenues in accordance with the Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). Recording revenues requires judgment, including determining whether an arrangement includes multiple performance obligations, whether any of those obligations are distinct and cannot be combined and allocation of the transaction price to each performance obligation based on the relative standalone selling prices (“SSP”). Customers receive certain contract elements over time. Changes to the elements in an arrangement or, in our determination, to the relative SSP for these elements, could materially affect the amount of earned and unearned revenues reflected in our consolidated financial statements.

The primary judgments relating to our revenue recognition include determining whether (i) the contract with a customer exists; (ii) performance obligations are identified; (iii) the transaction price is determined; (iv) the transaction price is allocated to performance obligations; and (v) the distinct performance obligations are satisfied by transferring control of the product or service to the client. Transfer of control is typically evaluated from the customer's perspective.

At contract inception, we determine whether we satisfy the performance obligation over time or at a point in time. Revenues from hosted software and hosting solutions are primarily recognized ratably over time or as fee-bearing usages occur. Certain software licenses are sold either on-premises or through term-based hosting agreements. These hosting arrangements provide customers with the same product functionality and differ mainly in the duration over which the customer benefits from the software. We deliver our software licenses electronically. Electronic delivery occurs when we provide the customer with access to the software and license key via a secure portal. Revenue from on-premises software licenses is generally recognized at the point in time when the software is made available to the customer.

Our contracts with customers for on-premises software licenses include maintenance services and may also include training and/or professional services. Maintenance services agreements consist of fees for providing software updates on an if and when available basis and for providing technical support for software products for a specified term. We believe that our software updates and technical support each have the same pattern of transfer to the customer and are substantially the same. Therefore, we consider these updates and technical support to be a single distinct performance obligation. Revenues allocated to maintenance services are recognized ratably as the maintenance services are provided. Revenues related to training services are billed on a fixed fee basis and are recognized as the services are delivered. Payments received in advance of services performed are deferred and recognized when the related services are performed. Revenues related to professional services are billed on a time and materials basis and are recognized as the services are performed.

We also provide cloud-based subscriptions, which allow customers to access our software during a contractual period without taking possession of the software. We recognize revenue related to these cloud-based subscriptions ratably over the life of the subscription agreement beginning when the customer first has access to the software.

We are often party to multiple concurrent contracts or contracts pursuant to which a client may purchase a combination of goods and services. These situations require judgment to determine whether multiple contracts should be combined and accounted for as a single arrangement. In making this determination, we consider whether the economics of the individual contracts cannot be understood without reference to the whole and multiple promises represent one single performance obligation.

Due to the large number, broad nature, and average size of individual contracts we are a party to, the effect of judgments and assumptions we apply in recognizing revenues for any single contract is not likely to have a material effect on our consolidated operations. However, the broader accounting policy assumptions that we apply across similar arrangements or classes of clients could significantly influence the timing and amount of revenues recognized in our results of operations.

Inventory Reserves

Beginning in fiscal year 2020, the Company established a hardware inventory reserve. In conjunction with a new hardware release due in the fourth quarter FY 2020, certain older models are no longer being actively sold and those units, along with their corresponding raw materials, have been 100% reserved. The inventory reserve methodology was unchanged in fiscal year 2023. The Company has fully reserved all inactive hardware due to the release of Media Site 8.0.

Credit Evaluation and Allowance for Doubtful Accounts

We assess the realization of our receivables by performing ongoing credit evaluations of our customers’ financial condition. Through these evaluations, we may become aware of a situation where a customer may not be able to meet its financial obligations due to deterioration of its financial viability, credit ratings or bankruptcy. Our reserve requirements are based on the best facts available to us and are reevaluated and adjusted as additional information is received. Our reserves are also based on amounts determined by using percentages applied to certain aged receivable categories. These percentages are determined by a variety of factors including, but not limited to, current economic trends, historical payment, and bad debt write-off experience. The allowance for doubtful accounts for accounts receivable and financing receivables was $245 thousand at September 30, 2023 and $53 thousand at September 30, 2022.

Asset retirement obligation

An asset retirement obligation (“ARO”) represents a legal obligation associated with the retirement of a tangible long-lived asset that is incurred upon the acquisition, construction, development, or normal operation of that long-lived asset. The Company’s ARO is associated with MSKK leasehold improvements that we are contractually obligated to remove at the end of a lease to comply with the lease agreement. We recognize asset retirement obligations upon construction of leasehold improvements with such conditions if a reasonable estimate of fair value can be made. The ARO is recorded in other noncurrent liabilities in the consolidated balance sheets. The associated estimated ARO is capitalized as part of the carrying amount of the long-lived asset and depreciated over its useful life.

Valuation allowance for net deferred tax assets

Deferred tax assets and liabilities are determined based on differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. We do not provide for U.S. income taxes on the undistributed earnings of our foreign subsidiaries, which we consider to be permanently invested outside of the U.S.

We make judgments regarding the realizability of our deferred tax assets. The balance sheet carrying value of our net deferred tax assets is based on whether we believe that it is more likely than not that we will generate sufficient future taxable income to realize these deferred tax assets after consideration of all available evidence. We regularly review our deferred tax assets for recoverability considering historical profitability, projected future taxable income, the expected timing of the reversals of existing temporary differences and tax planning strategies. In assessing the need for a valuation allowance, we consider both positive and negative evidence related to the likelihood of realization of the deferred tax assets. The weight given to the positive and negative evidence is commensurate with the extent to which the evidence may be objectively verified. As such, it is generally difficult for positive evidence regarding projected future taxable income exclusive of reversing taxable temporary differences to outweigh objective negative evidence of recent financial reporting losses. Generally, cumulative losses in recent years is a significant piece of negative evidence that is difficult to overcome in determining that a valuation allowance is not needed.

As of September 30, 2023 and 2022, valuation allowances have been established for all U.S. and for certain foreign deferred tax assets which we believe do not meet the “more likely than not” criteria for recognition. If we are subsequently able to utilize all or a portion of the deferred tax assets for which a valuation allowance has been established, then we will be required to recognize these deferred tax assets through the reduction of the valuation allowance, which could result in a material benefit to our results of operations in the period in which the benefit is determined.

Accounting for stock-based compensation

The Company uses a lattice valuation model to account for all employee stock options granted. The lattice valuation model is a more flexible analysis to value options because of its ability to incorporate inputs that change over time, such as actual exercise behavior of option holders. The Company uses historical data to estimate the option exercise and employee departure behavior in the lattice valuation model. Expected volatility is based on historical volatility of the Company’s stock. The Company considers all employees to have similar exercise behavior and therefore has not identified separate homogenous groups for valuation. The expected term of options granted is derived from the output of the option pricing model and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods the options are expected to be outstanding is based on the U.S. Treasury yields in effect at the time of grant. Forfeitures are based on actual behavior patterns.

All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measured.

Restructuring and exit activities

The determination of when the Company accrues for involuntary termination benefits under restructuring plans depends on whether the termination benefits are provided under an on-going benefit arrangement or under a one-time benefit arrangement. The Company accounts for on-going benefit arrangements in accordance with Accounting Standards Codification 712 (“ASC 712”) Nonretirement Postemployment Benefits. According to ASC 712, involuntary termination benefits would be measured and recognized when the expense is both probable and predictable. For those employees who have a severance arrangement outlined under an existing employment agreement, the communication date would be the date of hire since at that point in time, the Company and the employee had a mutual understanding of the agreement. The measurement and recognition date of the expense would occur when the Company is committed to the plan and it is probable the impacted employee is entitled to the termination benefit. The Company accounts for one-time benefit arrangements in accordance with ASC 420 Exit or Disposal Cost Obligations. According to ASC 420, an arrangement for one-time employee termination benefits exists at the date the plan of termination meets certain criteria and has been communicated to employees.

RESULTS OF OPERATIONS

You should read the following discussion of our results of operations and financial condition in conjunction with our consolidated financial statements and related notes thereto included elsewhere in this proxy statement.

Revenue

Revenue from our business includes the sale of Mediasite recorders and server software products and related services contracts, such as customer support, installation, customization services, training, content hosting and event services. We market our products to educational institutions, corporations and government agencies that need to deploy, manage, index and distribute video content on Internet-based networks. We reach both our domestic and international markets through reseller networks, a direct sales effort and partnerships with system integrators.

Revenue decreased by approximately $5.4 million from fiscal 2022 to fiscal 2023 consisting of the following:

•

Product and other revenue from the sale of Mediasite recorder units and server software decreased from $8.1 million in fiscal 2022 to $6.1 million in fiscal 2023. Mediasite recorder revenue decreased $1.7 million and software revenue decreased $0.4 million while shipping and other revenue had an increase of $0.1 million.

•

Services revenue represents the portion of fees charged for Mediasite customer support, hosting, and captioning contracts amortized over the length of the contract, typically 12 months. It also includes point in time service revenue such as installations and training, custom development, and event services. Total services revenue decreased from $19.3 million in fiscal 2022 to $16.0 million in fiscal 2023. The decrease is primarily due to reduction in event services and delays in renewals of contracts for hosting and support due to macro environment concerns and impact of foreign currency on Japanese yen and Euro to USD.

•

At September 30, 2023, $9.9 million of revenue was deferred, of which we expect to recognize $8.5 million in the next twelve months, including approximately $3.1 million in the quarter ending December 31, 2023. At September 30, 2022, $9.7 million of revenue was deferred.

•	Other revenue relates to freight charges billed separately to our customers as well as an economic impact fee which was established in fiscal 2022.

Gross Margin

Total gross margin in fiscal 2023 was $12.9 million or 58% compared to $18.8 million or 68% in fiscal 2022.  The decline year over year is primarily attributed to transition costs incurred as we move to a public cloud, incentive pricing on recorder and other sales components to drive increased and longer-term orders, as well as the decrease in services revenue without the corresponding decrease in COGS expense in cost centers that support services revenue.

Operating Expenses

Selling and Marketing Expenses

Selling and marketing (“S&M”) expenses include wages and commissions for sales, marketing and business development personnel, print and digital advertising, tradeshows and various promotional expenses for our products. Timing of these costs may vary greatly depending on introduction of new products and services or entrance into new markets, or participation in major tradeshows.

S&M expense decreased $1.8 million, or 15%, from $12.3 million in fiscal 2022 to $10.5 million in fiscal 2023. Fluctuations in the major categories include:

•	Salary, commissions, and benefits decreased by $0.6 million.
•	General and administrative (“G&A”) allocation decreased $0.7 million due to reduced G&A costs arising the shared service allocation .
•	Professional services increased $0.4 million due to increased investment in GLX.
•	S&M expenses for Sonic Foundry International and MSKK accounted for $0.5 and $2.3 million, respectively in fiscal 2023, an aggregate decrease of $0.9 million from the prior year.

General and Administrative Expenses

General and administrative expenses consist of personnel and related costs associated with the facilities, finance, legal, human resources, and information technology departments, as well as other expenses not fully allocated to functional areas.

G&A expenses decreased by approximately $0.9 million, or 16%, to $5.0 million in fiscal 2023 from $5.9 million in fiscal 2022. Fluctuations in major categories include:

•	Employee compensation expenses decreased by $0.7 million, attributable to a lower headcount in FY23.
•	Depreciation expense increased $0.3 million due to an increase in fixed asset additions related to GLX Hub build-outs throughout 2022 and 2023
•	G&A expenses from the Company’s foreign operations decreased $0.5 million compared to from the prior year.

Product Development Expenses

Product development (“PD”) expenses include salaries and wages of the software research and development staff and an allocation of benefits, facility, and administrative expenses.

PD expenses increased approximately $3.5 million, or 46%, from $7.5 million in fiscal 2022 to $11.0 million in fiscal 2023. The increase is primarily due to the following:

•	Increase in software development in our Vidable products of $2.8 million.
•	Increase in Mediasite supplies expenses of $0.2 million driven by an increase in internally used software development tools.
•	Increase of $0.5 million arising from a change in the shared service cost allocation activity driver in FY23.
•

PD expenses for Sonic Foundry International and MSKK accounted for $0.2 and $0.3 million, respectively, for fiscal 2023, or a decrease of $0.1 million compared to the prior year related to the foreign subsidiaries.

During the quarter ended June 30, 2023 the Company made a strategic decision to shift its Vidable development efforts toward events related analytics, access and dynamic content to better serve the needs of event promoters, sponsors, and attendees. As a result, the Company reevaluated its capitalization policies for costs to develop software products to be sold to external users and ceased capitalization beginning quarter ended September 30, 2023. There were $1.5 million of capitalized software development costs in fiscal 2023 that previously qualified for capitalization, compared to $2.4 million in fiscal 2022. These costs were associated with the development of new AI video tools for our Vidable software products.

Impairment of Intangible Assets

The Company recorded an impairment loss of $3.8 million and $0 for capitalized software development in fiscal years ended 2023 and 2022, respectively. The non-cash loss incurred in 2023 was primarily due to a strategic shift in Vidable development efforts to better serve the needs of the events industry.

Other Income and Expense, Net

Interest expense for fiscal 2023 increased $1.7 million compared to fiscal 2022. The increase in interest expense is driven by monthly interest payments related to the Loan and Security Agreement and subsequent amendment with NBE as well as the Security Agreement and Promissory Note and subsequent amendment with Mark Burish.

During the year ended September 30, 2023, no gain in fair value was recorded related to the fair value remeasurement on the derivative liability associated with the Loan and Security Agreement and Warrant Debt with PFG V compared to a gain in fair value of $53 thousand the year ended September 30, 2022. The fair value of the derivative liability is measured at fair value based on a Black Scholes option pricing model with assumptions for stock price, exercise price, volatility, expected term, risk free interest rate and dividend yield.

During fiscal 2023 and 2022, a $60 thousand gain and $364 thousand loss, respectively, was recorded as the net result of other expense and income, primarily due to the foreign currency translation changes from the foreign subsidiaries.

Provisions Related to Income Taxes

The Company believes the valuation allowance for its deferred tax assets is appropriate. See Note 6 - Income Taxes for further details. The repatriation of undistributed foreign earnings is not expected to result in a material change to our financial results.

Foreign Currency Translation Adjustment

The Company’s wholly-owned subsidiaries operate in Japan and the Netherlands, and utilize the Japanese Yen and Euro, respectively, as their functional currency. Assets and liabilities of the Company’s foreign operations are translated into US dollars at period end exchange rates whiles revenues and expenses are translated using average rates for the period. Gains and losses from the translation are deferred and included in accumulated other comprehensive loss on the consolidated statements of operations.

For the year ended September 30, 2023, the Company’s foreign currency translation adjustment was a gain of $111 thousand compared to a loss of $364 thousand in the year ended September 30, 2022.

During fiscal 2023, the Company recorded an aggregate transaction loss of $6 thousand compared to an aggregate loss of $63 thousand during fiscal 2022. The aggregate transaction loss is included in the other expense line of the consolidated statements of operations.

LIQUIDITY AND CAPITAL RESOURCES

The Company’s primary sources of liquidity are from debt and equity financing. During fiscal 2023, the Company used $11.3 million cash for operating activities, compared with a use of $5.6 million in operating activities in fiscal 2022. The primary factors driving the fiscal 2023 cash usage from operating activities are the $19.3 million net loss, which was partially offset by a non-cash charge for impairment of fixed assets of $3.8 million, $2.3 million of depreciation and amortization of property and equipment, and $801 thousand decrease in accounts receivable, net of allowances.

Capital expenditures for property and equipment were $550 thousand in fiscal 2023 compared to $2.6 million in fiscal 2022. Capitalized software development costs were $1.5 million in fiscal 2023 compared to $2.4 million capitalization in fiscal 2022.

During fiscal years 2023 and 2022, cash provided from financing activities were $11.0 million and $4.5 million, respectively. During fiscal year, 2023, payments on capital lease and financing arrangements of $7 thousand were offset by proceeds from stock option exercises of $2 thousand, proceeds from notes payable due to related parties of $10.0 million, proceeds from notes payable of $338 thousand and common stock issuance of $1.2 million. For the same period in fiscal 2022, the Company recorded $4.5 million of cash flows from financing activities primarily due to $4.0 million proceeds from issuance of common stock and $441 thousand proceeds from notes payable.

At September 30, 2023, the Company had $11.1 million outstanding of debt, related to notes payable with Neltjeberg Bay Enterprises, Mark Burish and MSKK term debt.  The Company is currently paying a fee of approximately $31 thousand per month to defer principal payments. At September 30, 2022, the Company had $921 thousand outstanding, net of warrant debt and debt discounts, related to notes payable with PFG V and MSKK term debt.

At September 30, 2023 approximately $0.5 million of cash and cash equivalents was held by the Company’s foreign subsidiaries.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. In fiscal year 2023, the Company incurred a net loss of $19.3 million compared to $7.1 million in fiscal year 2022 and has a deficit in stockholders’ equity at September 30, 2023 of $13.7 million. The Company currently does not have access to capital through a line of credit nor other readily available sources of capital.  Together, these factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

However, management has considered its plans to continue the Company as a going concern and believes substantial doubt is alleviated. Management developed a plan to improve liquidity in its operations through reductions in expenses, incentives to accelerate cash collections, monetization of excess inventory, utilization of the final $500,000 tranche available under its existing credit agreement with Mark Burish, as well as anticipated exchange of a portion of his debt into equity, exchange of a portion of debt for the sale of certain assets and further financial support in the form of additional debt or equity, and proceeds from the proposed sale of the Company’s Mediasite business. The Company believes it will be successful in such initiatives and will be able to continue as a going concern through at least the next twelve months.

Contractual Obligations

The following summarizes our contractual obligations at September 30, 2023 and the effect those obligations are expected to have on our liquidity and cash flow in future periods (in thousands):

		Less than	Years	Years	Over
Contractual Obligations:	Total	1 Year	2-3	4-5	5 years
Product purchase commitments	$1,193	$1,193	$—	$—	$—
Service purchase commitments	917	500	417	—	—
Operating lease obligations	1,702	1,026	599	77	—
Capital lease obligations (a)	20	6	11	3	—
Notes payable (a)	13,741	5,671	7,722	269	79

(a)	Includes fixed and determinable interest payments

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements are derived from the historical consolidated financial statements of Sonic Foundry, Inc. (“Sonic Foundry” or the “Company”) as of and for the year ended September 30, 2023, which are included as Annex D hereto. The pro forma adjustments give effect to the Mediasite Asset Sale.

These unaudited pro forma condensed consolidated financial statements include adjustments to reflect the Mediasite Asset Sale and the proceeds received therefrom. Final values may differ significantly in the event the Mediasite Asset Sale closes and are expected to reflect changes that occur from now until closing of the transaction.

The unaudited pro forma consolidated balance sheet as of September 30, 2023, is presented to reflect adjustments to the Company’s balance sheet as if the Mediasite Asset Sale was completed on September 30, 2023.

The unaudited pro forma consolidated statement of operations for the year ended September 30, 2023 are presented as if the Mediasite Asset Sale was completed on October 1, 2022. The Mediasite Business column in the pro forma consolidated statement of operations reflects the operations of the Mediasite Business excluding any allocation of corporate overhead.

The following unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma consolidated financial statements and the audited consolidated financial statements and accompanying notes of the Company.

The unaudited pro forma condensed consolidated financial data has been presented for informational purposes only. The assumptions used and pro forma adjustments derived from such assumptions are based on currently available information, and the Company believes such assumptions are reasonable under the circumstances. The pro forma data is not necessarily indicative of our results of operations or financial condition had the Mediasite Asset Sale been completed on the dates assumed. In addition, they are not necessarily indicative of our future results of operations or financial condition.

Sonic Foundry, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
30‐Sep‐23

	Consolidated
	September 30,	Mediasite		Pro forma	Pro
	2023	Business		Adjustments	Forma
Assets
Current assets:
Cash and cash equivalents	$840	$503	(1)	$1,688	$2,025
Accounts receivable, net of allowances of $245 and $53	4,000	3,979	(1)	1,000	1,021
Inventories, net	1,855	1,855			‐
Investment in sales‐type lease, current	481	319			162
Capitalized commissions, current	345	345			‐
Prepaid expenses and other current assets	603	236			367
Total current assets	8,124	7,237		2,688	3,575
Property and equipment:
Leasehold improvements	1,416	1,013			403
Computer equipment	5,850	5,849			1
Furniture and fixtures	1,583	1,526			57
Total property and equipment	8,849	8,388		‐	461
Less accumulated depreciation and amortization	7,211	7,070			141
Property and equipment, net	1,638	1,318		‐	320
Other assets:
Investment in sales‐type lease, long‐term	466	466			‐
Capitalized commissions, long‐term	43	43			‐
Right‐of‐use assets under operating leases	1,547	1,228			319
Software development costs, net of accumulated amortization and impairment	137				137
Other long‐term assets	308	301			7
Total assets	$12,263	10,593		2,688	4,358
Liabilities and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$2,094	73	(1)	(2,021)	‐
Accrued liabilities	1,140	271	(1)	(869)	‐
Current portion of unearned revenue	8,510	8,510			‐
Current portion of finance lease obligations	6	6			‐
Current portion of operating lease obligations	986	881			105
Current portion of notes payable and warrant debt, net of discounts	318	88			230
Current portion of notes payable due to related parties	7,807		(1)	(5,821)	1,986
Total current liabilities	20,861	9,829		(8,711)	2,321
Long‐term portion of unearned revenue	1,383	1,383			‐
Long‐term portion of finance lease obligations	13	13			‐
Long‐term portion of operating lease obligations	633	414			219
Long‐term portion of notes payable and warrant debt, net of discounts	558	558			‐
Long‐term portion of notes payable due related parties	2,452				2,452
Other liabilities	102	102			‐
Total liabilities	26,002	12,299		(8,711)	4,992
Commitments and contingencies
Stockholders’ (deficit) equity:
Preferred stock, $.01 par value, authorized 500,000 shares; none issued	—
9% Preferred stock, Series A, voting, cumulative, convertible, $.01 par value (liquidation	—
5% Preferred stock, Series B, voting, cumulative, convertible, $.01 par value (liquidation	—
Common stock, $.01 par value, authorized 25,000,000 shares; 12,152,076 and 10,905,64	122
Additional paid‐in capital	220,052	(1,706)			221,758
Accumulated deficit	(232,873)		(2)	11,399	(221,474)
Accumulated other comprehensive loss	(871)				(871)
Treasury stock, at cost, 12,716 shares	(169)				(169)
Total stockholders’ (deficit) equity	(13,739)	(1,706)		11,399	(756)
Total liabilities and stockholders’ (deficit) equity	$12,263	10,593		2,688	4,236

Footnotes	Description	Amount (000's)

(1)	Estimated cash impact of the transaction
	Proceeds from Transaction	$15,500
	Less holdback	(1,000)
	Less Net Cash Asset adjustment	(4,291)
	Less estimated transaction fees	(800)
	Less debt paid at close	(5,821)
	Less estimated Mediasite liabilities not assumed	(1,900)
	Net cash	1,688

(2)	Estimated gain on disposal. Expected to be offset by net operating loss carryforwards for tax purposes	11,399

(3)	Liabilities not assumed by buyer to be paid at or following close

Sonic Foundry, Inc.
Unaudited Pro Forma Consolidated
Statement of Operations
Year Ended September 30, 2023

	Consolidated
	September 30,	Mediasite	Pro forma	Pro
	2023	Business	Adjustments	Forma
Revenue:
Product and other	$6,099	$6,099		$-
Services	16,010	16,003		7
Total revenue	22,109	22,102	-	7
Cost of revenue:
Product and other	2,898	2,898		-
Services	6,357	6,357		-
Total cost of revenue	9,255	9,255	-	-
Gross margin	12,854	12,847	-	7
Operating expenses:
Selling and marketing	10,482	6,481		4,001
General and administrative	4,987	348		4,639
Product development	11,022	5,775		5,247
Impairment of capitalized software development	3,769			3,769
Total operating expenses	30,260	12,604	-	17,656
Loss from operations	(17,406)	243	-	(17,649)
Non-operating income (expenses):
Interest expense, net	(1,770)			(1,770)
Other expense, net	60			60
Total non-operating expense	(1,710	-	-	(1,710)
Loss before income taxes	(19,116)	243	-	(19,359)
Income tax (expense) benefit	(232)			(232)
Net loss	$(19,348)	243	-	(19,591)
Loss per common share:
Basic net loss per common share	$(1.62)	0.02	-	(1.64)
Diluted net loss per common share	$(1.62)	0.02	-	(1.64)
Weighted average common shares – Basic	11,953,389	11,953,389	11,953,389	11,953,389
– Diluted	11,953,389	11,953,389	11,953,389	11,953,389

STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING OF STOCKHOLDERS

Requirements for Stockholder Proposals to be Considered for Inclusion in Sonic Foundry's Proxy Materials. Stockholders of Sonic Foundry may submit proposals on matters appropriate for stockholder action at annual meetings of Sonic Foundry's stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in Sonic Foundry's proxy materials relating to its 2024 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by Sonic Foundry no later than September 28, 2023 (the anniversary date of 120 days prior to the date of the proxy statement for Sonic Foundry's 2023 annual meeting of stockholders). Such proposals should be delivered to Corporate Secretary, Sonic Foundry, Inc., 222 West Washington Avenue, Madison, Wisconsin 53703.

Requirements for Stockholders Proposals to be Brought Before the Annual Meeting. Sonic Foundry's bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for stockholder nominations to the Board or other proposals to be considered at an annual meeting of stockholders, the stockholder must have given timely notice thereof in writing to the Secretary not less than ninety nor more than one hundred twenty calendar days prior to the anniversary of the date on which Sonic Foundry held its immediately preceding annual meeting of stockholders. To be timely for the 2024 Annual Meeting of Stockholders, a stockholder's notice must be delivered or mailed to and received by Sonic Foundry's Secretary at the principal executive offices of Sonic Foundry between November 10, 2023 and December 10, 2023. However, in the event that the annual meeting is advanced by more than 30 days or delayed by more than 60 days from March 9, 2024, to be timely, notice by the stockholders must be so received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth calendar day following the date on which public announcement of the date of the annual meeting is first made. In no event will the public announcement of an adjournment of an annual meeting of stockholders commence a new time period for the giving of a stockholder's notice as provided above. A stockholder's notice to Sonic Foundry's Secretary must set forth the information required by Sonic Foundry's bylaws with respect to each matter the stockholder proposes to bring before the Annual Meeting. Stockholder proposals that are not intended to be included in the proxy materials for next year’s annual meeting of stockholders, but that are to be presented by a stockholder from the floor are subject to advance notice provisions in our by-laws. According to our by-laws, in order to be properly brought before the meeting, a proposal not intended for inclusion in our proxy materials must be received at our principal offices no later than December 20, 2023, which is 90 calendar days prior to the anniversary of the meeting date for the 2023 annual meeting of stockholders, and no earlier than November 20, 2023, which is 120 calendar days prior to the anniversary of the meeting date for the 2023 annual meeting of stockholders, and the notice must set forth the following: (a) a representation that the person sending the notice is a stockholder of record on the record date for the meeting and will remain such through the meeting date, (b) the name and address of such stockholder, (c) the number of shares of our common stock which are beneficially owned by such stockholder and any other ownership interest of the stockholder in shares of our common stock, whether economic or otherwise, including derivatives and hedges, (d) a representation that such stockholder intends to appear in person or by proxy at such meeting to make the nomination or move the consideration of other business set forth in the notice, (e) if the proposal relates to any business to be brought before the meeting other than election of directors, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and any material interest of the stockholder in such business, and (f) if the proposal relates to the nomination of a candidate for election as director, the name, age, address (business and residence), principal occupation or employment of each nominee, the number of shares of our common stock beneficially owned by each nominee and any other ownership interest by such person in shares of our common stock, whether economic or otherwise, including derivatives and hedges and any other information relating to each nominee that would be required to be disclosed in a definitive proxy statement to stockholders prepared in connection with an election of directors pursuant to Section 14(a) of the Securities Exchange Act of 1934. If the notice does not comply with the requirements set forth in our by-laws, the chairman of the meeting may refuse to acknowledge the matter. If the chairman of the meeting decides to present a proposal despite its untimeliness, the people named in the proxies solicited by the Board for next year’s annual meeting of stockholders will have the right to exercise discretionary voting power with respect to such proposal.

In addition, the proxy solicited by the Board for the 2023 Annual Meeting of Stockholders will confer discretionary authority to vote on (i) any proposal presented by a stockholder at that meeting for which Sonic Foundry has not been provided with notice on or prior to December 12, 2023 (the anniversary of the date of the proxy statement for the 2023 annual meeting of stockholders) and (ii) any other proposal, if the 2024 proxy statement briefly describes the matter and how management's proxy holders intend to vote on it, and if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act. Notwithstanding the above, all stockholder proposals must comply with the provisions of Sonic Foundry’s bylaws.

In addition to satisfying the requirements under our by-laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than January 10, 2024, which is 60 calendar days prior to the anniversary of the date of the 2023 annual meeting of stockholders.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, statements or other information we file with the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. The reports and other information that we file with the SEC are also available in the Investor Relations section of our corporate website at www.stanleyfurniture.com. The information located on, or hyperlinked or otherwise connected to, our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other files that we make with the SEC.

This document is a proxy statement of the Company for the special meeting. The Company has not authorized anyone to give any information or make any representation about the Proposals or the Company that is different from, or in addition to, the information or representations contained in this proxy statement or in any of the annexes. Therefore, if anyone does give you information or representations of this sort, you should not rely on it or them. The information contained in this proxy statement speaks only as of the date of this document unless the information specifically indicates that another date applies.

Annex A

Stock and Asset Purchase Agreement

Annex A

Stock and Asset Purchase Agreement

between

Enghouse Systems Limited, as Parent,

Enghouse Interactive, Inc., Enghouse Holdings (UK) Limited and Enghouse (Netherlands) Holdings B.V., collectively as Buyer

Sonic Foundry, Inc., a Maryland corporation, as a Seller,

and

Sonic Foundry Media Systems, Inc., a Maryland corporation, as a Seller

Dated as of January 2, 2024

Page

ARTICLE I DEFINITIONS AND INTERPRETATIONS		1

1.1	Definitions	1
1.2	Interpretation	9

ARTICLE II PURCHASE AND SALE		11

2.1	Purchased Assets and Transferred Equity Interests	11
2.2	Excluded Assets	12
2.3	Assumed Liabilities	13
2.4	Excluded Liabilities	14
2.5	Contract Consents	15

ARTICLE III PURCHASE PRICE		15

3.1	Consideration	15
3.2	Closing Estimates	15
3.3	Initial Purchase Price Adjustment	16
3.4	Additional Purchase Price Adjustments	17
3.5	Purchase Price Allocation	19
3.6	Employees	19

ARTICLE IV CLOSING		19

4.1	Closing Date	19
4.2	Payoff Debt	19
4.3	Payment on the Closing Date; Assumed Liabilities	20
4.4	Buyer's Additional Deliveries	20
4.5	Sellers' Deliveries	20

ARTICLE V REPRESENTATIONS AND WARRANTIES OF SELLERS		21

5.1	Organization; Good Standing; Authority	21
5.2	No Conflict; Consents	22
5.3	Title to Purchased Assets and Transferred Equity Interests	22
5.4	Financial Statements	23
5.5	Absence of Certain Changes and Events	23
5.6	Litigation	24
5.7	Compliance with Laws; Permits	24
5.8	Material Contracts	24
5.9	Software; Intellectual Property	26

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Page

5.10	Key Customers and Key Suppliers	27
5.11	Sufficiency and Condition of Assets	28
5.12	Taxes	28
5.13	Employee Benefits	29
5.14	Labor Matters	29
5.15	No Broker or Finder	30
5.16	Real Property	30
5.17	Tangible Personal Property	31
5.18	Environmental Matters	31
5.19	Insurance	31
5.20	Opinion of Financial Advisor	31
5.21	Anti-Takeover Provisions	31
5.22	Affiliate Transactions	31
5.23	Customer Deposits	31
5.24	No Other Representations or Warranties	32

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT		32

6.1	Organization; Good Standing; Authority	32
6.2	No Conflict; Consents	32
6.3	Litigation	33
6.4	Sufficiency of Funds	33
6.5	Investment Intent	33
6.6	No Broker or Finder	33
6.7	Investigation and Agreement by Buyer; Non-Reliance of Buyer; No Other Representations and Warranties	33
6.8	No Other Representations or Warranties	34

ARTICLE VII PRE-CLOSING COVENANTS		34

7.1	Operation of the Mediasite Business	34
7.2	Access to Information	36
7.3	SEC Filings; Other Actions	36
7.4	Appropriate Action; Consents; Filings	37
7.5	Certain Notices	38
7.6	Efforts to Consummate	38
7.7	Notices and Consents	39

Page

7.8	Acquisition Proposals	39
7.9	Employee Communications Matters	41
7.10	Bulk Sales Waiver	41
7.11	Support Agreements	42
7.12	Updating of Schedules	42
7.13	Potential Payments	42
7.14	Intercompany Payables	42
7.15	Non-Interference With Transferred Employees	42
7.16	Inventory Matters	42

ARTICLE VIII POST-CLOSING COVENANTS		42

8.1	Post-Closing Delivery of Cash; Certain Communications	42
8.2	Confidential Information	43
8.3	Non-Competition; Non-Solicitation	44
8.4	Tax Matters	45
8.5	Access to Records after the Closing	47
8.6	Seller Payables	48
8.7	Transferred Employees	48
8.8	Wrong Pockets	48
8.9	Shared Software License	49

ARTICLE IX CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER		49

9.1	Representations and Warranties	49
9.2	Performance of Covenants and Obligations	49
9.3	Officer's Certificate	49
9.4	Closing Deliveries	50
9.5	No Injunctions or Restraints	50
9.6	Stockholder Approval	50

ARTICLE X CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS		50

10.1	Representations and Warranties	50
10.2	Performance of Covenants and Obligations	50
10.3	Closing Deliveries	50
10.4	No Injunctions or Restraints	50
10.5	Stockholder Approval	50

Page

ARTICLE XI TERMINATION		50

11.1	Termination Events	50
11.2	Termination Procedures	52
11.3	Effect of Termination	52

ARTICLE XII INDEMNIFICATION		53

12.1	Indemnification by Sellers	53
12.2	Indemnification by Buyer and Parent	54
12.3	Survival of Representations, Warranties and Covenants	54
12.4	Limitations on the Indemnification Obligations	55
12.5	Further Limitations	55
12.6	Procedure	56
12.7	Holdback Amount	57
12.8	Certain Damages	58
12.9	Exclusive Remedy	58
12.10	Treatment of Payments	58

ARTICLE XIII GENERAL PROVISIONS		58

13.1	No Public Announcement	59
13.2	Notices	59
13.3	Successors and Assigns	60
13.4	Entire Agreement	60
13.5	Amendments; No Waiver	61
13.6	Severability; Specific Versus General Provisions	61
13.7	Expenses	61
13.8	Execution in Counterparts	61
13.9	Enforcement of Agreement	61
13.10	Governing Law	61
13.11	Rights Cumulative	62
13.12	Submission to Jurisdiction; Consent to Service of Process	62
13.13	Waiver of Jury Trial	62
13.14	Specific Enforcement; Remedies	62
13.15	Third Party Beneficiaries	63
13.16	No Personal Liability of Directors, Officers and Owners	63
13.17	Representations and Warranties	63
13.18	Disclosure Schedules	63
13.19	Parent Guarantee	64
13.20	Buyer Obligations	64

EXHIBITS

Exhibit A – Form of Assignment and Assumption Agreement

Exhibit B – Form of Bill of Sale

Exhibit C – Form of Transition Services Agreement

Exhibit D – Sample NCA Calculation

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STOCK AND ASSET PURCHASE AGREEMENT

THIS STOCK AND ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of January 2, 2024, is among Enghouse Interactive, Inc. (“Enghouse US”), a Delaware corporation, Enghouse Holdings (UK) Limited (“Enghouse UK”), a company organized under the laws of England and Wales, and Enghouse (Netherlands) Holdings B.V. (“Enghouse Netherlands”), a Netherlands corporation (collectively, "Buyer"), Enghouse Systems Limited, an Ontario corporation ("Parent"), Sonic Foundry, Inc., a Maryland Corporation ("SF"), and Sonic Foundry Media Systems, Inc., a Maryland Corporation ("SFMS" and together with SF, "Sellers" and each, a "Seller").

WHEREAS, Sellers desire to sell and assign to Buyer, and Buyer desires to purchase and assume from Sellers, certain assets and liabilities, including the Transferred Equity Interests (as defined below), related to the Mediasite Business as a going concern (collectively, the "Transactions"), all on the terms and subject to the conditions set forth herein with, specifically, Enghouse US, Enghouse UK, and Enghouse Netherlands purchasing and assuming from Sellers, respectively, the Purchased Assets (US), Mediasite KK (Japan) and Sonic Foundry International (Netherlands); and

WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Buyer to enter into this Agreement, Buyer entered into support agreements with certain stockholders of SF (collectively, the "Support Agreements"), pursuant to which, among other things, such stockholders have agreed to vote to approve this Agreement and to take certain other actions in furtherance of the transactions described herein in accordance with the terms of such agreements.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties to this Agreement agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATIONS

1.1    Definitions. In this Agreement, the following terms have the meanings specified in this Section 1.1. All other capitalized terms have the meanings specified throughout this Agreement.

"Action" means any action, proceeding, arbitration or litigation (whether civil, criminal or administrative) commenced, brought, conducted or heard by or before any Governmental Body.

"Affiliate" means, with respect to any Person, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries Controls, is Controlled by or is under Common Control with such Person.

"A/R Allowance" means the reserve established by Sellers with respect to the collectability of accounts receivable in the amount reflected in the calculation of the Closing Net Cash Asset Amount.

"Assignment and Assumption Agreement" means the Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit A.

"AVEngine" means a software media processing component serving multiple clients across various operating environments including Mediasite Recorder, MVP server-side transcoding and Vidable API. AVEngine provides capture, encode/decode, streaming audio and video FX, transcription/captioning, and composition. AVEngine uses state-of-the-art industry standard third-party components such as FFmpeg and SDKs from Newtek, Intel and NVIDA to support cutting edge HW acceleration, A.I., and cloud computing resulting in highly performant, reliable and scalable solutions.

"Bill of Sale" means the Bill of Sale in substantially the form attached hereto as Exhibit B.

"Business" is the business carried on by the Mediasite Companies of developing, manufacturing and selling software and providing implementation, integration, training, support and maintenance services including without limitation comprehensive video recording and streaming solutions to educational institutions, corporations, health organizations and government entities through its Mediasite Video Platform which automates the recording and live streaming of video content.

"Burish Indebtedness" means any obligations of, including amounts owing by, the Mediasite Companies in connection with that certain Secured Promissory Note, dated November 16, 2022, as amended, from SF to Mark Burish in the approximate principal amount of $5,500,000.

"Business Day" means any day other than: (a) a Saturday, Sunday or federal holiday of the United States or Canada; or (b) a day on which commercial banks in Wisconsin or Toronto are authorized or required to be closed.

"Buyer Material Adverse Effect" means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the ability of Buyer to consummate the Transactions.

"Code" means the Internal Revenue Code of 1986.

"Company" means collectively SF, SFMS, Sonic Foundry International and Mediasite K.K.

"Competitive Activity" means any activity that is competitive with the activities carried on by the Mediasite Business.

"Competitor" means any Person engaged in a Competitive Activity.

"Confidentiality Agreement" means that certain confidentiality agreement dated as of February 28, 2023 between Enghouse Systems Limited and Sonic Foundry, Inc.

"Contract" means any agreement, contract, license, sublicense, subcontract, settlement agreement, lease, instrument, note, indemnity, warranty, insurance policy, benefit plan or legally binding commitment.

"Control" means, as to any Person, the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms "Controlled by," "under Common Control with" and "Controlling" shall have correlative meanings.

"Court Order" means any judgment, order, award or decree of any United States federal, state or local, or any supra-national or non-U.S., court or tribunal and any award in any arbitration proceeding.

2

"Critical Vendor Holdback Amount" shall mean the total outstanding amount of Seller Payables due to the Critical Vendors as of the Closing Date.

"Critical Vendors" shall mean those vendors identified as Critical Vendors on Schedule 8.6.

"Customer Lists" means all customer, prospects or similar lists relating to the Mediasite Business.

"Employee" means any individual employed by a Mediasite Company primarily in connection with the Mediasite Business.

"Encumbrance" means any lien, claim, charge, security interest, mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale or other title retention agreement, preference, priority or other security agreement.

"Environmental Laws" means all Laws applicable to the Mediasite Business as in effect as of the Closing Date relating to air quality, soil quality, water quality, sub-slab and indoor contaminant air vapors, wetlands, natural resources, solid waste, hazardous waste, hazardous or toxic substances, pollution, public health, human health or the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq., the Hazardous Materials Transportation Act (49 U.S.C. § 1801), the Federal Water Pollution Control Act (33 U.S.C. § 1251, et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901, et seq.), the Clean Air Act (42 U.S.C. § 7401, et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601, et seq.) and the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136, et seq.).

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Foreign Unbilled Revenue Prepaids" means unbilled revenue prepaids of the Transferred Companies. For the avoidance of doubt, Foreign Unbilled Revenue Prepaids do not include the unbilled revenue prepaids of the Sellers.

"Fraud" means a representation or warranty of Sellers set forth in Article V of this Agreement that is (a) false, (b) made or done by Sellers intentionally and knowingly with the intent to deceive Buyer and (c) reasonably relied upon by a Buyer Indemnified Party, and for the avoidance of doubt, does not include constructive fraud or other claims based on constructive knowledge, negligent misrepresentation, recklessness or similar theories.

"Fundamental Representations" means the representations and warranties set forth in Section 5.1 (Organization; Good Standing; Authority), Sections 5.3(a) and (b) (Transferred Equity Interests), Section 5.6 (Litigation) and Section 5.9 (Software; Intellectual Property).

"GAAP" means generally accepted accounting principles in the United States as of the date hereof.

"GLX Business" means the Global Learning Exchange™ business which provides students in emerging countries access to higher education in a virtual environment.

"Governmental Body" means any United States federal, state or local, or any supra-national or non-U.S. (including without limitation any Japanese or Dutch) government, political subdivision, governmental, regulatory or administrative authority, instrumentality, agency body or commission, court, tribunal or judicial or arbitral body.

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"Hazardous Materials" means all wastes, substances or materials defined as "hazardous substances," "toxic substances" or "hazardous wastes," or any other term of similar import under, or otherwise regulated pursuant to, any Environmental Law, including petroleum (including crude oil or any fraction thereof) and polychlorinated biphenyls.

"Holdback Amount" means $1,000,000.

"Income Tax Returns" means any Tax Return with respect to income Taxes.

"Intellectual Property" means any and all (i) patents and patent applications, including provisionals, continuations, continuations-in-part, divisionals, renewals, reissues, re-examinations, substitutions and extensions thereof; (ii) trademarks, service marks, trade dress, trade names, brand names, logos, business names and other source or identifiers, all registrations, applications for registration and renewals thereof, and, in each case, together with all of the goodwill associated therewith; (iii) copyrights and all registrations, applications for registration, renewals and extensions thereof; (iv) trade secrets and know-how; (v) internet domain name registrations; (vi) proprietary rights in Software; (vii) other proprietary rights relating to any of the foregoing (including without limitation associated goodwill and remedies against infringements thereof and rights of protection of an interests therein under the Laws of all jurisdictions); and (viii) copies and tangible embodiments thereof.

"Intercompany Payables" means an amount equal to all accounts payable and other amounts owing by or to any Transferred Company to or from any Seller.

"International Employee" means any Employee employed outside of the United States.

"IRS" means the United States Internal Revenue Service.

"Knowledge" means, (a) with respect to Sellers, the actual knowledge of a particular fact or other matter by any of the individuals set forth on Schedule 1.1(a)-1 and the knowledge any such individual would have after reasonable inquiry of his or her direct reports, and (b) with respect to Buyer, the actual knowledge of a particular fact or other matter by any of the individuals set forth on Schedule 1.1(a)-2 and the knowledge any such individual would have after reasonable inquiry of his or her direct reports.

"Law" means any United States federal, state and local, and any non-U.S., laws, statutes, regulations, rules, written guidance, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body or common law.

"Losses" means any loss, damage, injury, settlement, judgment, award, fine, penalty, fee (including reasonable attorneys' fees, consultants’ fees and tax preparation fees and expenses), charge, cost or expense of any nature, but excluding consequential, punitive, special, indirect or exemplary damages or damages which are not the natural, probable and reasonably foreseeable result of the event giving rise to the loss.

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"Material Adverse Effect" means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Mediasite Business, the Purchased Assets, the Transferred Equity Interests or the ability of Sellers to consummate the Transactions; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: any change, effect, event, occurrence, state of facts or development attributable to (a) the announcement or pendency of the Transactions, (b) operating, business, regulatory or other conditions in the industry in which Sellers operate the Mediasite Business, (c) general economic conditions, including changes in the credit, debt or financial or capital markets (including changes in interest or exchange rates), in each case, in the United States or anywhere else in the world, (d) taking any action expressly required by this Agreement, including the impact thereof on relationships, contractual or otherwise, with, or actual or potential loss or impairment of, clients, customers, suppliers, distributors, partners, agents, financing sources, employees or consultants or on revenue, profitability and cash flows, (e) changes in GAAP or other accounting requirements or principles or any changes in applicable Laws or the interpretation thereof, (f) the failure of Sellers to meet or achieve the results set forth in any projection or forecast (provided, that this clause (f) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect)), (g) global, national or regional political conditions, including hostilities, acts of war, sabotage or terrorism or military actions, or (h) natural disasters, including hurricanes, earthquakes, floods, pandemics, or epidemic; provided, further, that with respect to clauses (b), (c), (e), (g) and (h), solely to the effect that such conditions or changes do not have a disproportionate impact on the Mediasite Business relative to other companies operating in the industry in which the Mediasite Business participates.

"Mediasite Business" means the Business except for the Retained Business.

"Mediasite Companies" means SF, SFMS, Sonic Foundry International, and Mediasite K.K.

"Mediasite Intellectual Property" means any Intellectual Property that is owned or used by (a) a Seller which relates to the Mediasite Business or (b) a Transferred Company.

"Mediasite Mosaic Matter" shall have the meaning given thereto in the Schedules.

"MSKK Intercompany Payable" shall mean the amount of Intercompany Payables owed by MSKK to SF.

"Net Accounts Receivable" means the amount equal to (a) all accounts receivable, trade receivables, Foreign Unbilled Revenue Prepaids, and all other receivables of the Mediasite Business as of the Closing Date, and all claims, rights, interests and proceeds related thereto, billed and unbilled minus (b) the A/R Allowance. Net Accounts Receivable, including an aged summary (other than for unbilled revenue), are disclosed on Schedule 1.1(b). For the avoidance of doubt, the unbilled accounts receivable of Sellers set forth on Schedule 1.1(i) shall not constitute Net Accounts Receivable.

"Net Cash Assets" means, as of the Closing Date, the book value of (a) the current assets of the Transferred Companies and the current assets included within the Purchased Assets (consisting in all cases solely of the balance sheet line item accounts specified on the Sample NCA Statement set forth on Exhibit D (the "Sample NCA Statement")) less (b) short and long-term deferred revenue (at gross value) related to the Purchased Assets plus the Inventory Conversion Cost (as defined in Section 7.16) plus all liabilities of the Transferred Companies, including, without limitation, short and long-term deferred revenue (at gross value) and accrued vacation costs but excluding “right of use” liability for operating leases.

"Obsolescence Reserve" means the reserve established by Sellers for the obsolescence of inventory in the amount reflected in the calculation of the Closing Net Cash Asset Amount.

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"Open Customer Contracts" means all written Contracts or arrangements between a Mediasite Company and a customer of the Mediasite Business which contain deliverables that have not been satisfied in full prior to the Closing Date and are listed on Schedule 1.1(c).

"Open Source License" means any software license, including the GNU General Public License, the GNU Lesser General Public License, the Mozilla Public License, the Apache license, the MIT license, the BSD and any BSD-like license, in each case that meets the "Open Source Definition" promulgated by the Open Source Initiative as of the date of this Agreement (as listed at http://www.opensource.org/licenes).

"Open Source Software" means any software code that is subject to the terms and conditions of an Open Source License.

"Organizational Documents" means (a) articles or certificate of incorporation and the bylaws of a corporation, (b) the partnership agreement and any statement of partnership of a general partnership, (c) the limited partnership agreement and the certificate or articles of limited partnership of a limited partnership, (d) the limited liability partnership agreement and the certificate or articles of limited liability partnership of a limited liability partnership, (e) the operating agreement or limited liability company agreement of a limited liability company and the articles of organization or certificate of formation of a limited liability company, (f) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person and (g) any amendment to any of the foregoing.

"Payoff Debt" means all obligations of the Sellers, including amounts owing by Sellers, under a Loan and Security Agreement between SF and Neltjeberg Bay Enterprises LLC dated November 16, 2022, as amended, in the approximate principal amount of $5,500,000.

"Permitted Encumbrances" means (a) Encumbrances for Taxes, assessments or other governmental charges not yet due and payable or being contested in good faith by appropriate proceedings; (b) mechanics', carriers', workers', repairers' and other similar Encumbrances arising or incurred in the ordinary course of business for obligations that are not overdue or are being contested in good faith by appropriate proceedings; (c) purchase money Encumbrances and Encumbrances securing rental payments under capital lease arrangements; (d) Encumbrances arising under leases of equipment in favor of the owner thereof; (e) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (f) deposits to secure the performance of bids, Contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (g) licenses of Intellectual Property granted in the ordinary course of business; (h) gaps in the chain of title of Intellectual Property applications or registrations that are evident from the records of the relevant Governmental Body maintaining such applications or registrations; (i) Encumbrances arising under or created by this Agreement or any of the Related Documents; and (j) Encumbrances set forth on Schedule 1.1(d).

"Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Body.

"Pre-Closing Taxable Period" means any taxable period (or portion thereof) ending on or before the Closing Date, including, in the case of a Straddle Period the portion of such Straddle Period ending at the end of the day on the day before the Closing Date.

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"Related Claim" means all claims or causes of action (whether in contract or tort, in Law or in equity, or granted by statute or otherwise) that may be based upon, arise out of or relate to this Agreement, the Related Documents and any other document or instrument delivered pursuant to this Agreement or the Related Documents, or the negotiation, execution, termination, validity, interpretation, construction, enforcement, performance or nonperformance of this Agreement or the Related Documents or otherwise arising from the transaction or the relationship between the parties (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with, or as an inducement to enter into, this Agreement or the Related Documents).

"Related Documents" means the Assignment and Assumption Agreement, the Bill of Sale, the Transition Services Agreement, the Support Agreements, the certificates described in Sections 9.3 and 10.3, and any other document, agreement, certificate or instrument entered into in connection with this Agreement.

"Retained Business" means solely the GLX Business and the Vidable Business.

"Schedules" means the disclosure schedules delivered by Sellers to Buyer in connection herewith.

"SEC" means Securities and Exchange Commission.

"Seller Board" means the Board of Directors of SF.

"Seller Board Recommendation" means recommendation by the Board of Directors of SF to its stockholders to vote to approve the Transactions.

"Seller Common Stock" means shares of common stock, par value $0.01 per share, of SF.

"Seller Stockholder Approval" means the affirmative vote of the holders of shares of Seller Common Stock constituting at least two-thirds of the votes entitled to be cast given in person or by proxy at a meeting of stockholders of SF.

"Seller Software" means the Software owned, designed, developed, licensed or otherwise used in connection with the operation of the Mediasite Business as currently conducted, including (without limitation) the software listed on Schedule 1.1(e).

"Software" means any computer programs, software and code, whether source code, object code or other executable format, or embedded in firmware, whether or not compiled, including implementations of algorithms, models, methodologies, and application programming interfaces, and related documentation, all associated data and compilations of data, regardless of their form or embodiment, and all descriptions, flow charts and other work product used to design, plan, organize and develop any of the foregoing.

"Subsidiary" means with respect to any Person, (a) any corporation at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more of its subsidiaries, or by such Person and one or more of its subsidiaries, (b) any general partnership, joint venture, limited liability company, statutory trust, or other entity (other than a limited partnership), at least a majority of the outstanding partnership, membership, or other similar interests of which shall at the time be owned by such Person, or by one or more of its subsidiaries, or by such Person and one or more of its subsidiaries, and (c) any limited partnership of which such Person or any of its subsidiaries is a general partner. For the purposes of this definition, "voting stock" means shares, interests, participations, or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person.

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"Tangible Personal Property" means all significant equipment, computer hardware, printers, telephone switches, photocopiers, servers, furniture, furnishings, vehicles, tradeshow booths and other promotional material, and other tangible personal property owned, wherever locate, that is owned by a Mediasite Company, a listing of which is set forth on Schedule 1.1(f).

"Tax" means any federal, state, local or foreign tax, custom, duty, governmental fee or like assessment or charge, including net income, gross income, gross receipts, property, sales, use, license, excise, stamp, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer or excise tax, windfall profit, severance, production, environmental (including taxes under Section 59A of the Code) real or personal property tax, together with any interest or penalty, imposed by any taxing authority of any Governmental Body (including without limitation any Governmental Body in the U.S., Japan or the Netherlands).

"Tax Representations" means the representations and warranties set forth in Section 5.12 (Taxes).

"Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information (whether in tangible, electronic or other form), including any amendments, schedules attachments, supplements, appendices and exhibits thereto, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment, of any Tax.

"Third Party Embedded Software" means Software owned by a third party and incorporated into the Mediasite Software.

"Transfer Taxes" means any transfer, bulk sales, stamp, stock transfer, sales, use, consumption, business, gross receipts, withholding, or excise tax, or any custom duty, stamp duty, notary costs or fees, or similar Taxes, fees and charges payable to any Tax authority or other Governmental Body, including without limitation in the U.S., Japan or the Netherlands, that are or become due and payable as a result of the Transactions.

"Transferred Companies" means Sonic Foundry International B.V. ("Sonic Foundry International") (formerly Media Mission B.V.) located in the Netherlands, and Mediasite K.K. ("Mediasite KK" or "MSKK") located in Japan.

"Transferred Company Debt" means all amounts outstanding and owed to Sumitomo Mitsui Banking and Resona Bank Ltd, respectively, under those two notes payable issued by MSKK set forth on Schedule 1.1(g) aggregating approximately JPY 110,000,000 principal amount.

"Transferred Employee" means all individuals who are employed with or are independent contractors for either of the Transferred Companies immediately prior to the Closing Date and the other individuals who are employed by a Seller immediately prior to the Closing Date and selected by Buyer as listed on Schedule 1.1(h).

"Transferred Equity Interests" means all the issued and outstanding shares of capital stock and all other equity interests of the Transferred Companies.

"Transition Services Agreement" means the Transition Services Agreement in substantially the form attached hereto as Exhibit C.

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"U.S. Employee" means any Employee employed in the United States.

"Vidable Business" means the business of creating, producing, and operating AI-powered digital asset transformation software applications which are designed to seamlessly integrate with various third-party digital platforms and asset management systems to ingest, modify, enhance, and distribute a wide range of digital assets, including but not limited to video, images, documents, and audio files. These applications come equipped with advanced data processing capabilities that facilitate the organization and discovery of these assets for educational institutions, corporate entities, healthcare organizations, government, and associations, to engage their audiences more effectively with a variety of digital content.

"WARN Act" means the Worker Adjustment and Retraining Notification Act of 1988, and any comparable foreign, state or local Law.

"Willful Breach" means (i) with respect to any breaches or failures to perform any of the covenants or other agreements contained in this Agreement, a material breach, or failure to perform, that is a consequence of an act or omission undertaken by the breaching party with actual knowledge that the taking of, or failure to take, such action would cause a material breach of this Agreement, and (ii) with respect to any breach of a representation or warranty contained in this Agreement, a material breach of such representation or warranty that has been made with the Knowledge of the breaching party.

1.2    Interpretation

(a)         Unless otherwise expressly provided, for purposes of this Agreement and the Related Documents, the following rules of interpretation shall apply:

(i)         Calculation of Time Period. All references to a day or days shall be deemed to refer to a calendar day or days, as applicable, unless otherwise specifically provided. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

(ii)         Dollars. Any reference to $ shall mean U.S. dollars, which is the currency used for all purposes in this Agreement and the Related Documents. The specification of any dollar amount in the representations and warranties or otherwise in this Agreement, the Related Documents or the Schedules is not intended and shall not be deemed to be an admission or acknowledgement of the materiality of such amounts or items, nor shall the same be used in any dispute or controversy between the parties to determine whether any obligation, item or matter (whether or not described herein or included in any Schedule) is or is not material for purposes of this Agreement, the Related Documents or the Schedules.

(iii)         Exhibits/Schedules. The Exhibits and Schedules to this Agreement are an integral part of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any matter or item disclosed on one Schedule shall be deemed to have been disclosed on each other Schedule. Disclosure of any item on any Schedule shall not constitute an admission or indication that any such item is required to be disclosed, or that such item or matter is material or has resulted in or will result in a Material Adverse Effect or that the included items or actions are not in the ordinary course of Mediasite Business. No disclosure on a Schedule relating to a possible breach or violation of any Contract, Law or Court Order shall be construed as an admission or indication that a breach or violation exists or has actually occurred. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

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(iv)        Gender and Number. Any reference to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(v)        Headings. The provision of a table of contents, the division of this Agreement or the Related Documents into articles, sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement or the Related Documents, as applicable. Unless otherwise specified, all references in this Agreement to any "section" or other subdivision are to the corresponding section or subdivision of this Agreement and all references in a Related Document to any "section" or other subdivision are to the corresponding section or subdivision of such Related Document.

(vi)        Herein. The words such as "herein," "hereinafter," "hereof" and "hereunder" that are used in this Agreement refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. Uses of such words in the Related Documents shall refer to such Related Documents as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(vii)       Or. The word "or" shall be construed in the inclusive sense of "and/or" unless otherwise specified.

(viii)     Including. The word "including" or any variation thereof means (unless the context of its usage otherwise requires) "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

(ix)        Successors. A reference to any party to this Agreement, any Related Document or any other agreement or document shall include such party's successors and permitted assigns.

(x)         Legislation. A reference to any legislation or to any provision of any legislation shall include any amendment thereto, and any modification or re-enactment thereof, any legislative provision substituted therefore and all regulations and statutory instruments issued thereunder or pursuant thereto.

(xi)        Made Available. Any reference in this Agreement to "made available" means a document or other item of information that was provided or made available to Buyer or its representatives in any "data rooms," "virtual data rooms," management presentations or in any other form in expectation of, or in connection with, the Transactions.

(b)         All representations and warranties set forth in this Agreement or the Related Documents are contractual in nature only and subject to the sole and exclusive remedies set forth herein.

(c)         The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the Related Documents and, in the event an ambiguity or question of intent or interpretation arises, this Agreement and the Related Documents shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement and the Related Documents.

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ARTICLE II

PURCHASE AND SALE

2.1    Purchased Assets and Transferred Equity Interests.

(a)         Purchased Assets. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Sellers shall sell, transfer, assign, convey and deliver to Enghouse US, and Enghouse US shall purchase from Sellers, free and clear of all Encumbrances (except for Permitted Encumbrances), all right, title and interest of Sellers in, to and under the all of the assets of Sellers (whether or not in the physical possession of Sellers) relating to the Mediasite Business other than the Excluded Assets (collectively, the "Purchased Assets"). The Purchased Assets shall include the following:

(i)          all Net Accounts Receivable of Sellers;

(ii)        all tangible raw materials, work-in-process, finished goods, other inventory, and related parts and supplies, in each case including all packaging, labels, and other similar items related to the Mediasite Business listed on Schedule 2.1(a)(ii) and included in the Closing Net Cash Assets calculation (collectively, "Inventory");

(iii)        all customer purchase orders related to the Mediasite Business;

(iv)        all supplier purchase orders related to the Mediasite Business;

(v)         the Contracts set forth on Schedule 2.1(a)(v) (the "Assumed Contracts"), including all claims or causes of action of Sellers with respect to the Assumed Contracts;

(vi)        all Intellectual Property that is owned by Sellers and used, held for use, or otherwise related to the Mediasite Business, including the Intellectual Property set forth on Schedule 2.1(a)(vi) (the "Purchased Intellectual Property");

(vii)       the Software that is owned by Sellers and used, held for use, or otherwise related to the Mediasite Business (the "Purchased Software"), which shall not be Excluded Assets notwithstanding anything in Section 2.3 to the contrary;

(viii)      all Tangible Personal Property other than Excluded Tangible Personal Property;

(ix)        the Permits of Sellers listed on Schedule 2.1(a)(ix) (the "Transferred Permits");

(x)        all books, records, manuals and other written documents (in any form or medium) related to the Mediasite Business, including advertising or promotional materials, price lists, mailing lists, customer lists, sales data, purchasing records, personnel records with respect to Transferred Employees (including all documented performance reviews), financial and accounting records and research and development files (collectively, "Books and Records");

(xi)        all of Sellers' rights under warranties, indemnities and all similar rights against third parties, and all refunds (excluding Tax refunds), claims, causes of action (including claims for infringement), rights of recovery, rights of set off and rights of recoupment, in each case, arising out of the Purchased Assets;

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(xii)       any other assets of Sellers to the extent such items are included in the calculation of the Closing Net Cash Assets;

(xiii)      all goodwill associated with any of the assets described in the foregoing clauses; and

(xiv)      any other assets of Sellers needed for operation of the Mediasite Business.

For greater certainty, the parties acknowledge and agree that, effectively, and subject to the terms hereof, the Mediasite Business is being transferred hereunder by Sellers through (i) the transfer of the Purchased Assets owned directly by Sellers (being SF and SFMS) and (ii) the transfer of the two Transferred Companies (being Sonic Foundry International and Mediasite K.K.).

(b)         Transferred Equity Interests. In addition, pursuant to the terms and subject to the conditions set forth in this Agreement, on the Closing Date, SF will sell, convey, assign and transfer to Enghouse UK and Enghouse Netherlands, as applicable, and Enghouse UK and Enghouse Netherlands, as applicable, will purchase, acquire and accept, the Transferred Equity Interests, free and clear of all Encumbrances other than transfer restrictions under applicable securities Laws.

2.2    Excluded Assets. Notwithstanding the foregoing, the Purchased Assets shall not include any of the following assets of Sellers (collectively, the "Excluded Assets") which shall be retained by Sellers:

(i)          all cash or cash equivalents, government securities, or investment securities of Sellers (including any related accounts with banks, brokerages, or other similar Persons);

(ii)         all accounts receivable, notes receivable, and other receivables of Sellers exclusively related to the Retained Business;

(iii)        all raw materials, work-in-process, finished goods, other inventory, and related parts and supplies of Sellers exclusively related to the Retained Business;

(iv)        each Contract of Sellers (and rights thereunder) that is not an Assumed Contract;

(v)       all Intellectual Property that is owned by Sellers and exclusively used, exclusively held for use, or otherwise exclusively related to the Retained Business (but, for greater certainty, in the case of Software, only such Software as is listed on Schedule 2.2(xix));

(vi)        the "Sonic Foundry" corporate and trade name (including, but not limited to the name, label, logo and mark of "Sonic Foundry" and any variation or derivation thereof), and all Uniform Resource Locators (or URLs), websites (including all content of such websites), social media accounts and internet domain names consisting of or containing any of such names (collectively, the “Sonic Foundry Name”); provided however that the Buyer is hereby granted a royalty free license to use the Sonic Foundry Name as it is currently used in the Mediasite Business for a period of five years.

(vii)       all Permits of Sellers other than the Transferred Permits;

(viii)      all Plans (including any Contracts related thereto) and all assets held with respect to the Plans;

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(ix)        all insurance policies of Sellers and all rights to applicable claims, proceeds, and refunds thereunder;

(x)      other than the Books and Records expressly included in the Purchased Assets, all books and records and other protected business information of Sellers (but, for greater certainty, not of the Transferred Companies) including Sellers' Organizational Documents, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, Tax Returns and books and records relating to Sellers' Tax Returns or otherwise relating to Tax matters of a Seller, for all periods and other documents relating to the organization, maintenance, and existence of a Seller as a corporation or other form of legal entity;

(xi)        all Tax assets (including duty and Tax refunds and prepayments) of Sellers;

(xii)      all of Sellers' rights under warranties, indemnities and all similar rights against third parties, and all refunds (excluding Tax refunds), claims, causes of action (including claims for infringement), rights of recovery, rights of set off and rights of recoupment, in each case, arising out of any of the Excluded Assets;

(xiii)      all rights of Sellers under this Agreement, the Related Documents and any other documents, instruments or certificates executed in connection with this Agreement and the transactions contemplated hereby;

(xiv)      any attorney-client privilege or other legal privilege to the extent relating to Sellers, the Purchased Assets, the Assumed Liabilities or the operation of the Mediasite Business prior to the Closing;

(xv)       all personal laptops or other personal electronic devices exclusively used by any individual who is an employee of a Seller other than Transferred Employees;

(xvi)      copies of each Customer List (which may be retained by Sellers for use in accordance with Section 8.3(a), but in all other respects all Customer Lists shall be included in the Purchased Assets);

(xvii)     the Leased Real Property;

(xviii)    the Tangible Personal Property listed on Schedule 2.2(xviii) (collectively, the "Excluded Tangible Personal Property"); and

(xix)      all assets of Sellers exclusively relating to any part of the Retained Business, including only such Software as is listed on Schedule 2.2(xix).

2.3    Assumed Liabilities.

(a)         Assumed Liabilities. At the Closing, Enghouse US will only assume and agree to perform and discharge the following liabilities and obligations of the Sellers as of the Closing Date (in each case for the period to be performed on or after Closing but excluding liabilities or obligations required to have been performed prior to Closing by the Sellers) (the "Assumed Liabilities"):

(i)         outstanding vacation entitlement up to the Closing Date (if applicable) provided it is fully accrued and included in the Closing Net Cash Assets calculation;

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(ii)         all liabilities arising after the Closing under the Assumed Contracts other than the Excluded Contract liabilities;

(iii)        all liabilities of Enghouse US or its Affiliates relating to employee benefits, compensation or other arrangements with respect to any Transferred Employees arising and relating to the period after the Closing;

(iv)        all liabilities for (A) Taxes arising from or relating to Enghouse US's operation of the Mediasite Business, ownership of the Purchased Assets or assumption of the Assumed Liabilities after the Closing Date; and

(v)         all other liabilities arising from or relating to Enghouse US's ownership or operation of the Mediasite Business and the Purchased Assets from and after the Closing.

For greater certainty, Enghouse US will not assume any liabilities of Sellers which are not specifically identified as Assumed Liabilities.

For the avoidance of doubt, at the Closing, by means of the acquisition of the Transferred Equity Interests and not by means of a direct assumption of such liabilities by Enghouse UK and Enghouse Netherlands, such Buyer entities shall be responsible for the liabilities of the Transferred Companies except as otherwise agreed herein.

2.4    Excluded Liabilities. Except for the Assumed Liabilities, Enghouse US shall not assume and shall not be responsible to pay, perform or discharge any of, and Sellers shall timely perform, satisfy and discharge in accordance with their respective terms, any and all liabilities or obligations of Sellers (collectively, the "Excluded Liabilities"), including the following liabilities:

(i)          any liabilities relating to or arising out of the Excluded Assets;

(ii)         any liability for Taxes of a Seller;

(iii)       any liabilities arising out of, under or in connection with Contracts that are not Assumed Contracts and, with respect to Assumed Contracts, any liabilities in respect of a breach by or default of a Seller accruing under such Assumed Contracts with respect to any period on or before the Closing (the "Excluded Contract Liabilities");

(iv)        any liabilities in respect of any claim arising out of, relating to or otherwise in respect of (A) the operation of the Mediasite Business prior to the Closing, or (B) any Excluded Asset;

(v)         any liabilities of a Seller relating to the conduct or operation of any business of a Seller other than the Mediasite Business;

(vi)        any liabilities relating to any Intercompany Payables;

(vii)      any liabilities of a Seller arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement, the Related Documents and the transactions contemplated hereby and thereby, including, without limitation, fees and expenses of counsel, accountants, consultants, advisers and others;

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(viii)      any liabilities relating to the Mediasite Mosaic Matters, including any costs and expenses of the defense thereof; and

(ix)        any liabilities relating to Leased Real Property.

2.5    Contract Consents. In the case of any Assumed Contract that by its terms requires the consent or approval of a third party in connection with the transfer by a Seller to Buyer, Sellers will use their commercially reasonable efforts to obtain or cause to be obtained in writing prior to the Closing Date any such consents and approvals necessary to convey the benefits thereof. During such period in which any required consent or approval relating to the applicable Assumed Contract has not been obtained after Closing, Sellers will use their commercially reasonable efforts to make such arrangements as may be necessary for Buyer to receive all the net economic benefits of, and assume all obligations under, such Assumed Contracts accruing on or after the Closing Date, including, without limitation, at the option of Buyer, subcontracting the customer contract to Buyer (or an Affiliate thereof) and invoicing the customer and remitting the net proceeds to Buyer or its selected Affiliate. For the avoidance of doubt, for purposes of this Section 2.5, commercially reasonable efforts shall not require Seller to make any payments to any party.

ARTICLE III

PURCHASE PRICE

3.1    Consideration.

(a)         Purchase Price. In consideration of Sellers' sale, assignment and transfer of the Transferred Equity Interests and the Purchased Assets, and the performance by Sellers of all of the terms, covenants and provisions of this Agreement on their part to be kept and performed, Buyer shall (i) pay to Sellers the purchase price of $15,500,000 (as adjusted pursuant to Section 3.3 and Section 3.4, the "Purchase Price") (payable in accordance with Section 4.3), and (ii) assume only the Assumed Liabilities.

(b)         Closing Payment. At the Closing and subject to Section 4.3, Buyer shall pay to Sellers, by wire transfer of immediately available funds, an aggregate amount (the "Closing Consideration") equal to (A) $15,500,000, minus (B) the amount, if any, by which the Estimated Net Cash Asset Amount is less than $0, minus (C) the Estimated Indebtedness Amount, minus (D) the Critical Vendor Holdback Amount minus (E) the Holdback Amount. The Closing Consideration shall be adjusted as set forth in Section 3.3 and Section 3.4. A portion of the Closing Consideration equal to the amount outstanding of the MSKK Intercompany Payable at Closing shall be paid to SF to satisfy the MSKK Intercompany Payable obligation.

3.2    Closing Estimates. No later than five Business Days prior to the Closing Date, Sellers shall cause to be prepared and delivered to Buyer (x) an estimated balance sheet of the Sellers and the Transferred Companies setting forth the book value of the Sellers' and the Transferred Companies' assets and liabilities as of the Closing without taking into account any of the transactions contemplated hereby, (y) a statement in writing (the "Estimated Closing Statement") setting forth in reasonable detail (a) an estimate of Net Cash Assets as of the Closing (the "Estimated Net Cash Asset Amount"), (b) an estimate of Transferred Company Debt as of immediately prior to Closing (the "Estimated Indebtedness Amount"), and (c) the Critical Vendor Holdback Amount, and (z) an Excel workbook containing the payment amounts and all calculations, deductions and adjustments related to the payment amounts, including the Closing Consideration, Payoff Debt, the Transferred Company Debt and the MSKK Intercompany Payable, contemplated herein and wire transfer instructions for the payments to be made at Closing pursuant to Section 4.3 (the "Funds Flow Memorandum"). In the event of any conflict or inconsistency between the Funds Flow Memorandum and this Agreement, or if the Flow of Funds Memorandum addresses a matter and this Agreement is silent, then the Funds Flow Memorandum shall govern. The Estimated Net Cash Asset Amount shall be prepared as though it was a financial year-end and in the form and manner, and on a basis consistent with, the form and manner of the calculations set forth on the Sample NCA Calculation, including those methodologies, principles, procedures and assumptions set forth on Schedule 3.2, provided such principles, procedures and assumptions comply with GAAP and are applied consistently with Sellers’ past practice (to the extent that such past practice was in accordance with GAAP) (collectively, the "Accounting Principles"). All determinations of the amount of Transferred Company Debt and the amount of the MSKK Intercompany Payable for purposes of this Article III will be made in dollars based on foreign exchange rate in effect on the Closing Date.

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3.3    Initial Purchase Price Adjustment.

(a)         Closing Statement. Within 120 days following the Closing Date (the "Delivery Deadline"), Buyer shall prepare and deliver to Sellers a reasonably detailed statement (the "Closing Statement") setting forth Buyer's good faith calculation of: (i) Net Cash Assets as of the Closing (the "Closing Net Cash Asset Amount"), and (ii) Transferred Company Debt as of immediately prior to Closing (the "Closing Indebtedness Amount"), together with reasonable supporting detail to evidence Buyer's calculations, explanations and assumptions for the calculation of such amounts. The Closing Net Cash Asset Amount shall be prepared in the form and manner, and on a basis consistent with, the form and manner of the calculations set forth on the Sample NCA Calculation, including the Accounting Principles. Without limiting the generality of the foregoing, it is the intent of the parties that in calculating and determining Closing Net Cash Asset Amount (and the components thereof) under this Section 3.3(a), solely as to the Closing Net Cash Asset Amount relating to the Sellers and not as to the Transferred Companies, none of the parties nor the Arbitrating Accountant (as defined below) shall be permitted to (x) include balance sheet line items or accounts that are different from those included on the Sample NCA Calculation or (y) make any changes or modifications to the accounting principles, policies, practices, assumptions, procedures, elections, categorizations and methods (including those relating to the nature of accounts and inclusion of balance sheet line items and the level of reserves and/or accruals, any calculations or estimations thereof or any adjustments thereto, and/or any determinations of applicable foreign exchange conversion rates) that were used in the calculation of the Sample NCA Calculation. If Buyer fails to deliver the Closing Statement by the Delivery Deadline, then, at Sellers' election (which election Sellers may make in their sole discretion) five days after delivery of written notice to Buyer, the calculations set forth in the Estimated Closing Statement shall be final, not subject to further adjustment and binding for all purposes (including calculating the Purchase Price) provided the Sellers have provided the information or assistance reasonably requested by Buyer in connection with the preparation of the Closing Statement, if any.

(b)         Disputes. If Sellers disagree in good faith with any component of the Closing Statement, they shall notify Buyer of such disagreement in writing (the "Dispute Notice"), setting forth in reasonable detail the particulars of such disagreement, including the basis therefor, within forty-five (45) days after receipt of the Closing Statement, and any item or amount not specifically so disputed shall be deemed accepted as set forth in the Closing Statement. In the event that Sellers do not provide a Dispute Notice within such 45-day period, Sellers shall be deemed to have accepted the Closing Statement in its entirety, which shall be final, binding and conclusive for all purposes hereunder. In the event any such Dispute Notice is provided within such 45‑day period, Buyer and Sellers shall use commercially reasonable efforts for a period of 15 days (or such longer period as they may mutually agree in writing) to negotiate and resolve any disputes by Sellers set forth in the Dispute Notice. If, at the end of the 15‑day period, Buyer and Sellers do not resolve any such disputes, then Buyer and Sellers shall engage a nationally recognized firm of independent certified public accountants (which, for the avoidance of doubt, shall include the ten largest such firms) as to which the Sellers and Buyer mutually agree, to resolve such disputes (the "Arbitrating Accountant"). The Arbitrating Accountant shall be provided with (i) a copy of this Agreement, (ii) the Closing Statement and related supporting detail prepared by Buyer and delivered to Sellers, (iii) the Dispute Notice and any supporting detail accompanying such Dispute Notice prepared by Sellers, and (iv) any information requested by the Arbitrating Accountant as necessary or appropriate in resolving such dispute. When acting pursuant to this Section 3.3(b), the Arbitrating Accountant shall determine, using the Accounting Principles and following the requirements of Section 3.3(a), whether and to what extent, if any, Buyer's calculation of Closing Net Cash Asset Amount requires adjustment. The Arbitrating Accountant shall address only those issues in dispute pursuant to this Section 3.3(b), may not assign a value to any item greater than the greatest value for such item claimed by a party or less than the smallest value for such item claimed by a party, and may not apply any accounting methods, treatments, principles or procedures other than the Accounting Principles. Within 30 days following appointment, the Arbitrating Accountant shall deliver its determination of the Closing Statement calculated in accordance with the terms of this Agreement and setting forth its resolution of the disputes. The decision and award of the Arbitrating Accountant shall be final and binding on the parties and shall be subject to confirmation and entry of judgment in accordance with applicable Law. The costs of review will be borne by the party whose values and amounts relating to the dispute departs furthest from the values and amounts determined by the Arbitrating Accountant.

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(c)         Determinations; Adjustments.

(i)         Closing Net Cash Asset Amount Adjustment. If the Closing Net Cash Asset Amount as finally determined pursuant to this Section 3.3 is greater than the Estimated Net Cash Asset Amount, Buyer shall within three Business Days pay to Sellers such excess by wire transfer of immediately available funds. If the Closing Net Cash Asset Amount as finally determined pursuant to this Section 3.3 is less than the Estimated Net Cash Asset Amount, the Holdback Amount shall be immediately reduced by the amount of the Closing Net Cash Asset Amount determined pursuant to Section 3.1(b) is less than $0 (the "NCA Adjustment Amount"); provided, if the NCA Adjustment Amount exceeds the Holdback Amount, (A) Buyer shall recover the entire Holdback Amount and (B) Sellers shall within three Business Days pay to Buyer, by wire transfer of immediately available funds, an amount in cash equal to (x) the NCA Adjustment Amount minus (y) the Holdback Amount.

(ii)         Closing Indebtedness Amount Adjustment. If the Closing Indebtedness Amount as finally determined pursuant to this Section 3.3 is greater than the Estimated Indebtedness Amount, the Holdback Amount shall be immediately reduced by the amount of such difference; provided, if such difference exceeds the Holdback Amount, (A) Buyer shall recover the entire Holdback Amount and (B) Sellers shall within three Business Days pay to Buyer, by wire transfer of immediately available funds, an amount in cash equal to such difference. If the Estimated Indebtedness Amount as finally determined pursuant to this Section 3.3 is greater than the Closing Indebtedness Amount, Buyer shall within three Business Days pay to Sellers the difference by wire transfer of immediately available funds.

3.4    Additional Purchase Price Adjustments.

(a)         Net Accounts Receivable. As soon as reasonably practicable following the 180-day anniversary of the Closing Date (the "Net A/R Date"), and in any event within 60 days following the Net A/R Date, Buyer shall prepare and deliver to Sellers a reasonably detailed statement (the "Uncollected A/R Statement") setting forth a list of all Net Accounts Receivable that satisfy each of the following conditions: (i) such accounts receivable are not Foreign Unbilled Revenue Prepaids, (ii) such accounts receivable was outstanding as of the Closing Date and included in the calculation of the Closing Net Cash Asset amount and (iii) such accounts receivable remained uncollected as of the Net A/R Date. Buyer shall recover from the Holdback Amount an amount in cash equal to such uncollected Net Accounts Receivable on a US$ for US$ basis, and Sellers shall within 30 days replenish such amount by wire transfer of immediately available funds in cash by Sellers to Buyer; provided, if the uncollected Net Accounts Receivable exceeds the Holdback Amount, (i) Buyer shall recover the entire Holdback Amount and (ii) Sellers shall within three Business Days pay to Buyer, by wire transfer of immediately available funds, an amount in cash equal to (x) the uncollected Net Accounts Receivable minus (y) the Holdback Amount. No Net Accounts Receivable shall be assigned to the Sellers even if they are subject to a US$-for-US$ reduction of the Holdback Amount. No changes will be made to Net Accounts Receivable amounts due to any changes in foreign exchange rates. Sellers acknowledge and agree that Buyer based the Purchase Price in part on the Net Accounts Receivable and the provisions of this Section. For the avoidance of doubt, no adjustments will be made to Net Accounts Receivable based on foreign exchange fluctuations. As soon as reasonably practicable following the one-year anniversary of the Closing Date, and in any event within 60 days following the one-year anniversary of the Closing Date, Buyer shall prepare and deliver to Sellers a reasonably detailed statement (the "Uncollected Unbilled Prepaid Statement") setting forth a list of all Net Accounts Receivable that satisfy each of the following conditions: (i) such accounts receivable are Foreign Unbilled Revenue Prepaids, (ii) such accounts receivable was outstanding as of the Closing Date and included in the calculation of the Closing Net Cash Asset amount and (iii) such accounts receivable remained uncollected as of the one-year anniversary of the Closing Date. Buyer shall recover from the Holdback Amount an amount in cash equal to such uncollected Net Accounts Receivable on the same terms and subject to the same provisos as those set forth above with respect to the Uncollected A/R Statement.

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(b)         Net Inventory. As soon as reasonably practicable following the one-year anniversary of the Closing Date (the "Net Inventory Date"), and in any event within 90 days following the Net Inventory Date, Buyer shall prepare and deliver to Sellers a statement (the "Unsold Inventory Statement") setting forth a list of all Inventory that satisfy both of the following conditions: (i) such inventory was included in the calculation of the Closing Net Cash Asset Amount and (ii) such inventory remained unsold as of the Net Inventory Date. If the aggregate amount of unsold inventory on the Unsold Inventory Statement as finally determined pursuant to Section 3.4(c) is greater than the Obsolescence Reserve, Buyer shall recover from the Holdback Amount an amount in cash equal to such excess, and Sellers shall within 30 days replenish the amount of such excess by wire transfer of immediately available funds in cash by Sellers to Buyer; provided, if such excess exceeds the Holdback Amount, (i) Buyer shall recover the entire Holdback Amount and (ii) Sellers shall within three Business Days pay to Buyer, by wire transfer of immediately available funds, an amount in cash equal to (x) such excess minus (y) the Holdback Amount. From and after the Closing until the Net Inventory Date, Buyer shall act in a commercially reasonable manner with respect to sales of inventory and shall not take any action, or omit to take any action, which would reasonably be expected to increase the amount of unsold inventory for purposes of this Section 3.4(b).

(c)         Disputes. Following the delivery of the Uncollected A/R Statement or the Uncollected Unbilled Prepaid Statement to Sellers pursuant to Section 3.4(a) or the delivery of the Unsold Inventory Statement to Sellers pursuant to Section 3.4(b), as applicable, the procedures and deadlines for finalizing and, if applicable, disputing the Closing Statement set forth in Section 3.3(b) shall apply, mutatis mutandis, to the finalization and, if applicable, disputing of the Uncollected A/R Statement, the Uncollected Unbilled Prepaid Statement or the Unsold Inventory Statement, as applicable.

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(d)         Payments. Any payments made to any party pursuant to this Section 3.4 shall constitute an adjustment of the Purchase Price for Tax purposes and shall be treated as such by the parties on their Tax Returns to the greatest extent permitted by Law.

3.5    Purchase Price Allocation. The Purchase Price shall be allocated based on the fair market value of the assets, as mutually agreed upon by the parties. The parties shall allocate the consideration paid hereunder with respect to the purchase and sale of the Purchased Assets and the Transferred Equity Interests by Buyer from Sellers (including taking into account the Assumed Liabilities to the extent required by applicable Law) among the Purchased Assets and the Transferred Equity Interests using the methodology set forth on Schedule 3.5. Unless otherwise required by applicable Law, Buyer and Sellers agree to utilize such values for all Tax purposes, including for purposes of filing applicable Tax Returns with applicable taxing authorities. None of the parties will voluntarily take any position inconsistent therewith upon examination of any such Tax Return, in any action or proceeding or otherwise with respect to such Tax Returns. The parties each agree to provide the other promptly with any other information required to complete such Tax Returns.

3.6    Employees. On or before the Closing, Enghouse US will select employees and independent contractors of Sellers to be offered employment or contracting positions, conditional on the successful sale of the of the Purchased Assets, with the terms and conditions to be in accordance with the compensation and benefits policies and practices of Enghouse US, and provided that (i) employment tenure will be considered only in determining vacation entitlement with Enghouse US; (ii) outstanding vacation entitlement up to the Closing Date will be included in Assumed Liabilities provided it is fully accrued and included in the Net Cash Assets calculation; (iii) Sellers will pay all other compensation, including without limitation salary, commissions, bonuses, Potential Payments and any other related taxes payable by employer for all Seller employees and contractors up to the Closing Date; and (iv) Sellers will be responsible for all costs related to any employees and independent contractors not selected by Enghouse US.

ARTICLE IV

CLOSING

4.1    Closing Date. The consummation of the Transactions (the "Closing") shall take place remotely, via exchange of documents by facsimile or PDF, on the third Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Article IX and Article X (other than those conditions which, by their nature, are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) or at such other time or date as Sellers and Buyer may jointly designate. The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date". The Closing will be deemed effective as of 12:01am (CDT) on the Closing Date.

4.2    Payoff Debt. At the Closing, Sellers shall terminate, or cause to be terminated, the definitive documentation relating to, and all obligations (other than such obligations which customarily survive such payoff), commitments, guarantees and liens in respect of, the Payoff Debt (such termination, together with such payments as are required, the "Closing Payoff"). In order to facilitate the Closing Payoff, Sellers shall (i) timely deliver all notices and take all other actions required pursuant to the Payoff Debt to effect the Closing Payoff, (ii) obtain and deliver to Buyer at least one (1) Business Day prior to the Closing Date customary payoff and termination documentation with respect to the Payoff Debt, in form and substance reasonably satisfactory to Buyer (the "Payoff Letter"), and (iii) make customary arrangements for the lender in respect of the Payoff Debt (or its agent, if applicable) to deliver, file and make effective, as applicable, no later than the Closing (but subject to receipt of the Payoff Amount), all related encumbrance and guarantee releases, possessory collateral and other customary release documentation in form and substance reasonably satisfactory to Buyer.

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4.3    Payment on the Closing Date; Assumed Liabilities. At the Closing, Buyer shall:

(a)         pay the following by wire transfer of immediately available funds in accordance with the Funds Flow Memorandum:

(i)         the Closing Consideration to Sellers; and

(ii)         the amount payable pursuant to the Payoff Letter (the "Payoff Amount") to the intended beneficiary thereof as set forth in the Payoff Letter; and

(b)         assume the Assumed Liabilities.

4.4    Buyer's Additional Deliveries. At the Closing, in addition to the Purchase Price paid pursuant to Section 4.3, Buyer shall deliver to Sellers all of the following:

(a)         a counterpart to the Assignment and Assumption Agreement, duly executed by Buyer; and

(b)         a counterpart to the Transition Services Agreement, duly executed by Buyer.

4.5    Sellers' Deliveries. At the Closing, Sellers shall deliver to Buyer all the following:

(a)         updated Schedules to this Agreement;

(b)         a counterpart to the Assignment and Assumption Agreement, duly executed by Sellers;

(c)         a counterpart to the Transition Services Agreement, duly executed by Sellers;

(d)         the Bill of Sale, duly executed by Sellers;

(e)         the certificate contemplated by Section 9.3;

(f)         stock certificates representing the Transferred Equity Interests (if such Transferred Equity Interests are certificated), together with (i) a stock power endorsed in blank or other appropriate instrument of assignment in respect of the Transferred Equity Interest and (ii) irrevocable powers of attorney in a form reasonably satisfactory to Buyer executed by each of the registered holders of the Transferred Equity Interests authorizing Buyer or its nominees to exercise all voting and other rights attaching to the Transferred Equity Interests until registration of Buyer or such nominees as the holder of holders of the Transferred Equity Interests;

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(g)         evidence, in form and substance reasonably satisfactory to Buyer, that all outstanding Encumbrances (other than Permitted Encumbrances) arising out of the Burish Indebtedness against any of the Purchased Assets have been released;

(h)         certificates from the appropriate registering authorities certifying the due incorporation and good standing of the Transferred Companies;

(i)         resignations and releases from all the directors and officers of the Transferred Companies;

(j)         the Payoff Letter; and

(k)         any other document, instrument or writing reasonably required to be delivered by Sellers to Buyer on the Closing Date to effect the transfer of the Transferred Equity Interests.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller hereby represents and warrants to Buyer as set forth in this Article V:

5.1    Organization; Good Standing; Authority.

(a)         Organization; Good Standing. Each Seller is a corporation duly organized, validly existing and in good standing under the Laws of the state of Maryland, and has the requisite corporate or other organizational power and authority to own, operate and lease its properties and carry on its business as currently conducted. Each of the Transferred Companies is duly incorporated, organized or otherwise formed, as applicable, validly existing and (to the extent such concept is applicable in the relevant jurisdiction) in good standing under the laws of its jurisdiction of incorporation or formation and has the requisite corporate or other organizational power and authority to own, operate and lease its properties and carry on its business as currently conducted.

(b)         Authority. Each Seller has all necessary power and authority to execute, deliver and perform this Agreement and all of the Related Documents to which such Seller is or will be a party. The execution, delivery and performance of this Agreement and the Related Documents to which each Seller is or will be a party by such Seller have been duly authorized by all requisite corporate actions on the part of such Seller and, except for Seller Stockholder Approval, do not require any further authorization or consent of Sellers or its stockholders. This Agreement has been duly authorized, executed and delivered by Sellers and, assuming the due authorization, execution and delivery of this Agreement by Buyer, is the legal, valid and binding obligation of Sellers enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at Law or in equity) (collectively, the "Enforceability Exceptions"), and each of the Related Documents to which a Seller is or will be a party has been duly authorized by such Seller and upon execution and delivery by such Seller and, assuming the due authorization, execution and delivery of the Related Documents by Buyer, will be a legal, valid and binding obligation of such Seller enforceable in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions. Schedule 5.1(b) contains a complete and accurate list of (i) jurisdictions in which each Mediasite Company is authorized to do business, and its respective current capitalization and (ii) the directors and officers of the Transferred Companies.

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5.2    No Conflict; Consents.

(a)         Except as set forth on Schedule 5.2(a), and assuming the notices, declarations, filings, consents and approvals set forth in Schedule 5.2(b) and the Seller Stockholder Approval are made or obtained, the execution and delivery by each Seller of this Agreement and the Related Documents to which such Seller is a party, and the consummation by such Seller of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, do not (i) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under, or give rise to a right of termination of, any Material Contract; (ii) conflict with or result in any violation of any provision of any Organizational Document of such Seller or any of the Transferred Companies; or (iii) violate or result in a violation of any provision of any Law applicable to such Seller or any of the Transferred Companies, except in the case of clauses (i) and (iii) of this Schedule 5.2(a) for any such conflicts, defaults, violations or terminations that would not have, individually or in the aggregate, a Material Adverse Effect.

(b)         Except as set forth in Schedule 5.2(b) or as may be necessary as a result of any facts or circumstances relating solely to Buyer (including, without limitation, its sources of financing), no notice to, declaration or filing with, or consent or approval of any Governmental Body is required by or with respect to either Seller or any of the Transferred Companies in connection with the execution and delivery by such Seller of this Agreement and the other Related Documents to which it is a party, and the consummation by such Seller of the transactions in accordance with the terms hereof and thereof, except for the filing of the Proxy Statement with the SEC and such other reports and filings under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

5.3    Title to Purchased Assets and Transferred Equity Interests.

(a)         Except as set forth on Schedule 5.3(a), each Seller, as applicable, has good and valid title to, or a valid leasehold interest in, the Purchased Assets, free and clear of all Encumbrances, except for Permitted Encumbrances. Upon delivery to Buyer on the Closing Date of the instruments of transfer contemplated by Section 4.5, Sellers will thereby transfer to Buyer good and valid title to the Purchased Assets subject to no Encumbrances (except for Permitted Encumbrances).

(b)         The authorized, issued and outstanding capital stock or other equity interests of each Transferred Company is as set forth on Schedule 5.3(b). SF has good and valid title to the Transferred Equity Interests and the certificates (if any) representing the Transferred Equity Interests, free and clear of any Encumbrances other than transfer restrictions under applicable securities Laws, and is the record and the beneficial owner of all Transferred Equity Interests. The Transferred Equity Interests are (to the extent applicable) duly authorized, validly issued, fully paid and nonassessable. The Transferred Equity Interests represent all the issued and outstanding shares of capital stock and all other equity interests of the Transferred Companies. The Transferred Companies and SFMS are the only direct or indirect Subsidiaries of SF.

(c)         There are no outstanding subscriptions, options, warrants, commitments, preemptive rights, deferred compensation rights, agreements, arrangements or commitments of any kind to which SF or any Transferred Company is a party relating to the issuance of, or outstanding securities convertible into or exercisable or exchangeable for, any equity interests of any Transferred Company, nor is SF or any Transferred Company committed to issue any such option, warrant, right of any type or security or to enter into any such agreement, arrangement or commitment. There are no agreements or understandings to which either SF or any Transferred Company is a party with respect to the voting of any equity interests of any Transferred Company or which restrict the transfer of any such equity interests. There are no outstanding contractual obligations of either SF or any Transferred Company to repurchase, redeem or otherwise acquire any equity interests of any Transferred Company.

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5.4    Financial Statements.

(a)         Set forth in Schedule 5.4(a) are the following financial statements (collectively, the "Financial Statements") the unaudited consolidated balance sheet of the Mediasite Business as of September 30, 2022 and September 30, 2023 (such balance sheet as of September 30, 2023 the "Balance Sheet"), and the related unaudited consolidated statements of operations and cash flows of the Mediasite Business for the years then ended. Subject to Schedule 5.4(a), the Financial Statements have been prepared from the books and records of the Mediasite Companies and on a consistent basis with the Mediasite Companies' past practices in accordance with GAAP applied on a consistent basis throughout the periods involved, and fairly present in all material respects the financial position of the Mediasite Business at the respective dates and for the respective periods described above.

(b)         Except as set forth on Schedule 5.4(b), there have been no material changes in reserve policies, accrual policies or other accounting policies, in each case, from the date of the Balance Sheet. There are no material unreserved negative contract obligations or other known, material contingent liabilities not reflected on the Financial Statements.

(c)         Each Mediasite Company maintains internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(d)         All Net Accounts Receivable being transferred hereunder arose in the ordinary course of business, represent valid and unconditional obligations, have not been factored, assigned, or collected, and are good, due and payable. There are no ongoing disputes regarding the Net Accounts Receivable. The Net Accounts Receivable are identified on Schedule 5.4(d), which includes an aged summary of all such Net Accounts Receivable.

(e)         The Inventory is of a quality and quantity usable and saleable in the ordinary course of business consistent with past practices. The value at which Sellers carry the Inventory on the Balance Sheet reflects its customary inventory valuation policy of stating inventory at the lower of cost (based on the first-in, first-out (FIFO) method) or market all in accordance with GAAP. The quantity of Inventory set forth on the Balance Sheet is sufficient and adequate for, but is not materially in excess of the level appropriate to, the conduct of the Mediasite Business as it previously has been conducted. The Inventory as of the date hereof is listed on Schedule 5.4(e).

(f)         Except as set forth on Schedule 5.4(f) or in the Financial Statements, no Mediasite Company has any liabilities, except for (i) liabilities incurred in the ordinary course of business since the date of the Balance Sheet, consistent with such Mediasite Company's prior practice, and (ii) liabilities not required to be disclosed or reflected on financial statements prepared in accordance with GAAP.

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5.5    Absence of Certain Changes and Events. Except as set forth on Schedule 5.5 and since the date of the Balance Sheet, there has not been: (a) any change in the financial condition, results of operations, assets or business of the Mediasite Business that has had or would reasonably be expected to have a Material Adverse Effect; (b) any damage, destruction or loss to any of the Purchased Assets, whether or not covered by insurance, that has had or would reasonably be expected to have a Material Adverse Effect; (c) any commitment by the Mediasite Companies in relation to the Mediasite Business for any capital expenditure to be paid after the Closing in excess of $25,000 for any individual commitment or $50,000 in the aggregate; (d) any failure to operate the Mediasite Business in the ordinary course of business consistent with past practice; (e) any increase in, or commitment to increase, the compensation payable or to become payable to any Employee; (f) any transaction with any Affiliate of the Mediasite Companies that relates to the Mediasite Business; (g) any Material Adverse Effect in any Mediasite Company’s relationship with any customer or supplier in relation to the Mediasite Business; (h) any material transaction entered into by a Mediasite Company not in the ordinary course of business; (i) any material amendment, modification or termination of any Material Contract; (j) any discontinued product lines, or material decline in sales to or revenues from any material customer; or (k) any dividend declared by the Sellers.

5.6    Litigation. Except as set forth on Schedule 5.6, there is no litigation, action, suit, proceeding, claim, arbitration or investigation related to or otherwise affecting the Mediasite Business pending or, to Knowledge of Sellers, threatened, against any Mediasite Company. No Mediasite Company is subject to any outstanding writ, order, judgment, injunction or decree of any Governmental Body relating to or otherwise affecting the Mediasite Business.

5.7    Compliance with Laws; Permits.

(a)         Except as set forth on Schedule 5.7(a), (i) the Mediasite Business is being conducted in compliance in all material respects with all applicable Laws. No Mediasite Company has received any written notice, charge, assertion or other communication from any Governmental Body alleging any violation of Law in respect of the Mediasite Business.

(b)         Except as set forth on Schedule 5.7(b), (i) the Mediasite Companies possess all Permits required for the operation of the Mediasite Business as currently conducted (the "Permits"), except to the extent the failure to have any Permit does not have a Material Adverse Effect on the Mediasite Business, and (ii) none of the Mediasite Companies has received, as of the date hereof, any written notice of any cancellation, suspension, revocation, invalidation or non-renewal of any Permit. All Permits that are material to the Mediasite Business are identified on Schedule 5.7(b).

5.8    Material Contracts.

(a)         Schedule 5.8(a) sets forth a list of the following Contracts to which (x) any Transferred Company is a party or (y) a Seller is a party and which relates to the Mediasite Business (collectively, the "Material Contracts"):

(i)          any Contract with a Key Customer (excluding purchase orders or work orders issued in the ordinary course of business);

(ii)         any Contract with a Key Supplier (excluding purchase orders or work orders issued in the ordinary course of business);

(iii)        any Contract with the Key Manufacturer (excluding purchase orders or work orders issued in the ordinary course of business);

(iv)        any Contract which reflects a commitment by a Mediasite Company to pay, or pursuant to which a Mediasite Company actually paid in the preceding 12-month period, an amount in excess of $50,000;

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(v)         any Contract which reflects a commitment by a third party to pay to a Mediasite Company, or pursuant to which a Mediasite Company actually was paid in the preceding 12-month period, an amount in excess of $50,000;

(vi)        any employment, severance or consulting agreement with any Employee which required an annual payment of cash compensation to such person in 2022 in excess of $150,000;

(vii)       any Contract which provides for a partnership, a joint venture or involving the sharing of profits;

(viii)      any Contract for the sale of any of the assets of any Mediasite Company other than in the ordinary course of business;

(ix)        any Contract relating to indebtedness or the granting by any Mediasite Company of an Encumbrance on any of its assets relating to the Mediasite Business;

(x)         any Contract with any Governmental Body;

(xi)        any Contract with another Person materially limiting or restricting the ability of any Mediasite Company to enter into any market or engage in any line of business;

(xii)      any Contract pursuant to which any Mediasite Company licenses Intellectual Property from a third party that is material to the Mediasite Business, other than software that is generally available to the public through retail stores or commercial distribution channels and licensed to a Seller for a license fee of less than $50,000 for each such license;

(xiii)     any Contract pursuant to which any Mediasite Company licenses Mediasite Intellectual Property to a third party, other than (x) nonexclusive licenses granted to customers of the Mediasite Business in the ordinary course of business, (y) licenses that arise as a matter of law by implication as a result of sales of products and services by the Mediasite Business, and (z) sales or marketing Contracts that include an incidental license to use the trademarks of any Mediasite Company for the purposes of advertising and selling products or services of the Mediasite Business; and

(xiv)      any Contract which is a material binding commitment or agreement to enter into any of the foregoing types of agreements.

(b)         Except as set forth in Schedule 5.8(b), (i) all Material Contracts are valid and binding agreements of a Mediasite Company, (ii) all Material Contracts are in full force and effect and no material default or breach exists in respect thereof on the part of any Mediasite Company or, to the Knowledge of Seller, the other parties thereto, and no event has occurred that, after the giving of notice or the lapse of time or both, would constitute such a material default or breach, (iii) no Material Contract contains any penalty provisions, minimum purchase commitments, refund rights or similar provisions, (iv) no Mediasite Company has received notice of termination of any Material Contract or notice of any customer intending to terminate its relationship with a Mediasite Company, (v) no Material Contract either requires a consent or can be terminated in the event of any change in the underlying ownership or control of a Mediasite Company or would be materially affected by such a change, and (vi) no Material Contract requires any Employee of a Mediasite Company to attend a customer’s premises.

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(c)         Set forth in Schedule 5.8(c) is a true and complete listing of all Open Customer Contracts under which the Mediasite Companies have unfulfilled software development set-up obligations, a description of such outstanding work to be completed, and the amount of time in hours required to complete such outstanding work and which reflects a total contractual amount in excess of $50,000. For greater certainty, each of the representations in Section 5.8(b) shall apply in the same manner, mutatis mutandis, to the Open Customer Contracts.

5.9    Software; Intellectual Property.

(a)         Schedule 5.9(a) sets forth a list of all registrations and applications for registration of any Mediasite Intellectual Property, including, for each item listed, the record owner, jurisdiction and issuance, registration or application number and date, as applicable, of such item. All registrations set forth on Schedule 5.9(a) are, in all material respects, valid and in force, and all applications set forth on Schedule 5.9(a) are pending and in good standing.

(b)         Each Mediasite Company, as applicable, owns or has a valid right to use in the manner currently used all Mediasite Intellectual Property (including all Intellectual Property rights pertaining to the Seller Software) that is used in the Mediasite Business as currently conducted.

(c)         Except as set forth on Schedule 5.9(c), no Mediasite Company has received any written notice from any Person (i) alleging that the conduct of the Mediasite Business as currently conducted infringes, constitutes a misappropriation of or violates any Intellectual Property of any Person or (ii) challenging the ownership by a Mediasite Company of or the validity or enforceability of any Mediasite Intellectual Property, in each case, that would reasonably be expected to be material to the Mediasite Business. Except as set forth on Schedule 5.9(c), neither the conduct of the Mediasite Business as currently conducted nor the development, operation, marketing or sale of any and all products sold or used in connection with the Mediasite Business infringes, misappropriates or violates any Intellectual Property of any other Person.

(d)         To the Knowledge of Sellers, and except as set forth on Schedule 5.9(d), no other Person has infringed, misappropriated or violated any Mediasite Intellectual Property.

(e)         Except as would not have a Material Adverse Effect, each Mediasite Company has used reasonable efforts to protect the confidentiality of all trade secrets and know-how included in the Mediasite Intellectual Property.

(f)         Except as set forth on Schedule 5.9(f), no Mediasite Company has licensed or provided to any Person, or allowed any Person to access or use, any source code for any material (x) Purchased Software or (y) Software owned by a Transferred Company (collectively, the "Mediasite Software"), other than employees, contractors and consultants of a Seller or any of its Subsidiaries that have confidentiality obligations to such Seller or one of its Subsidiaries with respect to such source code.

(g)         Schedule 5.9(g)(i) provides a complete and accurate list and brief description of, in all material respects, of the Seller Software, Third Party Embedded Software, other than Software licensed as freeware or under an Open Source License. Schedule 5.9(g)(ii) provides a complete and accurate list, in all material respects, of the Third Party Embedded Software licensed as freeware or under an Open Source License. Each Mediasite Company, with respect to the Mediasite Business, has followed SF's standard internal policies, in all material respects, with respect to the use of Open Source Software, which among other things are designed to prevent the unintended obligation to make all or virtually all of any Mediasite Software subject to either (i) the terms of an Open Source License, or (ii) an obligation to make source code publicly available. For greater certainty, the Seller Software being transferred hereunder to Buyer includes AVEngine.

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(h)         With respect to any Mediasite Intellectual Property, no licenses, sublicenses, covenants or agreements have been granted or entered into by a Mediasite Company as licensee, other than licensed rights granted in the ordinary course of business. No third-party is or may become entitled to receive any royalties or other payments from a Mediasite Company with respect to the licensing or granting of any Mediasite Intellectual Property rights, except such royalties owed in the ordinary course of business as incidental to a license to Seller Software or other vendor agreements.

(i)         The Seller Software owned by the Mediasite Companies (the “Owned Software”) conforms in all material respects to the contracted statements of work for the design, performance, operation, test, support and maintenance of such Owned Software. No portion of the Owned Software sold or licensed by the Mediasite Companies directly or indirectly to end users contained on the date of the shipment and no portion of the Owned Software currently for sale or license directly or indirectly to end users contains any software routines or hardware components designed a Mediasite Company to permit unauthorized access; to disable or erase software, hardware or data; or to perform any other such actions.

(j)         Except as disclosed in Schedule 5.9(j), all agents, consultants, and contractors, who have materially contributed to any of the Owned Software have executed appropriate instruments of assignment in favor of such Mediasite Company.

(k)         Set forth on Schedule 5.9(k) is a list specifying the location of all copies of any source code for the Owned Software and detailing all source code escrow arrangements or agreements entered into by any Mediasite Company and all beneficiaries of any such arrangements or agreements. Except as set forth in Schedule 5.9(k), no Mediasite Company has made available to any Person any source code for the Owned Software. The source code for the Owned Software is supported by documentation, including coding comments, which is current and accurate in all material respects. This documentation is of sufficient detail to permit an adequately trained individual the full and proper use of said source code and the understanding, compilation, modification and correction of the Owned Software. Standard back-up copies and working copies of the source code for the Owned Software have been made and securely maintained under the sole control of the Mediasite Companies.

(l)         The Owned Software is not, in whole or in part, subject to the provisions of any open source of quasi-open source license agreement or any other agreement obligating any Mediasite Company to make source code available to any Person or to publish or place in escrow source code and no such source code or quasi-open source code is incorporated into any product now shipped or under developed by or on behalf of the Mediasite Companies. The Mediasite Companies have not licensed any software in source code form to any Person.

5.10    Key Customers and Key Suppliers.

(a)         Schedule 5.10(a)(i) sets forth a list of the names of the ten (10) largest customers of the Mediasite Business (measured by dollar volume of sales) (the "Key Customers"), in each case during the 12 months ended September 30, 2023. Except as set forth in Schedule 5.10(a)(ii), no Mediasite Company is engaged in any dispute related to the Mediasite Business with any Key Customer, and no Key Customer has provided written notice that it intends to terminate or materially and adversely alter its relationship with the Mediasite Business.

(b)         Schedule 5.10(b)(i) sets forth a list of the names of the five (5) largest suppliers and vendors of the Mediasite Business (measured by dollar volume of purchases), other than the Key Manufacturer (the "Key Suppliers"), in each case during the 12 months ended September 30, 2023. Except as set forth in Schedule 5.10(b)(ii), no Mediasite Company is engaged in any dispute related to the Mediasite Business with any Key Supplier, and no Key Supplier has provided written notice that it intends to terminate or materially and adversely alter its relationship with the Mediasite Business.

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(c)         All of the Mediasite Companies' product inventory purchases are from one third party contract manufacturer; Schedule 5.10(c) sets forth the name of such third party contract manufacturer (the "Key Manufacturer"). No Mediasite Company is engaged in any material dispute with the Key Manufacturer, and the Key Manufacturer has not notified any Mediasite Company that it intends to it intends to terminate or materially and adversely alter its relationship with the Mediasite Business.

5.11    Sufficiency and Condition of Assets. Except as set forth on Schedule 5.11, the Purchased Assets and Transferred Equity Interests include all properties and assets reasonably necessary for the normal operation of the Mediasite Business by Buyer substantially as currently conducted. The items of material tangible personal property included in the Purchased Assets in all material respects (a) are fit for the purposes for which they are currently being used or are intended for use, (b) are in satisfactory operating condition and repair taking into account the purposes for which they are currently being used (ordinary wear and tear excepted), and (c) do not have any defects that could reasonably be expected to interfere in any material respect with their current use in connection with the Mediasite Business.

5.12    Taxes.

(a)         Each Mediasite Company has filed (or has had filed on its behalf) in a timely manner (taking into account all available extensions) with the appropriate taxing authorities all material Tax Returns required to be filed with respect to the Mediasite Business and each Mediasite Company has paid (or there has been paid on its behalf) in a timely manner all material Taxes due and payable, except to the extent such Taxes are being contested in good faith or are properly reserved for on the books or records of the applicable Mediasite Company.

(b)         No Governmental Body is asserting by written notice to any of the Mediasite Companies, or has threatened in writing to assert against any of the Mediasite Companies any deficiency or claim for any material amount of additional Taxes.

(c)         No audits by any taxing authority or other administrative proceedings or court proceedings are pending with regard to any Taxes or Tax Returns of any Mediasite Company, and no Mediasite Company has received a written notice prior to the date of this Agreement of any actual or threatened audits or other administrative proceedings or court proceedings with regard to any Taxes or Tax Returns.

(d)         No Mediasite Company has waived any material statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency which extension is currently effective.

(e)         No Mediasite Company is liable for the Taxes of any other Person (other than members of any combined, consolidated or unitary group of which SF is parent) nor does any Mediasite Company have any material liability for Taxes of any other Person (other than a Seller or any of its Subsidiaries) under Treasury Regulations section 1.1502 6, as a transferee, successor, or by contract (other than any Contract entered into in the ordinary course of business, the principal purpose of which is unrelated to Tax).

(f)         There are no Encumbrances, other than Permitted Encumbrances, for Taxes upon the Purchased Assets or the Transferred Equity Interests.

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5.13    Employee Benefits.

(a)         Schedule 5.13(a) sets forth a list of every employee benefit plan, within the meaning of section 3(3) of ERISA, currently maintained, sponsored or contributed to by a Seller or any ERISA Affiliates for the benefit of any U.S. Employee (the "U.S. Benefit Plans"). Except as set forth on Schedule 5.13(a), (i) each U.S. Benefit Plan intended to be qualified under section 401(a) of the Code has received a favorable determination or opinion letter from the IRS regarding its qualifications thereunder; (ii) each U.S. Benefit Plan has been administered in accordance with its terms and requirements of applicable Law in all material respects; (iii) no U.S. Benefit Plan is subject to Title IV of ERISA or section 412 of the Code or is a "multiemployer plan," as defined in section 3(37) of ERISA; (iv) no U.S. Benefit Plan provides for post-employment life or health insurance benefits for any participant or any beneficiary of a participant, except as may be required by part 6 of Subtitle B of Title 1 of ERISA or similar state, local or foreign Law; (v) since the date of the Balance Sheet, no U.S. Benefit Plan has been amended or modified in a manner that increases in any material amount the benefits payable pursuant to such U.S. Benefit Plan other than in the ordinary course of business or as required by applicable Law; and (vi) no actions or proceedings have been taken or instituted to terminate or wind-up a U.S. Benefit Plan.

(b)         Schedule 5.13(b) sets forth a list of every material benefit plan currently maintained, sponsored or contributed to by a Seller or any Transferred Company for the benefit of any International Employee other than governmental plans or statutorily required plans (the "International Benefit Plans" and, collectively with the U.S. Benefit Plans, the "Plans"). With respect to each International Benefit Plan, except for such matters as would not have, individually or in the aggregate, a Material Adverse Effect; (i) each International Benefit Plan required to be registered has been registered and has been maintained in good standing (to the extent such concept exists in the relevant jurisdiction) with the appropriate regulatory authorities; (ii) each International Benefit Plan has been administered in accordance with its terms and applicable Law; (iii) since the date of the Balance Sheet, no International Benefit Plan has been amended or modified in a manner that increases in any material amount the benefits payable pursuant to such International Benefit Plan other than in the ordinary course of business or as required by applicable Law; (iv) no actions or proceedings have been taken or instituted to terminate or wind-up an International Benefit Plan; and (v) no International Benefit Plan provides for post-employment life or health insurance benefits for any participant or any beneficiary of a participant, except as may be required by applicable Law.

(c)         No litigation or other claims or proceedings (other than routine claims for benefits) is pending or, to the Knowledge of Sellers, asserted in writing, in each case against any of the Plans.

(d)         Except as set forth on Schedule 5.13(d) or as otherwise contemplated by this Agreement, neither the execution and delivery of this Agreement nor the approval or consummation of the Transactions will (i) result in any compensation becoming due to a Transferred Employee, (ii) increase any payments or benefits payable to any Transferred Employee under any Plan or (iii) result in the acceleration of the time of payment, funding or vesting of any payments or benefits under any Plan.

(e)         All contributions (including all employer contributions and employee salary reduction contributions) that are due have been made to each Plan. All premiums or other payments that are due have been paid with respect to each such Plan. The Mediasite Companies have no unfunded pension obligations of any kind.

5.14    Labor Matters.

(a)         Except as set forth on Schedule 5.14(a):

(i)         there is no collective bargaining agreement or other Contract with a labor union or labor organization relating to the Mediasite Business, and no Employee is represented by any labor organization with respect to such Employee's employment;

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(ii)         there is no strike or work stoppage involving any Employee pending or, to the Knowledge of Sellers, formally threatened in writing;

(iii)       no Action brought by or on behalf of any Employee, former employee of the Mediasite Business, labor organization or other representative of the employees of the Mediasite Business is pending or, formally threatened in writing against Seller (other than ordinary workers' compensation claims) that would have a Material Adverse Effect, if determined adversely and after taking into effect applicable insurance coverage;

(iv)       Seller is in compliance with all Laws concerning employment-related matters, except to the extent that any non-compliance, if proven adversely to such Seller and after taking into effect applicable insurance coverage, would not be likely to have a Material Adverse Effect;

(v)         no union organization campaign is in progress with respect to any Employee or group of Employees; and

(vi)        there has been no "mass layoff" or "plant closing" (as defined by the WARN Act) with respect to a Seller in respect of the Mediasite Business within the six months prior to the date hereof.

(b)         Schedule 5.14(b) sets forth a true and correct list of the following information for all Employees (including, as applicable, all independent contractors whose services are performed primarily for the Mediasite Companies) including any on leave of absence or layoff: employer; name; job title; current compensation paid or payable (annual rate or hourly rates of pay, as applicable); bonus and/or commission arrangements; vacation accrued as of a recent date; service credited as of a recent date for purposes of vesting and eligibility to participate under any applicable plan; severance pay; medical insurance payments; and all accrued bonuses and any other amounts required to be paid by any Mediasite Company in connection with the Closing.

5.15    No Broker or Finder. Except as set forth on Schedule 5.15, no Seller nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the Transactions.

5.16    Real Property. None of the Mediasite Companies owns any real property. Schedule 5.16 sets forth a list of all real property leased by any of the Mediasite Companies (the "Leased Real Property"). With respect to each lease relating to Leased Real Property (each, a "Lease") listed on Schedule 5.16:

(a)         the applicable Mediasite Company has a valid and enforceable leasehold interest to the leasehold estate in the Leased Real Property granted to such Mediasite Company pursuant to such Lease, subject to the Enforceability Exceptions.

(b)         no such Mediasite Company is in default under a Lease in any material respect and all rents and other amounts due under each Lease have been paid.

(c)         no Mediasite Company has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in a Lease.

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5.17    Tangible Personal Property. Except as set forth on Schedule 5.17, each Mediasite Company, as applicable, has good title to, or a valid leasehold interest in or valid rights to use, all of the Tangible Personal Property, free and clear of any Encumbrances other than Permitted Encumbrances. All of the Tangible Personal Property is, in all material respects, in good operating condition (with due consideration for reasonable wear and tear and the age of each specific item of Tangible Personal Property).

5.18    Environmental Matters. Except for such matters as would not be reasonably likely to have a Material Adverse Effect: (a) the Mediasite Companies are, and have been for the previous three years, in compliance in all material respects with all Environmental Laws applicable to the operation of the Mediasite Business; (b) no Mediasite Company has transported, treated, stored, or disposed of any Hazardous Material, except in compliance with all applicable Environmental Laws; (c) no Mediasite Company has received any notice, demand, letter, claim or request for information, in each case in writing, alleging that such Mediasite Company may be in violation of any Environmental Law or alleging that such Mediasite Company is responsible for the investigation or remediation of a release of Hazardous Material at a property not owned or operated by a Mediasite Company; and (d) no Mediasite Company is subject to any order, decree, or injunction with any Governmental Body relating to liability under any Environmental Law or relating to any Hazardous Material.

5.19    Insurance. Schedule 5.19 sets forth a true, correct and complete summary of the insurance policies held by the Mediasite Companies with respect to the Mediasite Business, including the type of policy, the policy number, the name of the policyholder, underwriter of such policies, the amount of coverage thereunder and the expiration date.

5.20    Opinion of Financial Advisor. Sellers have received the opinion of Silverwood Partners LLC, to the effect that, as of the date of such opinion and subject to the assumptions, limitations, qualifications and other matters set forth in such opinion, the consideration to be received by Sellers for the sale of the Transferred Equity Interests and the Purchased Assets pursuant to the terms of this Agreement was fair to Sellers from a financial point of view.

5.21    Anti-Takeover Provisions. Sellers have taken any actions necessary to cause any takeover, anti-takeover, moratorium, “fair price”, “control share” or other similar Law enacted under any Law applicable to the Sellers not to apply to this Agreement or any of the Transactions.

5.22    Affiliate Transactions.

(a)         Except as set forth on Schedule 5.22(a), there are no outstanding payables, receivables, loans, advances and other similar accounts between any Mediasite Company, on the one hand, and any of their Affiliates (other than between or among the Transferred Companies), on the other hand, relating to the Mediasite Business ("Affiliate Agreements").

(b)         Except as set forth on Schedule 5.22(b), to the Knowledge of the Sellers, no director, officer or employee of any Mediasite Company possesses, directly or indirectly, any material ownership interest in, or is a director, officer or employee of, any Person that is a material supplier, customer, lessor, lessee, licensor, developer or competitor of the Mediasite Business.

5.23    Customer Deposits. Schedule 5.23 is a true and complete list of all customer deposits together with a description thereof relating to the Mediasite Business received by any Mediasite Company for which services or products have not been delivered.

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5.24    No Other Representations or Warranties.

(a)         NONE OF SELLERS, THE TRANSFERRED COMPANIES NOR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES HAVE MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE MEDIASITE COMPANIES OR THE MEDIASITE BUSINESS OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE V OF THIS AGREEMENT.

(b)         Without limiting the generality of the foregoing, none of Sellers, the Transferred Companies, nor any of their respective Affiliates or Representatives have made, and shall not be deemed to have made, any representations or warranties in the materials relating to the Mediasite Business made available to Buyer, including any memoranda or offering materials, any due diligence materials and the materials made available in the "Sonic Foundry, Inc." virtual data room operated by Sharevault, or in any presentation of the Mediasite Business by management of Sellers or others in connection with the transactions contemplated hereby, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by Buyer in executing, delivering and performing this Agreement and the other Related Documents and the transactions contemplated hereby and thereby. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including but not limited to, any offering memorandum or similar materials made available by Sellers and their Representatives are not and shall not be deemed to be or to include representations or warranties of Sellers, and are not and shall not be deemed to be relied upon by Buyer in executing, delivering and performing this Agreement and the other Related Documents and the transactions contemplated hereby and thereby.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

Buyer and Parent hereby jointly and severally represent and warrant to Sellers as set forth in this Article VI:

6.1    Organization; Good Standing; Authority. Each Buyer entity is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. Parent is a corporation duly organized, validly existing and in good standing under the Laws of Ontario. Each of Parent and Buyer has all necessary power and authority to execute, deliver and perform this Agreement and all of the Related Documents to which Parent or Buyer is or will be a party. This Agreement has been duly authorized, executed and delivered by Parent and Buyer and, assuming the due authorization, execution and delivery of this Agreement by Sellers, is the legal, valid and binding agreement of Parent and Buyer enforceable in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions, and each of the Related Documents to which Buyer is or will be a party has been duly authorized by Buyer and upon execution and delivery by Buyer, assuming the due authorization, execution and delivery of this Agreement by Sellers, will be a legal, valid and binding obligation of Buyer enforceable in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

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6.2    No Conflict; Consents.

(a)         The execution and delivery by Parent and Buyer of this Agreement and the Related Documents to which Buyer is a party, and the consummation by Parent and Buyer of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, do not (i) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under, or give rise to a right of termination of, any material, contract, agreement, lease or license to which Parent, Buyer or any of their respective Subsidiaries is a party, (ii) conflict with or result in any violation of, any provision of any Organizational Document of Parent, Buyer or any of their respective Subsidiaries; or (iii) to the Knowledge of Buyer, violate or result in a violation of any provision of any Law applicable to Parent, Buyer or any of their respective Subsidiaries, except, in each case, for any such conflicts, defaults, violations or terminations that would not have, individually or in the aggregate, a Buyer Material Adverse Effect.

(b)         Assuming that the representations and warranties of the Sellers set forth in Section 5.2(b) are true and correct, no notice to, declaration or filing with, or consent or approval of any Governmental Body is required by or with respect to Parent, Buyer or any of their respective Subsidiaries in connection with the execution and delivery by Parent and Buyer of this Agreement and the other Related Documents to which it is a party, and the consummation by Parent and Buyer of the transactions in accordance with the terms hereof and thereof, other than (i) any filings and reports that may be required in connection with this Agreement either with the SEC or under state securities Laws or “blue sky” Laws, (ii) compliance with applicable stock exchange rules and regulations, (iii) such filings and registrations as may be required under the General Corporation Law of the State of Maryland and (iv) where the failure to obtain approval of any Governmental Body would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.

6.3    Litigation. There is no litigation, action, suit, proceeding, claim, arbitration or investigation pending or, to Buyer's Knowledge, threatened in writing against Buyer or any of its Subsidiaries that would reasonably be excepted to have, individually or in the aggregate, a Buyer Material Adverse Effect. Neither Buyer nor any of its Subsidiaries is subject to any outstanding order, writ, judgment, injunction or decree of any Governmental Body which would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

6.4    Sufficiency of Funds. Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the Transactions. The obligations of Buyer pursuant to this Agreement are not subject to any conditions regarding Buyer's or its Affiliates' or any other Person's ability to obtain any financing for the consummation of the Transactions.

6.5    Investment Intent. Buyer is acquiring the Transferred Equity Interests for its own account and not with a view to distribution of the Transferred Equity Interests within the meaning of any applicable securities Laws.

6.6    No Broker or Finder. Neither Buyer nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the Transactions.

6.7    Investigation and Agreement by Buyer; Non-Reliance of Buyer; No Other Representations and Warranties. Each of Parent and Buyer acknowledges that it and its representatives have received access to such books and records, facilities, equipment, contracts and other assets of the Mediasite Business as they and their representatives have desired or requested to review, and that Parent, Buyer and their representatives have had full opportunity to meet with the management of Sellers and to discuss the Transactions, the Mediasite Business, the Purchased Assets, and the Assumed Liabilities. Each of Parent and Buyer acknowledges and agrees that it has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, the Transactions, the Mediasite Business, the Purchased Assets, and the Assumed Liabilities.

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(a)          Except for the specific representations and warranties expressly made by the Sellers in Article V as further limited by the specifically bargained-for exclusive remedies as set forth in Article XII, each of Parent and Buyer acknowledges and agrees that (i) Sellers are not making nor has made (nor has any Person made on behalf of Sellers) any representation or warranty, expressed or implied, at Law or in equity, in respect of the Transactions, the Mediasite Business, the Transferred Companies, the Purchased Assets, and the Assumed Liabilities, including with respect to merchantability or fitness for any particular purpose of any assets, the nature or extent of any liabilities, or the accuracy or completeness of any confidential information memoranda, documents, projections, material or other information (financial or otherwise) regarding the Transactions, the Mediasite Business, the Transferred Companies, the Purchased Assets, and the Assumed Liabilities furnished to Buyer or its representatives or made available to Buyer and its representatives in any "data rooms," "virtual data rooms," management presentations or in any other form in expectation of, or in connection with, the Transactions, or in respect of any other matter or thing whatsoever, and (ii) no officer, director, manager, stockholder, agent, Affiliate, advisor, representative or employee of Sellers has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in this Agreement and subject to the limited remedies herein provided.

(b)         Other than the specific representations and warranties expressly set forth in Article V, as further limited by the specifically bargained-for exclusive remedies as set forth in Article XII of this Agreement, each of Parent and Buyer specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that Sellers have specifically disclaimed and does hereby specifically disclaim, and shall not have or be subject to any liability for reliance on, any such other representation or warranty made by any Person. Sellers have no obligation to make any disclosures of fact not required to be disclosed pursuant to the specific representations and warranties expressly set forth in Article V and disclaim reliance on any information not specifically required to be provided or disclosed pursuant to the specific representations and warranties set forth in Article V.

(c)          Buyer is acquiring the Purchased Assets, the Transferred Companies, and the Assumed Liabilities subject only to the specific representations and warranties expressly set forth in Article V as further limited by the specifically bargained-for exclusive remedies as set forth in Article XII.

6.8    No Other Representations or Warranties. Except for the representations and warranties contained in this Article VI, neither Parent or Buyer nor any other Person on behalf of Parent or Buyer makes any other express or implied representation or warranty with respect to Parent or Buyer or with respect to any other information provided to Sellers or their representatives, including but not limited to forecasts or other forward looking information, and each of Parent and Buyer disclaims any other representations or warranties, whether made by Parent, Buyer or any of their respective Affiliates, officers, directors, employees, agents or representatives.

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ARTICLE VII

PRE-CLOSING COVENANTS

7.1    Operation of the Mediasite Business. Except (i) as set forth on Schedule 7.1, (ii) as may be approved by Buyer (which approval will not be unreasonably withheld, delayed or conditioned); provided, however, that the consent of Buyer shall be deemed to have been given if Buyer does not object within 48 hours after written request for such consent is provided by a Seller to Buyer, or (iii) as is otherwise permitted, contemplated or required by this Agreement or by applicable Laws, from the date hereof through the earlier of the Closing or the termination of this Agreement, Sellers (x) shall use their commercially reasonable efforts to carry on the Mediasite Business in all material respects in the ordinary course, preserve the goodwill, reputation and present relationships of the Mediasite Business with suppliers, customers and others having significant business relationships with the Mediasite Business and keep the Mediasite Business substantially intact, including its present operations, facilities and other working conditions, and (y) shall not take any Restricted Action; provided, however, that, the foregoing notwithstanding, Sellers may use all available cash of the Mediasite Business to repay any indebtedness of Seller or the Transferred Companies in respect of the Mediasite Business, or to pay any expenses relating to the Transactions or the Mediasite Business prior to the Closing. For purposes of the foregoing, a "Restricted Action" is any of the following: (I) selling, leasing, transferring, disposing of, licensing, assigning, abandoning, cancelling, mortgaging, pledging, placing an Encumbrance (other than a Permitted Encumbrance) upon or otherwise divesting of any assets relating to the Mediasite Business, including the Purchased Assets (except the sale of inventory in the ordinary course of business in a manner consistent with past practice); (II) exclusively licensing any Mediasite Intellectual Property to another Person, other than any customers, contract manufacturers or distributors of any Mediasite Company in the ordinary course of business in a manner consistent with past practice; (III) permitting or enabling another Person to make, use, sell or distribute the same products or provide the same services as any products or services relating to the Mediasite Business or cancelling, abandoning, allowing to lapse or expire or otherwise disposing of any Intellectual Property; (IV) declaring or paying any dividends or other distributions with respect to the capital stock of the Mediasite Companies or otherwise making any payments in cash or kind, or advancing or loaning any funds to, any of the Sellers or any of their Affiliates; (V) issuing, repurchasing, redeeming, selling, pledging, splitting or encumbering any capital stock or other securities of the Transferred Companies (including any warrants, options, convertible or exchangeable securities, subscriptions, rights (including any pre-emptive or similar rights), calls or other rights to purchase or acquire capital stock) or entering into any agreement with respect thereto or making any changes (by recapitalization, reclassification, stock dividend, stock split, combination, reorganization or otherwise) in the capital structure of the Transferred Companies, or amending the terms of any capital stock thereof; (VI) awarding stock options, warrants or other securities or granting any retention, severance or termination payments or benefits to, or entering into any employment, bonus, change of control or severance agreement with, any Employees; (VII) incurring, creating, refinancing, replacing, guaranteeing, assuming, increasing the balance or repaying or decreasing the balance of any indebtedness of a Transferred Company; (VIII) otherwise making payments or incurring obligations to or in favor of SF’s stockholders or Affiliates inconsistent with past practices; (IX) hiring or otherwise engaging or terminating any employees or contractors relating to the Mediasite Business; (X) changing the terms of any Plans or employment or contractor agreements or remuneration of any management or staff relating to the Mediasite Business; (XI) canceling, abandoning, failing to renew or otherwise allowing to lapse or expire any material Permit; (XII) entering into any new, or amending or otherwise modifying any provision under any Affiliate Agreement or any agreement that would be an Affiliate Agreement if such agreement was entered into prior to the date hereof; (XIII) entering into any collective bargaining agreement; (XIV) modifying the payment terms or payment schedule of receivables of the Mediasite Business other than in the ordinary course of business in a manner consistent with past practice, accelerating the collection of receivables of the Mediasite Business, or selling, securitizing, factoring or otherwise transferring any accounts receivable of the Mediasite Business; (XV) taking any actions that would adversely affect the ability of the parties to consummate the Transactions; (XVI) acquiring or making any investment in any business or Person, or the assets or equity of any business of Person, other than acquisitions of inventory or other goods or services in the ordinary course of business in a manner consistent with past practice; (XVII) amending or restating any Organizational Documents of the Transferred Companies; (XVIII) incurring any obligations to make any payments to customers of the Mediasite Business, outside of the ordinary course of business in a manner consistent with past practice; (XIX) making any changes in financial accounting methods, principles or practices relating to the Mediasite Business, except as required by changes in GAAP or applicable Law; (XX) knowingly waiving any material claims or rights of material value that constitute Purchased Assets; (XXI) conducting a “going out of business,” “clearance sale,” “liquidation sale” or similar sale; or (XXII) authorizing any of, or committing or agreeing to take any of, the foregoing actions.

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7.2    Access to Information.

(a)         From the date hereof until the earlier of the Closing Date and the termination of this Agreement, Sellers shall: (i) grant Buyer and its representatives reasonable access, during normal business hours to the employees, personnel, properties, accounting, IT and other systems and books and records (including Tax Returns) related to the Mediasite Business that are in the possession or under the control of Sellers; and (ii) instruct their employees and representatives (including, without limitation, the functional leaders of Sellers such as the CRO, head of HR and IT, etc.) to provide reasonable cooperation with Buyer in its (y) continued due diligence of the Mediasite Business and (z) integration planning, including but not limited to operational review, internal systems migration, best practices, and employee assessments, conducting of interviews, ranking and selection of Employees consistent with Section 7.9.

(b)         Notwithstanding anything to the contrary contained in this Agreement, from the date of this Agreement until the earlier of the Closing Date and the termination of this Agreement, Buyer shall not, and shall cause its representatives not to, have any contact or discussions concerning the Mediasite Business or any other matters with any lender, bank, landlord, tenant, supplier, customer, franchisee, distributer or noteholder of the Mediasite Companies, in each case, without the prior written consent of the Sellers.

7.3    SEC Filings; Other Actions.

(a)         As promptly as reasonably practicable after the execution of this Agreement (and in any event within fifteen (15) Business Days after the date of this Agreement), SF shall prepare and file a preliminary proxy statement with the SEC relating to the matters to be submitted to the holders of Seller Common Stock at the Seller Meeting (such preliminary proxy statement and any amendments or supplements thereto, including the definitive proxy statement, the "Proxy Statement"), which shall, subject to Section 7.8, include Seller Board Recommendation. Buyer, and its counsel, shall be given a reasonable opportunity to review the Proxy Statement before it is filed with the SEC, and SF shall give due consideration to any reasonable additions, deletions or changes suggested thereto by Buyer or its counsel. SF shall use commercially reasonable efforts to respond as promptly as practicable to comments by the SEC staff in respect of the Proxy Statement and to cause the definitive Proxy Statement to be mailed to SF's stockholders as of the record date established for Seller Meeting as promptly as practicable after the date of this Agreement. SF shall provide Buyer and its counsel with copies of any written comments, and shall provide them a summary of any oral comments, that SF or its counsel receive from the SEC or its staff with respect to the Proxy Statement as promptly as practicable after receipt of such comments, and any written or oral responses thereto. Buyer and its counsel shall be given a reasonable opportunity to review and comment on drafts of the Proxy Statement, SEC comments with respect thereto and any other documents related to Seller Meeting, and SF shall give due consideration to the reasonable additions, deletions or changes suggested thereto by Buyer and its counsel. Buyer shall furnish all information that is customarily included in a proxy statement prepared in connection with transactions of the type contemplated by this Agreement concerning themselves and their Affiliates as promptly as practicable after the date hereof.

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(b)         Subject to the other provisions of this Agreement, SF shall: (i) take all action necessary in accordance with the General Corporation Law of the State of Maryland, SF's Articles of Incorporation, as amended, and SF's By-Laws to duly call, give notice of, convene and hold a meeting of its stockholders promptly following, and in any event no more than forty-five (45) calendar days after, the mailing of the Proxy Statement for the purpose of obtaining Seller Stockholder Approval (the "Seller Meeting"); and (ii) subject to a Change of Board Recommendation in accordance with Section 7.8, shall include Seller Board Recommendation in the Proxy Statement. SF shall use all commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement, and shall not postpone or adjourn Seller Meeting other than (i) to allow additional solicitation of proxies in order to obtain Seller Stockholder Approval if necessary, (ii) if SF is required to postpone or adjourn Seller Meeting by applicable Law, (iii) if there has been a Change of Board Recommendation and Seller Board has determined in good faith, after consultation with outside counsel, that SF's stockholders should be provided with additional time to evaluate any information or disclosure that SF has made available to such stockholders, (iv) with the consent of Buyer, or (v) if a quorum has not been established; provided, in the case of clauses (i) and (v), without the written consent of Buyer, in no event shall the Seller Meeting be postponed on more than one occasion for more than fifteen (15) days. In the event of a Change of Board Recommendation, SF nevertheless shall continue to submit this Agreement to the stockholders of SF for approval at Seller Meeting unless this Agreement shall have been terminated in accordance with its terms prior to Seller Meeting. Once SF has established a record date for Seller Meeting, SF will not change such record date or establish a different record date for Seller Meeting without the prior written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed).

(c)         SF agrees to (i) provide Buyer, on a timely basis, with the daily written voting reports it receives concerning proxy solicitation results for each of the ten (10) Business Days prior to the then scheduled Seller Meeting and (ii) to use its reasonable efforts to give written notice to Buyer one Business Day prior to the Seller Meeting and on the day of, but prior to, the Seller Meeting of the status of the Seller Stockholder Approval.

7.4    Appropriate Action; Consents; Filings.

(a)         Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable under this Agreement and applicable Law to consummate this Agreement as promptly as practicable, including using reasonable best efforts to accomplish the following: (i) obtain all required consents, approvals or waivers from, or participation in other discussions or negotiations with, third parties, including under any Contract to which Sellers or Buyer or any of their respective Subsidiaries is party or by which such Person or any of their respective properties or assets may be bound, (ii) obtain all necessary or advisable actions or non-actions, waivers, consents, approvals, orders and authorizations from governmental entities, make all necessary or advisable registrations, declarations and filings with and take all steps as may be necessary to obtain an approval or waiver from, or to avoid any proceeding by, any governmental entity, (iii) resist, contest or defend any proceeding challenging this Agreement, including seeking to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order that is in effect and that could restrict, prevent or prohibit consummation of the Agreement, (iv) execute and deliver any additional instruments necessary to consummate and fully carry out the purposes of this Agreement, and (v) cause their Affiliates to execute and deliver any notices, filings or applications required to be filed with any governmental entity in connection with this Agreement. Each of the parties shall, and shall cause their respective Affiliates to, furnish to each other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing. Subject to applicable Law relating to the exchange of information, Sellers and Buyer shall have the right to review in advance, and to the extent practicable each shall consult with the other in connection with, all of the information relating to Sellers or Buyer, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any governmental entity in connection with this Agreement. In exercising the foregoing rights, each of Sellers and Buyer shall act reasonably and as promptly as practicable. Subject to applicable Law and the instructions of any governmental entity, Sellers and Buyer shall keep each other reasonably apprised of the status of matters relating to the Agreement, including promptly furnishing the other with copies of notices or other written substantive communications received by Sellers or Buyer, as the case may be, or any of their respective Subsidiaries, from any governmental entity and/or third party with respect to this Agreement, and, to the extent practicable under the circumstances, shall provide the other party and its counsel with the opportunity to participate in any meeting with any governmental entity in respect of any substantive filing, investigation or other inquiry in connection with this Agreement.

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(b)         Notwithstanding anything to the contrary in this Agreement, neither the Sellers or Buyer nor any of their respective Affiliates shall be obligated to (i) litigate or contest any administrative or judicial action or proceeding or any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, (ii) propose, negotiate, or agree to the sale, divestiture, license or other disposition of any assets or businesses, (iii) accept any operational restriction that is material to its business or assets, or (iv) take any other action that would materially limit the right of that party, any of its subsidiaries, or any of its Affiliates to own or operate its or their businesses or assets.

(c)         Nothing contained in this Agreement shall give Buyer, directly or indirectly, the right to control or direct the operations of Sellers prior to the consummation of the Agreement. Prior to the Closing, Sellers shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over its business operations.

7.5    Certain Notices. From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with Article XI, unless prohibited by applicable Law, each party shall give prompt notice to the other parties if any of the following occur:

(a)         receipt of any notice or other communication in writing from any Person alleging that the consent or approval of such Person is or may be required in connection with the Transactions;

(b)         receipt of any notice or other communication from any governmental entity or any other self-regulatory organization in connection with this Agreement; or

(c)         such party becoming aware of the occurrence of an event that could prevent or delay beyond the End Date the Closing of this Agreement or that would reasonably be expected to result in any of the conditions to this Agreement not being satisfied. Any such notice pursuant to this Section 7.5 shall not affect any representation, warranty, covenant or agreement contained in this Agreement and any failure (other than any such failure which is a willful and material breach) to make such notice (in and of itself) shall not be taken into account in determining whether the conditions set forth in this Agreement have been satisfied or give rise to any right of termination set forth in Article XI.

7.6    Efforts to Consummate. Except as otherwise provided in this Agreement, each of the parties hereto agrees to use its commercially reasonable efforts to cause the Closing to occur as soon as possible after the date hereof, including satisfying the conditions precedent set forth in Article IX and Article X applicable to such party and executing any additional instruments reasonably requested by another party hereto (without cost or expense to the executing party) necessary to carry out the Transactions and to fully carry out the purposes of this Agreement; provided, however, that, for purposes of "commercially reasonable efforts" standard as required by this Agreement, neither Sellers nor any of its Affiliates or representatives shall be required to offer or grant any accommodation or concession (financial or otherwise) to any third party or to otherwise expend any money or suffer any detriment, to expend any money to remedy any breach of any representation or warranty hereunder, to commence any Action, to waive or surrender any right, to modify or extend or renew any agreement (including any Material Contract), or to provide financing to Buyer for the consummation of the Transactions.

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7.7    Notices and Consents. Reasonably promptly following the execution of this Agreement, Sellers will use commercially reasonable efforts to obtain the third-party consents set forth on Schedule 7.7; provided, however, that no representation, warranty, covenant or agreement of Sellers shall be breached or deemed breached, and no condition shall be deemed not satisfied, as a result of (a) the failure to obtain any such third-party consent, (b) any termination of a Contract as a result of the failure to obtain such third-party consent or (c) any Action commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any such consent or any such termination.

7.8    Acquisition Proposals.

(a)         From and after the date of this Agreement, SF shall, and shall cause its Subsidiaries and their respective directors, officers, employees and other representatives ("Representatives") to, (x) promptly cease and terminate (or cause to be terminated) any discussions or negotiations with any third party and its Affiliates and representatives that may be ongoing with respect to any Acquisition Proposal, (y) request any such third party to promptly return or destroy all confidential information furnished by or on behalf of SF and its Subsidiaries in accordance with the applicable confidentiality agreements and (z) terminate access by any third party and its Affiliates and representatives to any data room (virtual, online or otherwise) maintained by or on behalf of SF and its Subsidiaries. Except as expressly permitted by (and subject to) this Section 7.8, from and after the date of this Agreement until the termination of this Agreement in accordance with the provisions hereof, SF shall not, and shall cause its Subsidiaries and its and their respective directors, officers, legal counsel, and investment bankers not to, and shall not authorize or knowingly permit its other Representatives to, (A) initiate, solicit, knowingly facilitate or knowingly encourage the submission of any Acquisition Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations with respect thereto or that could reasonably be expected to lead to the submission of any Acquisition Proposal (other than to state that the terms of this provision prohibit such discussions), (C) provide any non-public information to any Person in connection with any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, or (D) otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal. Except as expressly permitted by this Section 7.8, from and after the date of this Agreement until the termination of this Agreement in accordance with provisions contained herein, neither the Seller Board nor any committee thereof shall (i) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal or any offer or proposal that would reasonably be expected to lead to an Acquisition Proposal, (ii) withdraw, change or qualify, in a manner adverse to Buyer, the Seller Board Recommendation, (iii) approve or cause SF to enter into any asset sale agreement, letter of intent or other similar agreement relating to any Acquisition Proposal or that would reasonably be expected to lead to an Acquisition Proposal, (iv) fail to include the Seller Board Recommendation in the Proxy Statement, (v) make any recommendation or public statement in connection with a tender offer or exchange offer for the equity securities of SF other than a recommendation against such offer (other than the issuance by the SF or the Seller Board of a "stop, look and listen" statement pursuant to Section 7.8(f)) or (vi) resolve or agree to do any of the foregoing (any action set forth in the foregoing clauses (i) - (v) of this sentence, a "Change of Board Recommendation").

(b)         Notwithstanding anything to the contrary contained in Section 7.8(a), if at any time following the date of this Agreement and prior to the receipt of the Seller Stockholder Approval (i) SF has received a bona fide written Acquisition Proposal from a third party, (ii) SF has not breached this Section 7.8 in any material respect with respect to such Acquisition Proposal and (iii) the Seller Board determines in good faith, after consultation with its financial advisors and outside counsel, based on information then available, that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, then SF may (A) furnish information with respect to SF and its Subsidiaries to the third party making such Acquisition Proposal, its representatives and potential sources of financing pursuant to (but only pursuant to) one or more confidentiality agreements and (B) participate in discussions or negotiations with the third party making such Acquisition Proposal regarding such Acquisition Proposal; provided, however, that any information concerning SF or its Subsidiaries to be provided or made available to any third party shall, to the extent not previously provided or made available to Buyer, be provided or made available to Buyer concurrently with or prior to such time as it is provided or made available to such third party.

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(c)         SF shall promptly (and in any event within forty-eight hours) notify Buyer in the event that SF receives any Acquisition Proposal. SF shall notify Buyer promptly (and in any event within forty-eight hours) of the identity of such Person and provide to Buyer a copy of such Acquisition Proposal (or, where no such copy is available, a reasonable description of such Acquisition Proposal). Without limiting the foregoing, SF shall promptly (and in any event within forty-eight hours after such determination) advise Buyer if SF determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal and thereafter shall keep Buyer reasonably informed, on a current basis (and, in any event, within twenty-four (24) hours of Buyer's reasonable request), of the status and material terms of any such proposals (including any amendment thereto) and any material changes to the status of any such discussions or negotiations.

(d)         Notwithstanding anything to the contrary contained in Section 7.8(a), if SF has received a bona fide written Acquisition Proposal that the Seller Board determines in good faith, after consultation with its financial advisors and outside counsel, constitutes a Superior Proposal, the Seller Board may at any time prior to the receipt of the Seller Stockholder Approval, (i) effect a Change of Board Recommendation with respect to such Superior Proposal and/or (ii) terminate this Agreement pursuant to Article XI, in either case if the Seller Board determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties to the stockholders of SF and subject to the requirements of this Section 7.8(d), SF shall not be entitled to effect a Change of Board Recommendation pursuant to this Section 7.8(d) or terminate this Agreement pursuant to Article XI unless SF shall have provided to Buyer at least four Business Days' prior written notice (the "Notice Period") of SF's intention to take such action, which notice shall include a copy of such Superior Proposal and all related documentation (including the definitive transaction agreement (and related schedules and exhibits) to be entered into in respect of such Superior Proposal and, if applicable, financing documentation), and: (i) during the Notice Period, if requested by Buyer, SF shall have, and shall have caused its legal and financial advisors to have, engaged in good faith negotiations with Buyer regarding any amendment to this Agreement proposed in writing by Buyer and intended to cause the relevant Acquisition Proposal to no longer constitute a Superior Proposal; and (ii) the Seller Board shall have considered in good faith any adjustments and/or proposed amendments to this Agreement (including a change to the price terms hereof) and the other agreements contemplated hereby that may be irrevocably offered in writing by Buyer (the "Proposed Changed Terms") no later than 11:59 p.m., CST, on the last day of the Notice Period and shall have determined in good faith, after consultation with its financial advisors and outside counsel, that the Superior Proposal would continue to constitute a Superior Proposal and that the failure to take such action would continue to be inconsistent with its fiduciary duties to the stockholders of SF if such Proposed Changed Terms were to be given effect.

In the event of any material revisions to such Superior Proposal offered in writing by the party making such Superior Proposal (including any change in purchase price), SF shall be required to deliver a new written notice to Buyer and to again comply with the requirements of this Section 7.8(d) with respect to such new written notice, except that the Notice Period shall be two Business Days with respect to any such new written notice.

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(e)         Nothing contained in this Section 7.8 shall prohibit the Seller Board from (i) disclosing to the stockholders of SF a position contemplated by Rule 14e-2(a), Rule 14d-9 and Item 1012(a) of Regulation M-A promulgated under the Exchange Act; or (ii) making any disclosure to the stockholders of SF if the Seller Board determines in good faith, after consultation with outside counsel, that the failure to make such disclosure would be reasonably likely to be inconsistent with its fiduciary duties or violate applicable Law; provided, however, SF may only make any such disclosure that constitutes a Change of Board Recommendation in compliance with Section 7.8(d), as the case may be. The issuance by SF or the Seller Board of a "stop, look and listen" statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, shall not constitute a Change of Board Recommendation.

(f)         For purposes of this Agreement:

(i)         "Acquisition Proposal" means any offer, inquiry, indication of interest or proposal from a third party concerning (A) a merger, consolidation or other business combination transaction or series of related transactions involving 25% or more of the voting power of the Seller Common Stock, (B) any direct or indirect sale, lease or other disposition by merger, consolidation, business combination, share exchange, joint venture, recapitalization, spin-off or otherwise, of assets of SF (including equity interests of any Subsidiary of SF) or its Subsidiaries representing 25% or more of the consolidated assets of SF and its Subsidiaries, based on their fair market value as determined in good faith by the Seller Board, (C) any acquisition by any Person or group (as defined under Section 13 of the Exchange Act), resulting in, or any proposal, offer, inquiry or indication of interest that if consummated would result in, any Person or group (as defined under Section 13 of the Exchange Act) becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, any class of equity securities of SF representing 25% or more of the voting power or the Seller Common Stock, or (D) any combination of the foregoing, in each case other than the Transactions; provided, however, that in no event shall an Acquisition Proposal include any inquiry, offer or proposal, or any indication of interest, solely with respect to the sale or other disposition or acquisition of any of the Excluded Assets.

(ii)         "Superior Proposal" means any bona fide written unsolicited Acquisition Proposal made by a third party after the date hereof (with all percentages included in the definition of “Acquisition Proposal” increased to 80%) that the Seller Board determines in its reasonable judgment, taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the identity of the person making the proposal, that (A) is reasonably likely to be consummated and (B) if consummated, would be more favorable to the stockholders of SF, taken as a whole, in each case from a financial point of view, than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions thereof proposed in writing by Buyer in response to any such proposal); provided that an Acquisition Proposal shall not be more favorable from a financial point of view unless such Acquisition Proposal provides for aggregate consideration of at least $17,000,000.

7.9    Employee Communications Matters. Sellers shall reasonably cooperate with Buyer in permitting Buyer to interview, on a voluntary basis, Employees, and to communicate any information concerning employment offers and potential employment with Buyer prior to the Closing Date.

7.10    Bulk Sales Waiver. The parties hereby waive, in connection with the transactions contemplated by this Agreement, compliance with the "bulk sales" provision of Article 6 of the Uniform Commercial Code as it is in effect in the states where the Purchased Assets are to be conveyed to Buyer hereunder and other similar bulk transfer notice provisions, including bulk sale tax notice provisions.

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7.11    Support Agreements. SF shall instruct its transfer agent not to register the transfer of any Shares (as defined in the Support Agreements) made or attempted to be made in violation of the Support Agreements.

7.12    Updating of Schedules. From time to time prior to the Closing, Sellers shall have the obligation to supplement or amend the Schedules hereto with respect to any matter hereafter arising or of which it becomes aware after the date hereof (each a "Schedule Supplement"). Any disclosure in any such Schedule Supplement shall not be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in this Agreement, including for purposes (a) the indemnification rights of Buyer set forth in Article XII, (b) the termination rights contained in this Agreement or (c) the determination of whether or not the conditions set forth in Section 9.1 have been satisfied.

7.13    Potential Payments. Prior to or at the Closing, Sellers shall pay or cause the payment of all Potential Payments (to the extent not previously paid). For purposes of the foregoing, "Potential Payments" means (a) all amounts related to any obligation of any Mediasite Company to pay any Person consideration in connection with the Closing, including under any incentive compensation plan, stock appreciation rights plan or agreement, employment agreement, deferred compensation plan or agreement, supplemental executive compensation agreement, phantom equity plan or agreement, sale, "stay-around," "change-in-control," retention, or similar bonuses or payments to current or former directors, officers, employees and consultants or any other similar arrangement and (b) any payroll, employment, social security, unemployment and other Taxes imposed on a Mediasite Company in connection with the payment of any of the obligations pursuant to clause (a) of the foregoing items such that neither Buyer nor any of its post-Closing Affiliates, are responsible for, or obligated to make, the Potential Payments.

7.14    Intercompany Payables. Prior to or at the Closing, Sellers shall terminate all Intercompany Payables and ensure that such termination has no negative Tax or other impact on Buyer or the Transferred Companies, except that the MSKK Intercompany Payable will be satisfied at Closing pursuant to Section 3.1(b).

7.15    Non-Interference With Transferred Employees. From and after the Closing, neither Seller will, directly or indirectly, hire or solicit any Transferred Employee who was offered employment by Buyer or any independent contractor offered engagement by Buyer or encourage any Transferred Employee or independent contractor to decline Buyer’s offer of employment or engagement.

7.16    Inventory Matters. Prior to the Closing, Sellers shall agree with the Key Manufacturer to convert 200 units of model 1020 subject to open purchase orders to 200 units of model 1040. The cost to scrap the model 1020 units for such conversion (the “Inventory Conversion Cost”) shall be treated as a liability for purposes of the Net Cash Asset calculation pursuant hereto (and which shall be a liability of a minimum of $30,000 for purposes of the Net Cash Asset calculation). Any additional incremental cost due to the additional per unit cost of the model 1040 units shall be the responsibility of Buyer. In addition, Sellers shall use commercially reasonable efforts to negotiate an extension of the delivery schedule for its open purchase orders with the Key Manufacturer to be within 18 months of the Closing Date; provided that if Sellers are unable to negotiate such an extension, the Buyer and Sellers will jointly resolve the matter.

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ARTICLE VIII

POST-CLOSING COVENANTS

8.1    Post-Closing Delivery of Cash; Certain Communications.

(a)         If, on or after the Closing Date, a Seller (or any of its Affiliates) receives any checks or any other amounts in cash in respect of any Purchased Asset, such checks or cash (i) shall be held in trust for the benefit of Buyer, (ii) shall be segregated from the other property or funds of such Seller (or any of its Affiliates, as applicable), (iii) in the case of checks, shall be duly and properly endorsed to Buyer in accordance with such instruction as Buyer shall from time to time furnish to Sellers, (iv) in the case of checks, shall be promptly forwarded to Buyer using a nationally recognized overnight delivery service for next-day delivery to Buyer, and (v) in the case of cash in a form other than a check, shall be promptly forwarded to Buyer in such manner as Buyer shall from time to time direct.

(b)         If, on or after the Closing Date, Buyer (or any of its Affiliates) receives any checks or any other amounts in cash in respect of any Excluded Asset, such checks or cash (i) shall be held in trust for the benefit of the applicable Seller, (ii) shall be segregated from the other property or funds of Buyer (or any of its Affiliates, as applicable), (iii) in the case of checks, shall be duly and properly endorsed to the applicable Seller in accordance with such instructions as the applicable Seller shall from time to time furnish to Buyer, (iv) in the case of checks, shall be promptly forwarded to the applicable Seller using a nationally recognized overnight delivery service for next-day delivery to the applicable Seller, and (v) in the case of cash in a form other than a check, shall be promptly forwarded to the applicable Seller in such manner as such Seller shall from time to time direct.

(c)         If, on or after the Closing Date, a Seller (or any of its Affiliates) receives any mail, courier package, telegraph message, facsimile transmission, e-mail message, purchase order, service request or other document in respect of the Purchased Assets, the Transferred Equity Interests or the Mediasite Business, such documents shall be promptly forwarded, using a nationally recognized overnight delivery service for next-day delivery (except in the case of an e-mail message, which may be forwarded electronically), to Buyer.

(d)         If, on or after the Closing Date, Buyer (or any of its Affiliates) receives any mail, courier package, telegraph message, facsimile transmission, e-mail message, purchase order, service request or other document in respect of the Excluded Assets or the Retained Business, such documents shall be promptly forwarded, using a nationally recognized overnight delivery service for next-day delivery (except in the case of an e-mail message, which may be forwarded electronically), to Sellers.

8.2    Confidential Information.

(a)         Sellers hereby acknowledge that by reason of their ownership and operation of the Mediasite Business, they have acquired, and may acquire in connection with the Transactions, confidential or proprietary information relating to the affairs, operations, assets, liabilities, personnel, results of operations and financial condition of the Mediasite Business ("Mediasite Business Confidential Information"), and that Buyer may be irreparably damaged if, at any time after the Closing, any Mediasite Business Confidential Information possessed by Sellers or any of their respective Affiliates, officers, directors, employees, representatives or agents were disclosed to or used by any Person other than Buyer or any of its Affiliates. From and after the Closing, each Seller covenants and agrees that it will not, and will direct its Affiliates, officers, directors, employees, representative and agents to not, use or disclose any such Mediasite Business Confidential Information without the prior written consent of Buyer, except in the performance of the terms of the Agreement or the Related Documents, in the enforcement of its rights under the Agreement or the Related Documents or with the prior written consent of Buyer. The provisions of the prior sentence shall not apply to any portion of the Mediasite Business Confidential Information that (i) is or becomes generally known by the public, other than as a result of a disclosure in breach of this Section 8.2(a), (ii) is independently obtained on a non-confidential basis after the Closing from sources that are not known by a Seller to be in violation of any legal, contractual or fiduciary obligation to Buyer with respect thereto, or (iii) is independently developed after the Closing by a Seller without the use of or reference to any Mediasite Business Confidential Information. If either Seller is requested or required by any Governmental Body to disclose any of such Mediasite Business Confidential Information, then such Seller will provide Buyer with prompt written notice of such request or requirement. Such Seller shall reasonably cooperate with Buyer, at Buyer's expense, in attempting to obtain any reasonable protective relief that Buyer chooses to seek in its sole discretion; provided, however, that Sellers shall not be obligated to undertake any Action. If, after Buyer has had a reasonable opportunity to seek such relief, Buyer fails to obtain such relief, or if a Seller is compelled by Law to disclose any Mediasite Business Confidential Information, then such Seller may disclose that portion of such Mediasite Business Confidential Information that its legal counsel advises it is legally compelled to disclose, and such Seller shall exercise commercially reasonable efforts, at Buyer's expense, to obtain assurances that the Mediasite Business Confidential Information will be accorded confidential treatment.

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(b)         Buyer hereby acknowledges that it may acquire, in connection with the Transactions, confidential or proprietary information relating to the affairs, operations, assets, liabilities, personnel, results of operations and financial condition of Sellers, their respective Affiliates and the Retained Business (such information, excluding all Mediasite Business Confidential Information, is referred to as the "Seller Confidential Information") and that Sellers may be irreparably damaged if, at any time after the Closing, any Seller Confidential Information acquired by Buyer or any of its Affiliates, officers, directors, employees, representatives or agents were disclosed to or used by any Person other than Buyer or any of its Affiliates. From and after the Closing, Buyer covenants and agrees that it will not, and will direct its Affiliates, officers, directors, employees, representative and agents to not, use or disclose any such Seller Confidential Information without the prior written consent of Sellers, except in the performance of the terms of this Agreement or the Related Documents, in the enforcement of its rights under this Agreement or the Related Documents, or with the prior written consent of a Seller. The provisions of the prior sentence shall not apply to any portion of Seller Confidential Information that (i) is already independently in Buyer's or its Affiliates' possession on a non-confidential basis (to a third-party) at the time of disclosure thereof, (ii) is or becomes generally known by the public, other than as a result of a disclosure in breach of this Section 8.2(b), (iii) is independently obtained on a non-confidential basis after the Closing from sources that are not known by Buyer to be in violation of any legal, contractual or fiduciary obligation to a Seller with respect thereto, or (iv) is independently developed after the Closing by Buyer or its Affiliates without the use of or reference to any Seller Confidential Information. If Buyer is requested or required by any Governmental Body to disclose any of such Seller Confidential Information, then Buyer will provide Sellers with prompt written notice of such request or requirement. Buyer shall reasonably cooperate with Sellers, at Sellers' expense, in attempting to obtain any reasonable protective relief that Sellers choose to seek in their sole discretion; provided, however, that Buyer shall not be obligated to undertake any Action. If, after Sellers have had a reasonable opportunity to seek such relief, Sellers fail to obtain such relief, or if Buyer is compelled by Law to disclose any Seller Confidential Information, then Buyer may disclose only the portion of such Seller Confidential Information that its legal counsel advises it is legally compelled to disclose, and Buyer shall exercise commercially reasonable efforts, at Sellers' expense, to obtain assurances that Seller Confidential Information will be accorded confidential treatment.

(c)         The obligations of Buyer and Sellers pursuant to the Confidentiality Agreement or any other confidentiality or non-disclosure agreement between a Seller or any of its Affiliates, on the one hand, and Buyer or any of its Affiliates, on the other hand, in respect of Mediasite Business Confidential Information or Seller Confidential Information shall terminate as of the Closing and cease to be of any further force or effect.

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8.3    Non-Competition; Non-Solicitation.

(a)         For a period of three (3) years commencing on the Closing Date, neither Seller will, directly or indirectly, (i) engage in or assist others in engaging in any Competitive Activity; (ii) have an interest in any Competitor in any capacity, including as a partner, stockholder, member, principal, agent, trustee or consultant; or (iii) intentionally interfere in any material respect with the business relationships between Buyer and customers or suppliers of the Mediasite Business as of the date of this Agreement. Notwithstanding the foregoing, either Seller may (x) own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if such Seller is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own 5% or more of any class of securities of such Person, and (y) continue to conduct the Retained Business, including using the Customer List to solicit business as long as no such business involves any Competitive Activity.

(b)         For a period of three (3) years commencing on the Closing Date, neither Seller will, directly or indirectly, hire or solicit any Transferred Employee who was hired by Buyer or any independent contractor engaged by Buyer or encourage any Transferred Employee or independent contractor to leave his or her employment or service relationship with Buyer without the written consent of Buyer; provided that (i) the foregoing shall not apply to any such employee or independent contractor who was not employed or engaged by Buyer or any of its Subsidiaries (including the Transferred Companies) for at least a 12 month period immediately prior to the commencement of any such solicitation and (ii) the prohibition on solicitation (but not hiring) shall not apply to any generalized searches for employees by use of advertisements in the media which are not targeted at employees of Buyer or any of its Subsidiaries (including the Transferred Companies). For the avoidance of doubt, nothing contained herein shall prohibit or otherwise restrict Sellers from soliciting, hiring or engaging any Transferred Employee or independent contractor whose service relationship with Buyer or any of its Subsidiaries is terminated by Buyer or any of its Subsidiaries.

(c)         The covenants and undertakings contained in this Section 8.3 relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Section 8.3 will cause irreparable injury to Buyer, the amount of which may be impossible to estimate or determine and which cannot be adequately compensated. Accordingly, the remedy at law for any breach of this Section 8.3 will be inadequate, and Buyer will be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of this Section 8.3 without the necessity of proving actual damages or posting any bond whatsoever. The rights and remedies provided by this Section 8.3 are cumulative and in addition to any other rights and remedies which Buyer may have hereunder or at law or in equity.

(d)         The parties agree that, if any court of competent jurisdiction in a final nonappealable judgment determines that a specified time period, a specified geographical area, a specified business limitation or any other relevant feature of this Section 8.3 is unreasonable, arbitrary or against public policy, then a lesser time period, geographical area, business limitation or other relevant feature which is determined by such court to be reasonable, not arbitrary and not against public policy may be enforced against the applicable party.

8.4    Tax Matters.

(a)         Sellers shall, at their own expense, prepare or cause to be prepared and timely file or cause to be timely filed all Income Tax Returns of the Transferred Companies, for all periods ending on or prior to the Closing Date that have not yet been filed and are required to be filed after the Closing Date. Sellers shall pay or cause to be paid any cash Taxes due in respect of such Income Tax Returns. If any such Income Tax Return must be signed by Buyer, any Affiliate thereof, or any of the Transferred Companies (or any representative of the foregoing) following the Closing Date, Buyer agrees that it will (or will cause such other parties to) cooperate fully and punctually in signing such Tax Return in order to permit the timely filing of such Income Tax Return.

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(b)         Buyer shall timely prepare and file, or cause to be timely prepared and filed, all Income Tax Returns of the Transferred Companies, for taxable years or periods ending after the Closing Date. Income Tax Returns that are required to be filed by or with respect to the Transferred Companies with respect to any taxable period ending on or before the Closing Date or any tax period that begins on or before and ends after the Closing Date (a "Straddle Period") (such returns, "Straddle Returns") shall be prepared consistently with past practice to the extent permitted by applicable Law. Buyer shall provide, or cause to be provided, to Sellers a draft of any Straddle Return at least 30 days prior to the due date, giving effect to extensions thereto, for filing such Income Tax Return, for review by Sellers. Sellers shall notify Buyer of any reasonable objections Sellers may have to any items set forth in such draft Straddle Return and Buyer and Sellers agree to consult and resolve in good faith any such objection. If the parties cannot resolve any such objections, the item in question shall be resolved by the Arbitrating Accountant. The fees and expenses of the Arbitrating Accountant shall be borne one‑half by Sellers and one‑half by Buyer. Sellers shall be responsible for the cash amount of any income Taxes due for a Pre-Closing Taxable Period, and Buyer shall notify Sellers of any such cash amounts of income Taxes due from Sellers in respect of any Straddle Return no later than 10 Business Days prior to the date on which such Straddle Return is due, and no later than five Business Days prior to the date on which such Straddle Return is due, Sellers shall pay to Buyer the cash amount of the income Taxes for which Sellers are responsible. For purposes of apportioning any income Taxes relating to a Straddle Period to a Pre-Closing Taxable Period, such apportionment shall be made assuming that the relevant entity had a taxable year that ended at the close of business on the day before the Closing Date.

(c)         Any net operating losses, credits or other income Tax attributes of any Transferred Company as of the Closing Date shall first be used to reduce the cash amount of any income Taxes relating to a Pre-Closing Taxable Period for which Sellers are responsible pursuant to Sections 8.4(a) or 8.4(b) before they can be used for any other purpose.

(d)         Upon written request of Sellers, Buyer shall cause the Transferred Companies to file for, and use commercially reasonable efforts to obtain and expedite the receipt of, any refund of income Taxes to which the Transferred Companies may be entitled with respect to any Pre-Closing Taxable Period. Any income Tax refunds that are received by Buyer or any of the Transferred Companies, and any amounts credited against any income Taxes to which Buyer or any of the Transferred Companies becomes entitled (including any interest paid or credited with respect thereto), that relate to Pre-Closing Taxable Periods shall be for the account of Sellers, and Buyer shall pay over to Sellers any such refund or amount of any such credit within 15 days after receipt or entitlement thereto. Any such refunds or credits relating to Straddle Periods shall be equitably apportioned between Buyer and Sellers.

(e)         Buyer shall not file an amended Income Tax Return for any of the Transferred Companies for any Pre-Closing Taxable Period without the prior written consent of Sellers.

(f)         Buyer shall elect to waive any carryback of net operating losses under section 172(b)(3) of the Code for losses attributable to taxable periods beginning after the Closing Date.

(g)         After the Closing, Buyer and Sellers shall promptly make available or cause to be made available to the other, as reasonably requested (at the expense of the requesting party), all information, records or documents relating to liabilities for income Taxes relating to the Transferred Companies for all Pre-Closing Taxable Periods, and all personnel with responsibility for the same, and shall preserve all such information until the expiration of any applicable statute of limitations or extensions thereof.

(h)         Buyer and Sellers further agree, upon request, to use commercially reasonable efforts to obtain any certificate or other document from any Governmental Body or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

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(i)         Buyer and Sellers further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Code § 6043 or Code § 6043A or Treasury Regulations promulgated thereunder.

(j)         Buyer and Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Income Tax Returns and any audit, litigation or other proceeding with respect to income Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of material provided hereunder. Buyer and Sellers agree (i) to retain all books and records with respect to income Tax matters pertinent to the Transferred Companies relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (including any extensions thereof) applicable to the respective income Tax periods and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Buyer or Sellers, as the case may be, shall allow the other party to take possession of such books and records.

(k)         Whenever any taxing authority asserts a claim, makes an assessment or otherwise disputes the amount of income Taxes for which Sellers are or may be liable under this Agreement, Buyer shall, if informed of such an assertion, promptly inform Sellers, and Sellers shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute to the extent such proceedings or determinations affect the amount of income Taxes for which Sellers may be liable under this Agreement.

(l)         All Transfer Taxes payable in connection with the transfer of the Purchased Assets and Transferred Equity Interests to Buyer or its Affiliates and the Transactions shall be borne by Sellers. Sellers shall, at their own expense, timely file any Tax Return or other document with respect to such Transfer Taxes or fees (and Buyer shall cooperate with respect thereto as reasonably necessary), unless Buyer is technically required to make the filings or payment in which case Seller shall provide the funds and prepare the document for filing, as the case may be. Buyer and Sellers will cooperate with each other in minimizing the amount of any Transfer Taxes to the extent permitted by applicable Law (including the provision of any reasonably available information necessary for Sellers to prepare any documentation that may be necessary or useful for obtaining any available mitigation, reduction or exemption from any such Transfer Taxes).

8.5    Access to Records after the Closing.

(a)         Notwithstanding anything to the contrary contained herein, Sellers may retain a copy of the Books and Records for archival or compliance purposes and for any tax reporting, investigation, audit, claim or assessment and any claims or inquiries from Governmental Bodies relating to the operations of the Mediasite Business prior to the Closing Date.

(b)         For a period of six years after the Closing Date, Buyer and its representatives shall have reasonable access to the books and records (including personnel files) of Sellers that relate to the Mediasite Business and its operations for periods prior to the Closing (other than the Books and Records that are included among the Purchased Assets). Such access shall be afforded by Sellers and their respective Subsidiaries upon receipt of reasonable advance notice and during normal Mediasite Business hours under reasonable circumstances. Buyer shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 8.5(b). If Sellers or any of their respective Subsidiaries shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Sellers shall, prior to such disposition, give Buyer a reasonable opportunity, at Buyer's expense, to segregate and remove such books and records as Buyer may select.

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(c)         For a period of six years after the Closing Date, Buyer shall retain, and shall provide Sellers and their representatives with reasonable access to, all of the Books and Records for all periods prior to the Closing. Such access shall be afforded by Buyer and its Affiliates upon receipt of reasonable advance notice and during normal Mediasite Business hours under reasonable circumstances. Seller shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 8.5(c).

(d)         Notwithstanding the foregoing, neither Buyer nor Seller shall be required to violate any obligation of confidentiality, Court Order or Law to which Buyer or Sellers are subject or to waive any privilege which any of them may possess in discharging their obligations pursuant to this Section 8.5.

8.6    Seller Payables. Sellers will settle all outstanding accounts payable and accrued liabilities and expenses for services and obligation pertaining to the Purchased Assets ("Seller Payables") up to the Closing Date, provided that any Seller Payables due to vendors who will continue to supply the Mediasite Business after the Closing Date as identified in Schedule 8.6 (the "Scheduled Vendors ") will be settled no later than 90 days after the Closing Date; any negotiated settlements with any Scheduled Vendor must not negatively impact the post-Closing business relationship the Mediasite Business and such Scheduled Vendor and any Seller Payables with any Scheduled Vendor not paid by Sellers within 90 days after the Closing Date will be increased by a 10% administration fee and the full amount will be immediately deducted from the Holdback Amount and any shortfall will be immediately paid by Sellers; provided, if such full amount exceeds the Holdback Amount, (i) Buyer shall recover the entire Holdback Amount and (ii) Sellers shall within three Business Days pay to Buyer, by wire transfer of immediately available funds, an amount in cash equal to (x) such full amount minus (y) the Holdback Amount. Notwithstanding the foregoing, Sellers will pay in full all outstanding Seller Payables as of the Closing Date to the Critical Vendors within five Business Days after the Closing Date. Buyer shall pay to Sellers the Critical Vendor Holdback Amount within five Business Days of receipt by Buyer of evidence of such payment.

8.7    Transferred Employees. For each Transferred Employee, Buyer will take such employee's tenure with the Mediasite Companies into account for purposes of determining vacation entitlement. Notwithstanding the foregoing, nothing in this Section 8.7 shall (a) confer upon any party to this Agreement (including the Sellers), any Employee (including any Transferred Employee) or any other Person any rights or remedies (including any third-party beneficiary rights) under this Section 8.7 or this Agreement, (b) be interpreted or construed to confer upon the Employees any right with respect to continuance of employment (or any term or condition of employment) by Buyer or its Affiliates, including the Transferred Companies, nor shall this Agreement interfere in any way with the right of Buyer or its Affiliates, including the Transferred Companies, to terminate any Person’s employment at any time and for any or no reason; (c) interfere in any way with the right of Buyer or its Affiliates, including the Transferred Companies, to amend, terminate or otherwise discontinue or modify any or all benefit or compensation plans, programs, agreements, arrangements, practices or policies at any time; or (d) be deemed to amend, terminate or modify any Plan or any other benefit or compensation plan, program, agreement, arrangement, practice or policy.

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8.8    Wrong Pockets. If and to the extent that it is determined after Closing that legal title to or beneficial or other interest in all or part of any Purchased Asset or any other assets which are necessary for the operation of the Mediasite Business (other than an Excluded Asset) has not been transferred to Buyer, the Sellers shall, promptly upon the request of Buyer, (a) execute all such agreements, deeds or other documents as may be necessary for the purposes of transferring such assets (or part thereof) or the relevant interests in them to Buyer and (b) complete all such further acts or things as Buyer may reasonably direct in order to transfer such assets or the relevant interests in them from the applicable Seller to Buyer until such time as the transfer is validly effected to vest the asset (or part thereof) or relevant interest in the asset to Buyer.

8.9    Shared Software License. Effective as of the Closing, Buyer hereby grants Sellers a perpetual, irrevocable, transferable and sublicensable, non exclusive royalty-free license to: (i) use AVEngine and the other Software listed on Schedule 8.9 listed as “Shared Software (Mediasite/Vidable)” (collectively, the “Shared Software”) and (ii) use and make a reasonable number of copies of the user manuals, handbooks and installation guides relating to the Shared Software; provided that for any Shared Software that is licensed from a third party, the license granted pursuant to this Section shall survive only for the duration of the applicable third-party license. Sellers may make copies of the Shared Software for back-up, disaster recovery, and testing purposes and may make any updates and/or modifications to the Shared Software, which such updates and/or modifications will be owned (as between Buyer and Sellers) by Sellers. For greater certainty, and notwithstanding any other provision of this Agreement including the Schedules hereto, (i) the Software listed on Schedule 8.9 under the headings Software Unique to Mediasite and Shared Software is part of the Purchased Assets transferred hereunder and (ii) the only Software that does not form part of the Purchased Assets, and is therefore is retained by the Sellers and the Retained Business, is set forth on Schedule 8.9 under the heading “Software Unique to Vidable”.

ARTICLE IX

CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

The obligations of Buyer under this Agreement shall, at the option of Buyer, be subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by Buyer), on or prior to the Closing Date, of the following conditions:

9.1    Representations and Warranties. Each representation and warranty (a) set forth in Section 5.1, Section 5.2, Section 5.3, Section 5.11, Section 5.15, Section 5.20 and Section 5.21 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made at and as of such time (other than such representations and warranties as are made only as of an earlier date, which shall be so true and correct as of such date), (b) set forth in Section 5.5(b) shall be true and correct as of the date of this Agreement and as of the Closing as though made at and as of such time and (c) set forth in Article V (other than those described in the foregoing clauses (a) and (b)) shall be true and correct as of date of this Agreement and as of the Closing as though made at and as of such time (other than such representations and warranties as are made only as of an earlier date, which shall be so true and correct as of such date), except where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Material Adverse Effect.

9.2    Performance of Covenants and Obligations. Sellers shall have performed or complied in all material respects with all obligations and covenants required to have been performed or complied with by them under this Agreement at or prior to the Closing, except to the extent of changes or developments contemplated by the terms of this Agreement or caused by the Transactions.

9.3    Officer's Certificate. Except as otherwise contemplated by this Agreement, Buyer shall have received a certificate duly executed on behalf of Sellers as to the satisfaction of the conditions set forth in Sections 9.1 and 9.2.

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9.4    Closing Deliveries. Sellers shall have delivered or caused to be delivered to Buyer the documents, instruments and other deliveries pursuant to Section 4.5.

9.5    No Injunctions or Restraints. No Court Order or Law preventing the consummation of the Transactions shall be in effect.

9.6    Stockholder Approval. The Seller Stockholder Approval shall have been obtained at the Seller Meeting.

ARTICLE X

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS

The obligations of Sellers under this Agreement shall, at the option of Sellers, be subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by Sellers), on or prior to the Closing Date, of the following conditions:

10.1    Representations and Warranties. Each of the representations and warranties of Buyer set forth in Article VI shall be true and correct as of the Closing as though made at and as of such time (other than such representations and warranties as are made only as of an earlier date, which shall be so true and correct as of such date), except (i) to the extent changes or developments contemplated by the terms of this Agreement or caused by the Transaction, and (ii) where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Buyer Material Adverse Effect.

10.2    Performance of Covenants and Obligations. Buyer shall have performed or complied in all material respects with all obligations and covenants required to have been performed or complied with by it under this Agreement at or prior to the Closing, except to the extent of changes or developments contemplated by the terms of this Agreement or caused by the Transactions.

10.3    Closing Deliveries. Buyer shall have delivered or caused to be delivered to Sellers the documents, instruments and other deliveries pursuant to Section 4.4.

10.4    No Injunctions or Restraints. No Court Order or Law preventing the consummation of the Transactions shall be in effect.

10.5    Stockholder Approval. The Seller Stockholder Approval shall have been obtained at the Seller Meeting.

ARTICLE XI

TERMINATION

11.1    Termination Events. This Agreement may be terminated prior to the Closing:

(a)          by the mutual written consent of SF and Buyer;

(b)         by either Sellers or Buyer, if the Closing has not taken place on or before 5:00 p.m. (central time) on March 29, 2024 (the "End Date"); provided, however, that neither Sellers nor Buyer shall be permitted to terminate this Agreement pursuant to this Section 11.1(b) if the failure to consummate the Transactions by the End Date (as the same may be extended) results from, or is caused by, a material breach by such party of any of its representations, warranties, covenants or agreements contained herein;

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(c)         by Sellers if: (i) any of the representations and warranties of Buyer contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement, such that the condition set forth in Section 10.1 would not be satisfied; or (ii) any of the covenants of Buyer contained in this Agreement shall have been breached such that the condition set forth in Section 10.2 would not be satisfied; provided, however, that if an inaccuracy in any of the representations and warranties of Buyer as of a date subsequent to the date of this Agreement or a breach of a covenant by Buyer is curable by Buyer through the use of reasonable efforts within ten days after Buyer notifies Sellers in writing of the existence of such inaccuracy or breach (the "Buyer Cure Period"), then Sellers may not terminate this Agreement under this Section 11.1(c) as a result of such inaccuracy or breach prior to the expiration of the Buyer Cure Period, provided that Buyer, during the Buyer Cure Period, continues to exercise reasonable efforts to cure such inaccuracy or breach (it being understood that Sellers may not terminate this Agreement pursuant to this Section 11.1(c) with respect to such inaccuracy or breach if such inaccuracy or breach is cured prior to the expiration of the Buyer Cure Period);

(d)         by Buyer if: (i) any of representations and warranties of Sellers contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement, such that the condition set forth in Section 9.1 would not be satisfied; or (ii) if any of the covenants of Sellers contained in this Agreement shall have been breached such that the condition set forth in Section 9.2 would not be satisfied; provided, however, that if an inaccuracy in any of Sellers' representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by Sellers is curable by Sellers through the use of reasonable efforts within ten days after Sellers notify Buyer in writing of the existence of such inaccuracy or breach (the "Seller Cure Period"), then Buyer may not terminate this Agreement under this Section 11.1(d) as a result of such inaccuracy or breach prior to the expiration of Seller Cure Period, provided that Sellers, during Seller Cure Period, continue to exercise reasonable efforts to cure such inaccuracy or breach (it being understood that Buyer may not terminate this Agreement pursuant to this Section 11.1(d) with respect to such inaccuracy or breach if such inaccuracy or breach is cured prior to the expiration of Seller Cure Period);

(e)         by Sellers or Buyer, by written notice from Sellers or Buyer to the other, if any Governmental Body of competent jurisdiction shall have issued a Court Order, enacted any Law or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the Transactions and, in the case of Court Orders and other actions, such Court Order or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 11.1(e) shall not be available to the party seeking to terminate if any action of such party or any failure of such party to act has contributed to such Court Order or other action and such action or failure constitutes a breach of this Agreement;

(f)         by Sellers, if Sellers (x) have received a bona fide written Acquisition Proposal that the Seller Board determines in good faith, after consultation with its financial advisors and outside counsel, constitutes a Superior Proposal, and the Seller Board determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties to the stockholders of SF, and Sellers have complied with the requirements of Section 7.8(d) in regard thereto, and (y) Sellers, simultaneous with such termination, pay to Buyer in immediately available funds any fees required to be paid pursuant to Section 11.3(b); provided, that Sellers agree that they will not enter into a binding agreement related to the Superior Proposal referred to in clause (x) above until at least the fourth Business Day after it has provided the notice to Buyer required by Section 7.8, if any, and in the event of any material change to the terms of such Superior Proposal, Sellers will, in each case, have delivered to Buyer an additional notice as required by Section 7.8 and the notice period will have recommenced;

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(g)         by Buyer, if the Seller Board (i) will have made a Change of Board Recommendation; or (ii) will have failed to reaffirm its approval or recommendation of this Agreement and the sale of the Mediasite Business as promptly as reasonably practicable (but in any event within five Business Days after receipt of any written request to do so from Buyer) at any time following the public disclosure of an Acquisition Proposal; or

(h)         by Buyer if the Seller Stockholder Approval is not obtained at the Seller Meeting.

11.2    Termination Procedures. If Sellers wish to terminate this Agreement pursuant to Section 11.1, Sellers shall deliver to Buyer a written notice stating that Sellers are terminating this Agreement and setting forth a brief description of the basis on which Sellers are terminating this Agreement. If Buyer wishes to terminate this Agreement pursuant to Section 11.1, Buyer shall deliver to Sellers a written notice stating that Buyer is terminating this Agreement and setting forth a brief description of the basis on which Buyer is terminating this Agreement.

11.3    Effect of Termination.

(a)         Except as provided in Section 11.3(b), in the event of termination of this Agreement pursuant to this Article XI, this Agreement will become void and of no effect with no liability to any Person on the part of any party hereto (or of any of its future, current or former Affiliates or Representatives); provided, however, and notwithstanding anything in the foregoing to the contrary, that (i) no such termination will relieve any party hereto of its obligation to pay the Termination Fee or the expense obligations pursuant to Section 11.3(b) or any damages to any other party hereto resulting from any Willful Breach of this Agreement and (ii) the provisions set forth in Section 8.2 (Confidential Information), this Section 11.3 (Termination) and Article XIII (General Provisions) will survive the termination of this Agreement.

(b)         If this Agreement is terminated:

(i)          pursuant to Section 11.1(f);

(ii)         pursuant to Section 11.1(g); or

(iii)      pursuant to Section 11.1(b) or Section 11.1(d) and within twelve (12) months following the date of such termination, the Sellers into a definitive written agreement with respect to any transaction specified in the definition of “Acquisition Proposal”; provided, references in the definition of the term “Acquisition Proposal” to “25%” shall be deemed to be replaced by “50%”, provided that this clause (b)(iii) shall not apply as to termination of this Agreement pursuant to Section 11.1(b) if Sellers request one or more extensions of the End Date to a date not later than June 30, 2024 and Buyer does not agree to any such extensions;

then Sellers will pay Buyer, by wire transfer of immediately available funds, an amount equal to $450,000 (the "Termination Fee"), (1) in the case of clause (b)(i) above, simultaneous with such termination, (2) in the case of clause (b)(ii) above, within two Business Days of such termination or (3) in the case of clause (b)(iii) above, substantially concurrently with the closing of the transaction pursuant to such definitive written agreement; provided, that in no event shall Sellers be required to pay the Termination Fee on more than one occasion. For the avoidance of doubt, in no event shall Sellers be required to pay the Termination Fee if this Agreement is terminated pursuant to Sections 11.1(a) through (e) or (h) unless at the time of such termination this Agreement was terminable pursuant to Section 11.1(f) or Section 11(g), in which case the Termination Fee shall be payable by the Sellers in accordance with the terms of this Section 11.3. If this Agreement is terminated pursuant to Section 11.1(h), Sellers will pay Buyer, by wire transfer of immediately available funds, an amount equal to $100,000 (the "Expense Reimbursement"). For the avoidance of doubt, in no event shall both the Termination Fee and the Expense Reimbursement be payable by the Sellers.

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(c)         The parties each acknowledge that the agreements contained in this Section 11.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not have entered into this Agreement, and that any amounts payable pursuant to Section 11.3(b) do not constitute a penalty but constitute payment of liquidated damages and that each of the respective liquidated damages amounts is reasonable in light of the substantial but indeterminate harm anticipated to be caused by the other party's breach or default under this Agreement, the difficulty of proof of loss of damages, the inconvenience and non-feasibility of otherwise obtaining an adequate remedy, and the value of the transactions to be consummated thereunder. If Sellers fail to pay when due any amount payable pursuant to Section 11.3(b), then (i) Sellers will reimburse Buyer for all fees, costs and expenses (including legal fees) incurred in connection with any action taken to collect payment and in connection with the enforcement by Buyer of its rights under Section 11.3(b), and (ii) Sellers will pay to Buyer interest on the overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to such other party in full) at a rate per annum equal to the "prime rate" (as published in The Wall Street Journal) in effect on the date such overdue amount was originally required to be paid.

(d)         Buyer agrees that notwithstanding anything in this Agreement to the contrary, in the event that the Termination Fee set forth in Section 11.3(b) is paid to Buyer in accordance with this Section 11.3, except remedies for Fraud, any Willful Breach of this Agreement or that cannot be waived as a matter of Law: (i) the payment of such Termination Fee shall be the sole and exclusive remedy of Buyer, its Subsidiaries, stockholders, Affiliates, officers, directors, employees and Representatives against Sellers or any of their respective Representatives or Affiliates for, and (ii) in no event will Buyer or any other such Person seek to recover any other money damages or seek any other remedy based on a claim in law or equity with respect to, in each case of clause (i) and (ii), (A) any loss suffered, directly or indirectly, as a result of the failure of the transactions contemplated hereby to be consummated, (B) the termination of this Agreement, (C) any liabilities or obligations arising under this Agreement, or (D) any claims or actions arising out of or relating to any breach, termination or failure of or under this Agreement, and (iii) upon payment of the Termination Fee in accordance with this Section 11.3, neither Sellers nor any of their respective Affiliates or Representatives shall have any further liability or obligation to Buyer relating to or arising out of this Agreement or the transactions contemplated hereby.

ARTICLE XII

INDEMNIFICATION

12.1    Indemnification by Sellers. Subject to the limitations and expiration dates contained in this Article XII, from and after the Closing, Sellers shall jointly and severally indemnify and hold harmless Buyer and its successors and permitted assigns, and the officers, employees, directors, managers, members, partners, equityholders and Affiliates of Buyer and each of their heirs and personal representatives (collectively, the "Buyer Indemnified Parties") from, against and in respect of all Losses suffered, sustained, incurred or paid by the Buyer Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly:

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(a)         any breach of any representation or warranty of Sellers contained in Article V of this Agreement as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the breach of which will be determined with reference to such specified date);

(b)         any breach by or failure of Sellers to duly perform or observe any term, provision, covenant or agreement to be performed or observed by Sellers contained in this Agreement;

(c)         the Excluded Liabilities; or

(d)         the Mediasite Mosaic Matter, and any matter related thereto, including any action or claim of any kind against the Buyer or an Affiliate thereof related thereto.

12.2    Indemnification by Buyer and Parent. Subject to the limitations and expiration dates contained in this Article XII, from and after the Closing, Buyer and Parent shall jointly and severally indemnify and hold harmless Sellers and their respective successors and permitted assigns, and the officers, employees, directors, managers, members, partners, equityholders and Affiliates of each Seller and each of their heirs and personal representatives (collectively, the "Seller Indemnified Parties") from, against and in respect of all Losses suffered, sustained, incurred or paid by the Seller Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly:

(a)         any breach of any representation or warranty of Buyer or Parent contained in Article VI of this Agreement as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the breach of which will be determined with reference to such specified date);

(b)         any breach by or failure of Buyer or Parent to duly perform or observe any term, provision, covenant or agreement to be performed or observed by Buyer or Parent contained in this Agreement; or

(c)         the Assumed Liabilities.

12.3    Survival of Representations, Warranties and Covenants. The representations of Sellers, Buyer and Parent contained in this Agreement other than the Fundamental Representations and the Tax Representations shall survive for a period of twelve (12) months following the Closing Date, at which time such representations and warranties shall terminate. The Fundamental Representations shall survive for a period of three (3) years following the Closing Date, at which time the Fundamental Representations shall terminate. The Tax Representations shall survive for a period of time equal to the applicable statute of limitations, at which time the Tax Representations shall terminate. All covenants and agreements contained in this Agreement that require performance from and after the Closing shall survive the Closing Date in accordance with their terms. Notwithstanding anything to the contrary in this Agreement, if an Indemnified Party delivers to an Indemnifying Party, before termination or expiration of a representation or warranty, a Notice of Claim in compliance with Section 12.6(a) based upon a breach of such representation or warranty, then the applicable representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice. Notwithstanding the foregoing, no survival period referenced in this Section 12.3 shall be deemed to limit or restrict a party's rights to pursue, at any time subject to any applicable statute of limitations, a Claim based on Fraud.

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12.4    Limitations on the Indemnification Obligations.

(a)         No Buyer Indemnified Party or Seller Indemnified Party shall be entitled to indemnification from Sellers under Section 12.1(a) or Buyer under Section 12.2(a), respectively, for any individual item or Claim, or group or series of related items or Claims, where the Losses related thereto for which the Buyer Indemnified Party or Seller Indemnified Party would otherwise be entitled to indemnification are less than $10,000 (the "De Minimis Basket"); provided, however, that if the Losses related thereto for which the Buyer Indemnified Party or Seller Indemnified Party would otherwise be entitled to indemnification equal or exceed the De Minimis Basket, then the Buyer Indemnified Party or Seller Indemnified Party shall be entitled to indemnification in full for all breaches of such representations and/or warranties without regard to the De Minimis Basket (but subject to the other limitations set forth in this Article XII). Notwithstanding the foregoing, the De Minimis Basket shall not apply to any indemnification obligations for Losses to the extent resulting from a breach of the Fundamental Representations or the Tax Representations or any Claim based upon Fraud.

(b)         Basket. No Buyer Indemnified Party shall be entitled to indemnification from Sellers under Section 12.1(a) unless the aggregate amount of the indemnification obligations of Sellers under Section 12.1(a) for breaches of Sellers' representations and warranties (but for this Section 12.3(b)) exceeds $75,000 (the "Basket"), in which event the Buyer Indemnified Parties shall, subject to the other limitations set forth in this Article XII, be entitled to indemnification for all such Losses (including the Basket). No Seller Indemnified Party shall be entitled to indemnification from Buyer or Parent under Section 12.2(a) unless the aggregate amount of the indemnification obligations of Buyer or Parent under Section 12.2(a) for breaches of Buyer’s or Parent’s representations and warranties (but for this Section 12.3(b)) exceeds the Basket, in which event the Seller Indemnified Parties shall, subject to the other limitations set forth in this Article XII, be entitled to indemnification for all such Losses (including the Basket). Notwithstanding the foregoing, the Basket shall not apply to any Claim based upon Fraud. The Basket and De Minimis Basket limitations of Section 12.4 do not apply to adjustments contemplated in Sections 3.3 or 3.4 of this Agreement for Net Cash Assets, Net Accounts Receivable and Net Inventory.

(c)         Cap. Except with respect to Fraud, in no event shall Sellers' aggregate liability under Section 12.1 or Buyer’s or Parent’s aggregate liability under Section 12.2 exceed an amount equal to the Purchase Price (as adjusted pursuant to Sections 3.3 and 3.4).

(d)       Materiality. For all purposes of this Article XII, including determining whether or not any inaccuracy in, or breach of, any representation or warranty has occurred, any materiality, Material Adverse Effect or other similar qualifications in the representations and warranties shall be disregarded.

12.5    Further Limitations.

(a)         The Buyer Indemnified Parties and the Seller Indemnified Parties shall not be entitled to indemnification under this Agreement:

(i)         to the extent of any amounts actually received by the Buyer Indemnified Parties or Seller Indemnified Parties in connection with the facts giving rise to such indemnification under or pursuant to any insurance policy, indemnity, reimbursement arrangement or other contract pursuant to which or under which such Buyer Indemnified Party or Seller Indemnified Party is a party or has rights (and, subject to the proviso in clause (iv) below, Buyer and Parent and Sellers shall, and shall cause the other Buyer Indemnified Parties and Seller Indemnified Parties, respectively, to use commercially reasonable efforts to recover under any such insurance policies, indemnity or reimbursement arrangements or other Contracts) less any cost associated with receiving such amounts;

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(ii)         to the extent a Loss is reduced by refunds or other amounts paid by a Tax Governmental Body; or

(iii)         more than once (i.e., on a dollar for dollar basis to the extent previously indemnified) for the same Losses suffered, regardless if such Losses may be attributed to more than one indemnity, or the breach of or default in connection with several covenants or obligations herein.

(b)         Anything herein to the contrary notwithstanding, no breach of any covenant, agreement or other provision contained herein shall give rise to any right on the part of Buyer, Parent or Sellers, after the consummation of the transactions contemplated hereby, to rescind this Agreement or any of the transactions contemplated hereby.

(c)         Anything herein to the contrary notwithstanding, any Claim with respect to Taxes shall be limited to Taxes attributable to Pre-Closing Taxable Periods and shall not include any loss or limitation of any deductions, net operating loss carryforwards or other Tax attributes.

(d)         The right to indemnification pursuant to this Agreement shall not be affected by any investigation conducted by the party claiming indemnification hereunder or the actual or imputed knowledge of such party (including, for the avoidance of doubt, the actual or imputed knowledge of Buyer due to any Schedule Supplement).

12.6    Procedure.

(a)         Upon obtaining knowledge of any facts or conditions that could reasonably be expected to give rise to a Loss or Losses for which indemnification under this Article XII can be obtained (a "Claim"), the Person who might be entitled to such indemnification (the "Indemnified Party") shall promptly provide written notice to the Person which might be required to provide such indemnification (the "Indemnifying Party") setting forth the facts and circumstances, in reasonable detail, relating to such Loss or Losses, the amount of Loss or Losses (or a non-binding, reasonable estimate thereof if the actual amount is not known or not capable of reasonable calculation) and the section(s) of this Agreement upon which the Indemnified Party is relying in seeking such indemnification (such written notice being hereinafter referred to as a "Notice of Claim"). If a Notice of Claim relates to a claim initiated by a third party (a "Third-Party Claim") against any Indemnified Party, then the Notice of Claim shall include copies of any documents served on the Indemnified Party with respect to the Third-Party Claim.

(b)         Upon receipt of a Notice of Claim relating to a Third-Party Claim, the Indemnifying Party shall have the right to assume control of the defense of the Third-Party Claim; provided, however, that the Indemnified Party may observe any such Third-Party Claim with counsel of its choice and at its expense; provided further, that the Indemnifying Party shall not be entitled to assume or continue control of the defense of any Third-Party Claim if (i) the Third-Party Claim relates to or arises in connection with any criminal proceeding or (ii) the Third-Party Claim primarily seeks an injunction or equitable relief against any Indemnified Party. The Indemnifying Party shall keep the Indemnified Party apprised of all material developments, including settlement offers, with respect to the Third-Party Claim and permit the Indemnified Party to participate in the defense of the Third-Party Claim at the Indemnified Party's expense. If the Indemnifying Party exercises its right to defend under this Section 12.6(b), the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to such Third-Party Claim without the prior written consent of the Indemnified Party (such consent not to be unreasonably withheld); provided, however, that (i) the Indemnifying Party may settle any Third-Party Claim without the consent of the Indemnified Party so long as such settlement only involves the payment of monetary damages and such settlement unconditionally releases the Indemnified Party from all liabilities with respect to such Third-Party Claim and (ii) to the extent the consent of the Indemnified Party is required to settle a Third-Party Claim and the Indemnified Party reasonably objects to a settlement offer the Indemnifying Party desires to accept, the Indemnifying Party shall continue to contest or defend such Third-Party Claim but the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer, plus other Losses paid or incurred by the Indemnified Party and recoverable under this Article XII up to the point such settlement offer was made.

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(c)         If the Indemnifying Party declines to exercise its right to defend under Section 12.6(b), the Indemnified Party (i) shall defend against the Third-Party Claim in a reasonable manner, (ii) shall keep the Indemnifying Party apprised of all material developments (including settlement offers) with respect to the Third-Party Claim and (iii) shall not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party (such consent not to be unreasonably withheld, conditioned or delayed). If the Indemnified Party consents to the entry of any judgment or enters into any settlement with respect to a Third-Party Claim without the prior written consent of the Indemnifying Party, such Person shall be deemed to have waived any rights of indemnification under this Article XII with respect to such Third-Party Claim.

(d)         After any indemnification payment is made to any Indemnified Party pursuant to this Article XII, the Indemnifying Party shall, to the extent of such payment, be subrogated to all rights (if any) of such Indemnified Party against any third party in connection with the Losses to which such payment relates. Without limiting the generality of the preceding sentence, any Indemnified Party receiving an indemnification payment pursuant to the preceding sentence shall execute, upon the written request of the Indemnifying Party, any instrument reasonably necessary to evidence such subrogation rights.

(e)         The Indemnified Party shall, at the Indemnifying Party's sole cost and expense (without any obligation to reimburse the Indemnified Party for the time spent by its employees on the Third-Party Claim), cooperate with and make available to the Indemnifying Party such assistance, personnel, witnesses and materials as the Indemnifying Party may reasonably request with respect to any indemnifiable matter hereunder, including any Third-Party Claim.

(f)         Any failure to give timely notice or to include any specified information any notice as provided in this Article XII will not affect the rights or obligations of any party hereunder, except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise prejudiced as a result of such failure.

(g)         Notwithstanding the foregoing or anything else contained this Agreement, Sellers shall have the right to control the defense of the Mediasite Mosaic Matter and any future related claims and shall be responsible for all of their costs and expenses of the defense thereof. Any such defense shall be conducted in accordance with the applicable provisions of this Section 12.6, including the requirement to obtain the prior written consent of the Buyer to the entry of any judgment or to enter into any settlement with respect to such matter in accordance with Section 12.6(b).

12.7    Holdback Amount.

(a)         The Holdback Amount shall serve as security and a source from which the Buyer Indemnified Parties may (upon notice to Sellers, which shall include reasonable evidence of such right to indemnification) offset, satisfy and recoup any right to indemnification or other amounts payable hereunder to which any Buyer Indemnified Party is entitled under this Article XII. Subject to Section 12.7(b), the Holdback Amount shall be the initial source of recovery for claims under Article XII.

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(b)         Subject to the limitations set forth in this Article XII, with respect to any Claim under (i) Section 12.1(a) (x) resulting from a breach of the Fundamental Representations or the Tax Representations or (y) based upon Fraud, (ii) Section 12.1(b), or (iii) Section 12.1(c), and only after (A) the full Holdback Amount has been made subject to a good faith Claim or Claims or has been otherwise exhausted pursuant to the terms of this Agreement or (B) the Holdback Amount has been released to Sellers pursuant to Section 12.7(c), the Buyer Indemnified Parties may seek recourse directly from Sellers for the remaining amount of the applicable Losses.

(c)         On the one-year anniversary of the Closing Date, Buyer shall pay to Sellers, by wire transfer of immediately available funds, an aggregate amount equal to the Holdback Amount, minus the aggregate amount of Losses for (i) all resolved Claims and (ii) any unresolved good faith Claims ("Unresolved Claims"); provided that Buyer shall promptly pay to Sellers any amounts owed to Sellers upon and in accordance with the resolution of any Unresolved Claims.

12.8    Certain Damages. Notwithstanding anything to the contrary in this Article XII, no Indemnifying Party shall be liable to any Indemnified Party hereunder for (i) Losses that constitute punitive, special or exemplary damages (except to the extent such damages are payable to a third party in connection with a Third-Party Claim), and (ii) in the case only of Losses in excess of the Indemnification Holdback, consequential, incidental or indirect damages, diminution in value damages, lost revenues or profits, loss of business reputation or opportunity damages and, without limitation, no multiple of profits, revenues, cash flows or any other item or similar valuation methodology shall be used in calculating the amount of any Losses.

12.9    Exclusive Remedy. Following the Closing, the sole and exclusive remedy for any and all claims arising under, out of or related to this Agreement and the Related Documents (including the Transactions and any representations and warranties set forth herein, made in connection herewith or made as an inducement to enter into this Agreement or the Related Documents) is the indemnification set forth in this Article XII, the Purchase Price adjustments set forth in Section 3.3 and Section 3.4, and specific performance set forth in Sections 8.2, 8.3 and 13.14, and no Person will have any other entitlement, remedy or recourse, whether in contract, tort or otherwise, or whether at law or in equity, and regardless of the legal theory under which such entitlement, remedy or recourse may be sought or imposed (including all rights afforded by any statute which limits the effects of a release with respect to unknown claims), it being agreed that all of such other remedies, entitlements and recourse are expressly waived and released by the parties to the fullest extent permitted by applicable Law. The provisions of this Section 12.9 and the limited remedies provided in Article XII, Section 3.3, Section 3.4, Section 8.2, Section 8.3, and Section 13.14, were specifically bargained for among the parties and were taken into account by the parties in arriving at the Purchase Price and the terms and conditions of this Agreement. Sellers have specifically relied upon the provisions of this Section 12.9 and the limited remedies provided in Article XII, Section 3.3, Section 3.4, Section 8.2, Section 8.3, and Section 13.14 in agreeing to the Purchase Price and the terms and conditions of this Agreement.

12.10    Treatment of Payments. All payments made by either Sellers or Buyer or Parent, as the case may be, to or for the benefit of the other party with respect to any Claim shall be treated as adjustments to the Purchase Price for Tax purposes, and such agreed treatment shall govern for purposes of this Agreement unless otherwise required by Law.

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ARTICLE XIII

GENERAL PROVISIONS

13.1    No Public Announcement. So long as this Agreement is in effect, Buyer, on the one hand, and Sellers, on the other, shall not issue any press release or make any public statement with respect to this Agreement without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or regulatory or governmental body to which the relevant party is subject, in which case the party required to make the release or announcement shall use its commercially reasonable efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, the restrictions set forth in this Section 13.1 shall not apply to any public release or public announcement (x) made or proposed to be made by Seller in connection with an Acquisition Proposal, a Superior Proposal or a Change of Board Recommendation or any action taken pursuant thereto, in each case, that does not violate Section 7.8 (or made or proposed to be made by Buyer in response thereto) or (y) in connection with any dispute between the parties regarding this Agreement or the Transactions. The press release announcing the execution and delivery of this Agreement shall not be issued prior to the approval of each of Sellers and Buyer. SF shall file one or more current reports on Form 8-K with the SEC attaching the announcement press release and a copy of this Agreement as exhibits. SF will provide Buyer with a draft of such Form 8-K and attachments for Buyer's review prior to such filing, and shall consider in good faith any comments provided by Buyer.

13.2    Notices. All notices, consents, waivers, and other communications under this Agreement or the Related Documents must be in writing and will be deemed to have been duly given (a) if personally delivered, on the date of delivery, (b) if delivered by express courier service of national standing for next day delivery (with charges prepaid), on the Business Day following the date of delivery to such courier service, (c) if delivered by facsimile (with confirmation of delivery), on the date of transmission if on a Business Day before 5:00 p.m. local time of the recipient party (otherwise on the next succeeding Business Day), (d) if delivered by electronic mail (with confirmation of receipt), on the date of transmission if on a Business Day before 5:00 p.m. local time of the Mediasite Business address of the recipient party (otherwise on the next succeeding Business Day) and (e) if deposited in the United States mail, first-class postage prepaid, on the date of delivery, in each case to the appropriate addresses or facsimile numbers set forth below (or to such other addresses or facsimile numbers as a party may designate by notice to the other parties in accordance with this Section 13.2):

If to Parent or Buyer, to:

Enghouse Systems Limited
80 Tiverton Court, Suite 800

Markham, Ontario L3R 0G4

Attention:  Steve Sadler, Chairman & CEO

    Todd May, Vice President & General Counsel

Email:        steve.sadler@enghouse.com

 todd.may@enghouse.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas

New York, NY 10019-6064

Attention: Ian M. Hazlett

Email: ihazlett@paulweiss.com

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If to Sellers, to:

Sonic Foundry, Inc.

222 West Washington

Madison, Wisconsin 53703
Attention: Joe Mozden Jr.
Email: Joe.Mozden@sonicfoundry.com

with a copy (which shall not constitute notice) to:

Reinhart Boerner Van Deuren s.c.

1000 North Water Street, Suite 1700

Milwaukee, Wisconsin 53202

Attention: Benjamin G. Lombard

Email: blombard@reinhartlaw.com

13.3    Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors by operation of Law and permitted assigns of the parties hereto. No assignment of this Agreement or any of the rights, interests or obligations under this Agreement may be made by any party at any time, whether or not by operation of Law, without the prior written consent the parties hereto, and any attempted assignment without the required consent shall be void; provided, however, that either party may assign any of its rights or delegate any of its duties under this Agreement to any of its respective Affiliates; provided, further, however, that, in each case, such assignment shall not release the assigning party from its obligations under this Agreement and the non-assigning party shall have no obligation to pursue remedies against any assignee of the assigning party before proceeding against such party for any breach of its obligations hereunder. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and permitted assigns permitted by this Section 13.4 any right, remedy or claim under or by reason of this Agreement.

13.4    Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, and the Related Documents, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior and contemporaneous agreements, arrangements, contracts, discussions, negotiations, undertakings and understandings (including any letters of intent or term sheets), whether written or oral, among the parties with respect to such subject matter (other than, for the avoidance of doubt, the Related Documents) or any prior course of dealings. The parties hereto have voluntarily agreed to define their rights, liabilities and obligations respecting the transaction exclusively in contract pursuant to the express terms and conditions of this Agreement and the Related Documents, and the parties hereto expressly disclaim that they are owed any duties or entitled to any remedies not expressly set forth in this Agreement and the Related Documents. Furthermore, the parties each hereby acknowledge that this Agreement and the Related Documents embody the justifiable expectations of sophisticated parties derived from arm's-length negotiations, and all parties to this Agreement and the Related Documents specifically acknowledge that no party has any special relationship with another party that would justify any expectation beyond that of an ordinary purchaser and an ordinary seller in an arm's-length transaction. The sole and exclusive remedies for any claims shall be those remedies available at Law or in equity for breach of contract only (as such contractual remedies have been further limited or excluded pursuant to the express terms of this Agreement); and the parties hereby agree that neither party hereto shall have any remedies or cause of action (whether in contract or in tort or otherwise) of any statements, communications, disclosures, failures to disclose, representations or warranties not set forth in this Agreement.

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13.5    Amendments; No Waiver. This Agreement and the Related Documents may be amended, supplemented or changed, and any provision hereof or thereof can be waived, only by a written instrument making specific reference to this Agreement (and, if applicable, the Related Documents) executed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. The waiver by any party of a breach of any provision of this Agreement or the Related Documents shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall a single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

13.6    Severability; Specific Versus General Provisions. Whenever possible, each provision of this Agreement and the Related Documents shall be interpreted in such manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement or the Related Documents is invalid, illegal, or incapable of being enforced by any Law or public policy, all other terms or provisions of this Agreement and the Related Documents shall nevertheless remain in full force and effect so long as the economic or legal substance of the transaction is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, in whole or in part, such term or provision is hereby deemed modified to give effect to the original written intent of the parties to the greatest extent consistent with being valid and enforceable under applicable Law. No party hereto shall assert, and each party shall cause its respective Affiliates or related parties not to assert, that this Agreement or any part hereof is invalid, illegal or unenforceable. Notwithstanding anything to the contrary herein, to the extent that a representation, warranty, covenant or agreement of Seller contained in this Agreement or the Schedules (each, a "Provision") addresses a particular issue with specificity (a "Specific Provision"), and no breach by Seller exists under such Specific Provision, Sellers shall not be deemed to be in breach of any other Provision (with respect to such issue) that addresses such issue with less specificity than the Specific Provision and if such Specific Provision is qualified or limited by the Knowledge of Sellers, or in any other manner, no other Provision shall supersede or limit such qualification in any manner.

13.7    Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred by the parties hereto in connection with the Transactions shall be borne solely and entirely by the party that has incurred such expenses.

13.8    Execution in Counterparts. This Agreement may be executed in any number of counterparts (any of which may be delivered by facsimile or electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format, by facsimile or other agreed format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

13.9    Enforcement of Agreement. In the event of an Action at Law or in equity between the parties hereto to enforce any of the provisions hereof, the unsuccessful party to such Action shall pay to the successful party all costs and expenses, including reasonable attorneys' fees, incurred therein by such successful party on trial and appeal as adjudged by the court, and if such successful party or parties shall recover judgment in any such Action, such costs, expenses and attorneys' fees may be included as part of such judgment.

13.10    Governing Law. This Agreement, the Related Documents and all Related Claims shall be governed by the internal Laws of the State of Delaware (including its statute of limitations), without giving effect to any choice or conflict of law principles or rules that would cause the application of the Laws of any other jurisdiction.

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13.11    Rights Cumulative. All rights and remedies of each of the parties under this Agreement and the Related Documents will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement, the Related Documents or applicable Law.

13.12    Submission to Jurisdiction; Consent to Service of Process.

(a)         The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware over all Related Claims (or, only if such court declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware, and any appellate court therefrom), and each party hereby irrevocably agrees that all Related Claims may be heard and determined in such courts. The parties hereby irrevocably and unconditionally waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such Related Claim brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(b)         Each of the parties hereto hereby consents to process being served by any party to this Agreement in any Related Claim by the delivery of a copy thereof in accordance with the provisions of Section 13.2 (other than by e-mail) along with a notification that service of process is being served in conformance with this Section 13.12(b). Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by Law.

13.13    Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT, THE RELATED DOCUMENTS OR ANY RELATED CLAIMS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR RELATED CLAIM BROUGHT BY OR AGAINST IT, DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE RELATED DOCUMENTS OR ANY RELATED CLAIMS.

13.14    Specific Enforcement; Remedies. The parties hereto agree that irreparable damage (for which monetary relief, even if available, would not be an adequate remedy) would occur in the event that any of the provisions of this Agreement were not performed by the parties hereto in accordance with their specific terms or were otherwise breached. It is accordingly agreed that (i) Buyer, on the one hand, and Sellers, on the other hand, shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction without proof of damages or otherwise and that this shall include the right of Sellers to cause Buyer to fully perform the terms of this Agreement to the fullest extent permissible pursuant to this Agreement and applicable Laws and to thereafter cause this Agreement and the Transactions to be consummated on the terms and subject to the conditions thereto set forth in this Agreement, and (ii) the right of specific performance and other equitable relief is an integral part of the Transactions and without that right, neither Sellers nor Buyer would have entered into this Agreement. Each of the parties hereto hereby (A) waives any defenses in any Action for specific performance, including the defense that a remedy at law would be adequate, (B) waives any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief and (C) agrees not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. If any party brings any Action to enforce specifically the performance of the terms and provisions hereof by any other party, the End Date shall be automatically extended for so long as the party bringing such Action is actively seeking a court order for an injunction or injunctions or to specifically enforce the terms and provisions of this Agreement plus five Business Days. Notwithstanding anything to the contrary, in no event shall this Section 13.14 be used, alone or together with any other provision of this Agreement, to require Seller to remedy any breach of any representation or warranty of Seller.

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13.15    Third Party Beneficiaries. Except as set forth in Section 13.16 (with respect to the Nonparty Affiliates), nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto any rights or remedies of any nature whatsoever under or by reason of this Agreement. From and after the Closing, all of the Persons identified as third-party beneficiaries in the first sentence of this Section 13.15 shall be entitled to enforce such provisions and to avail themselves of the benefits of any remedy for any breach of such provisions, all to the same extent as if such Persons were parties to this Agreement.

13.16    No Personal Liability of Directors, Officers and Owners. All Related Claims may be made only against (and are those solely of) the entities that are expressly identified as parties in the preamble to this Agreement (the "Contracting Parties"). No Person who is not a Contracting Party, including any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney, representative or assignee of, or any financial advisor or lender to, any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney, representative or assignee of, or any financial advisor or lender to, any of the foregoing (collectively, "Nonparty Affiliates"), shall have any liability and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by Law, (a) each Contracting Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at Law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any Nonparty Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single Mediasite Business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise; and (b) each Contracting Party disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement or the Related Documents.

13.17    Representations and Warranties. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with this Agreement without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any party hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

13.18    Disclosure Schedules. The Schedules to this Agreement are not intended to constitute, and shall not be construed as constituting, representations or warranties of any party, except as and to the extent provided by this Agreement. Any information set forth in one section or subsection of the Schedules shall be deemed disclosed in each other section or subsection of the Schedules to which an appropriate cross reference is made or to each other section or subsection of the Schedules to which its relevance is readily apparent on its face. The Schedules shall not vary, change or alter the language of the representations and warranties contained in this Agreement. The inclusion of any item on any Schedule shall not constitute an admission that a violation, right of termination, default, liability or other obligation of any kind exists with respect to such item, but rather is intended only to qualify certain representations and warranties in this Agreement and to set forth other information required by this Agreement. The inclusion of any matter on the Schedules does not constitute an admission as to its materiality as it relates to any provision of this Agreement.

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13.19    Parent Guarantee. Parent hereby absolutely, irrevocably and unconditionally, guarantees to Sellers the performance of all obligations of Buyer under this Agreement or any Related Document.

13.20    Buyer Obligations. All representations, warranties, covenants and agreements of Buyer hereunder shall be joint and several among Enghouse US, Enghouse UK and Enghouse Netherlands. References herein to “Buyer” shall be to the Buyers collectively or each individual Buyer as applicable based on context.

[Signature page(s) follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

Enghouse Interactive, Inc., as a Buyer

By: /s/ Steve Sadler
Name: Steve Sadler
Title: Chairman & CEO

Enghouse Holdings (UK) Limited, as a Buyer

By: /s/ Steve Sadler
Name: Steve Sadler
Title: Chairman & CEO

Enghouse (Netherlands) Holdings B.V., as a Buyer

By: /s/ Steve Sadler
Name: Steve Sadler
Title: Chairman & CEO

Enghouse Systems Limited, as Parent

By: /s/ Steve Sadler
Name: Steve Sadler
Title: Chairman & CEO

Sonic Foundry, Inc., as a Seller

By: /s/ Joseph Mozden Jr.
Name: Joseph Mozden Jr.
Title: Chief Executive Officer

Sonic Foundry Media Systems, Inc., as a Seller

By: /s/ Joseph Mozden Jr.
Name: Joseph Mozden Jr.
Title: Chief Executive Officer

Annex B

Form of Support Agreement

Annex B

SUPPORT AGREEMENT

This Support Agreement (this "Agreement"), dated as of January 2, 2024, is entered into by and between the undersigned stockholder ("Stockholder") of Sonic Foundry, Inc., a Maryland corporation (the "Company"), and Enghouse Interactive, Inc., a Delaware corporation ("Buyer"). Buyer and Stockholder are each sometimes referred to herein individually as a "Party" and collectively as the "Parties."

RECITALS

WHEREAS, concurrently with or following the execution of this Agreement, Buyer, the Company and Sonic Foundry Media Systems, Inc., a Maryland Corporation (together with the Company, the "Sellers"), have entered, or will enter, into a Stock and Asset Purchase Agreement (as the same may be amended from time to time, the "Purchase Agreement"), providing for, among other things, the sale by the Sellers to Buyer of certain assets and liabilities, including certain equity interests, related to the Mediasite Business pursuant to the terms and conditions of the Purchase Agreement (collectively, the "Sale");

WHEREAS, in order to induce Buyer to enter into the Purchase Agreement, Stockholder is willing to make certain representations, warranties, covenants, and agreements as set forth in this Agreement with respect to the shares of common stock, par value $0.01 per share, of the Company ("Company Common Stock") Beneficially Owned by Stockholder and set forth below Stockholder's signature on the signature page hereto (the "Original Shares" and, together with any additional shares of Company Common Stock pursuant to Section 6 hereof, the "Shares"); and

WHEREAS, as a condition to its willingness to enter into the Purchase Agreement, Buyer has required that Stockholder, and Stockholder has agreed to, execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth below and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.    Definitions. For purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement. When used in this Agreement, the following terms in all of their tenses, cases, and correlative forms shall have the meanings assigned to them in this Section 1.

"Beneficially Own" or "Beneficial Ownership" has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person's beneficial ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether or not such rule is actually applicable in such circumstance). For the avoidance of doubt, "Beneficially Own" and "Beneficial Ownership" shall also include record ownership of securities.

"Beneficial Owner" shall mean the Person who Beneficially Owns the referenced securities.

2.    Representations of Stockholder. Stockholder represents and warrants to Buyer that:

(a)    Ownership of Shares. Stockholder: (i) is the Beneficial Owner of all of the Original Shares free and clear of any proxy, voting restriction, adverse claim, or other Encumbrance, other than those created by this Agreement or under applicable federal or state securities laws; (ii) has the sole voting power over all of the Original Shares and (iii) has full power to agree to all matters in this Agreement. Except pursuant to this Agreement, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which Stockholder is a party relating to the pledge, disposition, or voting of any of the Original Shares and there are no voting trusts or voting agreements with respect to the Original Shares.

(b)    Disclosure of All Shares Owned. Stockholder does not Beneficially Own any shares of Company Common Stock other than the Original Shares. Except as described on the signature page hereto, Stockholder does not beneficially own or have any option, warrant or other right to acquire any securities of the Company.

(c)    Power and Authority; Binding Agreement. Stockholder has full power and authority and legal capacity to enter into, execute, and deliver this Agreement and to perform fully Stockholder's obligations hereunder. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid, and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.

(d)    No Conflict. The execution and delivery of this Agreement by Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Law applicable to Stockholder or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of any Encumbrance on any of the Shares pursuant to, any agreement or other instrument or obligation binding upon Stockholder or any of the Shares.

(e)     No Consents. No consent, approval, Court Order, or authorization of, or registration, declaration, or filing with, any Governmental Body or any other Person on the part of Stockholder is required in connection with the valid execution and delivery of this Agreement.

(f)    No Litigation. There is no action, suit, investigation, or proceeding (whether judicial, arbitral, administrative, or other) (each an "Action") pending against, or, to the knowledge of Stockholder, threatened against or affecting, Stockholder that could reasonably be expected to materially impair or materially adversely affect the ability of Stockholder to perform Stockholder's obligations hereunder or to consummate the transactions contemplated by this Agreement on a timely basis.

(g)    Reliance. Stockholder has had the opportunity to review the Purchase Agreement and this Agreement with counsel of Stockholder’s own choosing, and that Buyer is entering into the Purchase Agreement in reliance, among other things, on this Agreement.

3.    Agreement to Vote and Approve. Stockholder irrevocably and unconditionally agrees during the term of this Agreement, at any annual or special meeting of the stockholders of the Company called with respect to the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent or consents of the Company’s stockholders with respect to any of the following matters, to vote or cause the holder of record to vote the Shares: (i) in favor of (A) the Purchase Agreement and the Sale and the other transactions contemplated by the Purchase Agreement, and (B) any proposal to adjourn or postpone such meeting of stockholders of the Company to a later date if there are not sufficient votes to approve the Sale; and (ii) against (X) any Acquisition Proposal, (Y) any action, proposal, transaction, or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty, or any other obligation or agreement of the Company under the Purchase Agreement or of Stockholder under this Agreement, and (Z) any action, proposal, transaction, or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the timely consummation of the Sale or the fulfillment of Buyer's or the Company's conditions under the Purchase Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company's Organizational Documents). Any attempt by the Stockholder to vote, consent, express dissent with respect to or abstain from voting the Shares in contravention of this Agreement shall be null and void.

4.    No Voting Trusts or Other Arrangement. Stockholder agrees that during the term of this Agreement Stockholder will not, and will not permit any entity under Stockholder's control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares (other than proxies solicited by the Seller Board to approve the Sale or related matters consistent with Section 3 hereof), or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with Buyer.

5.    Transfer and Encumbrance. Stockholder agrees that during the term of this Agreement, Stockholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge, convey any legal or Beneficial Ownership interest in or otherwise dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by operation of law, or otherwise), or encumber ("Transfer") any of the Shares or enter into any contract, option, or other agreement with respect to, or consent to, a Transfer of, any of the Shares or Stockholder's voting or economic interest therein. Any attempted Transfer of Shares or any interest therein in violation of this Section 5 shall be null and void.

6.    Additional Shares. Stockholder agrees that all shares of Company Common Stock (or other securities of the Company convertible into voting securities of the Company) that Stockholder purchases, acquires the right to vote, or otherwise acquires Beneficial Ownership of after the execution of this Agreement and prior to the Expiration Time shall be subject to the terms and conditions of this Agreement and shall constitute Shares for all purposes of this Agreement. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares, or the like of the capital stock of the Company affecting the Shares, the terms of this Agreement shall apply to the resulting securities and such resulting securities shall be deemed to be "Shares" for all purposes of this Agreement.

7.    Waiver of Appraisal and Dissenters' Rights. To the fullest extent permitted by Law, Stockholder hereby irrevocably and unconditionally waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent in connection with the Transactions, including the Sale that Stockholder may have by virtue of ownership of the Shares.

8.    Termination. This Agreement shall terminate upon the earliest to occur of (the "Expiration Time"): (a) the Effective Time; (b) the date on which the Purchase Agreement is terminated in accordance with its terms; and (c) the termination of this Agreement by mutual written consent of the Parties. Nothing in this Section 8 shall relieve or otherwise limit the liability of any Party for any intentional breach of this Agreement prior to such termination.

9.    No Solicitation. Subject to Section 10, Stockholder and its Affiliates shall, and shall make best efforts to cause their respective Representatives to, immediately terminate all existing discussions or negotiations with respect to any Acquisition Proposal. Subject to Section 10, Stockholder shall not and shall use its reasonable best efforts to cause its Representatives not to: (A) initiate, solicit, knowingly facilitate or knowingly encourage the submission of any Acquisition Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations with respect thereto or that could reasonably be expected to lead to the submission of any Acquisition Proposal (other than to state that the terms of this provision prohibit such discussions), (C) provide any non-public information to any Person in connection with any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, or (D) otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal.

10.    No Agreement as Director or Officer. Stockholder makes no agreement or understanding in this Agreement in Stockholder's capacity as a director or officer of the Company or any of its subsidiaries (if Stockholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Stockholder in stockholder's capacity as such a director or officer, including in exercising rights under the Purchase Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit, or restrict Stockholder from exercising Stockholder's fiduciary duties as an officer or director to the Company or its stockholders.

11.    Further Assurances. Stockholder agrees, from time to time, and without additional consideration, to execute and deliver such additional proxies, documents, and other instruments and to take all such further action as Buyer may reasonably request to consummate and make effective the transactions contemplated by this Agreement.

12.    Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, Stockholder hereby authorizes the Company or its counsel to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting and transfer of the Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Expiration Time.

13.    Specific Performance. Each Party hereto acknowledges that it will be impossible to measure in money the damage to the other Party if a Party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other Party will not have an adequate remedy at Law or damages. Accordingly, each Party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at Law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other Party has an adequate remedy at Law. Each Party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other Party's seeking or obtaining such equitable relief.

14.    Entire Agreement. This Agreement supersedes all prior agreements, written or oral, between the Parties hereto with respect to the subject matter hereof and contains the entire agreement between the Parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the Parties hereto. No waiver of any provisions hereof by either Party shall be deemed a waiver of any other provisions hereof by such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.

15.    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 15):

If to Buyer:

with a copy (which will not constitute notice to Buyer) to:

If to Stockholder, to the address, email address, or facsimile number set forth for Stockholder on the signature page hereof:

16.    Miscellaneous.

(a)    Governing Law. This Agreement and all related claims shall be governed by the internal Laws of the State of Delaware (including its statute of limitations), without giving effect to any choice or conflict of law principles or rules that would cause the application of the Laws of any other jurisdiction.

(b)    Submission to Jurisdiction. The Parties hereto hereby irrevocably submit to the exclusive jurisdiction of the appropriate federal or state courts in Dane County, Wisconsin over all claims or causes of action (whether in contract or tort, in Law or in equity, or granted by statute or otherwise) that may be based upon, arise out of or relate to this Agreement ("Claims"), and each Party hereby irrevocably agrees that all Claims may be heard and determined in such courts. The Parties hereby irrevocably and unconditionally waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such Claim brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the Parties hereto hereby consents to process being served by any Party to this Agreement in any Claim by the delivery of a copy thereof in accordance with the provisions of Section 13.2 of the Purchase Agreement (other than by e-mail) along with a notification that service of process is being served in conformance with this Section. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law.

(c)    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16(C).

(d)     Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense, whether or not the Sale is consummated.

(e)    Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(f)    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(g)    Section Headings. All section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(h)    Assignment. Neither Party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party hereto, except that Buyer may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its Affiliates. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns. Any assignment contrary to the provisions of this Section 16(h) shall be null and void.

(i)    No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit, or remedy of any nature under or by reason of this Agreement

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BUYER
By_____________________ Name: Title:

STOCKHOLDER

By_____________________

Name:

Number of Shares of Company Common

Stock Beneficially Owned as of the date of this Agreement:

Street Address:

City/State/Zip Code:

Fax:

Email:

Options/Warrants/Other Securities:

Annex C

Opinion of Financial Advisor

C-1

December 22, 2023

Board of Directors

Sonic Foundry, Inc.

222 W Washington Ave #100

Madison, WI 53703

Members of the Board of Directors:

The Board of Directors (the “Board”) of Sonic Foundry, Inc. (“Sonic Foundry” or the “Company”), in its capacity as such, has requested an opinion from Silverwood Partners LLC (“Silverwood”) as to the fairness, from a financial point of view, to Sonic Foundry, of the consideration to be received in connection with the sale of Sonic Foundry’s Mediasite business (as more fully described below, “Mediasite”) pursuant to the Stock and Asset Purchase Agreement between Enghouse Systems Limited, as Parent, Enghouse Interactive, Inc., Enghouse Holdings (UK) Limited and Enghouse (Netherlands) Holdings B.V., collectively as Buyer (the Enghouse entities, together “Enghouse”), Sonic Foundry, Inc., a Maryland corporation, as a Seller, and Sonic Foundry Media Systems, Inc., a Maryland corporation, as a Seller, dated as of December 22, 2023 (the “Stock and Asset Purchase Agreement”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Stock and Asset Purchase Agreement.

The Stock and Asset Purchase Agreement provides, among other things, for the purchase by Enghouse of Mediasite from Sonic Foundry for consideration (the “Consideration”) of $15,500,000, subject to adjustment, through Enghouse’s purchase and assumption of certain assets and liabilities relating to Sonic Foundry’s Mediasite business as a going concern, including the equity interests of (i) Sonic Foundry International B.V., a wholly-owned subsidiary of Sonic Foundry located in the Netherlands and (ii) Mediasite K.K., a wholly-owned subsidiary of Sonic Foundry located in Japan, (such assets, liabilities and share purchases and assumptions, together, the “Transaction”). The terms and conditions of the Transaction are more fully set forth in the Stock and Asset Purchase Agreement.

Silverwood, as a customary part of the firm’s investment banking business, engages in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and valuations for corporate, taxation and other purposes. Silverwood is acting as financial advisor to the Company in connection with the sale of Mediasite. Silverwood has been paid monthly financial advisory fees for its services by the Company and will be paid a financial advisory fee upon the closing of the Transaction that is contingent on the consummation of the Transaction. Silverwood will receive a fee from the Company for providing this opinion. Such opinion fee is not contingent upon the consummation of the Transaction. The Company has also agreed to indemnify Silverwood against certain liabilities in connection with services provided and to reimburse Silverwood for certain expenses in connection with services provided. Silverwood has provided investment banking services to the Company in the past, for which Silverwood has received fees.

Silverwood Partners llc

Silverwood Farm Place, 32 Pleasant Street, Sherborn, MA  01770

Tel: 508.651.2194 • Fax: 508.651.9590

www.silverwoodpartners.com

Member FINRA, SIPC

Silverwood Partners Fairness Opinion

December 22, 2023
Page 2.

Silverwood Partners does not trade any securities for its own account and does not hold customer accounts directly or indirectly through any correspondent clearing relationship, and, accordingly, has not at any time held a long or short position in securities of the Company.

In connection with arriving at the opinion, among other things, Silverwood has: (i) reviewed certain financial, market, securities and other data with respect to Mediasite that are publicly available or that have been provided to Silverwood by the Company; (ii) reviewed certain internal financial projections for Mediasite on a stand-alone basis that have been furnished to Silverwood by the management of the Company; (iii) conducted discussions with members of the senior management of the Company and Mediasite with respect to the past and current business operations, and the financial conditions and prospects of Mediasite on a stand-alone basis; (iv) compared the financial performance of Mediasite with that of certain publicly traded companies deemed by Silverwood to be relevant; (v) compared the value of Mediasite with the value received, to the extent publicly available, in certain merger transactions deemed by Silverwood to be relevant; (vi) considered Silverwood’s efforts to solicit, at the Company’s direction, various third party indications of interest in a possible acquisition of, or business combination with, Mediasite; and (vii) performed a discounted cash flow analysis for Mediasite on a stand-alone basis. In addition, Silverwood has conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as may have been deemed necessary and appropriate in arriving at the opinion.

Silverwood has relied upon and assumed the accuracy, completeness and fair presentation of the financial, accounting, and other information provided by the Company to Silverwood or otherwise reviewed by Silverwood and has not assumed responsibility independently to verify such information. Silverwood has further relied upon the assurances of the Company’s management that it is not aware of any information or facts that would make the information provided to Silverwood incomplete or misleading. With respect to financial forecasts and other forward looking financial information relating to Mediasite reviewed by Silverwood, Silverwood has assumed that such information has been prepared on a reasonable basis, reflects the best currently available estimates and judgments of the Company’s management, and is based on reasonable assumptions. Silverwood has not conducted any independent verification of the financial forecasts and expresses no opinion as to any financial forecasts or other forward looking financial information of Mediasite or the assumptions on which they were based. Silverwood has relied upon, without independent verification, the advice of outside counsel, consultants to the Company and independent accountants to the Company, and on the assumptions of the Company’s management, as to all accounting, legal, tax and financial reporting matters with respect to Mediasite and the Stock and Asset Purchase Agreement.

At the Board’s direction, Silverwood has assumed that Mediasite is not party to any material pending transaction, including any external financing, recapitalization, acquisition, or merger, other than the Transaction. Silverwood has similarly assumed that the executed Stock and Asset Purchase Agreement is in all material respects identical to the last draft reviewed by Silverwood dated December 22, 2023, that the representations and warranties made by Enghouse and Sonic Foundry in the Stock and Asset Purchase Agreement and the related agreements are and will continue to be true and correct in all respects material to Silverwood’s analysis, that the Transaction will be consummated pursuant to the terms of the Stock and Asset Purchase Agreement without amendments thereto, and that all the necessary governmental regulatory and other consents and approvals necessary for the consummation of the Transaction will be obtained without any effect on Mediasite in any way meaningful to Silverwood’s analysis.

Silverwood Partners Fairness Opinion

December 22, 2023
Page 3.

In arriving at the opinion, Silverwood has not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent, or otherwise) of Mediasite, and has not been furnished with any such appraisals or valuations. The analyses performed by Silverwood in connection with this opinion were going concern analyses and no opinion is being expressed regarding the solvency or liquidation value of any entity.

This opinion is necessarily based upon the information available to Silverwood and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. Silverwood has not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and does not have any obligation to update, revise or reaffirm this opinion.

This opinion is directed to and is for the benefit of the Board of Directors of the Company in connection with its consideration of the Transaction, and is not intended to be and does not constitute a recommendation to the Board of Directors of the Company as to whether it should approve the Transaction or the Stock and Asset Purchase Agreement or a recommendation to any stockholder of the Company as to whether or how such stockholder of the Company should vote or otherwise act with respect to the Transaction. This opinion is not intended to confer rights and remedies upon any shareholders of the Company, or any other person. Except as contemplated by the engagement agreement between Silverwood and the Company, this opinion shall not be published or otherwise used, nor shall any public references to Silverwood be made, without Silverwood’s prior written approval.

This opinion addresses solely the fairness, from a financial point of view, to Sonic Foundry, of the Consideration to be received in connection with the sale of Sonic Foundry’s Mediasite business pursuant to the Transaction, and does not address any other terms or agreements relating to the Transaction or otherwise. Silverwood was not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Transaction, or the merits of the Transaction relative to any alternative transaction or business strategy that may be available to the Company.

Based upon and subject to the foregoing, including the limitations and assumptions set forth herein, and based upon such other factors as Silverwood considers relevant, it is Silverwood’s opinion that the Consideration to be received by Sonic Foundry in connection with the sale of Sonic Foundry’s Mediasite business pursuant to the terms of the Stock and Asset Purchase Agreement is fair, from a financial point of view, to Sonic Foundry, as of the date hereof.

Sincerely,

SILVERWOOD PARTNERS LLC

By:	Jonathan Hodson-Walker Managing Partner

Annex D

Audited Consolidated Financial Statements of the Sonic Foundry

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders, Audit Committee and Board of Directors

Sonic Foundry, Inc. and Subsidiaries

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Sonic Foundry, Inc. and Subsidiaries (the “Company”) as of September 30, 2023 and 2022, and the related statements of operations, comprehensive loss, stockholders’ equity (deficit), and cash flows for the years ended, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material aspects, the financial position of the Company at September 30, 2023 and 2022 and the results of its operations and its cash flows for the years ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks.  Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audits also included evaluating the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgements.  The communication of a critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosure to which it relates.

Revenue Recognition – Evaluation of the allocation of the transaction price to distinct performance obligations

As described in Note 1 to the consolidated financial statements, the Company’s contracts with customers often include multiple distinct performance obligations, including hardware products, software licenses, hosting arrangements, maintenance services, events and other professional services. The accounting for contracts with multiple performance obligations requires the contract’s transaction price to be allocated to each distinct performance obligation based on relative stand-alone selling price (SSP). Because the Company rarely sells its products and services on a standalone basis, significant judgement is required to determine SSP for each distinct performance obligation. We identified the determination of the SSP of performance obligations as a critical audit matter.

The primary audit procedures we performed to address this critical audit matter included:

●	We evaluated the appropriateness of the Company’s methodology to identify performance obligations with contracts and allocate the transaction price based on each performance obligation’s relative SSP.
●

We tested the completeness and accuracy of the data used by the Company to calculate each performance obligation’s SSP. We recalculated and validated the pricing inputs used by the Company in the calculation.

●

We selected a sample of revenue transactions and performed the following procedures to test the Company’s application of allocating the transaction price to each distinct performance obligation based on its relative SSP:

■	Obtained and read contract source documents to assess that all performance obligations were appropriately identified.
■

Compared the SSP indicated by the Company’s analysis to each performance obligation within the selected contract to ensure it agreed. We then recalculated the Company’s allocation of relative SSP to each of the performance obligations.

Wipfli LLP

We have served as the Company’s auditor since 2019.

Minneapolis, Minnesota

December xx, 2023

Sonic Foundry, Inc.

Consolidated Balance Sheets

(in thousands, except for share and per share data)

	September 30,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$840	$3,299
Accounts receivable, net of allowances of $245 and $53	4,000	4,923
Inventories, net	1,855	1,462
Investment in sales-type lease, current	481	281
Capitalized commissions, current	345	224
Prepaid expenses and other current assets	603	945
Total current assets	8,124	11,134
Property and equipment:
Leasehold improvements	1,416	1,460
Computer equipment	5,850	9,274
Furniture and fixtures	1,583	1,405
Total property and equipment	8,849	12,139
Less accumulated depreciation and amortization	7,211	8,705
Property and equipment, net	1,638	3,434
Other assets:
Investment in sales-type lease, long-term	466	221
Capitalized commissions, long-term	43	42
Right-of-use assets under operating leases	1,547	2,053
Deferred tax asset	—	275
Software development costs, net of accumulated amortization and impairment	137	2,445
Other long-term assets	308	296
Total assets	$12,263	$19,900
Liabilities and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$2,094	$1,904
Accrued liabilities	1,140	1,521
Current portion of unearned revenue	8,510	8,599
Current portion of finance lease obligations	6	10
Current portion of operating lease obligations	986	1,147
Current portion of notes payable and warrant debt, net of discounts	318	565
Current portion of notes payable due to related parties	7,807	—
Total current liabilities	20,861	13,746
Long-term portion of unearned revenue	1,383	1,140
Long-term portion of finance lease obligations	13	15
Long-term portion of operating lease obligations	633	975
Long-term portion of notes payable and warrant debt, net of discounts	558	356
Long-term portion of notes payable due related parties	2,452	—
Other liabilities	102	90
Total liabilities	26,002	16,322
Commitments and contingencies
Stockholders’ (deficit) equity:
Preferred stock, $.01 par value, authorized 500,000 shares; none issued	—	—
9% Preferred stock, Series A, voting, cumulative, convertible, $.01 par value (liquidation preference of $1,000 per share), authorized 4,500 shares; zero shares issued and outstanding	—	—
5% Preferred stock, Series B, voting, cumulative, convertible, $.01 par value (liquidation preference at par), authorized 1,000,000 shares, none issued	—	—
Common stock, $.01 par value, authorized 25,000,000 shares; 12,152,076 and 10,905,649 shares issued and 12,139,360 and 10,892,933 shares outstanding	122	109
Additional paid-in capital	220,052	218,145
Accumulated deficit	(232,873)	(213,525)
Accumulated other comprehensive loss	(871)	(982)
Treasury stock, at cost, 12,716 shares	(169)	(169)
Total stockholders’ (deficit) equity	(13,739)	3,578
Total liabilities and stockholders’ (deficit) equity	$12,263	$19,900

See accompanying notes to the consolidated financial statements.

Sonic Foundry, Inc.

Consolidated Statements of Operations

(in thousands, except for share and per share data)

	Years Ended September 30,
	2023	2022
Revenue:
Product and other	$6,099	$8,135
Services	16,010	19,331
Total revenue	22,109	27,466
Cost of revenue:
Product and other	2,898	3,054
Services	6,357	5,599
Total cost of revenue	9,255	8,653
Gross margin	12,854	18,813
Operating expenses:
Selling and marketing	10,482	12,264
General and administrative	4,987	5,933
Product development	11,022	7,539
Impairment of capitalized software development	3,769	—
Total operating expenses	30,260	25,736
Loss from operations	(17,406)	(6,923)
Non-operating income (expenses):
Interest expense, net	(1,770)	(31)
Other expense, net	60	(364)
Total non-operating expense	(1,710)	(395)
Loss before income taxes	(19,116)	(7,318)
Income tax (expense) benefit	(232)	235
Net loss	$(19,348)	$(7,083)
Loss per common share:
Basic net loss per common share	$(1.62)	$(0.72)
Diluted net loss per common share	$(1.62)	$(0.72)
Weighted average common shares – Basic	11,953,389	9,899,724
– Diluted	11,953,389	9,899,724

See accompanying notes to the consolidated financial statements.

Sonic Foundry, Inc.

Consolidated Statements of Comprehensive Loss

(in thousands)

	Years Ended September 30,
	2023	2022
Net loss	$(19,348)	$(7,083)
Other comprehensive income (loss)
Foreign currency translation adjustment	111	(364)
Comprehensive loss	$(19,237)	$(7,447)

See accompanying notes to the consolidated financial statements.

Sonic Foundry, Inc.

Consolidated Statements of Stockholders’ Equity (Deficit)

(in thousands)

					Accumulated
			Additional		other
	Preferred	Common	paid-in	Accumulated	comprehensive	Treasury
	stock	stock	capital	deficit	loss	stock	Total
Balance, September 30, 2021	$-	$91	$213,278	$(206,442)	$(618)	$(169)	$6,140
Stock compensation	—	—	747	—	—	—	747
Issuance of common stock	—	17	3,999	—	—	—	4,016
Stock option exercise	—	1	121	—	—	—	122
Foreign currency translation adjustment	—	—	—	—	(364)	—	(364)
Net loss	—	—	—	(7,083)	—	—	(7,830)
Balance, September 30, 2022	—	109	218,145	(213,525)	(982)	(169)	3,578
Stock compensation	—	—	498	—	—	—	498
Issuance of common stock and warrant	—	13	1,407	—	—	—	1,420
Stock option exercise	—	—	2	—	—	—	2
Foreign currency translation adjustment	—	—	—	—	111	—	111
Net loss	—	—	—	(19,348)	—	—	(19,348)
Balance, September 30, 2023	—	122	220,052	(232,873)	(871)	(169)	(13,739)

See accompanying notes to the consolidated financial statements.

Sonic Foundry, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Years Ended
	September 30,
	2023	2022
Operating activities
Net loss	$(19,348)	$(7,083)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of software development costs	33	—
Amortization of warrant debt, debt discount, debt issuance costs, and loan premium	635	31
Impairment of capitalized software development	3,769	—
Depreciation and amortization of property and equipment	2,265	1,305
Deferred income taxes	290	(235)
Loss on sale of fixed assets	11	36
Loss on impairment of fixed assets	—	328
Provision for doubtful accounts	185	(50)
Stock-based compensation expense related to stock options	498	747
Stock issued for board of director’s fees	42	49
Remeasurement gain on derivative liability	—	(53)
Changes in operating assets and liabilities:
Accounts receivable	801	(37)
Inventories	(402)	(1,034)
Investment in sales-type lease	(449)	143
Capitalized commissions	(122)	170
Prepaid expenses and other current assets	355	12
Right-of-use assets under operating leases	451	222
Operating lease obligations	(449)	(213)
Other long-term assets	(20)	365
Accounts payable and accrued liabilities	(27)	530
Other long-term liabilities	15	90
Unearned revenue	144	(881)
Net cash used in operating activities	(11,323)	(5,558)
Investing activities
Purchases of property and equipment	(550)	(2,596)
Capitalization of software development costs	(1,494)	(2,445)
Net cash used in investing activities	(2,044)	(5,041)
Financing activities
Proceeds from notes payable	338	441
Payments on notes payable	(383)	—
Proceeds from notes payable due to related parties	10,000	—
Payment on debt issuance costs	(193)	—
Proceeds from issuance of common stock and warrants, net of issuance costs	1,215	3,967
Proceeds from exercise of common stock options	2	122
Payments on finance lease obligations	(7)	(75)
Net cash provided by financing activities	10,972	4,455
Changes in cash and cash equivalents due to changes in foreign currency	(64)	(546)
Net decrease in cash and cash equivalents	(2,459)	(6,690)
Cash and cash equivalents at beginning of year	3,299	9,989
Cash and cash equivalents at end of year	$840	$3,299
Supplemental cash flow information:

Sonic Foundry, Inc.

Consolidated Statements of Cash Flows

(in thousands)

Interest paid	$1,025	$2
Income taxes paid, foreign	—	88
Non-cash financing and investing activities:
Property and equipment financed by finance lease or accounts payable	19	73
Equity warrant issued in conjunction with notes payable due to related parties	163	—

See accompanying notes to the consolidated financial statements.

Sonic Foundry, Inc.

Notes to Consolidated Financial Statements

1.	Basis of Presentation and Significant Accounting Policies

Business

Sonic Foundry, Inc. a global leader in developing comprehensive video recording and streaming solutions for corporations, health organizations and government.  Sonic Foundry’s brands include Mediasite® and Mediasite Connect, our video recording and streaming platform, Vidable™, our AI-powered solution for enhancing and analyzing video, and Global Learning Exchange™ which brings virtual higher education to students in emerging countries.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Sonic Foundry Media Systems, Inc., Sonic Foundry International B.V. (formerly Media Mission B.V.) and Mediasite K.K. All significant intercompany transactions and balances have been eliminated.

Liquidity and Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. In fiscal year 2023, the Company incurred a net loss of $19.3 million compared to $7.1 million in fiscal year 2022, has a deficit in stockholders’ equity at September 30, 2023 of $13.7 million, cash of $0.8 million and a working capital deficit of $12.7 million. The Company currently does not have access to capital through a line of credit nor other readily available sources of capital.  Together, these factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

However, management has considered its plans to continue the Company as a going concern and believes substantial doubt is alleviated. Management developed a plan to improve liquidity in its operations through reductions in expenses, incentives to accelerate cash collections, monetization of excess inventory, utilization of the final $500,000 tranche available under its credit agreement with Mark Burish, second and third amendments to its credit agreement with Mark Burish that provide an increase in principal debt of $1 million, as well as anticipated exchange of a portion of his debt into equity, exchange of a portion of debt for the sale of certain assets and further financial support in the form of additional debt or equity, and proceeds from the sale of the Company’s Mediasite business. See Note 12 – Subsequent Events, for more information regarding additional draws from Mr. Burish and the Mediasite sale. The Company believes it will be successful in such initiatives and will be able to continue as a going concern through at least the next twelve months.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America (US GAAP), management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expense during the period. Actual results could differ from those estimates.

Assets Recognized from the Costs to Obtain a Contract with a Customer

Sales commissions and related expenses are considered incremental and recoverable costs of acquiring customer contracts. These costs are capitalized and amortized on a straight-line basis over the anticipated period of benefit, which we have determined to be the contract period, typically around 12 months. Assets recorded are included in current assets and other long-term assets. Amortization expense is recorded in sales and marketing expense within our consolidated statement of operations. We calculate a quarterly average percentage based on actual commissions incurred on billings during the same period and apply that percentage to the respective periods’ unearned revenues to determine the capitalized commission amount.

Revenue Recognition

We generate revenues in the form of hardware sales of our Mediasite recorder and Mediasite related products, such as our server software and other software licenses and related customer support and services fees, including hosting, installations and training, and events services. Software license revenues include fees from sales of perpetual, hosted, and term licenses. Maintenance and services revenues primarily consist of fees for maintenance services (including support and unspecified upgrades and enhancements when and if they are available), hosting, installation, training and other professional services.

Invoices are issued when a customer contract, purchase order or signed quote is obtained from the customer. No revenue is recognized prior to such a customer authorization. In some renewal circumstances, we continue to provide services, typically customer support, during the period when our sales team is working to obtain a customer authorization to avoid customer attrition. Typically, we would bill for this period such that the customer support contract does not lapse. Consistent with historical company practices, we would recognize revenue for the periods where services have already been rendered once customer authorization has occurred.

Products

Products are considered delivered, and revenue is recognized, when title and risk of loss have been transferred to the customer or upon customer acceptance if non-delivered products or services are essential to the functionality of delivered products. Under the terms and conditions of the sale, this occurs at the time of shipment to the customer. Product revenue currently represents sales of our Mediasite recorder and Mediasite related products such as our server software and other software licenses.

Services

The Company sells support and content hosting contracts to our customers, typically one year in length, and records the related revenue ratably over the contractual period. Our support contracts cover phone and electronic technical support availability over and above the level provided by our dealers, software upgrades on a when-and-if-available basis, advance hardware replacement and an extension of the standard hardware warranty from 90 days to one year. The manufacturers the Company contracts with to build the units provide a limited one-year warranty on the hardware. The Company also sells installation, training, event webcasting, and customer content hosting services. Revenue for those services is recognized when performed in the case of installation, training and event webcasting services. Occasionally, the Company will sell customization services to enhance the server software. Revenue from those services is recognized when performed, if perfunctory, or under contract accounting. Service amounts invoiced to customers in excess of revenue recognized are recorded as deferred revenue until the revenue recognition criteria are met. During the fiscal year our Vidable business began licensing captioning solutions to Mediasite customers, typically in one year in length and our Global Learning Exchange business began selling tuition to students in the Bahamas and Africa. Tuition is typically collected in advance of each term and recognized ratably over the course of the term. Vidable revenue is recognized ratably over the contractual period.

Revenue Recognition

In accordance with Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers ASC 606, revenues are recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods and services. To achieve this core principle, we apply the following five steps:

1.

Identify the contract with a customer. A contract with a customer exists when: (1) we and the customer have approved the contract and both parties are committed to perform their respective obligations; (2) we can identify each party’s rights regarding the products or services to be transferred; (3) we can identify the payment terms for the products or services to be transferred; (4) the contract has commercial substance as our future cash flows are expected to change; and (5) it is probable that we will collect substantially all of the consideration to which we are entitled in exchange for the products or services. Any subsequent contract modifications are analyzed to determine the treatment of the contract modification as a separate contract, prospectively or through a cumulative catch-up adjustment.

2.

Identify the performance obligations in the contract. Performance obligations are promises to transfer a good or service to the customer. Performance obligations may be each individual promise in a contract, or may be groups of promises within a contract that significantly affect one another. To the extent a contract includes multiple promises, we must apply judgment to determine whether promises are capable of being distinct and distinct in the context of the contract. If these criteria are not met, the promises are accounted for as a combined performance obligation.

3.	Determine the transaction price. The transaction price is the total amount of consideration to which we expect to be entitled in exchange for transferring promised products and services to a customer.
4.

Allocate the transaction price to performance obligations in the contract. The allocation of the transaction price to performance obligations is generally done in proportion to their standalone selling prices (“SSP”). SSP is the price that we would sell a distinct product or service separately to a customer and is determined at contract inception. If SSP is not available through the analysis of observable inputs, this step is subject to significant judgment and additional analysis so that we can establish an estimated SSP. The estimated SSP considers historical information, including demand, trends and information about the customer or class of customers.

5.

Recognize revenues when or as the company satisfies a performance obligation. We recognize revenues when, or as, distinct performance obligations are satisfied by transferring control of the product or service to the customer. A performance obligation is considered transferred when the customer obtains control of the product or service. Transfer of control is typically evaluated from the customer’s perspective. At contract inception, we determine whether we satisfy the performance obligation over time or at a point in time. Revenue is recognized when performance obligations are satisfied.

Our contract payment terms are typically net 30 days. We assess collectability based on several factors including collection history and creditworthiness of the customer, and we may mitigate exposures to credit risk by requiring payments in advance. If we determine that collectability related to a contract is not probable, we may not record revenue until collectability becomes probable at a later date.

Our revenues are recorded based on the transaction price, excluding amounts collected on behalf of third parties such as sales taxes, which are collected on behalf of and remitted to governmental authorities.

Nature of Products and Services

Certain software licenses are sold either on-premise or through term-based hosting agreements. These hosting arrangements provide customers with the same product functionality and differ mainly in the duration over which the customer benefits from the software. We deliver our software licenses electronically. Electronic delivery occurs when we provide the customer with access to the software and license key via a secure portal. Revenue from on-premise software licenses is generally recognized upfront at the point in time when the software is made available to the customer. Revenue from term-based hosted licenses is recognized ratably over the term of the agreement.

Our contracts with customers for on-premise and hosted software licenses include maintenance services and may also include training and/or professional services. Maintenance services agreements consist of fees for providing software updates on an if and when available basis and for providing technical support for software products for a specified term. We believe that our software updates and technical support each have the same pattern of transfer to the customer and are substantially the same. Therefore, we consider these updates and technical support to be a single distinct performance obligation. Revenues allocated to maintenance services are recognized ratably over the term of the agreement. Revenues related to training services are billed on a fixed fee basis and are recognized as the services are delivered. Payments received in advance of services performed are deferred and recognized when the related services are performed. Revenues related to professional services are recognized as the services are performed.

In the case of the Company’s hardware products with embedded software, the Company has determined that the hardware and software components function together to deliver the product’s essential functionality, and therefore, are considered to be one performance obligation. The revenue from the sale of these products along with other products and services we provide requires an allocation of transaction price based on the stand-alone selling price of each component.

The Company also offers hosting services bundled with events services. The Company recognizes events revenue when the event takes place and recognizes the hosting revenue over the term of the hosting agreement.

Judgments and Estimates

Our contracts with customers often include promises to transfer multiple products and services. Determining whether products and services are considered distinct performance obligations that should be accounted for separately from one another requires judgment.

Judgment is required to determine standalone selling prices (“SSP”) for each distinct performance obligation. We typically have more than one SSP for each of our products and services based on customer stratification, which is based on the size of the customer, their geographic region and market segment. We use a cost-plus margin approach to determine SSPs for hardware. We use historical sales data to determine SSPs for perpetual software licenses. For both on-premise and term-hosted agreements, events services, training and professional services, SSPs are generally observable using internally developed pricing calculators and/or price sheets. For maintenance services, SSPs are generally observable using historical renewal data.

Concentration of Credit Risk and Other Risks and Uncertainties

At September 30, 2023, $342 thousand is deposited with one major U.S. financial institution of the $840 thousand total cash and equivalents. At times, deposits normally exceed the amount of insurance provided on such deposits. The Company has not experienced any losses on such amounts and believes that it is not exposed to any significant credit risk on these balances. The remaining $498 thousand of cash and cash equivalents is held by our foreign subsidiaries in financial institutions in Japan and the Netherlands and held in their local currency. The cash held in foreign financial institutions is not insured. If the funds held by our foreign subsidiaries were needed for our operations in the United States, the repatriation of some of these funds to the United States could require payment of additional U.S. taxes.

The Company’s wholly-owned subsidiaries operate in Japan and the Netherlands, and utilize the Japanese Yen and Euro, respectively, as their functional currency. Assets and liabilities of the Company’s foreign operations are translated into US dollars at period end exchange rates while revenues and expenses are translated using average rates for the period. Gains and losses from the translation are deferred and included in accumulated other comprehensive loss on the consolidated statements of comprehensive gain (loss).

During fiscal 2023, the Company recorded an aggregate transaction loss of $6 thousand compared to an aggregate loss of $63 thousand during fiscal 2022. The aggregate transaction gain or loss is included in the other expense line of the consolidated statements of operations.

We assess the realization of our receivables by performing ongoing credit evaluations of our customers’ financial condition. Through these evaluations, we may become aware of a situation where a customer may not be able to meet its financial obligations due to deterioration of its financial viability, credit ratings or bankruptcy. As a result, reserve requirements are established through an allowance for doubtful accounts, which is recorded as an offset to accounts receivable, and is based on the best information available to us and reevaluated and adjusted as additional information is received.  Allowance for doubtful accounts for accounts receivable was $245 thousand at September 30, 2023 and $53 thousand at September 30, 2022.

We continually evaluate our customer concentration with respect to accounts receivable and determined that it is generally diversified due to the large number of entities comprising the Company’s customer base and their dispersion across geographic areas within the United States and internationally. As of September 30, 2023 the Company had one customer that represented 14% of the net accounts receivable balance. As of September 30, 2022, no single customer represented more than 10% of the net accounts receivable balance.

Currently the majority of our product inventory purchases are from one third-party contract manufacturer. Although we believe there are multiple sources of supply from other contract manufacturers as well as multiple suppliers of component parts required by the contract manufacturers, a disruption of supply of component parts or completed products, even if short term, would have a material negative impact on our revenues. At September 30, 2023 and 2022 this supplier represented approximately 21% and 23%, respectively, of accounts payable. We also license technology from third parties that is embedded in our software. We believe there are alternative sources of similar licensed technology from other third parties that we could also embed in our software, although it could create potential programming related issues that might require engineering resources.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Trade Accounts Receivable

The majority of the Company’s accounts receivable are due from entities in, or distributors or value-added resellers to, the education, corporate and government sectors. Credit is extended based on evaluation of a customer’s financial condition and, generally, collateral is not required. Accounts receivable are typically due within 30 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered to be past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. Interest is not accrued on past due receivables.

Investment in Sales-Type Lease

The Company entered into sales-type lease arrangements with certain customers, consisting of recorders leased in which ownership will transfer with terms ranging from 1-5 years. Revenue generated from sales-type lease arrangement totaled $709 thousand and $712 thousand during fiscal 2023 and 2022, respectively. These amounts can be found in the ‘product and other’ revenue line items in the consolidated statements of operations. The Company accounts for lease and non-lease components separately, with allocation considerations between components determined by the relative stand-alone price of each lease component and the aggregate stand-along price of the non-lease components.

Investment in sales-type leases consisted of the following (in thousands) as of September 30, 2023:

Investment in sales-type lease, gross:
2024	$481
2025	299
2026	167
Gross investment in sales-type lease	947
Less: Unearned income	—
Total investment in sales-type lease	$947

Current portion of total investment in sales-type lease	$481
Long-term portion of total investment in sales-type lease	466
$947

Inventory

Inventory consists of raw materials and supplies used in the assembly of Mediasite recorders and finished units. Inventory of completed units and spare parts are carried at the lower of cost or net realizable value, with cost determined on a first-in, first-out basis. The obsolescence reserve is calculated based on how frequently an item is sold. Infrequently sold items are fully reserved and the reserve is reviewed on a recurring basis.

Inventory consists of the following (in thousands):

	September 30,
	2023	2022
Raw materials and supplies	$517	$507
Finished goods	1,439	1,062
Less: Obsolescence reserve	(101)	(107)
Inventories	$1,855	$1,462

Software Development Costs

Software development costs incurred in conjunction with product development are charged to research and development expense until technological feasibility is established. Thereafter, until the product is released for sale, software development costs incurred in the application development stage are capitalized and reported at the lower of amortized cost or net realizable value of the related product. During fiscal year 2023 and 2022, the Company capitalized approximately $1.5 and $2.4 million, respectively, in software development costs related to new products following the point where technological feasibility was established during the period.

During the quarter ended June 30, 2023, the Company made a strategic decision to shift its Vidable development efforts toward events related analytics, access and dynamic content to better serve the needs of event promoters, sponsors, and attendees. As a result of the product shift, the Company evaluated its capitalized software development costs for impairment by comparing the product’s total unamortized cost to its net realizable value. The Company concluded that the Vidable product’s net realizable value (NRV) was less than the carrying value of the capitalized software and was deemed to be fully impaired. Therefore, an impairment charge of $3.8 million was recognized as a non-cash expense during 2023 and is reflected in operating expenses. Consequently, the capitalized software development costs as of September 2023 and 2022 were $137 thousand and $2.4 million, respectively and were net of accumulated amortization of $14 thousand and $0. The remaining capitalized costs at September 30, 2023 is related to other internally developed business software other than Vidable. Amortization expense related to Vidable pre-impairment and other internally developed business software during fiscal 2023 and 2022 were $33 thousand and $0, respectively.

In the quarter ended September 30, 2023, the company analyzed software development efforts related to its new focus on event analytics and on-demand content and determined that technological feasibility would typically be reached shortly before the release of such products and a result, development costs that meet the criteria for capitalization would not be material for the periods presented. Furthermore, beginning in the quarter ended September 30, 2023, we expense software development costs, including costs to develop software products to be sold, leased, or marketed to external users before technological feasibility is established.

Property and Equipment

Property and equipment are recorded at cost and are depreciated using the straight-line method for financial reporting purposes. The estimated useful lives used to calculate depreciation are as follows:

Years
Leasehold improvements	5 to 15
Computer equipment	1.5 to 5
Furniture and fixtures	3 to 15

Depreciation expense for equipment used in the US data center, UK data center, and Europe (EU) data centers are included in cost of revenue while depreciation on other assets is included in operating expense. In August 2022, the Company signed a contract with Amazon Web Services (AWS) to transition the Company's cloud customers from the US, UK, and EU data centers to AWS cloud. Based on the project plan, the EU data center was retired in January 2023; the UK data center was retired in July 2023; and the US data center will be retired in January 2024. During fiscal 2022, the Company followed guidance provided by FASB Accounting Standards Codification (ASC) Topic 360, “Property, Plant, and Equipment,” to evaluate potential impairment. For assets not impaired, the Company re-evaluated the estimated useful life for the data center equipment in fiscal 2023 and adjusted its depreciation expense to reflect the effect on loss from operations. As a result, the Company's depreciation expense for the US, UK, and EU data centers increased by $665 thousand and $91 thousand in fiscal years ended September 30, 2023 and 2022, respectively. This change is due to the shortened service life of the data center equipment.

Impairment of Long-Lived Assets

US GAAP requires that long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that the carrying amount of the asset group may not be recoverable. The Company determined that multiple events existed at September 30, 2023, to where the Mediasite long-lived asset group required a recoverability analysis. Key assumptions utilized in the analysis of undiscounted cash flows for each asset or asset group being tested included 1) whether cash flows were attributable solely to the asset or group, or to an entire reporting unit; and 2) the useful lives of the asset or asset group. The Company recorded a $328 thousand impairment loss in the year ended September 30, 2022, due to the transition of hosting service to Amazon Web Services, that is recorded in the cost of revenue section on the statement of operations. This asset is located in Europe. The transition is a strategic initiative to improve the Company's cloud environment for the customers and reduce the needs of large capital investment and operating expense on a long-term base. The Company recorded no impairment loss in the year ended September 30, 2023, due to the undiscounted cash in excess of the assets’ carrying value.

Asset Retirement Obligation

An asset retirement obligation (“ARO”) associated with the retirement of a tangible long-lived asset is recognized as a liability in the period in which it is incurred or becomes determinable, with an associated increase in the carrying amount of the related long-term asset.  The cost of the tangible asset, including the initially recognized asset retirement cost, is depreciated over the useful life of the asset.  As of September 30, 2023 and 2022, the Company has recorded a liability of $90 and $77 thousand, respectively, for retirement obligations associated with returning the MSKK leased property to the respective lessors upon the termination of the lease arrangement.  An asset retirement obligation was recorded for the MSKK office lease and is included in other-long term liabilities on the consolidated balance sheets.

A summary of the changes in the ARO is included in the table below (amounts in thousands):

Asset retirement obligation at September 30, 2021	$
Settlement of ARO		(129)
Additional ARO for new office lease		95
Accretion expense		1
Foreign currency changes		(19)
Asset retirement obligation at September 30, 2022		77
Accretion expense		15
Foreign currency changes		(2)
Asset retirement obligation at September 30, 2023		$90

Comprehensive Income (Loss)

Comprehensive income (loss) includes disclosure of financial information that historically has not been recognized in the calculation of net income (loss). Our comprehensive income (loss) encompasses net income (loss) and foreign currency translation adjustments. Assets and liabilities of international operations that have a functional currency that is not in U.S. dollars are translated into U.S. dollars at year-end exchange rates, and revenue and expense items are translated using weighted average exchange rates. Any adjustments arising on translation are included in stockholders’ equity (deficit) as an element of accumulated other comprehensive loss.

Advertising Expense

Advertising costs included in selling and marketing, are expensed when the advertising first takes place. Advertising expense was $263 thousand and $358 thousand for years ended September 30, 2023 and 2022, respectively.

Research and Development Costs

Research and development costs relate to product development and are expensed in the period incurred, unless they meet the criteria for capitalized software development costs.

Income Taxes

Deferred tax assets and liabilities are determined based on differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. We do not provide for U.S. income taxes on the undistributed earnings of our foreign subsidiaries, which we consider to be permanently invested outside of the U.S.

We make judgments regarding the realizability of our deferred tax assets. The balance sheet carrying value of our net deferred tax assets is based on whether we believe that it is more likely than not that we will generate sufficient future taxable income to realize these deferred tax assets after consideration of all available evidence. We regularly review our deferred tax assets for recoverability considering historical profitability, projected future taxable income, the expected timing of the reversals of existing temporary differences and tax planning strategies. In assessing the need for a valuation allowance, we consider both positive and negative evidence related to the likelihood of realization of the deferred tax assets. The weight given to the positive and negative evidence is commensurate with the extent to which the evidence may be objectively verified. As such, it is generally difficult for positive evidence regarding projected future taxable income exclusive of reversing taxable temporary differences to outweigh objective negative evidence of recent financial reporting losses. Generally, cumulative losses in recent years are a significant piece of negative evidence that is difficult to overcome in determining that a valuation allowance is not needed.

As of September 30, 2023 and 2022, valuation allowances have been established for all U.S. and for certain foreign deferred tax assets which we believe do not meet the “more likely than not” criteria for recognition. As of September 30, 2023 and 2022, the Company has a deferred tax asset in the amount of $0 thousand $275 thousand on the balance sheets relating to foreign net operating losses that the Company believes are "more likely than not" to be realized before expiration of the foreign net operating loss income tax benefit.

The Company also accounts for the uncertainty in income taxes related to the recognition and measurement of a tax position and measurement of a tax position taken or expected to be taken in an income tax return. The Company follows the applicable accounting guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure related to the uncertainty in income tax positions.

Fair Value of Financial Instruments

In determining the fair value of all financial assets and liabilities, the Company currently utilizes market data or other assumptions that it believes market participants would use in pricing the asset or liability in the principal or most advantageous market and adjusts for non-performance and/or other risk associated with the Company as well as counterparties, as appropriate. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

Level 1 Inputs: Unadjusted quoted prices which are available in active markets for identical assets or liabilities accessible to the Company at the measurement date.

Level 2 Inputs: Inputs other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The hierarchy gives the highest priority to Level 1, as this level provides the most reliable measure of fair value, while giving the lowest priority to Level 3. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

Nonrecurring Fair Value Measurements

The Company applies the fair value measurement standards to its non-recurring, non-financial assets and liabilities measured at fair value. During fiscal 2023, the Company wrote-down its Vidable capitalized software development costs based on undiscounted forecasted revenues and costs over the products’ expected lifecycle, and as a result, charged $3.8 million to impairment that is reflected as a non-cash operating expense on its consolidated statement of operations for the year ended September 30, 2023. Management’s assessments were designated as Level 3 measurements based on the unobservable nature of the inputs used in the impairment evaluation.

Financial Instruments Not Measured at Fair Value

The Company's other financial instruments consist primarily of cash and cash equivalents, accounts receivable, investment in sales-type lease, accounts payable and debt instruments and lease obligations. The book values of cash and cash equivalents, accounts receivable, investment in sales-type lease, and accounts payable are considered to be representative of their respective fair values due to their short term nature. The carrying value of lease obligations and debt including the current portion, approximates fair market value as the variable and fixed rate approximates the current market rate of interest available to the Company.

Legal Contingencies

When legal proceedings are brought or claims are made against the Company and the outcome is uncertain, we are required to determine whether it is probable that an asset has been impaired, or a liability has been incurred. If such impairment or liability is probable, and the amount of loss can be reasonably estimated, the loss must be charged to earnings.

No legal contingencies were recorded for either of the years ended September 30, 2023 or 2022.

Stock-Based Compensation

The Company uses a lattice valuation model to account for all employee stock options granted. The lattice valuation model is a more flexible analysis to value options because of its ability to incorporate inputs that change over time, such as actual exercise behavior of option holders. The Company uses historical data to estimate the option exercise and employee departure behavior in the lattice valuation model. Expected volatility is based on historical volatility of the Company’s stock. The Company considers all employees to have similar exercise behavior and therefore has not identified separate homogeneous groups for valuation. The expected term of options granted is derived from the output of the option pricing model and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods the options are expected to be outstanding is based on the U.S. Treasury yields in effect at the time of grant. Forfeitures are based on actual behavior patterns. The expected exercise factor and forfeiture rates are calculated using historical exercise and forfeiture activity for the previous three years.

The fair value of each option grant is estimated using the assumptions in the following table:

Years Ending September 30,
	2023	2022
Expected life (years)	5.5 – 5.7	4.9 – 5.3
Risk-free interest rate	3.57% – 4.50%	1.07% – 3.03%
Expected volatility	67.61% – 68.99%	64.83% – 67.21%
Expected forfeiture rate	9.70% – 9.94%	14.65% - 20.00%
Expected exercise factor	1.87 – 2.01	2.02 – 2.03
Expected dividend yield	0%	0%

Preferred Stock and Dividends

The Company considered relevant guidance when accounting for the issuance of preferred stock and determined that the preferred shares met the criteria for equity classification. Dividends accrued on preferred shares will be shown as a reduction to net income (or an increase in net loss) for purposes of calculating earnings per common share. See Note 5 - Stockholders' Equity (Deficit) for further details.

Per Share Computation

Basic earnings (loss) per share has been computed using the weighted-average number of shares of common stock outstanding during the period, less shares that may be repurchased, and excludes any dilutive effects of options and warrants. In periods where the Company reports net income, diluted net income per share is computed using common equivalent shares related to outstanding options and warrants to purchase common stock. The numerator for the calculation of basic and diluted earnings per share is net income (loss) attributable to common stockholders. The following table sets forth the computation of basic and diluted weighted average shares used in the earnings per share calculations:

	Years Ending
	September 30,
	2023	2022
Denominator for basic earnings (loss) per share
-weighted average common shares	11,953,389	9,899,724
Effect of dilutive options and warrants (treasury method)	—	—
Denominator for diluted earnings (loss) per share
-adjusted weighted average common shares	11,953,389	9,899,724
Options and warrants outstanding during each year, but not included in the computation of diluted earnings (loss) per share because they are antidilutive	3,383,755	2,637,988

Restructuring and exit activities

The determination of when the Company accrues for involuntary termination benefits under restructuring plans depends on whether the termination benefits are provided under an on-going benefit arrangement or under a one-time benefit arrangement.  The Company accounts for on-going benefit arrangements, such as those documented by employment agreements, in accordance with Accounting Standards Codification 712 ("ASC 712") Nonretirement Postemployment Benefits.  Under ASC 712, liabilities for postemployment benefits are recorded at the time the obligations are probable of being incurred and can be reasonably estimated. The Company accounts for one-time employment benefit arrangements in accordance with ASC 420 Exit or Disposal Cost Obligations. When applicable, the Company records such costs into operating expense.

During the years ended September 30, 2023 and 2022 the Company had involuntary termination benefits under ASC 712 that totaled $113 thousand and $0, respectively.

During the year ended September 30, 2023, the Company expensed $539 thousand of termination benefits under ASC 420, compared to $76 thousand in the prior year. Total accrued termination benefits under ASC 712 and 420 were $113 thousand and $8 as of September 30, 2023 and 2022, respectively.

Recent Accounting Pronouncements

Financial Instruments - Credit Losses ( ASU 2016-13)

In June 2016, the FASB issued ASU 2016-13, "Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments", ("ASU 2016-13"). The amendments in this ASU affect entities holding financial assets and net investment in leases that are not accounted for at fair value through net income. The amendments affect loans, debt securities, trade receivables, net investments in leases, off-balance-sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash. The amendments are effective for the Company for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption of the amendment is permitted, including adoption in any interim periods for which financial statements have not been issued. The Company is currently evaluating the guidance and its impact to the financial statements.

Segment Reporting – Improvements to Reportable Segments Disclosures (ASU 2023-07)

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting – Improvements to Reportable Segments Disclosures.” The amendments enhance disclosures of significant segment expenses by requiring to disclose significant segment expenses regularly provided to the chief operating decision maker (CODM), extend certain annual disclosures to interim periods, and permit more than one measure of segment profit or loss to be reported under certain conditions. The amendments are effective for the Company in fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption of the amendment is permitted, including adoption in any interim periods for which financial statements have not been issued. The Company is currently evaluating the guidance and its impact to the financial statements.

Accounting standards that have been issued by the FASB, or other standards-setting bodies, that are not yet effective or discussed above are not expected to have a material impact on the Company’s financial statements upon adoption.

2. Commitments

Leases

The Company has operating leases for corporate office space with various expiration dates. Our leases have remaining lease terms of up to four years, some of which include escalation clauses, renewal options for up to five years or termination options within one year.

We determine if an arrangement is a lease upon contract inception. The Company has both operating and finance leases. Right-of-use assets represent our right to use an underlying asset for the lease term, and lease liabilities represent our obligation to make lease payments according to the arrangement.

A contract contains a lease if the contract conveys the right to control the use of the identified property, plant or equipment for a period of time in exchange for consideration. At commencement, contracts containing a lease are further evaluated for classification as an operating or finance lease where the Company is a lessee, or as an operating, sales-type or direct financing lease where the Company is a lessor, based on their terms.

Lease right-of-use assets and lease liabilities are recognized as of the commencement date based on the present value of the lease payments the lease term. The lease right-of use asset is reduced for tenant incentives and includes any initial direct costs incurred. We use the implicit rate when it is readily determinable. Otherwise, the present value of future minimum lease payments is determined using the Company's incremental borrowing rate. The incremental borrowing rate is based on the interest rate of the Company's most recent borrowing.

The lease term we use for the valuation of our right-of-use assets and lease liabilities may include options to extend or terminate the lease when it is reasonably certain that we will exercise those options. Lease expense is recognized on a straight-line basis over the expected lease term for operating leases. Amortization expense of the right-of-use asset for finance leases is recognized on a straight-line basis over the lease term and interest expense for finance leases is recognized based on the incremental interest rate.

Right-of-use assets and lease liabilities are recognized for our operating and finance leases. Right-of-use assets under finance leases are included in property and equipment on the consolidated balance sheets and have a net carrying value of $15 thousand at September 30, 2023 and $19 thousand at September 30, 2022.

We have operating lease arrangements with lease and non-lease components. The non-lease components in our arrangements are not significant when compared to the lease components. For all operating leases, we account for the lease and non-lease components as a single component.

As of September 30, 2023, future maturities of operating and finance lease liabilities for the fiscal years ended September 30 are as follows (in thousands):

	Operating Leases	Finance Leases
2024	$1,030	$6
2025	416	5
2026	184	5
2027	77	2
2028	—	2
Total	1,707	20
Less: imputed interest	(88)	(1)
Total	$1,619	$19

Supplemental information related to leases is as follows (in thousands, except lease term and discount rate):

	Fiscal Year Ended
	September 30, 2023	September 30, 2022
Operating lease costs	$1,202	$1,370
Variable operating lease costs	40	23
Total operating lease cost	$1,242	$1,393

Finance lease cost:
Amortization of right-of-use assets	$4	$69
Interest on lease liabilities	—	4
Total finance lease cost	$4	$73

Variable lease costs include operating costs for U.S. office lease based on square footage and Consumer Price Index ("CPI") rent escalation and related VAT for office lease in the Netherlands.

Supplemental cash flow information related to operating and finance leases were as follows (in thousands):

	Fiscal Year Ended
	September 30, 2023	September 30, 2022
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash outflows for operating leases	$1,210	$1,271
Operating cash outflows for finance leases	4	4
Financing cash outflows for finance leases	7	75

Lease liabilities arising from obtaining right-of-use assets:
Operating leases	$183	$338
Finance leases	8	—

Other information related to leases was as follows:

	September 30, 2023	September 30, 2022
Weighted average remaining lease term (in years)
Operating leases	2.0	2.4
Finance leases	3.6	2.9
Weighted average discount rate
Operating leases	4.29%	2.30%
Finance leases	2.61%	2.65%

Other Commitments

The Company enters into unconditional purchase commitments on a regular basis for the supply of Mediasite product for hardware inventory, as well as services to support its hosting environment, which are not recorded on the Company's condensed consolidated balance sheet. At September 30, 2023, the Company had an obligation to purchase $1.2 million of Mediasite products and $500 thousand of services during fiscal 2024 and $417 thousand of services during fiscal 2025.

3. Credit Arrangements

Partners for Growth V, L.P.

On May 11, 2018, Sonic Foundry, Inc., entered into a Loan and Security Agreement (the “2018 Loan and Security Agreement”) with Partners for Growth V, L.P. (“PFG V”). The 2018 Loan and Security Agreement matured May 2021. Coincident with execution of the 2018 Loan and Security Agreement, the Company entered into a Warrant Agreement (“Warrant”) with PFG V. Pursuant to the terms of the Warrant, the Company issued to PFG V a warrant to purchase up to 66,000 shares of common stock of the Company at an exercise price of $2.57 per share, subject to certain adjustments. Pursuant to the Warrant, PFG V is also entitled, under certain conditions, to require the Company to exchange the Warrant for the sum of $250,000. The Warrant issued to PFG V expired on May 11, 2023 and as of September 30, 2023 the Company owed a balance of $230 thousand under the Warrant. At September 30, 2023, and September 30, 2022, the estimated fair value of the derivative liability associated with the warrants issued in connection with the 2018 Loan and Security Agreement, was $0. Included in other expenses, the remeasurement gain on the derivative liability during fiscal year 2023 and 2022 was $0 and $53 thousand, respectively.

The proceeds from the 2018 Loan and Security Agreement was allocated between the PFG V Debt and the Warrant Debt (inclusive of its conversion feature) based on their relative fair value on the date of issuance which resulted in carrying values of $2.3 million and $156 thousand, respectively. The warrant debt was treated together as a debt discount on the PFG V Debt and was accreted to interest expense under the effective interest method over the three-year term of the PFG V Debt and the five-year term of the Warrant Debt. During fiscal 2023, the Company recorded accretion of discount expense associated with the warrants issued with PFG V loan of $21 thousand compared to $31 thousand in fiscal 2022, which is included in interest expense on the statements of operations.

Line of Credit dated July 28, 2021

The Company entered into a Revolving Credit Agreement (the “Credit Agreement”) with U.S. Bank National Association (the “Bank”) on July 28, 2021. Under the Credit Agreement the Company may borrow the lesser of $3,000,000 or the applicable Borrowing Base comprised of (1) 80% of Qualified Accounts Receivable; (2) 50% of Qualified Inventory; and (3) an available over-advance of $500,000.

The Credit Agreement had a maturity date of March 31, 2023, and was secured by all assets of the Company and accrued an interest rate equal to the one-month LIBOR rate plus 1.35% per annum, paid monthly. The Credit Agreement required compliance with typical warranties and covenants including financial covenants of (1) Fixed Charge Coverage Ratio, as defined in the agreement, of at least 1.20:1 at the end of each quarter and (2) Senior Cash Flow Coverage Ratio, as defined in the agreement, of no more than 3.00:1 for each fiscal quarter, until these provisions were removed with the March 30, 2022 amendment.

In connection with the Credit Agreement, the Company entered into the Stock Pledge Agreement with the Bank, as a condition of the Credit Loan. Upon default, the Bank shall have the right to transfer and claim the securities of the subsidiaries, Sonic Foundry International B.V. in Netherland and Mediasite K.K. in Japan.

Amendment to Line of Credit dated March 30, 2022

The Company entered into an amendment to the Credit Agreement with the Bank on March 30, 2022. Under the Amendment, the Company could borrow from the Bank, for general and working capital purposes, an aggregate amount outstanding at any one time of $3,000,000 at an annual rate equal to 1.45% plus the greater of (i) zero percent (0.0%) and (ii) the one-month forward-looking term rate based on SOFR quoted by Bank from the Term SOFR Administrator’s Website. The Amendment also, among other things, extended the maturity date from July 28, 2022 to March 31, 2023. In connection with the Credit Agreement, the Company is also required to maintain a collateral account with the Bank in the name of the Company but under the sole control of the Bank. As a condition to drawing on the Revolving Credit Loan, the Company would deposit into the Collateral Account funds in an amount equal to the amount of principal the Company wishes to draw on the Revolving Credit Loan. Previous covenants and borrowing base requirements were removed as part of this amendment.

Termination of Line of Credit dated November 14, 2022

On November 14, 2022, Sonic Foundry, Inc. (the “Company”) terminated its Revolving Credit Agreement with U.S. Bank National Association.

Loan and Security Agreement with Neltjeberg Bay Enterprises, LLC dated November 16, 2022

On November 16, 2022, the Company entered into a Loan and Security Agreement with Neltjeberg Bay Enterprises, LLC (“NBE”) whereby NBE loaned the Company $5,500,000 at a rate of 12% interest per annum due in 30 equal installments beginning on June 1, 2023. The facility also includes a 2% facility fee and a loan premium due at maturity equal to 20% of the amount loaned which is earned monthly based on the number of months the loan remains outstanding. The Company expensed $321 thousand during fiscal 2023 for debt facility and premium fees, which is included in interest expense. The loan is secured by all assets of the Company and carries certain restrictions and financial covenants including 1) a debt coverage ratio of cash and accounts receivable to the NBE loan of not less than 1.15:1.0; 2) trailing six-month billings requirement of at least $12,000,000 for the September and December 2022 quarters, $11,000,000 for the March and June 2023 quarters and $12,000,000 for the September 2023 quarter and 3) a trailing six-month EBITDA burn requirement of less than $6,000,000 for the quarter ended September 2022, $6,500,000 for the quarter ending December 2022 and $7,000,000 for each of the quarters ending March, June and September 2023. The Company was not in compliance with the debt coverage ratio at September 30, 2023. The loan will be due in full on the earlier of the maturity date of December 1, 2025, or the closing of a sale, assignment or transfer of all or substantially all of the Company's assets.  The Company has classified the loan payable to NBE as current at September 30, 2023. See Letter Agreement to Loan Agreement with Neltjeberg Bay Enterprises, LLC dated December 22, 2023 for more information.

Security Agreement and Promissory Note with Mark Burish dated November 16, 2022

Simultaneously with the closing above, the Company closed a Security Agreement and Promissory Note with Mark Burish (“Burish”), Chairman of the Company's Board of Directors, for $3,000,000. The note carries the same maturity date, interest rate and fees as the note with NBE and is subordinate to the NBE Loan and Security Agreement.  The Company expensed $175 thousand during fiscal 2023 for debt facility and premium fees, which is included in interest expense.

Subscription Agreement and Warrant with Mark Burish dated November 16, 2022

The Company entered into a Subscription Agreement with Burish and Warrant whereby Burish purchased $1,200,000 of common stock at a price equal to the average closing bid price on the five days preceding the date of close (1,176,471 shares) and received a Warrant to purchase 511,765 shares of common stock at a price of $1.02. The warrant matures on November 16, 2027. The Warrant was amended on April 27, 2023, to require that the approval of holders of a majority of the outstanding shares of common stock be obtained before the Warrant may be exercised.

Amendment to Loan Agreement with Neltjeberg Bay Enterprises, LLC dated May 18, 2023

The Company entered into an Amendment to Loan and Security Agreement (the "NBE Amendment") with Neltjeberg Bay Enterprises, LLC and effective May 18, 2023 whereby the NBE Amendment provides for deferral of regular monthly principal payments. The Company will make monthly $20 thousand deferral fee payments, beginning June 1, 2023, for as long as regular monthly principal payments are deferred. The deferral fee is in addition to any other fees, expenses, interest or principal subject to the Loan and Security Agreement, as amended. At any time after September 1, 2023, regardless of whether an event of default has occurred, NBE may issue a notice in writing to the Company at any time after the 15th day of the preceding month that the deferral fee will no longer be accepted and that the full regular monthly principal payment will be due on the first day of the month immediately following said notice. Such regular monthly principal payments will be recalculated based on the remaining months until the maturity date.

Amendment to Loan Agreement with Mark Burish dated May 31, 2023

On May 31, 2023, the Company entered into an Amendment to Security Agreement and Promissory Note (the Burish Amendment”) with Mark Burish. The Burish Amendment provides for deferral of regular monthly principal payments. The Company will make monthly $10.9 thousand deferral fee payments, beginning June 1, 2023, for as long as regular monthly principal payments are deferred. The deferral fee is in addition to any other fees, expenses, interest or principal subject to the Security Agreement and Promissory Note, as amended. At any time after September 1, 2023, regardless of whether an event of default has occurred, Burish may issue a notice in writing to the Company at any time after the 15th day of the preceding month that the deferral fee will no longer be accepted and that the full regular monthly principal payment will be due on the first day of the month immediately following said notice.

The Burish Amendment further provides for an increase to the original principal amount of $3,000,000 by up to an additional $2,000,000 and permits the Company to request to borrow such additional amounts in one or more tranches. Such additional borrowings are subject to the same 12% rate of interest per annum and not subject to the 20% loan premium due on maturity. Regular monthly principal payments when resumed will be recalculated based on the remaining months until the maturity date and the final principal amount.

Second and Third Amendment to Loan Agreement with Mark Burish dated December 6, and 27, 2023

On December 6, 2023, Sonic Foundry, Inc. (the “Company”) entered into a Second Amendment to Security Agreement and Promissory Note (the “Burish Second Amendment”) with Mark Burish (“Burish”), the Company’s chair of the Board of Directors. The Burish Second Amendment provides for an increase to the principal amount by $500,000 from $5,000,000 to $5,500,000. On December 27, 2023, Sonic Foundry, Inc. (the “Company”) entered into a Third Amendment to Security Agreement and Promissory Note which provides for an increase to the principal amount by $500,000 from $5,500,000 to $6,000,000 (the “Burish Third Amendment”) with Burish (collectively “the December 2023 Amendments”). The Burish December 2023 Amendments were immediately funded. Such additional borrowing is subject to the same 12% rate of interest per annum and the other terms of the original Security Agreement and Promissory Note, as previously amended. Regular Monthly Payment when resumed will be recalculated based on the remaining months until the Maturity Date and the final principal amount.

Letter Agreement to Loan Agreement with Neltjeberg Bay Enterprises, LLC dated December 22, 2023

On December 22, 2023 the Company entered into an agreement with NBE whereby NBE agreed not to call the loan in default (subject to the terms) due to the breach of the financial covenants contained in Section 5 of the Schedule to the Loan Agreement, which agreement is subject to NBE’s right to reconsider same at any time and to withdraw such conditional agreement upon notice to the Company. As such, the Company classified the NBE debt as current on the consolidated balance sheet as of September 30, 2023.

Mark Burish and NBE are considered related parties. See Note 9.

Notes Payable due to Related Parties
	NBE	Burish	Total

Notes Payable due to Related Parties	$5,500	$4,500	$10,000
Plus loan premium accrued	321	175	496
Less unamortized debt issuance costs	(91)	(48)	(139)
Less unamortized debt discount	—	(98)	(98)
Total Notes Payable due to Related Parties	5,730	4,529	10,259
Less current portion	(5,730)	(2,077)	(7,807)
Long term portion	$—	$2,452	$2,452

Other Indebtedness

On August 20, 2020, Mediasite K.K. and Sumitomo Mitsui Banking Corporation entered into a $379 thousand Promissory Note under an initiative by the Japanese Finance Corporation government institution in response to the Cabinet Decision entitled "Emergency Economic Measures to Cope With COVID-19." Extending financial relief to organizations impacted by COVID-19, the loan had a term of three years and carried a fixed interest rate of 0.46% per annum. Government subsidies provided through the Japanese Finance Corporations will provided interest relief throughout the term of the loan. In addition, the loan agreement included a three-year grace period with principal payments deferred through the end of the loan, which is September 30, 2023. On March 24, 2023, Mediasite K.K. repaid this loan in full.

On March 24, 2023, Mediasite K.K. and the Sumitomo Mitsui Banking Corporation entered into a $336 thousand Promissory Note under an initiative by the Japanese Finance Corporation government institution.  Extending financial relief to organizations that continue to be impacted by COVID-19, the loan has a term of seven years and carries a fixed interest rate of 0.5% per annum for the first three years and a fixed interest rate of 1.4% per annum for the remaining years. The loan agreement includes a one-year grace period with principal payments deferred through February 29, 2024. As of September, 2023, $30 thousand is included in the current portion notes payable.

On September 30, 2022, Mediasite K.K. and Resona Bank, Ltd. entered into a $415 thousand loan agreement. The loan has a term of 7 years and carries a fixed rate of 1.475% per annum. The loan will be repaid via monthly installments of $5 thousand from October 31, 2022 through September 28, 2029. As of September 30, 2023, $57 thousand is included in the current portion of notes payable.

In the years ended September 30, 2023 and 2022, respectively, no foreign currency gain or loss was realized related to re-measurement of the subordinated notes payable related to the Company’s foreign subsidiaries.

The annual principal payments on the outstanding notes payable and warrant debt are as follows:

Fiscal Year (in thousands)
2024	$7,807
2025	2,452
2026	877
2027	109
2028	109
Thereafter	122
Add: Loan premium	496
Less: Discount on Notes Payable & Debt Issuance Costs	(237)
Total principal payments	$11,135

4. Balance Sheet

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following (in thousands):

	September 30,
	2023	2022
Prepaid expenses	442	693
Prepaid insurance	63	31
Other current assets	98	221
Total	$603	$945

Prepaid expenses are amounts paid for services covering periods of performance beyond the balance sheet date such as tradeshow fees and service agreements. Prepaid insurance represents fees paid for insurance covering periods beyond the balance sheet date.

Accrued Liabilities

Accrued liabilities consist of the following (in thousands):

	September 30,
	2023	2022
Accrued compensation	$586	$778
Accrued expenses	309	602
Accrued interest & taxes	177	80
Other accrued liabilities	68	61
Total	$1,140	$1,521

The Company accrues expenses as they are incurred. Accrued compensation includes wages, vacation, commissions, bonuses, and severance. Accrued expenses are mainly related to professional fees and amounts owed to suppliers. Other accrued liabilities include employee-related expenses.

5. Stockholders' Equity (Deficit)

Stock Options and Employee Stock Purchase Plan

On January 28, 2021, Stockholders approved adoption of the 2020 Equity Incentive Plan, (the “2020 Plan”) which replaced our 2009 Stock Incentive Plan (the "2009 Plan"). The 2009 Plan terminated coincident with the effectiveness of the 2020 Plan. The Company maintains a directors’ stock option plan under which options may be issued to purchase up to an aggregate of 150,000 shares of common stock. Each non-employee director, who is re-elected or who continues as a member of the board of directors on each annual meeting date and on each subsequent meeting of Stockholders, will be granted options to purchase 2,000 shares of common stock under the directors’ plan, or at other times or amounts at the discretion of the Board of Directors.

Each option entitles the holder to purchase one share of common stock at the specified option price. The exercise price of each option granted under the plans was set at the fair market value of the Company’s common stock at the respective grant date. Options vest at various intervals and expire at the earlier of termination of employment, discontinuance of service on the board of directors, ten years from the grant date or at such times as are set by the Company at the date of grant.

The Company has applied a graded (tranche-by-tranche) attribution method and expenses share-based compensation on an accelerated basis over the vesting period of the share award, net of estimated forfeitures.

The number of shares available for grant under these stockholder-approved plans at September 30, is as follows:

	Qualified
	Employee	Director
	Stock Option	Stock Option
	Plans	Plan
Shares available for grant at September 30, 2021	1,619,598	74,000
Remaining 2009 Plan shares cancelled	(1,060,524)	—
Approval of additional 1 million shares Equity Incentive Stock Option Plan	1,000,000	—
Options granted	(877,250)	(13,500)
Options forfeited, cancelled, and expired	479,593	3,000
Shares available for grant at September 30, 2022	1,161,417	63,500
Approval of additional 1 million shares Equity Incentive Stock Option Plan	1,000,000	—
Options granted	(644,350)	(8,500)
Options forfeited, cancelled, and expired	198,105	6,000
Shares available for grant at September 30, 2023	1,715,172	61,000

The following table summarizes information with respect to outstanding stock options under all plans:

	Years Ended September 30,
	2023		2022
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Options	Price	Options	Price
Outstanding at beginning of year	2,095,538	$3.74	1,853,479	$4.44
Granted	652,850	0.84	890,750	3.17
Exercised	(2,550)	0.66	(166,098)	1.98
Forfeited, cancelled, and expired	(350,298)	3.72	(482,593)	5.99
Outstanding at end of year	2,395,540	$2.95	2,095,538	$3.74
Exercisable at end of year	1,533,870	$3.53	1,163,820	$4.15
Weighted average fair value of options granted during the year	$0.41		$1.48

The weighted-average remaining contractual life of exercisable shares at September 30, 2023 is 6.3 years.

The options outstanding at September 30, 2023 have been segregated into four ranges for additional disclosure as follows:

	Options Outstanding			Options Exercisable
	Options	Weighted
	Outstanding	Average	Weighted	Options	Weighted
	at	Remaining	Average	Exercisable at	Average
	September 30,	Contractual	Exercise	September 30,	Exercise
Exercise Prices	2023	Life (in Years)	Price	2023	Price
$0.65 to $0.98	618,993	8.82	$0.82	168,093	$0.81
$1.00 to $2.99	685,946	7.14	$2.48	485,608	$2.37
$3.04 to $3.88	743,845	7.60	$3.41	541,935	$3.39
$4.05 to $10.92	346,756	3.32	$6.72	338,234	$6.78
	2,395,540			1,533,870

As of September 30, 2023, there was $330 thousand of total unrecognized compensation cost related to non-vested stock-based compensation, with total forfeiture adjusted unrecognized compensation costs of $276 thousand. The cost is expected to be recognized over a weighted-average life of 1.6 years. As of September 30, 2022, there was $1.1 million of total unrecognized compensation cost related to non-vested stock-based compensation, with total forfeiture adjusted unrecognized compensation costs of $720 thousand.

A summary of the status of the Company’s non-vested shares under all plans at September 30, 2023 and for the year then ended is presented below:

		Weighted Average
		Grant Date
	Options	Fair Value
Non-vested options at September 30, 2021	583,458	1.43
Granted	890,750	1.48
Vested	(456,174)	1.19
Forfeited	(86,316)	1.21
Non-vested options at September 30, 2022	931,718	$1.57
Granted	652,850	0.41
Vested	(502,870)	1.32
Forfeited	(220,028)	1.10
Non-vested options at September 30, 2023	861,670	$0.84

Stock-based compensation recorded in the year ended September 30, 2023 was $498 thousand. Stock-based compensation recorded in the year ended September 30, 2022 was $747 thousand. Cash received from exercises under all stock option plans and warrants for the years ended September 30, 2023 and 2022 was $2 thousand and $122 thousand, respectively. There were no tax benefits realized for tax deductions from option exercises for the years ended September 30, 2023 or 2022. The Company currently expects to satisfy stock-based awards with registered shares available to be issued.

The Company also has an Employee Stock Purchase Plan (Purchase Plan) under which an aggregate of 300,000 common shares may be issued. All employees who have completed 90 days of employment with the Company on the first day of each offering period and customarily work 20 hours per week or more are eligible to participate in the Purchase Plan. An employee who, after the grant of an option to purchase, would hold common stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of the Company will not be eligible to participate. Eligible employees may make contributions through payroll deductions of up to 10% of their compensation. No participant in the Purchase Plan is permitted to purchase common stock under the Purchase Plan if such option would permit his or her rights to purchase stock under the Purchase Plan to accrue at a rate that exceeds $25,000 of the fair market value of such shares, or that exceeds 1,000 shares, for each calendar year. The Company makes a bi-annual offering to eligible employees of options to purchase shares of common stock under the Purchase Plan on the first trading day of January and July. Each offering period is for a period of 6 months from the date of the offering, and each eligible employee as of the date of offering is entitled to purchase shares of common stock at a purchase price equal to the lower of 85% of the fair market value of common stock on the first or last trading day of the offering period. A total of 59,611 shares are available to be issued under the plan at September 30, 2023.

There were 20,703 and 19,353 shares purchased by employees during fiscal 2023 and 2022, respectively. The Company recorded stock compensation expense under this plan of $3 thousand and $10 thousand during fiscal 2023 and 2022, respectively. Cash received from issuance of stock under this plan was $15 thousand and $37 thousand during fiscal 2023 and 2022, respectively.

Common Stock Warrants

On April 16, 2018, the Company issued 232,558 shares of common stock to an affiliated party. The shares were issued at a price of $2.15 per share, representing the closing price on April 13, 2018. The affiliated party also received warrants to purchase 232,558 shares of common stock at an exercise price of $2.50 per share, which expire on April 16, 2025.

On July 27, 2021, the Company and investors entered into warrant agreements pursuant to which the investors have the right to purchase 141,892 shares at a price of $5.50 per share on or before July 20, 2026. One of these warrants was issued to Mr. Burish for the right to purchase 50,676 shares, see Note 9 - Related Party Transactions for more details.

On April 19, 2022, the Company and its underwriter entered into warrant agreement pursuant to which the underwriter has the right to purchase an aggregate of 6% of the shares of common stock issued in the offering or total of 102,000 shares, at an initial price of $3.06 per share, before April 19, 2027.

On November 16, 2022, the Company entered into a Subscription Agreement with Mark Burish ("Burish"), Chairman of the Company's Board of Directors, and a Warrant whereby Burish purchased $1,200,000 of common stock at a price equal to the average closing bid price on the five days preceding the date of close (1,176,471 shares) and received a warrant to purchase 511,765 shares of common stock at a price of $1.02. The warrant matures on November 16, 2027. The Warrant was amended on April 27, 2023, to require that approval of holders of a majority of the outstanding shares of common stock be obtained before the Warrant may be exercised.

		Wtd Ave.
Warrants Outstanding Issued in Connection	Amount	Exercise Price	Life in Yrs.

Capital Raise	886,215	$2.13	3.2
Vendor Agreement	102,000	$3.06	3.6
	988,215	$2.22	3.3

Preferred stock and dividends

In May 2017, the Company created a new series of preferred stock entitled "9% Cumulative Voting Convertible Preferred Stock, Series A" (the "Preferred Stock, Series A"). As of September 30, 2023 and 2022, an aggregate total of 4,500 shares were authorized, respectively. Holders of the Preferred Stock, Series A will receive monthly dividends at an annual rate of 9%, payable in additional shares of Preferred Stock, Series A. Dividends declared on the preferred stock were earned monthly as additional shares and accounted for as a reduction to paid-in capital since the Company is currently in an accumulated deficit position. Each share of Preferred Stock, Series A was convertible into that number of shares of common stock determined by dividing $4.23 into the liquidation amount.

The Company considered relevant guidance when accounting for the issuance of preferred stock and determined that the preferred shares meet the criteria for equity classification. Dividends accrued on preferred shares have been shown as a reduction to net income (or an increase in net loss) for purposes of calculating earnings per share.

No shares of Preferred Stock, Series A were issued and outstanding as of September 30, 2023 or 2022.

Common Stock Transactions

On April 13, 2022, the Company announced an underwritten public offering of 1,700,000 shares of its common stock at a public offering price of $2.55 per share. The company granted the underwriter a 45-day option to purchase up to an additional 255,000 shares of common stock at the public offering price, less underwriting discounts and commissions.

The option to purchase additional shares was not exercised and the 45-day option period has expired. The Company also issued Underwriter Warrants that grants the underwriter the right to purchase an aggregate of 6% of the shares of common stock issued in the offering or total of 102,000 shares.

The Underwriters Warrants shall be exercisable, in whole or in part, commencing 181 days after April 13, 2022, and expiring on the five-year anniversary of the date on which the Underwriters Warrants first become exercisable, at an initial exercise price of $3.06 per share.

On April 19, 2022, the public offering closed. Gross proceeds from the sale of 1,700,000 shares before deducting underwriting discounts and commissions and other offering expenses were approximately $4.3 million. Cost associated with the offering was $406 thousand consisting of finder's fees, underwriting fees, legal fees, accounting service fees, and transfer agent closing fees.

On November 16, 2022, the Company entered into a Subscription Agreement with Mark Burish ("Burish"), Chairman of the Company's Board of Directors, and a Warrant whereby Burish purchased $1,200,000 of common stock at a price equal to the average closing bid price on the five days preceding the date of close (1,176,471 shares).

Nasdaq Capital Market

On January 24, 2022, the Company announced that the Nasdaq Stock Market LLC (“Nasdaq”) had approved its application for uplisting the Company’s common stock to the Nasdaq Capital Market. Sonic Foundry’s common stock commenced trading on the Nasdaq Capital Market at the opening of the market on Tuesday, January 25, 2022, under the Company’s former ticker symbol “SOFO.” On August 10, 2022, the Company received notice that as a result of the resignation of a board member, that we no longer meet the requirement that there be a minimum of three independent directors on the audit committee, nor that we had a majority of independent directors on the board. On January 6, 2023, we received notice from Nasdaq that the closing bid price of our common stock was below the $1 minimum requirement for 30 straight business days. The rules provided a period of 180 calendar days to regain compliance if the common stock trades above the minimum $1 bid price for at least ten days. We were also potentially eligible for an additional 180-day period in which to regain compliance. To qualify for the additional 180-day period, the Company had to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the bid price requirement, and needed to provide written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

On February 14, 2023, the Company was notified by Nasdaq that it was not in compliance with the requirement to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing. Since its Form 10-Q for the period ended December 31, 2022, reported stockholders’ equity of $922,000, and as of February 10, 2023, the Company did not meet the alternatives of market value of listed securities or net income, as set forth in Nasdaq Listing Rule 5550(b)(1), the Company no longer complied with the Rule. On April 28, 2023, Nasdaq granted the Company an extension until July 14, 2023, to comply with Nasdaq Listing Rule 5550(b)(1).

On July 6, 2023, the Company was notified by Nasdaq that it had not regained compliance with the Listing Rule 5550(a)(2) as the closing bid price of our common stock had not been above the $1 minimum for at least 11 straight business days and is not eligible for a second 180 day period.  The Company appealed the determination to a Hearings Panel, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series, by submitting an electronic request on July 13, 2023, and a hearing was held on September 14, 2023 in which management presented its plan to regain compliance with the rules. The Hearings Panel provided the Company additional time prior to any delisting action to meet certain milestones against management’s plan. On December 1, 2023 the Hearing Panel notified the Company that it had determined to delist the Company’s common stock effective at the open of trading on December 5, 2023.

Increase in Authorized Shares of Common Stock

On February 2, 2022, the Company's Board of Directors approved a resolution to increase the authorized number of shares of common stock of the Company, par value $.01 per share, from 15,000,000 to 25,000,000.

6. Income Taxes

Provision for income taxes consists of the following (in thousands):

	Years Ended September 30,
	2023	2022
Current income tax expense U.S.	$—	$—
Current income tax expense foreign	—	(7)
Deferred income tax benefit	232	(228)
Provision for income taxes	$232	$(235)

U.S. and foreign components of loss before income taxes were as follows (in thousands):

	Years Ended September 30,
	2023	2022
U.S.	$(17,773)	$(3,115)
Foreign	(1,343)	(4,203)
Loss before income taxes	$(19,116)	$(7,318)

The reconciliation of income tax expense (benefit) computed at the appropriate country specific rate to income tax benefit is as follows (in thousands):

	Years Ended September 30,
	2023	2022
Income tax benefit at statutory rate	$(3,980)	$(1,537)
State income tax expense	9	14
Foreign rate differential	(88)	(593)
Permanent differences, net	1,038	425
Expiration of net operating losses	13	3,129
Change in valuation allowance	3,248	(1,894)
Return to provision true-up	4	(13)
Other	(12)	234
Income tax (benefit) expense	$232	$(235)

The significant components of the deferred tax accounts recognized for financial reporting purposes are as follows (in thousands):

	September 30,
	2023	2022
Deferred tax assets:
Net operating loss and other carryforwards	$14,581	$15,189
Common stock options	1,082	1,038
Capitalized R&D	2,861	—
Unearned revenue	304	271
Interest expense limitation	440	29
Lease liability	262	442
Other	535	310
Total deferred tax assets	20,065	17,279

Deferred tax liabilities:
ROU - Asset	(250)	(431)
Other	(260)	(252)
Total deferred tax liabilities	(510)	(683)

Net deferred tax asset	19,555	16,596
Valuation allowance	(19,555)	(16,321)
Net deferred tax asset	$—	$275

The Company has a $0 thousand and $275 thousand deferred tax asset at September 30, 2023 and 2022, respectively, recorded within deferred tax asset on the consolidated balance sheet. The balance as of September 30, 2022 was primarily related to net operating losses of MSKK.

At September 30, 2023, the Company had net operating loss carryforwards of approximately $50 million for U.S. Federal and $49 million for state tax purposes. For Federal tax purposes, the carryforwards have a range of lives from 20 years to indefinite and begin expiring in 2024 and those with 20 year lives will continue to expire through fiscal year 2037. Approximately $10 million of the federal NOLs are indefinite lived. For state tax purposes, the carryforwards expire in varying amounts between 2024 and 2043. Utilization of the Company’s net operating loss may be subject to substantial annual expirations due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. Approximately $0 and $14.3 million of federal net operating loss carryforwards expired for the years ended September 30, 2023 and September 30, 2022, respectively.

Earnings of the Company’s foreign subsidiaries are generally subject to U.S. taxation upon repatriation to the U.S. and the Company’s tax provision reflects the related incremental U.S. tax except for certain foreign subsidiaries whose unremitted earnings are considered to be indefinitely reinvested. No deferred tax liability has been recognized with regard to the remittance of such earnings after MSKK and Sonic Foundry International BV acquisitions were completed. At September 30, 2023, there were no unremitted earnings for foreign subsidiaries deemed to be indefinitely reinvested.

Earnings of the Company’s foreign subsidiaries are generally subject to U.S. taxation upon repatriation to the U.S. and the Company’s tax provision reflects the related incremental U.S. tax except for certain foreign subsidiaries whose unremitted earnings are considered to be indefinitely reinvested. No deferred tax liability has been recognized with regard to the remittance of such earnings after MSKK and Sonic Foundry International BV acquisitions were completed. At September 30, 2023, there were no unremitted earnings for foreign subsidiaries deemed to be indefinitely reinvested.

In accordance with accounting guidance for uncertainty in income taxes, the Company has concluded that a reserve for income tax contingencies is not necessary. The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accruals for interest and penalties on the Company’s Consolidated Balance Sheets at September 30, 2023 or September 30, 2022 and has not recognized any interest or penalties in the Consolidated Statements of Operations for either of the years ended September 30, 2023 or 2022.

The Company is subject to taxation in the U.S., Netherlands, Japan and various state jurisdictions. All of the Company’s tax years from 2003 onward are subject to examination by the U.S., Dutch, Japanese and state tax authorities due to the carryforward of unutilized net operating losses.

7. Savings Plan

The Company’s defined contribution 401(k) savings plan covers substantially all employees meeting certain minimum eligibility requirements. Participating employees can elect to defer a portion of their compensation and contribute it to the plan on a pretax basis. The Company may also match certain amounts and/or provide additional discretionary contributions, as defined. The Company made matching contributions of $465 thousand and $441 thousand during the years ended September 30, 2023 and 2022, respectively. The Company made no additional discretionary contributions during 2023 or 2022.

8. Revenue

Disaggregation of Revenues

The following table summarizes revenues from contracts with customers for the years ended September 30, 2023 and 2022, respectively, (in thousands):

	Fiscal Year Ended September 30, 2023
	SOFO	SFI	MSKK	Eliminations	Total

Revenue:

Hardware	$3,363	$259	$524	$(489)	$3,657
Software	1,637	392	379	(311)	2,097
Shipping and other	320	25	-	-	345
Product and other total	5,320	676	903	(800)	6,099

Support	4,224	460	898	(594)	4,988
Hosting	5,312	654	838	(223)	6,581
Events	2,612	7	936	-	3,555
Installs and training	784	256	-	(154)	886
Services total	12,932	1,377	2,672	(971)	16,010

Total revenue	$18,252	$2,053	$3,575	$(1,771)	$22,109

	Fiscal Year Ended September 30, 2022
	SOFO	SFI	MSKK	Eliminations	Total

Revenue:

Hardware	$5,238	$409	$296	$(526)	$5,417
Software	2,062	399	407	(387)	2,481
Shipping and other	227	10	—	—	237
Product and other total	7,528	818	703	(913)	8,135

Support	4,948	502	1,659	(699)	6,410
Hosting	5,446	879	1,087	(394)	7,018
Events	3,146	50	1,268	—	4,464
Installs and training	714	906	153	(334)	1,439
Services total	14,253	2,337	4,167	(1,427)	19,331

Total revenue	$21,781	$3,155	$4,870	$(2,340)	$27,466

Transaction price allocated to future performance obligations

As of September 30, 2023, the aggregate amount of the transaction price that is allocated to our future performance obligations was approximately $3.1 million in the next three months compared to $3.3 million last year, $8.5 million in the next twelve months compared to $8.6 million last year, and the remaining $1.4 million thereafter compared to $1.1 million last year.

Disclosures related to our contracts with customers

Timing may differ between the satisfaction of performance obligations and the invoicing and collection of amounts related to our contracts with customers. We record assets for amounts related to performance obligations that are satisfied but not yet billed and/or collected. Liabilities are recorded for amounts that are collected in advance of the satisfaction of performance obligations. These liabilities are classified as current and non-current unearned revenue.

Unearned revenues

Unearned revenues represent our obligation to transfer products or services to our client for which we have received consideration, or an amount of consideration is due, from the client. During the years ended September 30, 2023, revenues recognized related to the amount included in the unearned revenues balance at the beginning of the period was $8.6 million compared to $9.4 million at September 30, 2022.

Assets recognized from the costs to obtain our contracts with customers

We recognize an asset for the incremental costs of obtaining a contract with a customer. We amortize these deferred costs proportionate with related revenues over the period of the contract. During the year ended September 30, 2023, amortization expense recognized related to the amount included in the capitalized commissions at the beginning of the period was $224 thousand compared to $382 thousand for the year ended September 30, 2022.

9. Related-Party Transactions

The Company incurred fees of $10 thousand and $109 thousand during the years ended September 30, 2023 and 2022, respectively, to a law firm, where Frederick H. Kopko, Jr. is a Partner. Mr. Kopko was a member of the Company’s Board of Directors until his resignation on November 15, 2022. The Company had liabilities for services to the same law firm of $0 and $25 thousand at September 30, 2023 and 2022, respectively.

On November 16, 2022, the Company entered into a Loan and Security Agreement with Neltjeberg Bay Enterprises, LLC (“NBE”) whereby NBE loaned the Company $5,500,000 at a rate of 12% interest per annum due in 30 equal installments beginning on June 1, 2023. The Managing Director of NBE is Frederick H. Kopko, Jr., a former member of the Company’s Board of Directors. The facility includes a 2% facility fee and a loan premium due at maturity equal to 20% of the amount loaned which is earned monthly based on the number of months the loan remains outstanding. The loan is secured by all assets of the Company and carries certain restrictions and financial covenants including 1) a debt coverage ratio of cash and accounts receivable to the NBE loan of not less than 1.15:1.0; 2) trailing six-month billings requirement of at least $12,000,000 for the September and December 2022 quarters, $11,000,000 for the March and June 2023 quarters and $12,000,000 for the September 2023 quarter and 3) a trailing six-month EBITDA burn requirement of less than $6,000,000 for the quarter ended September 2022, $6,500,000 for the quarter ending December 2022 and $7,000,000 for each of the quarters ending March, June, and September 2023. At September 30, 2023, the NBE loan balance was $5,500,000.

Simultaneously with the closing above, the Company closed a Security Agreement and Promissory Note with Mark Burish (“Burish”) for $3,000,000. The note carries the same interest rate, maturity date, and fees as the note with NBE and is subordinate to the NBE Loan and Security Agreement. On November 16, 2022, the Company entered into a Subscription Agreement with Burish whereby Burish purchased $1,200,000 of common stock at a price equal to the average closing bid price on the five days preceding the date of close (1,176,471 shares). In addition, on November 16, 2022, the Company entered into a Warrant whereby Burish received a warrant to purchase 511,765 shares of common stock at a price of $1.02. The warrant matures on November 16, 2027. On April 27, 2023, the Warrant was amended to require shareholder approval as a condition to exercising the warrant.

The Company entered into an Amendment to Loan and Security Agreement with NBE effective May 18, 2023 which provides for deferral of regular monthly principal payments. The Company will make monthly $20 thousand deferral fee payments, beginning June 1, 2023, for as long as regular monthly principal payments are deferred. The deferral fee is in addition to any other fees, expenses, interest or principal subject to the Loan and Security Agreement, as amended. At any time after September 1, 2023, regardless of whether an event of default has occurred, NBE may issue a notice in writing to the Company at any time after the 15th day of the preceding month that the deferral fee will no longer be accepted, and that the full regular monthly principal payment will be due on the first day of the month immediately following said notice. Such regular monthly principal payments will be recalculated based on the remaining months until the maturity date. The loan will be due in full on the earlier of the maturity date of December 1, 2025, or the closing of a sale, assignment or transfer of all or substantially all of the Company's assets.

On May 31, 2023, the Company entered into an Amendment to Security Agreement and Promissory Note (the “Burish Amendment”) with Mark Burish which provides for deferral of regular monthly principal payments. The Company will make monthly $10.9 thousand deferral fee payments, beginning June 1, 2023, for as long as regular monthly principal payments are deferred. The deferral fee is in addition to any other fees, expenses, interest or principal subject to the Security Agreement and Promissory Note, as amended. At any time after September 1, 2023, regardless of whether an event of default has occurred, Burish may issue a notice in writing to the Company at any time after the 15th day of the preceding month that the deferral fee will no longer be accepted, and that the full regular monthly principal payment will be due on the first day of the month immediately following said notice.

The Burish Amendment further provides for an increase to the original principal amount of $3,000,000 by up to an additional $2,000,000 and permits the Company to request to borrow such additional amounts in one or more tranches. Such additional borrowings are subject to the same 12% rate of interest per annum. Regular monthly payment when resumed will be recalculated based on the remaining months until the maturity date and the final principal amount. At September 30, 2023, the balance of the note was $4,500,000.

At September 30, 2023, Mr. Burish held warrants to purchase a total of 562,441 shares of common stock. The Warrant to purchase 511,765 shares was amended on April 27, 2023, to require the approval of a majority of the holders of a majority of the outstanding shares of common stock be obtained before the Warrant may be exercised.

On December 6, 2023, Sonic Foundry, Inc. (the “Company”) entered into a Second Amendment to Security Agreement and Promissory Note (the “Burish Second Amendment”) with Mark Burish (“Burish”), the Company’s chair of the Board of Directors. The Burish Second Amendment provides for an increase to the principal amount by $500,000 from $5,000,000 to $5,500,000. On December 27, 2023, Sonic Foundry, Inc. (the “Company”) entered into a Third Amendment to Security Agreement and Promissory Note which provides for an increase to the principal amount by $500,000 from $5,500,000 to $6,000,000 (the “Burish Third Amendment”) with Burish (collectively “the December 2023 Amendments”). The Burish December 2023 Amendments were immediately funded. Such additional borrowing is subject to the same 12% rate of interest per annum and the other terms of the original Security Agreement and Promissory Note, as previously amended. Regular Monthly Payment when resumed will be recalculated based on the remaining months until the Maturity Date and the final principal amount.

Mr. Burish beneficially owns 40% of the Company’s common stock. Mr. Burish also serves as the Chair of the Board of Directors.

All transactions with Mr. Burish and NBE were unanimously approved by the Board of Directors.

10. Segment Information

We have determined that in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 280-10, Segment Reporting, we operate in three operating segments, however these segments meet the criteria for aggregation for reporting purposes as one reporting segment as of September 30, 2023 and 2022.

The following summarizes revenue and long-lived assets by geographic region (in thousands):

	Revenues
	Years Ended		Long-Lived Assets
	September 30,		September 30,
	2023	2022	2023	2022
United States	$13,367	$15,309	$1,289	$3,876
Europe and Middle East	4,367	6,341	23	565
Asia	3,682	5,030	1,172	1,044
Other	693	786	701	—
Total	$22,109	$27,466	$3,185	$5,485

11. Legal Proceedings

From time to time, the Company is subject to legal proceedings or claims arising from its normal course of operations. The Company accrues for costs related to loss contingencies when such costs are probable and reasonably estimable. As of September 30, 2023, the Company is not aware of any material pending legal proceedings or threatened litigation that would have a material adverse effect on the Company’s financial condition or results of operations.

12. Subsequent Events

On December 6, 2023, Sonic Foundry, Inc. (the “Company”) entered into a Second Amendment to Security Agreement and Promissory Note (the “Burish Second Amendment”) with Mark Burish (“Burish”), the Company’s chair of the Board of Directors. The Burish Second Amendment provides for an increase to the principal amount by $500,000 from $5,000,000 to $5,500,000. On December 27, 2023, Sonic Foundry, Inc. (the “Company”) entered into a Third Amendment to Security Agreement and Promissory Note which provides for an increase to the principal amount by $500,000 from $5,500,000 to $6,000,000 (the “Burish Third Amendment”) with Burish (collectively “the December 2023 Amendments”). The Burish December 2023 Amendments were immediately funded. Such additional borrowing is subject to the same 12% rate of interest per annum and the other terms of the original Security Agreement and Promissory Note, as previously amended. Regular Monthly Payment when resumed will be recalculated based on the remaining months until the Maturity Date and the final principal amount.

On December 22, 2023 the Company entered into an agreement with Neltjeberg Bay Enterprises LLC (“NBE”) whereby NBE agreed not to call the loan in default (subject to the terms) due to the breach of the financial covenants contained in Section 5 of the Schedule to the Loan Agreement, which agreement is subject to NBE’s right to reconsider same at any time and to withdraw such conditional agreement upon notice to the Company.

Sale of Mediasite Assets

On January 2, 2024 the Company announced that it entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) to sell its Mediasite product and service business, representing substantially all the Company’s revenue and the majority of its assets, to Enghouse Systems Ltd. and certain of its subsidiaries. Under the terms of the Purchase Agreement, Sonic Foundry will sell the assets of its Mediasite business including its Sonic Foundry International and MSKK subsidiaries for $15.5 million in cash (subject to certain price adjustments). Closing of the transaction is subject to approval by the holders of at least two-thirds of the outstanding shares of common stock, as well as a number of other customary closing conditions. In connection with the execution of the Purchase Agreement, solely in their respective capacities as stockholders of the Company, each of our executive officers and directors and one other significant stockholder who beneficially owns greater than 5% of the Company’s outstanding common has executed and delivered a Support Agreement pursuant to which, among other things, each such stockholder has agreed, subject to the terms of such Support Agreement, to vote all shares of common stock beneficially owned by such stockholder in favor of the approval of the Purchase Agreement and the Mediasite Asset Sale.

Annex E

Maryland General Corporation Law–Rights of Objecting Stockholders

MD Code, Corporations and Associations, § 3-201

§ 3-201. Definitions

(a) In this subtitle the following words have the meanings indicated.

(b) “Affiliate” has the meaning stated in § 3-601 of this title.

(c) “Associate” has the meaning stated in § 3-601 of this title.

(d) “Beneficial owner”, when used with respect to any voting stock, means a person that:

(1) Individually or with any of its affiliates or associates, beneficially owns voting stock, directly or indirectly;

(2) Individually or with any of its affiliates or associates, has:

(i) The right to acquire voting stock (whether the right is exercisable immediately or within 60 days after the date on which beneficial ownership is determined), in accordance with any agreement, arrangement, or understanding, on the exercise of conversion rights, exchange rights, warrants, or options, or otherwise; or

(ii) Except solely by virtue of a revocable proxy, the right to vote voting stock in accordance with any agreement, arrangement, or understanding; or

(3) Except solely by virtue of a revocable proxy, has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of voting stock with any other person that beneficially owns, or the affiliates or associates of which beneficially own, directly or indirectly, the voting stock.

(e) “Executive officer” means a corporation’s president, any vice president in charge of a principal business unit, division, or function, such as sales, administration, or finance, any other person who performs a policy making function for the corporation, or any executive officer of a subsidiary of the corporation who performs a policy making function for the corporation.

(f)(1) “Successor”, except when used with respect to a share exchange, includes a corporation which amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock, unless the right to do so is reserved by the charter of the corporation.

(2) “Successor”, when used with respect to a share exchange, means the corporation the stock of which was acquired in the share exchange.

(g) “Voting stock” has the meaning stated in § 3-601 of this title.

§ 3-202. Fair value, right to from successors

(a) Except as provided in subsection (c) of this section, a stockholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder’s stock from the successor if:

(1) The corporation consolidates or merges with another corporation;

(2) The stockholder’s stock is to be acquired in a share exchange;

(3) The corporation transfers its assets in a manner requiring action under § 3-105(e) of this title;

(4) The corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder’s rights, unless the right to do so is reserved by the charter of the corporation;

(5) The transaction is governed by § 3-602 of this title or exempted by § 3-603(b) of this title; or

(6) The corporation is converted in accordance with § 3-901 of this title.

(b)(1) Fair value is determined as of the close of business

(i) With respect to a merger under § 3-106 or § 3-106.1 of this title, on the day notice is given or waived under § 3-106 or § 3-106.1 of this title; or

(ii) With respect to any other transaction, on the day the stockholders voted on the transaction objected to.

(2) Except as provided in paragraph (3) of this subsection, fair value may not include any appreciation or depreciation which directly or indirectly results from the transaction objected to or from its proposal.

(3) In any transaction governed by § 3-602 of this title or exempted by § 3-603(b) of this title, fair value shall be value determined in accordance with the requirements of § 3-603(b) of this title.

(c) Unless the transaction is governed by § 3-602 of this title or is exempted by § 3-603(b) of this title, a stockholder may not demand the fair value of the stockholder’s stock and is bound by the terms of the transaction if:

(1) Except as provided in subsection (d) of this section, any shares of the class or series of the stock are listed on a national securities exchange:

(i) With respect to a merger under § 3-106 or § 3-106.1 of this title, on the date notice is given or waived under § 3-106 or § 3-106.1 of this title; or

(ii) With respect to any other transaction, on the record date for determining stockholders entitled to vote on the transaction objected to;

(2) The stock is that of the successor in a merger, unless:

(i) The merger alters the contract rights of the stock as expressly set forth in the charter, and the charter does not reserve the right to do so; or

(ii) The stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor;

(3) The stock is not entitled, other than solely because of § 3-106 or § 3-106.1 of this title, to be voted on the transaction or the stockholder did not own the shares of stock on the record date for determining stockholders entitled to vote on the transaction;

(4) The charter provides that the holders of the stock are not entitled to exercise the rights of an objecting stockholder under this subtitle; or

(5) The stock is that of an open-end investment company registered with the Securities and Exchange Commission under the Investment Company Act of 19401 and the value placed on the stock in the transaction is its net asset value.

(d) With respect to a merger, consolidation, or share exchange, a stockholder of a Maryland corporation who otherwise would be bound by the terms of the transaction under subsection (c)(1) of this section may demand the fair value of the stockholder’s stock if:

(1) In the transaction, stock of the corporation is required to be converted into or exchanged for anything of value except:

(i) Stock of the corporation surviving or resulting from the merger, consolidation, or share exchange, stock of any other corporation, or depositary receipts for any stock described in this item;

(ii) Cash in lieu of fractional shares of stock or fractional depositary receipts described in item (i) of this item; or

(iii) Any combination of the stock, depositary receipts, and cash in lieu of fractional shares or fractional depositary receipts described in items (i) and (ii) of this item;

(2) The directors and executive officers of the corporation were the beneficial owners, in the aggregate, of 5 percent or more of the outstanding voting stock of the corporation at any time within the 1-year period ending on:

(i) The day the stockholders voted on the transaction objected to; or

(ii) With respect to a merger under § 3-106 or § 3-106.1 of this title, the effective date of the merger; and

(3) Unless the stock is held in accordance with a compensatory plan or arrangement approved by the board of directors of the corporation and the treatment of the stock in the transaction is approved by the board of directors of the corporation, any stock held by persons described in item (2) of this subsection, as part of or in connection with the transaction and within the 1-year period described in item (2) of this subsection, will be or was converted into or exchanged for stock of a person, or an affiliate of a person, who is a party to the transaction on terms that are not available to all holders of stock of the same class or series.

(e) If directors or executive officers of the corporation are beneficial owners of stock in accordance with § 3-201(d)(2)(i) of this subtitle, the stock is considered outstanding for purposes of determining beneficial ownership by a person under subsection (d)(2) of this section.

§ 3-203. Duties of objecting stockholders

(a) A stockholder of a corporation who desires to receive payment of the fair value of the stockholder’s stock under this subtitle:

(1) Shall file with the corporation a written objection to the proposed transaction:

(i) With respect to a merger under § 3-106 or § 3-106.1 of this title, within 30 days after notice is given or waived under § 3-106 or § 3-106.1 of this title; or

(ii) With respect to any other transaction, at or before the stockholders’ meeting at which the transaction will be considered or, in the case of action taken under § 2-505(b) of this article, within 10 days after the corporation gives the notice required by § 2-505(b) of this article;

(2) May not vote in favor of the transaction; and

(3) Shall make a written demand on the successor for payment for the stockholder’s stock, stating the number and class of shares for which the stockholder demands payment:

(i) Within 20 days after the Department accepts the articles for record; or

(ii) Within 20 days after consummation of the transfer or transaction with respect to:

1. A transfer of assets in a manner requiring stockholder approval under § 3-105 of this title; or

2. A transaction that is governed by § 3-603(b) of this title or exempted by § 3-603(b) of this title, for which no articles are required to be filed with the Department.

(b) A stockholder who fails to comply with this section is bound by the terms of the consolidation, merger, share exchange, transfer of assets, or charter amendment.

§ 3-204. Effect of demand

A stockholder who demands payment for his stock under this subtitle:

(1) Has no right to receive any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under § 3-202 of this subtitle; and

(2) Ceases to have any rights of a stockholder with respect to that stock, except the right to receive payment of its fair value.

§ 3-205. Consent to demand withdrawal

A demand for payment may be withdrawn only with the consent of the successor.

§ 3-206. Restoration of stockholder rights

(a) The rights of a stockholder who demands payment are restored in full, if:

(1) The demand for payment is withdrawn;

(2) A petition for an appraisal is not filed within the time required by this subtitle;

(3) A court determines that the stockholder is not entitled to relief; or

(4) The transaction objected to is abandoned or rescinded.

(b) The restoration of a stockholder’s rights entitles him to receive the dividends, distributions, and other rights he would have received if he had not demanded payment for his stock. However, the restoration does not prejudice any corporate proceedings taken before the restoration.

§ 3-207. Successor’s duty, notice and offer

(a)(1) The successor promptly shall notify each objecting stockholder in writing of the date the articles are accepted for record by the Department.

(2) The successor also may send a written offer to pay the objecting stockholder what it considers to be the fair value of his stock. Each offer shall be accompanied by the following information relating to the corporation which issued the stock:

(i) A balance sheet as of a date not more than six months before the date of the offer;

(ii) A profit and loss statement for the 12 months ending on the date of the balance sheet; and

(iii) Any other information the successor considers pertinent.

(b) The successor shall deliver the notice and offer to each objecting stockholder personally or mail them to him by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, at the address he gives the successor in writing, or, if none, at his address as it appears on the records of the corporation which issued the stock.

§ 3-208. Petition for appraisal

(a) Within 50 days after the Department accepts the articles for record, the successor or an objecting stockholder who has not received payment for his stock may petition a court of equity in the county where the principal office of the successor is located or, if it does not have a principal office in this State, where the resident agent of the successor is located, for an appraisal to determine the fair value of the stock.

(b)(1) If more than one appraisal proceeding is instituted, the court shall direct the consolidation of all the proceedings on terms and conditions it considers proper.

(2) Two or more objecting stockholders may join or be joined in an appraisal proceeding.

§ 3-209. Submission of certificate for notation

(a) At any time after a petition for appraisal is filed, the court may require the objecting stockholders parties to the proceeding to submit their stock certificates to the clerk of the court for notation on them that the appraisal proceeding is pending. If a stockholder fails to comply with the order, the court may dismiss the proceeding as to him or grant other appropriate relief.

(b) If any stock represented by a certificate which bears a notation is subsequently transferred, the new certificate issued for the stock shall bear a similar notation and the name of the original objecting stockholder. The transferee of this stock does not acquire rights of any character with respect to the stock other than the rights of the original objecting stockholder.

§ 3-210. Report of appraisers

(a) If the court finds that the objecting stockholder is entitled to an appraisal of his stock, it shall appoint three disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Each appraiser shall take an oath to discharge his duties honestly and faithfully.

(b) Within 60 days after their appointment, unless the court sets a longer time, the appraisers shall determine the fair value of the stock as of the appropriate date and file a report stating the conclusion of the majority as to the fair value of the stock.

(c) The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered.

(d)(1) On the same day that the report is filed, the appraisers shall mail a copy of it to each party to the proceedings.

(2) Within 15 days after the report is filed, any party may object to it and request a hearing.

§ 3-211. Court order upon appraisers report

(a) The court shall consider the report and, on motion of any party to the proceeding, enter an order which:

(1) Confirms, modifies, or rejects it; and

(2) If appropriate, sets the time for payment to the stockholder.

(b)(1) If the appraisers’ report is confirmed or modified by the order, judgment shall be entered against the successor and in favor of each objecting stockholder party to the proceeding for the appraised fair value of his stock.

(2) If the appraisers’ report is rejected, the court may:

(i) Determine the fair value of the stock and enter judgment for the stockholder; or

(ii) Remit the proceedings to the same or other appraisers on terms and conditions it considers proper.

(c)(1) Except as provided in paragraph (2) of this subsection, a judgment for the stockholder shall award the value of the stock and interest from the date as at which fair value is to be determined under § 3-202 of this subtitle.

(2) The court may not allow interest if it finds that the failure of the stockholder to accept an offer for the stock made under § 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

(i) The price which the successor offered for the stock;

(ii) The financial statements and other information furnished to the stockholder; and

(iii) Any other circumstances it considers relevant.

(d)(1) The costs of the proceedings, including reasonable compensation and expenses of the appraisers, shall be set by the court and assessed against the successor. However, the court may direct the costs to be apportioned and assessed against any objecting stockholder if the court finds that the failure of the stockholder to accept an offer for the stock made under § 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

(i) The price which the successor offered for the stock;

(ii) The financial statements and other information furnished to the stockholder; and

(iii) Any other circumstances it considers relevant.

(2) Costs may not include attorney’s fees or expenses. The reasonable fees and expenses of experts may be included only if:

(i) The successor did not make an offer for the stock under § 3-207 of this subtitle; or

(ii) The value of the stock determined in the proceeding materially exceeds the amount offered by the successor.

(e) The judgment is final and conclusive on all parties and has the same force and effect as other decrees in equity. The judgment constitutes a lien on the assets of the successor with priority over any mortgage or other lien attaching on or after the effective date of the consolidation, merger, transfer, or charter amendment.

§ 3-212. Surrender of stock to successor

The successor is not required to pay for the stock of an objecting stockholder or to pay a judgment rendered against it in a proceeding for an appraisal unless, simultaneously with payment:

(1) The certificates representing the stock are surrendered to it, indorsed in blank, and in proper form for transfer; or

(2) Satisfactory evidence of the loss or destruction of the certificates and sufficient indemnity bond are furnished.

§ 3-213. Rights of successor

(a) A successor which acquires the stock of an objecting stockholder is entitled to any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under § 3-202 of this subtitle.

(b) After acquiring the stock of an objecting stockholder, a successor in a transfer of assets may exercise all the rights of an owner of the stock.

(c) Unless the articles provide otherwise, stock in the successor of a consolidation, merger, or share exchange otherwise deliverable in exchange for the stock of an objecting stockholder has the status of authorized but unissued stock of the successor. However, a proceeding for reduction of the capital of the successor is not necessary to retire the stock or to reduce the capital of the successor represented by the stock.

SONIC FOUNDRY, INC
ATTN: KEN MINOR
222 W. WASHINGTON AVE
MADISON, WI 53703

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